As filed with the Securities and Exchange Commission on December 14, 2005

Registration No. 333-107486

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. SEVEN

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

CNL RETIREMENT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of Principal Executive Offices)

STUART J. BEEBE

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

JUDITH D. FRYER, ESQUIRE

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, New York 10166

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CNL RETIREMENT PROPERTIES, INC.

Supplement No. Three, dated December 14, 2005

to Prospectus, dated March 21, 2005

This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 21, 2005. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of November 30, 2005, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after November 30, 2005, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between March 1, 2005 and November 30, 2005.

Type and Location	Date Acquired
Retirement Communities
Encore Senior Living
Anaheim Hills, CA	3/31/05
Apple Valley, CA	3/31/05
Clearwater, FL	3/31/05
Fort Myers, FL	3/31/05
Greenacres, FL	3/31/05
Naples, FL	3/31/05
Pensacola, FL (Carpenter's Creek)	3/31/05
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/05
Peoria, AZ	3/31/05
Phoenix, AZ	3/31/05
Portland, OR (Calaroga Terrace)	3/31/05
Portland, OR (Encore Senior Village at Portland)	3/31/05
Riverside, CA	3/31/05
Salt Lake City, UT	3/31/05
Tallahassee, FL	3/31/05
Tucson, AZ	3/31/05
Victorville, CA	6/30/05

Medical Office Buildings
Petersburg, VA (1)	4/28/05
Chattanooga, TN (Memorial Plaza)	6/30/05
Chattanooga, TN (Mission Surgery Center)	6/30/05
Westminster, CO (1)	9/01/05
Coppell, TX	9/30/05
Dallas, TX (Glen Lakes)	9/30/05
Dallas, TX (Park Cities)	9/30/05
Dallas, TX (Valley View)	9/30/05
Oklahoma City, OK (Meridian Center)	9/30/05
Oklahoma City, OK (Meridian Tower)	9/30/05

Type and Location	Date Acquired
Medical Office Buildings - Continued
Trophy Club, TX (Trophy Club Professional Office Building)	9/30/05
Towson, MD (1)	10/01/05
Cypress, TX (1)	11/01/05

Walk-in Clinics
Little Rock, AR (Rodney Parham)	6/30/05
Little Rock, AR (South University)	6/30/05

Specialty Hospital
Trophy Club, TX (Trophy Club Hospital)	09/30/05

(1)	This Property is being developed.

The Encore Properties are independent living/assisted living Properties, which opened between 1968 and 1999. The 17 Properties include 427 independent living units, 379 assisted living units and 638 units for residents with Alzheimer's and related memory disorders. The medical office buildings ("MOBs") represent approximately 629,600 square feet. Six of the MOBs are subject to ground leases. The walk-in clinics represent approximately 39,000 square feet and the specialty hospital represents approximately 57,600 square feet.

As of November 30, 2005, we owned interests in 261 Properties consisting of 188 seniors' housing Properties, 69 MOBs, two walk-in clinics, one specialty hospital and one undeveloped tract of land, and a 55% ownership interest in a development and property management company that either manages or is developing 51 of our MOBs and our two walk-in clinics. In addition, we had a commitment to acquire nine MOBs and one specialty hospital, and are expected to develop four additional MOBs. There can be no assurance that these acquisitions will be completed. Our seniors' housing Properties are or are expected to be leased on a long-term, triple-net basis and are managed by Operators of seniors' housing facilities. Our MOBs are or are expected to be leased on either a gross basis or a triple-net basis for a period of five to 20 years and our walk-in clinics are leased on a triple-net basis for a period of 15 years. The specialty hospitals are expected to be leased on a triple-net basis for a period of 25 years.

As of November 30, 2005, 107 of our 188 seniors' housing Properties are operated by Sunrise Senior Living Services, Inc. Additionally, one of the Properties we owned as of November 30, 2005 is being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living Services, Inc. Upon completion of development, the Property will be operated by Sunrise Senior Living Services, Inc. Seven additional Operators manage our remaining 80 seniors' housing Properties as of November 30, 2005.

In addition, on August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five year-term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals, and physicians and other investors associated with Cirrus' principals. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85 million, five year senior secured term loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. As of November 30, 2005, the balance outstanding under this loan was $16.0 million. In connection with the senior secured term loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the senior secured term loan and expire in September 2015.

The Board of Directors declared Distributions of $0.0592 to stockholders of record on October 1 and November 1, 2005, payable by December 31, 2005.

On May 2, 2005, we entered into a renewal agreement (the "Renewal Agreement") with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending at 12:00 a.m. on May 3, 2006. On July 13, 2005, we amended the Renewal Agreement (the "First Amendment") to reduce the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement from 4.0% to 3.0%. This reduction is deemed to be effective as of May 3, 2005. All references to Acquisition Fees in other sections of the Prospectus, including the summary and the cover page, are revised to reflect the percentage (as set forth above) applicable to Acquisition Fees paid after May 2, 2005.

THE OFFERINGS

GENERAL

As of November 30, 2005, the Company had received subscriptions from this offering for 39.6 million Shares totaling $392 million in Gross Proceeds. As of November 30, 2005, the Company had received aggregate subscriptions for 258 million Shares totaling $2.58 billion in gross proceeds, including 9.7 million Shares ($93.3 million) issued pursuant to the Reinvestment Plan from its Prior Offerings and this offering. As of November 30, 2005, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses, totaled $2.3 billion. As of November 30, 2005, the Company has used $2.0 billion of net offering proceeds, $166.4 million in advances relating to its line of credit and $1.2 billion in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $3.4 billion in 261 Properties. As of November 30, 2005, the Company had repaid $91.4 million in advances relating to its line of credit, had paid $180.3 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $36.9 million to redeem 3.9 million Shares of Common Stock, leaving $49 million available to invest in Properties, Mortgage Loans, other loans and other Permitted Investments. For a discussion regarding our management strategy with respect to this offering for the remainder of 2005, see the section of this Supplement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources."

Questions and Answers About

CNL Retirement Properties, Inc.’s Public Offering

The third question and answer on page 3 of the Prospectus is updated and replaced with the following question and answer.

Q:	“What type of properties will you invest in?

A:	We intend to purchase primarily independent living facilities, assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics, free standing ambulatory surgery centers, specialty or general hospitals and similar types of health care-related facilities.

Throughout the Prospectus, the description above should replace all descriptions of the types of properties in which we may invest.

PROSPECTUS SUMMARY

CNL RETIREMENT PROPERTIES, INC.

MANAGEMENT COMPENSATION

The following information updates and replaces the corresponding information on page 10 of the Prospectus.

Acquisition Stage.

Acquisition Fees. We will pay the advisor a fee equal to 4.0% of the gross proceeds of this offering prior to May 3, 2005, and beginning May 3, 2005, 3.0% of the gross proceeds of this offering (estimated maximum of $119,125,000), subject to reduction under certain circumstances as described in the "Management Compensation" section of the Prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, we will pay the advisor a fee equal to 4.0% of loan proceeds from permanent financing prior to May 3, 2005, and beginning May 3, 2005, 3.0% of loan proceeds from permanent financing, and 3.0% of amounts outstanding on the line of credit, if any, at the time of listing. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.

RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

Retirement Facilities and Other Health Care-Related Facilities.

The following paragraphs are inserted before the first full paragraph on page 19 of the Prospectus.

Some of our tenants, operators or borrowers may have physician investors. Some of our borrowers, tenants or operators of health care facilities, including, without limitation, free standing ambulatory surgery centers and specialty or general hospitals, may have physician investors who refer patients to such health care facilities for treatment or services.

The federal Anti-Kickback Statute prohibits an individual or entity from knowingly and willfully offering or paying, or from soliciting or receiving, remuneration in order to induce the referral or the arranging for the referral of business reimbursed under the Medicare Program, Medicaid Program, or certain other state and federal health care programs. The primary concern under the federal Anti-Kickback Statutes for ventures in which physicians are investors is whether the offering of such investment interests, or subsequent distributions to such physician investors based on such investment interests, constitute disguised remuneration for referrals. The Office of Inspector General (“OIG”) has promulgated regulations to clarify that certain investment and payment practices in the health care industry would not violate the Anti-Kickback Statute (the “Safe Harbors”). Certain of the Safe Harbors expressly address physician investment interests in free standing ambulatory surgery centers. Although the Safe Harbors protect certain venture arrangements, the requirements of these Safe Harbors do not always provide viable business options and failure to conform to the provisions of a Safe Harbor does not necessarily mean that the arrangement violates the Anti-Kickback Statute.

In addition, the federal Stark Law prohibits, subject to certain express exceptions, a physician (or immediate family member) who has a financial relationship with an entity from making referrals to that entity for the furnishing of designated health services for which payment may be made under the federal health care programs. The Stark Law is often implicated in ventures in which physicians are investors because physicians make referrals for designated health services to the venture and have an ownership or compensation relationship with the venture. Designated health services do not include free standing ambulatory surgery services and, while hospital services are included within the definition of designated health services, the law includes an express exemption for physicians who have an ownership or investment interest in, and are authorized to perform services in, a so-called whole hospital. The whole hospital exemption, as it is applied to specialty, as opposed to general, hospitals not then under development, was subject to an eighteen month moratorium by certain provisions of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. The moratorium expired on June 8, 2005 without further legislative action, however there can be no assurance that legislative action to curb or restrict physician investments in health care facilities will not occur in the future.

Violation by our tenants, operators or borrowers of the Anti-Kickback Statute or the Stark Law could result in loss of licensure or certification, the imposition of civil monetary and criminal penalties, and the potential exclusion from the Medicare and Medicaid programs. Such sanctions could adversely effect our tenants’ and borrowers’ ability to make lease and loan payments to us and could result in our having to find another tenant or operator, which could have an adverse effect on our financial condition or results of operations.

Risks of Mortgage Lending.

The following paragraph is inserted after the fourth paragraph on page 22 of the Prospectus.

Our loans may not be secured by real estate. Any security we receive in connection with such loans may not provide us with the protection of loans secured by real estate. Such loans will involve risks particular to the borrowers’ businesses. We may not be as familiar with such businesses as we are with various types of health care-related facilities. Were a borrower to default on such a loan, we may lose the entire amount of the loan and have no recourse against the borrower.

ESTIMATED USE OF PROCEEDS

The following section updates and replaces the corresponding section beginning on page 29 of the Prospectus.

The table set forth below summarizes certain information relating to our anticipated use of offering proceeds, assuming that only 50 million Shares are sold and assuming that the maximum offering amount of 400 million Shares are sold (39.6 million Shares had been sold as of November 30, 2005). It is unlikely that the maximum number of shares will be sold in this offering. It is more likely that a total of 50 million Shares will be sold in this offering.

In addition, assuming that 50 million Shares are sold, we estimate that approximately 250,000 Shares (0.5% of the Shares) will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, we estimate that 1.5 million Shares (3% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee"). Prior to May 3, 2005, approximately one million of such Shares had been sold at a purchase price equal to $8.85 per Share. Beginning May 3, 2005, Shares sold through this distribution channel will be sold at a purchase price equal to $8.95 per Share. We estimate that 12 million Shares (approximately 24%) will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share. We estimate that the remaining 36.25 million Shares (approximately 72.5%) will be sold at the full $10.00 per Share offering price.

These estimates and the figures set forth below represent our best estimates of our intended sales results. There is no limit on the number of Shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of Shares which may be sold at the various purchase prices described. If only 50 million Shares are sold in this offering, we estimate that approximately 86.92% of the offering proceeds, or approximately $8.55 per Share, will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), other loans and other "permitted investments" (as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay our Advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments.

Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to an investor for Shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which we may acquire Properties, make Mortgage Loans, other loans or invest in other permitted investments. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share and no Selling Commissions or marketing support fees will be paid in connection with such purchases.

As used herein, "Permitted Investments" means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Assuming sale of 50,000,000 Shares (1)		Maximum Offering (1)
	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO THE COMPANY (1)	$492,100,000	100.00%	$3,955,800,000	100.00%
Less:
Selling Commissions to CNL Securities Corp. (1)	23,562,500	4.79%	225,225,000	5.69%
Marketing Support Fee to CNL Securities Corp. (1)	7,250,000	1.47%	69,300,000	1.75%
Due Diligence Reimbursements to CNL Securities Corp. (1)	53,400	0.01%	399,250	0.01%
Offering Expenses (2)	13,350,000	2.71%	25,552,000	0.65%

NET PROCEEDS TO THE COMPANY	447,884,100	91.02%	3,635,323,750	91.90%
Less:
Acquisition Fees to the Advisor (3)	18,920,160	3.85%	119,125,160	3.01%
Acquisition Expenses (4)	1,230,000	0.25%	9,885,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS BY THE COMPANY (6)	$427,733,940	86.92%	$3,506,313,590	88.64%

FOOTNOTES:

(1)	As stated above, assuming 50 million Shares are sold, it has been estimated that approximately 67.5% of the Shares will not be sold subject to a discount, approximately 24% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 4.25% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 4.25% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 67.5% of the Shares sold; (ii) approximately 24% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, of Gross Proceeds are applied to approximately 4.25% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold. Assuming 400 million Shares are sold, it has been estimated that approximately 86.25% of the Shares will not be sold subject to a discount, approximately 3.75% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 86.25% of the Shares sold; (ii) approximately 3.75% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 5% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the Shares sold. See the section of the Prospectus entitled "The Offering - Plan of Distribution" for a description of the circumstances under which Selling Commissions and the marketing support fee may not be charged in connection with purchases: by the registered representatives or principals of the Managing Dealer or Soliciting Dealers, directors, officers and employees of ours and of our Affiliates and those persons' Affiliates; and via registered investment advisers. A portion of the Selling Commissions will be reduced in connection with volume discount purchases, which will be reflected by a corresponding reduction in the per Share purchase price. Selling Commissions and the marketing support fee will not be paid in connection with the purchase of Shares pursuant to the Reinvestment Plan.
(2)	Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by us, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by us will not exceed 13% of the proceeds raised in connection with this offering.
(3)

Acquisition Fees include all fees and commissions paid by us to any person or entity in connection with the selection or acquisition of any Property or other Permitted Investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See the section of the Prospectus entitled "The Offering – Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. The amount of Acquisition Fees presented in the table above does not include Acquisition Fees payable on loan proceeds. See "Management Compensation" for a description of such fees. In connection with making investments, if we make an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we sell 50,000,000 Shares and therefore raise $492,100,000, we expect to have approximately $447,884,000 of cash available to invest and pay Acquisition Fees and Acquisition Expenses. If the Properties acquired are subject to 25% assumed debt, we would be able to acquire Properties totaling approximately $570,700,000 (subject to approximately $143,000,000 of assumed debt). In such event, we would incur Acquisition Fees relating to the assumed debt of approximately $4,300,000 which would be paid from Net Offering Proceeds, thereby decreasing the amount of cash available to invest in Properties by such amount. Assuming we raise the maximum offering amount of $3,955,800,000, we expect to have approximately $3,635,000,000 of cash available to invest and pay Acquisition Fees and Acquisition Expenses. If the Properties acquired are subject to 25% assumed debt, we would be able to acquire Properties totaling approximately $4,675,000,000 (subject to approximately $1,169,000,000 of assumed debt). In such event, we would incur Acquisition Fees relating to the assumed debt of approximately $35,000,000 which would be paid from Net Offering Proceeds, thereby decreasing the amount of cash available to invest in Properties by such amount.

(4)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by us, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees.
(5)	Generally our leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that we have insufficient funds for such purposes, the Advisor may, but is not required to contribute to us an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to us for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets ("Sale").
(6)	Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See the section of the Prospectus entitled "Redemption of Shares."

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and Affiliates, see "Certain Relationships and Related Transactions."

The following information updates and replaces the corresponding information on page 32 of the Prospectus.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage

Acquisition Fee to the Advisor and advisory fee payable to the Advisor or its Affiliates	Up to 4.0% of Gross Proceeds prior to May 3, 2005, and beginning May 3, 2005, up to 3.0% of Gross Proceeds, subject to reduction under certain circumstances described below, 4.0% of loan proceeds from permanent financing ("Permanent Financing") prior to May 3, 2005, and beginning May 3, 2005, 3.0% of loan proceeds from Permanent Financing, and 3.0% of amounts outstanding on the line of credit, if any, at the time of listing our Common Stock on a national exchange or over-the-counter market ("Listing"), but excluding loan proceeds used to finance secured equipment leases (collectively, "Total Proceeds") payable to the Advisor as Acquisition Fees. Acquisition Fees payable to the Advisor on sales of 500,000 Shares or more to a "purchaser" (as such term is defined in the section of this Prospectus titled "The Offering — Plan of Distribution") may be reduced to 1.0% of Gross Proceeds, provided all such Shares are purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer. To the extent the Acquisition Fee payable to the Advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers Shares to will be required to pay an annual 0.40% advisory fee on its Shares to the Advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the Advisor or its Affiliates.	Actual amount of the Acquisition Fee is not determinable at this time but is estimated to be approximately $119.1 million if 400 million Shares are sold (approximately $18.2 million if 50 million Shares are sold). Prior to May 3, 2005, Acquisition Fees incurred as a result of Permanent Financing totaled approximately $15.9 million and are estimated to increase to $108.6 million if Permanent Financing equals approximately $3.5 billion (approximately $34.0 million if Permanent Financing equals approximately $1.0 billion). Actual amount of the advisory fee is not determinable at this time.

SUMMARY OF REINVESTMENT PLAN

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

The following paragraph updates and replaces the corresponding paragraph on page 43 of the Prospectus.

Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event that proceeds from the sale of Shares are used to acquire Properties, invest in Mortgage Loans or make other Permitted Investments, we will pay Acquisition Fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan prior to May 3, 2005, and beginning May 3, 2005, 3.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. Assuming 50 million Shares are sold, in addition to Acquisition Fees, we will pay approximately 2.50%, 0.01% and 0.25% of the proceeds of reinvested Distributions to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. If the maximum numbers of Shares in this offering are sold, in addition to Acquisition fees, we will pay approximately 0.64%, 0.01% and 0.25% of the proceeds of reinvested Distributions to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to our Affiliates will range from 3.9% to 5.76% of the proceeds of reinvested Distributions, to the extent such proceeds are used to acquire Properties, invest in Mortgage Loans, other loans or make other Permitted Investments.

BUSINESS

INDUSTRY PERFORMANCE

The following paragraph updates and replaces the fourth full paragraph on page 49 of the Prospectus and the two tables below are inserted following such paragraph.

According to Health, United States, 2003, the health care industry represented over $1.4 trillion in annual expenditures in the United States in 2001. This number is expected to reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the forecast period of 2002 through 2012. According to the Centers for Medicare & Medicaid Services, in 2003, national health care expenditures represented approximately 15% of GDP, as compared to 8.8% in 1980, as illustrated below.

National Health Expenditures

as a Percentage of GDP

1980 — 2003

Year	Percentage of GDP
1980	8.8%
1981	9.1%
1982	9.9%
1983	10.0%
1984	9.9%
1985	10.1%
1986	10.2%
1987	10.5%
1988	10.9%
1989	11.4%
1990	12.0%
1991	12.7%
1992	13.0%
1993	13.3%
1994	13.3%
1995	13.4%

Year	Percentage of GDP
1996	13.3%
1997	13.2%
1998	13.2%
1999	13.2%
2000	13.3%
2001	14.1%
2002	14.9%
2003	15.3%

Source: Centers for Medicare & Medicaid, 2003 data

As reported by the American Hospital Association, the demand for quality outpatient care is increasing. As illustrated below, total hospital outpatient visits increased 64% from 1980 to 2003.

Total Hospital Outpatient Visits

in Community Hospitals (in millions)

1980 — 2003

Year	Hospital Outpatient Visits
1980	202
1981	203
1982	206
1983	210
1984	212
1985	219
1986	232
1987	244
1988	268
1989	285
1990	301
1991	321
1992	348
1993	367
1994	383
1995	414
1996	440
1997	450
1998	474
1999	495
2000	521
2001	538
2002	556
2003	563

Source: American Hospital Association, 2003 data

PROPERTY ACQUISITIONS

The following information should be read in conjunction with the "Business — Property Acquisitions" section beginning on page 53 of the Prospectus.

The following table updates and replaces the corresponding table on page 54 of the Prospectus.

The following table summarizes information about our operator and manager concentration, excluding four Properties which are held for sale, as of December 31, 2004 (dollars in thousands):

Operator or Manager	Number of Facilities	Total Investment	Annualized Revenue (1)	Percent of Revenue
Seniors’ Housing:
Sunrise Senior Living Services, Inc.	106	$1,457,580	$146,834	45%
Horizon Bay Management, LLC	26	735,115	77,526	24%
Harbor Assisted Living, LLC	9	117,980	9,021	3%
American Retirement Corporation	8	149,758	17,594	5%
Eby Realty Group, LLC	6	34,976	4,033	1%
Erickson Retirement Communities, LLC (2)	6	131,077	19,247	6%
CateredLife Communities, Inc.	5	32,834	3,833	1%

	166	2,659,320	278,088	85%

Medical Office Buildings:
DASCO	30	236,212	21,336	6%
Nine third-party managers	22	263,704	28,708	9%

	52	499,916	50,044	15%

	218	$3,159,236	$328,132	100%

(1)	For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease in accordance with generally accepted accounting principles.
(2)	Land only leases.

The following table updates and replaces the corresponding table beginning on page 55 of the Prospectus.

The following table sets forth the facility type, location, date acquired, capacity (stated in units or square feet), year built and our ownership percentage of each of the Properties we owned as of November 30, 2005. Seniors' housing facilities are apartment-like facilities and are therefore stated in units. MOBs, walk-in -clinics and specialty hospitals are measured in square feet:

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Independent Living Facilities:
American Retirement Corporation
Birmingham, AL	8/25/2003	356	1999	100%
Huntsville, AL	8/25/2003	184	1999	100%
Oak Park, IL	2/11/2002	178	1992	100%
Bickford by Eby Realty Group
Bloomington, IL	8/24/2004	65	2000	100%
EdenTerrace of Sunrise
Middletown, KY	11/25/2003	120	2001	100%
Arlington, TX	11/25/2003	140	2000	100%
Kingwood, TX	11/25/2003	120	2001	100%
Encore Senior Living
Anaheim Hills, CA	3/31/2005	212	1989	100%
Portland, OR (Calaroga Terrace)	3/31/2005	265	1968	100%
Salt Lake City, UT	3/31/2005	75	1996	100%
Horizon Bay Senior Communities
Sun City, AZ	2/6/2004	211	1996	100%
Fresno, CA	2/6/2004	165	1988	100%
Sun City, CA	2/6/2004	181	1987	100%
Boynton Beach, FL	2/6/2004	224	1993	100%
Largo, FL	2/6/2004	435	1988	100%
Palm Beach Gardens, FL	2/6/2004	321	1988	100%
Sarasota, FL	2/6/2004	169	1980	100%
Niles, IL	2/6/2004	290	1989	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Independent Living Facilities:
Horizon Bay Senior Communities - Continued
Olympia Fields, IL	2/6/2004	209	1999	100%
Vernon Hills, IL	2/28/2005	274	1999	100%
East Providence, RI	2/6/2004	101	1992	100%
Greenwich, RI	2/6/2004	103	1980	100%
Smithfield, RI	2/13/2004	108	1989	100%
South Kingston, RI	2/13/2004	97	1988	100%
Tiverton, RI	8/6/2004	173	1998	100%
Warwick, RI	2/6/2004	143	1972	100%
Dallas, TX	2/13/2004	250	1974	100%
Houston, TX	12/30/2004	390	1973	100%
Houston, TX	12/30/2004	518	1992	100%
Houston, TX	12/30/2004	329	1998	100%
Houston, TX	12/30/2004	358	1996	100%
Sugar Land, TX	12/30/2004	267	2000	100%
Webster, TX	12/30/2004	263	2000	100%
Sunrise
Little Rock, AR	12/20/2002	163	1984	100%
Bluemont, VA	9/30/2003	175	1989	100%
Sterling, VA	9/30/2003	100	1945	100%
Other
Vero Beach, FL	8/12/2002	213	2005	99%
Continuing Care:
Sunrise
Haverford, PA	3/28/2003	542	1987	100%
Fort Belvoir, VA	3/28/2003	487	1989	100%
Assisted Living Facilities:
American Retirement Corporation
Greenwood Village, CO	3/22/2002	156	1999	100%
Boca Raton, FL	11/9/2001	72	2000	100%
Coconut Creek, FL	2/11/2002	94	2000	100%
Nashville, TN	11/1/2002	92	1999	100%
Arlington, TX	11/9/2001	95	2000	100%
Brighton Gardens by Sunrise
Camarillo, CA	5/16/2002	161	1999	100%
Carlsbad, CA	11/9/2004	158	1999	100%
Northridge, CA	3/28/2003	159	2001	100%
Rancho Mirage, CA	3/28/2003	143	2000	100%
San Diego, CA	11/9/2004	158	1999	100%
San Dimas, CA	11/9/2004	158	1999	100%
San Juan Capistrano, CA	11/9/2004	160	1999	100%
Santa Rosa, CA	12/20/2002	161	2000	100%
Yorba Linda, CA	3/28/2003	143	2000	100%
Colorado Springs, CO	3/27/2003	160	1999	100%
Denver, CO	3/27/2003	160	1996	100%
Lakewood, CO	3/27/2003	159	1999	100%
Stamford, CT	9/30/2002	114	1997	100%
Woodbridge, CT	11/9/2004	113	1998	100%
Tampa, FL	8/29/2003	150	1998	100%
Atlanta, GA	8/29/2003	113	1998	100%
Atlanta, GA	9/30/2002	112	1997	100%
Vinings, GA	12/20/2002	114	1999	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities –Continued:
Brighton Gardens by Sunrise – Continued:
Hoffman Estates, IL	12/20/2002	104	1999	100%
Orland Park, IL	4/20/2000	104	1999	100%
St. Charles, IL	8/29/2003	106	1999	100%
Wheaton, IL	8/29/2003	119	1998	100%
Prairie Village, KS	8/29/2003	152	1999	100%
Edgewood, KY	3/28/2003	104	2000	100%
Danvers, MA	11/9/2004	114	1998	100%
Dedham, MA	11/9/2004	114	1999	100%
Towson, MD	5/16/2002	89	1999	100%
Pikesville, MD	11/9/2004	114	1999	100%
Chevy Chase, MD	9/30/2002	132	1997	100%
Columbia, MD	8/29/2003	88	1998	100%
North Bethesda, MD	8/29/2003	142	1998	100%
Plymouth, MI	8/29/2003	106	1998	100%
Charlotte, NC	9/30/2002	115	1997	100%
Greensboro, NC	8/29/2003	115	1998	100%
Raleigh, NC	9/30/2002	113	1997	100%
Winston-Salem, NC	9/30/2002	113	1997	100%
Omaha, NE	8/29/2003	150	1999	100%
Florham Park, NJ	8/29/2003	109	1999	100%
Middletown, NJ	9/30/2002	112	1997	100%
Mountainside, NJ	9/30/2002	119	1997	100%
Paramus, NJ	11/9/2004	120	1999	100%
Saddle River, NJ	3/31/2003	112	1998	100%
West Orange, NJ	8/29/2003	112	1998	100%
Dayton, OH	8/29/2003	103	1998	100%
Westlake, OH	8/29/2003	104	1998	100%
Oklahoma City, OK	12/20/2002	106	1999	100%
Tulsa, OK	12/20/2002	106	1999	100%
Greenville, SC	3/28/2003	151	1998	100%
Brentwood, TN	9/30/2002	113	1997	100%
Salt Lake City, UT	3/28/2003	158	1999	100%
Arlington, VA	11/9/2004	147	1999	100%
Richmond, VA	11/9/2004	106	1999	100%
Bellevue, WA	12/20/2002	115	1999	100%
Bickford by Eby Realty Group
Davenport, IA	8/24/2004	42	1999	100%
Marion, IA	8/24/2004	38	1998	100%
Champaign, IL	8/24/2004	28	2003	100%
Macomb, IL	8/24/2004	28	2003	100%
Peoria, IL	8/24/2004	65	2001	100%
EdenBrook and EdenGardens by Sunrise
Alpharetta, GA	11/25/2003	72	2000	100%
Atlanta, GA	11/25/2003	73	2000	100%
Atlanta, GA	11/25/2003	61	1998	100%
Marietta, GA	11/25/2003	56	1998	100%
Middletown, KY	11/25/2003	84	2001	100%
Concord, NC	11/25/2003	56	1998	100%
Aiken, SC	11/25/2003	71	1995	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities –Continued:
EdenBrook and EdenGardens by Sunrise – Continued:
Charleston, SC	11/25/2003	84	2000	100%
Columbia, SC	11/25/2003	48	1996	100%
Rock Hill, SC	11/25/2003	72	1995	100%
Arlington, TX	11/25/2003	78	2000	100%
Houston, TX	11/25/2003	84	2000	100%
Kingwood, TX	11/25/2003	69	2001	100%
Plano, TX	11/25/2003	71	2000	100%
The Woodlands, TX	11/25/2003	93	2000	100%
Encore Senior Living
Apple Valley, CA	3/31/2005	34	1986	100%
Clearwater, FL	3/31/2005	60	1999	100%
Fort Myers, FL	3/31/2005	60	1998	100%
Greenacres, FL	3/31/2005	60	1998	100%
Naples, FL	3/31/2005	60	1999	100%
Pensacola, FL (Carpenter's Creek)	3/31/2005	94	1988	100%
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/2005	60	1997	100%
Peoria, AZ	3/31/2005	72	1997	100%
Phoenix, AZ	3/31/2005	48	1998	100%
Portland, OR (Encore Senior Village at Portland)	3/31/2005	96	1997	100%
Riverside, CA	3/31/2005	40	1997	100%
Tallahassee, FL	3/31/2005	99	1986	100%
Tucson, AZ	3/31/2005	60	1999	100%
Victorville, CA	6/30/2005	49	1990	100%
GreenTree Catered Living for Seniors
Mount Vernon, IL	9/5/2003	84	2001	100%
Indianapolis, IN	9/11/2003	58	1999	100%
Indianapolis, IN	9/5/2003	58	1999	100%
Lafayette, IN	9/5/2003	82	1999	100%
Fairborn, OH	6/29/2004	58	2001	100%
Horizon Bay Senior Communities
Hoover, AL	2/6/2004	110	1997	100%
Boynton Beach, FL	2/6/2004	83	2000	100%
West Palm Beach, FL	2/6/2004	34	1993	100%
Cumberland, RI	2/13/2004	128	1999	100%
Other
Huntsville, AL	11/25/2003	88	2001	100%
Gainesville, FL	11/25/2003	69	2000	100%
Jacksonville, FL	11/25/2003	80	1999	100%
Naples, FL	9/30/2002	133	1997	100%
Palm Harbor, FL	7/8/2003	99	1996	100%
Tallahassee, FL	11/25/2003	84	1999	100%
Venice, FL	9/30/2002	147	1996	100%
Dunwoody, GA	11/25/2003	66	2000	100%
Auburn Hills, MI	4/1/2004	76	1989	100%
Sterling Heights, MI	4/1/2004	80	1999	100%
Sunrise
Beverly Hills, CA	9/30/2003	80	2005	100%
Hemet, CA	12/20/2002	84	1998	100%
Elk Grove, CA	5/16/2002	88	1999	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities - Continued:
Sunrise – Continued
Palm Springs, CA	3/28/2003	86	1999	100%
Lilburn, GA	9/30/2003	69	2003	100%
Wilmette, IL	3/31/2004	28	2004	100%
Dartmouth, MA	5/16/2002	84	1999	100%
Plymouth, MA	12/20/2002	84	2000	100%
Annapolis, MD	3/31/2003	72	1995	100%
Frederick, MD	9/30/2003	60	1991	100%
Pikesville, MD	3/31/2003	79	1996	100%
Farmington Hills, MI	9/30/2003	68	1999	100%
Des Peres, MO	3/31/2004	78	2004	100%
Richmond Heights, MO	3/31/2004	74	2004	100%
Raleigh, NC	9/30/2003	72	1996	100%
Cresskill, NJ	9/30/2003	(3)	(3)	100%
Madison, NJ	9/30/2003	72	2004	100%
Brooklyn, NY	9/30/2003	98	2002	100%
Sheepshead Bay, NY	9/30/2003	104	2000	100%
Poland, OH	9/30/2003	68	1998	100%
Willoughby, OH	12/20/2002	86	1999	100%
Arlington, VA	9/30/2003	47	1988	100%
Falls Church, VA	9/30/2003	53	1993	100%
Leesburg, VA	9/30/2003	29	1850	100%
Edmonds, WA	9/30/2003	58	2004	100%
Lynnwood, WA	12/20/2002	60	1989	100%
Mercer Island, WA	9/30/2003	50	1990	100%
Snohomish, WA	12/20/2002	84	1992	100%
Land Only Leases:
Erickson Retirement Communities
Lincolnshire, IL	7/8/2004	—	—	100%
Hingham, MA	12/1/2003	—	—	100%
Peabody, MA	10/10/2002	—	—	100%
Novi, MI	2/25/2003	—	—	100%
Warminster, PA	6/2/2003	—	—	100%
Houston, TX	11/18/2004	—	—	100%
Medical Office Buildings:		(Square Feet )
Scottsdale, AZ	11/2/2004	85,946	1999	100%
Tucson, AZ	8/24/2004	87,946	1985	100%
Tucson, AZ	8/24/2004	112,794	1986	100%
Brentwood, CA	8/24/2004	106,952	2005	100%
Encino, CA	4/30/2004	66,973	1973	100%
Sherman Oaks, CA	4/30/2004	70,574	1953	100%
Valencia, CA	4/30/2004	27,887	1983	100%
Aurora, CO	4/30/2004	53,980	1994	100%
Aurora, CO	4/30/2004	43,973	1981	100%
Denver, CO	4/30/2004	34,087	1993	100%
Parker, CO	8/24/2004	83,604	2004	100%
Westminster, CO	9/01/2005	(4)	(4)	70%
Clearwater, FL	4/30/2004	75,000	1988	100%
Largo, FL	4/30/2004	114,756	1972	100%
Longwood, FL	8/24/2004	35,266	1987	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Square Feet)
Medical Office Buildings – Continued:
Longwood, FL	8/24/2004	23,139	1993	100%
Milton, FL	8/24/2004	36,735	2003	100%
Orlando, FL	8/24/2004	17,092	1969	100%
Orlando, FL	8/24/2004	27,957	1963	100%
Orlando, FL	8/24/2004	32,081	1988	100%
Orlando, FL	8/24/2004	13,999	1985	100%
Oviedo, FL	8/24/2004	68,123	1997	100%
Tampa, FL	4/30/2004	106,209	1984	100%
Blue Ridge, GA	8/24/2004	14,680	2002	100%
Aurora, IL	8/24/2004	27,074	1986	100%
Elgin, IL	8/24/2004	45,034	1991	100%
Elgin, IL	8/24/2004	45,897	2001	100%
Marion, IL	8/24/2004	72,245	2002	70%
Oakbrook Terrace, IL	2/3/2005	49,507	1986	100%
Oakbrook Terrace, IL	2/3/2005	34,634	1989	100%
Evansville, IN	2/28/2005	79,762	2005	70%
Lexington, KY	8/24/2004	73,569	2003	95%
Lexington, KY	8/24/2004	42,406	1982	100%
Columbia, MD	4/30/2004	38,081	1988	100%
Rockville, MD	4/30/2004	40,859	1975	100%
Towson, MD	10/01/2005	(5)	(5)	70%
Flowood, MS	8/24/2004	45,704	2003	100%
Jackson, MS	8/24/2004	44,450	2002	100%
Jackson, MS	8/30/2004	42,050	2005	70%
Durham, NC	4/30/2004	16,572	1997	100%
Durham, NC	4/30/2004	48,317	1998	100%
Durham, NC	4/30/2004	20,000	1997	100%
Durham, NC	4/30/2004	20,000	1996	100%
Omaha, NE	11/8/2004	97,262	2005	69%
Durant, OK	8/30/2004	60,565	1997	70%
Oklahoma City, OK (Meridian Center)	9/30/2005	23,224	1984	96.3%
Oklahoma City, OK (Meridian Tower)	9/30/2005	45,121	1982	96.3%
Chattanooga, TN (Memorial Plaza)	6/30/2005	63,098	1995	100%
Chattanooga, TN (Mission Surgery Center)	6/30/2005	44,979	2003	100%
Baytown, TX	8/24/2004	38,796	1972	100%
Coppell, TX	9/30/2005	29,474	2004	96.3%
Corpus Christi, TX	4/30/2004	34,079	1999	100%
Cypress, TX	11/01/2005	(6)	(6)	63.2%
Dallas, TX (Glen Lakes)	9/30/2005	49,678	1981	96.3%
Dallas, TX (Park Cities)	9/30/2005	38,674	2002	96.3%
Dallas, TX (Valley View)	9/30/2005	30,057	1973	96.3%
Granbury, TX	8/24/2004	33,840	2001	100%
Houston, TX	4/30/2004	150,275	1984	100%
Irving, TX	4/30/2004	62,738	1997	100%
Irving, TX	4/30/2004	51,591	2001	100%
Lancaster, TX	8/24/2004	56,226	1991	70%
Nassau Bay, TX	8/24/2004	48,200	2002	88%
Plano, TX	4/30/2004	86,878	1984	100%
San Antonio, TX	8/24/2004	34,080	1994	100%
Texarkana, TX	1/06/2005	77,732	1978	47%
Trophy Club, TX (Trophy Club POB)	9/30/2005	63,037	2004	96.3%

Facility and Location (1)	Date Acquired	Capacity (2)		Year Built	Percentage Owned
		(Square Feet)
Medical Office Buildings – Continued:
Chesapeake, VA	4/30/2004	51,315		1988	100%
Fairfax, VA	4/30/2004	96,477		1974	100%
Petersburg, VA	4/28/2005	(7)		(7)	70%
Walk-in Clinics
Little Rock, AR (Rodney Parham)	6/30/2005	7,280		1972	100%
Little Rock, AR (South University)	6/30/2005	35,501		1983	100%
Specialty Hospital:
Trophy Club, TX (Trophy Club Hospital)	9/30/2005	57,584		2004	96.3%
Held for Sale:		(Units	)
EdenBrook and EdenGardens by Sunrise
Atlanta, GA	11/25/2003	55		1997	100%
Greenwood, SC	11/25/2003	48		1997	100%
Roswell, GA	11/25/2003	42		1998	100%
Horizon Bay Senior Communities
Austin, TX (Land only)	2/24/2005	—		—	100%
Sunrise
Clayton, OH	5/16/2002	89		1999	100%

(1)	Certain seniors' housing facilities consist of both independent living units and assisted living units in which case the Property is listed under the facility type representing the majority of the units and reflects the total of all units combined.
(2)	Independent living facilities, assisted living facilities and continuing care retirement communities ("CCRCs") are stated in units, and MOBs, walk-in-clinics and specialty hospitals are measured in square feet.
(3)	Property is under construction and is expected to be completed in January 2006. Upon completion, the Property will have 158 units.
(4)	Property is under construction and is expected to be completed in June 2006. Upon completion, the Property is expected to consist of approximately 62,000 square feet.
(5)	Property is under construction and is expected to be completed in October 2006. Upon completion, the Property is expected to consist of approximately 80,000 square feet.
(6)	Property is under construction and is expected to be completed in July 2006. Upon completion, the Property is expected to consist of approximately 61,000 square feet.
(7)	Property is under construction and is expected to be completed in August 2006. Upon completion, the Property is expected to consist of approximately 39,000 square feet.

OTHER INVESTMENTS

In addition, on August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five year-term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals, physicians and other investors associated with Cirrus' principals. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85 million, five year senior secured term loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. A significant portion of the proceeds from the initial draw downs under the loan are expected to be used by the borrower to acquire interests in ambulatory surgery centers and a specialty hospital from affiliates of Cirrus. During the first 48 months of the loan, interest will accrue at the rate of 14.0%, 9.5% of which is payable monthly with the balance, or 4.5%, being capitalized. Thereafter, interest at the rate of 14.0% (or more, depending upon the then prevailing LIBOR) will be payable in full monthly. Principal is payable only at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of November 30, 2005, $16.0 million was outstanding under this loan. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.

SENIORS' HOUSING COMMUNITY BRANDS

Encore Brand. According to www.encoresl.com, Encore Senior Living ("Encore") operates 31 senior housing communities located in Arizona, California, Florida, Oklahoma, Oregon, Utah and Wisconsin. Encore offers several types of communities, including assisted living and independent living. Encore is recognized for their progressive approach to Alzheimer's care; known as the Rediscovery™ program. With Rediscovery, Encore replaces the clinical setting of a skilled nursing facility with the comforts of home, providing warmth and familiarity needed to help residents feel at ease. The specialized Rediscovery program encourages the use of residents' remaining skills, which ensures each individual is able to function as independently as possible. As of July 1, 2005, the American Seniors Housing Association ranked Encore as the nation's 43rd largest manager of seniors' housing.

PENDING INVESTMENTS

As of November 30, 2005, we had an initial commitment to acquire nine MOBs and one specialty hospital, and to develop four additional MOBs, for an aggregate price of $149.9 million. The Properties include 13 MOBs (two in each of Phoenix, Arizona and Denton, Texas; and one in each of Tulsa, Oklahoma; Dallas, Grand Prairie, Houston, McKinney, Midlothian, Pearland, Victoria and Wylie, Texas) and one specialty hospital located in Denton, Texas.

Twelve of the MOBs and the specialty hospital are expected to be acquired from Cirrus. We have posted a non-refundable $8.6 million deposit on these Properties. We will have minority interest partners, including Cirrus and Cirrus principals, in connection with the ownership of the MOBs and the specialty hospital that we acquire from Cirrus. The remaining MOB is expected to be developed on the future campus of Memorial Hermann at Pearland in Texas, and although we do not expect to own the land, we expect to sign a ground lease with Memorial Hermann at Pearland.

The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us. The MOBs are expected to be leased on either a triple-net or a gross basis with lease terms expected to range from 5 to 20 years and are expected to have multiple tenants. The specialty hospital is expected to be leased on a triple-net basis for a period of 25 years. Twelve of the MOBs and the specialty hospital are expected to be managed by Cirrus and the Pearland, Texas MOB is expected to be managed by DASCO, in which we own a 55% interest.

The following table sets forth the facility type, location, capacity (stated in square feet), year built and our expected ownership percentage for each of the investments.

Facility and Location	Capacity (1)	Year Built	Expected Ownership
	(Square Feet)
Medical Office Buildings:
Phoenix, AZ (Osborn MOB)	50,778	1986	96.3%
Phoenix, AZ (Osborn Surgery Center)	13,307	1986	96.3%
Tulsa, OK	30,780	1980	96.3%
Dallas, TX (North Central Medical Center)	105,653	2005	96.3%
Denton, TX (North Texas MOB)	42,137	2005	96.3%
Denton, TX (North Texas Rehab)	(2)	(2)	96.3%
Grand Prairie, TX	36,168	2005	96.3%
Houston, TX	(3)	(3)	96.3%
McKinney, TX	50,140	2005	96.3%
Midlothian, TX	35,192	2005	96.3%
Pearland, TX	(4)	(4)	63.6%
Victoria, TX	24,830	1986	96.3%
Wylie, TX	(5)	(5)	96.3%
Specialty Hospital:			96.3%
Denton, TX (North Texas Hospital)	59,980	2005	96.3%

(1)	MOBs and the specialty hospital are measured in square feet.
(2)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 39,430 square feet.
(3)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 22,377 square feet.
(4)	Property is under construction and is expected to be completed in October 2006. Upon completion, the building is expected to consist of 79,900 square feet.
(5)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 20,400 square feet.

MORTGAGE LOANS AND OTHER LOANS

The following paragraph updates and replaces the second paragraph on page 73 of the Prospectus:

We may also provide loans to entities and businesses which are not secured by real estate, including loans to entities in which we own an interest. Such loans may be secured by, among other things, the interests in an entity held by co-venturers. Because such loans may not be secured by real estate, in addition to the risks applicable to mortgage lending (see the "Risk Factors — Risks of Mortgage Lending" section of the Prospectus), please also see the section of the Prospectus entitled, "Risk Factors — Risks of Loans Not Secured by Real Estate."

BORROWING

The following information should be read in conjunction with the "Business — Borrowing" section beginning on page 73 of the Prospectus.

On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010.

In July 2005, we prepaid a $10.5 million mortgage note payable using available cash at June 30, 2005. In August 2005, we repaid $47.8 million in mortgage notes payable using available cash and proceeds from our line of credit.

On August 23, 2005, we amended and restated our $85.0 million credit agreement dated March 17, 2003, and closed on a $320.0 million amended and restated senior secured revolving credit facility. The amended facility permits us to expand our borrowing capacity to a total of $400.0 million and has an initial maturity date of August 23, 2007. The credit facility requires interest only payments varying from monthly to quarterly through maturity. Pricing was reduced at closing from LIBOR plus 300 basis points to LIBOR plus 150 basis points. The Company’s LIBOR margin under the credit facility will adjust as the Company’s leverage changes. The amended facility is currently secured by 36 seniors' housing Properties that in the aggregate only allow us to draw up to $280.0 million. The Company and certain of its subsidiaries and Affiliates have entered into the amended and restated credit agreement with the following lenders: Bank of America, N.A., JPMorgan Chase Bank, N.A., General Electric Capital Corp., Wachovia Bank, N.A., Key Bank, N.A., HSH Nordbank, Regions Bank and LaSalle Bank, N.A. As of November 30, 2005, $75.0 million was outstanding on the line of credit. Of this amount, $20.0 million was used to repay the balance on the previous $85.0 million line of credit, $48.3 was used to repay existing debt and the remainder was or will be used for general corporate purposes.

On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In October 2005, we entered into a $57.7 million mortgage loan agreement collateralized by a pool of seven MOBs and one specialty hospital. The loan has a ten-year term with a fixed interest rate and requires monthly interest only payments until November 2010, with monthly payments of principal and interest due thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company's line of credit. In October 2005, the Company committed to enter into two additional mortgage loan facilities with the same commercial lender. One is a $40.0 million note payable ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined), that will be collateralized by five MOBs and one specialty hospital. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven MOBs and for which the interest rate has not yet been determined. There can be no assurances that we will complete these loan transactions.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 77 of the Prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Revenues	$285,199	$188,340	$262,770	$93,007	$16,416	$1,764	$982
Income from continuing operations	111,785	86,406	118,350	57,863	11,041	916	225
Income (loss) from discontinued operations	(7,383)	—	(432)	597	331	—	—
Net income (1)	104,402	86,406	117,918	58,460	11,372	916	225
Cash flows from operating activities	148,895	107,424	139,398	60,658	16,785	2,173	1,096
Cash flows used in investing activities	(399,532)	(915,805)	(1,309,694)	(1,012,600)	(358,090)	(22,931)	(14,429)
Cash flows provided by financing activities	238,821	791,049	1,054,987	1,078,232	355,384	47,301	8,766
Cash distributions declared and paid (2)	131,000	105,939	147,156	59,784	14,379	1,507	502
Net income from continuing operations per Share	0.45	0.43	0.56	0.65	0.50	0.38	0.27
Net loss from discontinued operations per Share	(0.03)	—	—	0.01	0.01	—	—
Net income per Share (Basic and Diluted)	0.42	0.43	0.56	0.66	0.52	0.38	0.27
Funds from operations (3)	176,069	128,648	181,186	76,256	14,610	1,440	528
Cash distributions declared and paid per Share	0.53	0.53	0.71	0.71	0.70	0.70	0.58
Weighted average number of Shares outstanding: (Basic and Diluted)	246,527	202,812	210,343	88,840	22,035	2,391	846

	September 30,		December 31,
	2005	2004	2004	2003	2002	2001	2000
Real estate investment properties	$3,514,764	$2,774,263	$3,159,236	$1,512,998	$371,722	$35,233	$14,418
Total assets	3,769,980	3,058,462	3,369,641	1,761,899	441,765	64,447	14,689
Debt obligations	1,489,377	948,442	1,193,548	392,583	45,327	–	3,795
Total liabilities	1,557,117	1,014,502	1,263,923	415,958	51,970	3,537	5,485
Minority interests	4,306	1,966	2,361	—	—	—	—
Total stockholders' equity	2,208,557	2,041,994	2,103,357	1,345,941	389,795	60,910	9,204

Properties owned at end of period	259	202	222	119	37	3	1
Properties acquired during period	37	83	103	82	34	2	1

(1)	To the extent that Operating Expenses payable or reimbursable by us in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap. During the Expense Year ended September 30, 2005, Operating Expenses did not exceed the Expense Cap. During the Expense Years ended June 30, 2001 and 2000, the Advisor reimbursed us $0.1 million and $0.2 million, respectively, in Operating Expenses. No such amounts were reimbursed in 2004, 2003 or 2002.
(2)

Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, approximately 20%, 18%, 20%, 2%, 21%, 39% and

55% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. We have not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3)	We consider funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the non-cash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, net income included approximately $36.0 million, $28.0 million, $40.6 million, $10.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts.) We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make Distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus.

The following is a reconciliation of net income to FFO for the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001, and 2000:

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Net income	$104,402	$86,406	$117,918	$58,460	$11,372	$916	$225

Adjustments:
Depreciation of real estate assets
Continuing operations	61,294	36,411	53,839	16,106	3,068	524	303
Discontinued operations	219	397	512	261	—	—	—

Amortization of lease intangibles
Continuing operations	10,324	5,442	8,563	1,139	254	—	—
Discontinued operations	21	37	50	29	—	—	—

Amortization of deferred leasing costs
Continuing operations	150	—	32	—	—	—	—
Discontinued operations	—	—	—	—	—	—	—

Effect of unconsolidated entity	191	6	428	261	150	—	—

Effect of minority interests	(532)	(51)	(156)	—	(234)	—	—

	$176,069	$128,648	$181,186	$76,256	$14,610	$1,440	$528

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, which relates to the year ended December 31, 2004, updates and replaces the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 79 of the Prospectus.

OVERVIEW

Our focus during 2004 was the acquisition of Properties using the proceeds received from our public offerings and loan facilities and the management of our existing portfolio of Properties. During the year ended December 31, 2004, we received gross offering proceeds of $880.3 million and invested $1.7 billion in 103 Properties, including 52 medical office buildings ("MOBs") and 51 seniors' housing Properties consisting primarily of assisted living and independent living facilities. We also acquired a 55% ownership interest in a development and property management company that manages 30 of our MOBs. We obtained or assumed $690.8 million of permanent financing, drew $74.0 million under our construction loan facilities and drew $60.0 million under a term loan.

As of December 31, 2004, we held real estate assets located in 32 states consisting of (dollars in thousands):

	Number of Properties	Investment at December 31, 2004
Seniors’ housing facilities:
Operating	163	$2,579,323
Under development	3	79,997
MOBs:
Operating	49	473,501
Under development	3	26,415

	218	$3,159,236

Real estate held for sale	4	$17,182

During 2005, our primary focus will be stabilizing the operating performance of our Properties and developing and enhancing relationships with our tenants, operators, managers and lenders. In addition, we expect to continue to raise capital through equity offerings and the placement of Permanent Financing on new or unencumbered Properties, and we expect to invest these proceeds in Properties and other Permitted Investments.

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors' housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of December 31, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other Permitted Investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications.

Common Stock Offerings

Upon formation in December 1997, we received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. Since our inception through December 31, 2004, we have made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
This offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes Distribution Reinvestment Plan Shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in this offering.
(b)	Includes Distribution Reinvestment Plan Shares of five in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in this offering.

In July 2004, at our 2004 annual meeting, the stockholders approved a resolution to amend our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion.

The price per Share of all of our equity offerings has been $10 per Share. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses have not and will not exceed 13% of gross proceeds.

As of December 31, 2004, net proceeds from our offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $2.1 billion. We have used net offering proceeds, proceeds from permanent and construction financing and advances from our revolving line of credit to invest in 222 Properties located in 32 states.

During the period January 1, 2005 through February 28, 2005, we received additional net offering proceeds of approximately $35.9 million, proceeds from new Permanent Financing of $143.7 million and incurred Acquisition Fees and costs of approximately $7.2 million, including $5.5 million related to Acquisition Fees on the new Permanent Financing. We also used $81.7 million in connection with the acquisition of three MOBs, one seniors' housing facility and a parcel of land which we will hold for sale.

The number of Properties to be acquired and Mortgage Loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties. During 2005, we expect to have access to capital through this offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities.

Under our Amended and Restated Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as a Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to us for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, we may, at our option, redeem the Shares for cash, subject to certain conditions and limitations. Redemptions are limited to the extent sufficient funds are available, however, at no time during any 12-month period may the number of Shares we redeem exceed 5% of the number of Shares of our outstanding Common Stock at the beginning of the 12-month period. The full amount of proceeds from our Distribution Reinvestment Plan is available for redemptions. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our Common Stock for redemptions. In the second quarter of 2004, we amended our redemption plan to change our redemption price from $9.20 per Share to $9.50 per Share. During the years ended December 31, 2004, 2003 and 2002, 685,396 Shares, 131,781 Shares and 37,306 Shares, respectively, were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively.

Property Acquisitions

At December 31, 2004, our investment portfolio consisted of 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion compared to 119 Properties located in 27 states with an aggregate investment amount of approximately $1.5 billion at December 31, 2003. During the year ended December 31, 2004, we invested $1.7 billion in 103 Properties. The Properties acquired were 51 seniors' housing Properties, consisting primarily of assisted living and independent living facilities, including three facilities in various stages of development, and 52 MOBs containing approximately 2.6 million square feet, including two parcels of land on which MOBs are being constructed. With the exception of one seniors' housing Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors' housing Properties and shorter-term, gross or triple-net lease agreements relating to the MOBs.

Of the Properties acquired during the year ended December 31, 2004, 101 Properties are subject to operating leases. Operating leases related to seniors' housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for five to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors' housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to MOBs include both triple-net and gross basis leases and have initial terms of five to 15 years, provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the MOB operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

Twenty of the MOBs acquired during 2004 are subject to ground leases with initial terms ranging from 41 to 80 years, and 16 of the ground leases contain renewal options for terms of 30 to 50 years.

During the year ended December 31, 2004, we also acquired two parcels of land through direct financing transactions and entered into 10-year lease agreements relating to the Properties. Each lease contains a bargain purchase option that may be exercised by the tenant at the beginning of the fifth lease year. Minimum lease payments related to the direct financing leases are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

In accordance with SFAS 141, we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the years ended December 31, 2004 and 2003, we allocated $69.6 million and $31.6 million, respectively, of acquired real estate value to in-place lease origination costs and customer relationships, which are amortized over the remaining terms of the leases acquired with each Property. In addition, for the year ended December 31, 2004, we allocated $8.5 million to an intangible lease asset related to above market lease values and $4.5 million to an intangible lease liability related to below market lease values. These components are amortized to rental income from operating leases over the remaining terms of the leases acquired with each Property.

During the year ended December 31, 2004, three Properties that were under construction at December 31, 2003, and three Properties that were under construction when acquired in March 2004, commenced operations.

At December 31, 2004, our restricted cash balance included $2.0 million being held in escrow to fund the acquisition of Properties that we had entered into initial commitments to acquire. In January and February 2005, we used the entire escrowed amount to acquire three MOBs and a parcel of vacant land.

Other Investments

On May 30, 2002, we acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which our Advisor and its Affiliates lease office space. Our equity investment in the partnership was $300,000. Our share in the limited partnership's distributions is equivalent to our equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, we have has severally guaranteed our 16.67% share of a $15.5 million unsecured promissory note of the limited partnership. At December 31, 2004, the note had an outstanding balance of $14.2 million.

In August 2004, we acquired a 55% interest in DASCO for $6.0 million including closing costs. We allocated $5.8 million to goodwill which represents the excess of the purchase price paid plus closing costs over the fair market value of the tangible assets (office furniture and equipment) acquired in the business acquisition. The purchase of the 55% interest in DASCO has provided and may continue to provide opportunities for us to participate in new medical office development and acquisition opportunities as well as enter the business of managing MOBs. DASCO operated 27 and is developing three of our MOBs at December 31, 2004.

Investments Subsequent to December 31, 2004 and Pending Investments

In January and February 2005, we acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or being developed by DASCO. In February 2005, we also acquired a seniors' housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which we intend to hold for sale. The seniors' housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the seniors' housing facility, we borrowed $30 million in new Permanent Financing. We used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

As of February 28, 2005, we had commitments to acquire 17 seniors' housing facilities for $139 million and four MOBs for $18.1 million, subject to the fulfillment of certain conditions. It is expected that the seniors' housing facilities, consisting primarily of independent and assisted living units, will be leased to and managed by Encore Senior Living. Three of the MOBs contain an aggregate of 118,000 square feet and are leased to various third-party physicians and health care providers. The remaining MOB is under construction, and we expect to obtain construction funding or use our revolving line of credit to fund construction costs. The MOBs are expected to be managed by DASCO.

Borrowings

Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased to $125.0 million. Eleven Properties with an aggregate real estate value of $121.6 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (4.84% at December 31, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of December 31, 2004, we had an outstanding balance of $20.0 million on the line of credit, which matures in September 2005. We are able to extend the September 2005 maturity date for an additional six month period with comparable terms as permitted under the loan agreement.

Term Loan. On December 30, 2004, we borrowed $60.0 million on a 14-day term loan to purchase Properties for which Permanent Financing was obtained in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

As of May 1, 2004, we elected to terminate a $50.0 million unused credit facility which we had entered into in September 2003.

Permanent Financing. During the year ended December 31, 2004, we obtained $690.8 million in Permanent Financing by assuming existing debt on various Properties acquired and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of December 31, 2004, our aggregate Permanent Financing was $937.6 million and was collateralized by Properties with an aggregate net book value of $1.8 billion. We have approximately $118.2 million in principal amortization due in 2005. Several loans that mature in 2005 contain extension options that we expect to exercise. We also expect to refinance certain loans and, to a lesser extent, use offering proceeds to repay the maturing loans.

Approximately 46% of our mortgage notes payable at December 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in "Market Risk" below. Fixed interest rates range from 4.91% to 8.42% with a weighted average rate of 6.18%. Certain fixed rate loans we assumed contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

During the year ended December 31, 2004, we incurred $10.1 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

The table below summarizes Permanent Financing that we obtained during the year ended December 31, 2004 (dollars in thousands):

Funded or Assumed	Amount	Maturity Date	Interest Rate
Fixed Rate Debt:
January - December 2004	$130,000	January 2009	5.79%
January 2004	74,645	February 2011	5.96%
February 2004	33,139	May 2010	8.17%
April 2004	84,247	August 2008 – February 2013	5.09% - 8.35%
August 2004	6,361	July 2010 – September 2011	7.21% - 8.42%
November 2004 (1)	10,561	July 2007	4.91%

	338,953

Funded or Assumed	Amount	Maturity Date	Interest Rate
Variable Rate
Debt:
February 2004	48,740	June 2008	30-day LIBOR plus 3.70%; 5.95% floor
February 2004	192,680	October 2005 – April 2008	Fannie Mae Discount MBS rate plus .90% to 1.04%
March 2004	20,400	March 2007	30-day commercial paper rate plus 3.15%
December 2004	90,000	January 2010	Freddie Mac Reference Bill Index plus 1.12%

	351,820

	$690,773

(1)	The stated interest rate of 7.42% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.8 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, we recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Construction Financing. During the year ended December 31, 2004, we drew $74.0 million under our construction loan facilities related to Properties under various stages of development. Total construction loans outstanding at December 31, 2004, were $81.5 million, and total liquidity remaining was $63.9 million. The loans are variable interest rate loans and mature from November 2006 to July 2009. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the year ended December 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $12.1 million, and used the proceeds from the new bonds to retire $7.7 million of the existing bonds. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$118,160	$129,626	$414,799	$275,004	$937,589
Revolving line of credit	20,000	—	—	—	20,000
Term loan	60,000	—	—	—	60,000
Bonds payable (1)	—	—	—	94,451	94,451
Construction loans payable	—	79,486	2,022	—	81,508
Ground leases	320	765	771	19,225	21,081
Security deposits and rent support	—	—	—	26,253	26,253

	$198,480	$209,877	$417,592	$414,933	$1,240,882

(1)	It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties (3)	78,003	3,152	—	—	81,155
Pending investments (4)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the unsecured promissory note had an outstanding balance of $14.2 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, we may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and are not included in the table above.

(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.
(4)	As of December 31, 2004, we had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

Market Risk

Approximately 46% of our mortgage notes payable and all of our construction loans payable at December 31, 2004 were subject to variable interest rates, therefore, we are exposed to market changes in interest rates. At December 31, 2004, a hypothetical 100 basis point increase in the US Treasury and LIBOR rates would have resulted in additional interest costs of approximately $5.1 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at December 31, 2004.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially and offering proceeds be available. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

Following is a summary of our Permanent Financing, construction loans, line of credit and term loan obligations at December 31, 2004 (in thousands):

	Expected Maturities
	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value
Fixed Rate Debt:	$—	$—	$10,543	$82,194	$143,875	$269,722	$506,334	$507,058
Average Interest Rate	—	—	7.42%	6.98%	6.02%	6.07%	6.23%	6.18%

Variable Rate Debt:	190,445	92,079	86,877	130,617	2,021	90,000	592,039
Average Interest Rate	4.24%	4.79%	6.04%	4.63%	4.17%	3.39%	4.55%

Cash and Cash Equivalents

Until Properties are acquired or developed or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financing. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At December 31, 2004, we had $51.8 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The decrease was primarily attributable to the cash used to purchase 103 Properties, offset by offering proceeds received from the sale of Shares of Common Stock and placement of Permanent Financing during the year ended December 31, 2004.

Accounts and Other Receivables

Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $20.5 million as of December 31, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $21.8 million at December 31, 2004, offset by a $3.9 million reserve for doubtful accounts. Past due amounts aggregated $10.7 million at December 31, 2004. We have experienced delays in receiving current rent amounts due on certain seniors' housing facilities as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the net operating income generated from the seniors' housing facilities to fund rent obligations under their leases. Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in the upcoming year. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations in future periods.

Loan Costs

Net loan costs increased from $7.4 million at December 31, 2003 to $12.6 million at December 31, 2004, as a result of us borrowing or assuming $690.8 million in mortgage loans. Loan costs of $1.1 million were written off due to the early termination of debt. Loan cost amortization was $5.1 million and $1.4 million for the years ended December 31, 2004 and 2003, respectively.

Distributions

During the years ended December 31, 2004, 2003 and 2002, we generated cash from operations of $139.4 million, $60.7 million and $16.8 million, respectively, which included the draw on operator rent guarantees of $21.6 million, $5.6 million and $2.9 million, respectively, and unrestricted security deposits received from tenants of $8.7 million, $3.1 million and $3.5 million, respectively. We declared and paid Distributions to our stockholders of $147.1 million, $59.8 million and $14.4 million during the years ended December 31, 2004, 2003 and 2002, respectively. In addition, on January 1, February 1 and March 1, 2005, we declared Distributions to stockholders of record on those dates of $0.0592 per Share of Common Stock (aggregating $42.9 million) which are payable by March 31, 2005.

During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the year ended December 31, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses, as described above under "Accounts and Other Receivables." In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, large cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during 2005, and may borrow funds from the revolving line of credit to make Distributions to stockholders.

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003 and 2002, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans and other Permitted Investments, and the scheduled maturities of Permanent Financings with proceeds from our offerings, advances under our revolving line of credit and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized debt financing or equity financing.

Seniors' housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, these tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. The MOBs are leased on either a triple-net or gross basis. With respect to the gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreements.

RESULTS OF OPERATIONS

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003

Net income for the year ended December 31, 2004 totaled $117.9 million or $0.56 per Share of Common Stock ($118.4 million or $0.56 per Share of Common Stock from continuing operations), as compared to net income of $58.5 million or $0.66 per Share of Common Stock ($57.9 million or $0.65 per Share of Common Stock from continuing operations) for 2003. The increase in net income is primarily due to an increase in rental income from the Properties that we acquired during the latter part of 2003 and in 2004 offset by increases in interest expense and loan cost amortization as a result of an increase in our average outstanding debt, provisions for accounts receivable reserves and an impairment charge related to the proposed sale of a seniors' housing facility. These changes are discussed in further detail below. Although net income increased significantly for the year ended December 31, 2004, it decreased on a per Share basis primarily due to a larger average accumulated amount of cash during 2004. This cash was invested in short-term, highly liquid investments that earned a lower return than if the cash had been invested in Properties.

Revenues

At December 31, 2004, we owned 222 Properties, including 103 Properties that were acquired in 2004, compared to owning 119 Properties at December 31, 2003. As a result of the increase in the number and value of owned Properties, we earned rental and earned income from our leases from continuing operations of $253.3 million, including $40.4 million as a result of straight-lining rent increases throughout the lease terms, for the year ended December 31, 2004, compared to $90.4 million, including $10.3 million of straight-line rent revenue, for the year ended December 31, 2003. We also earned $4.6 million and $2.6 million in FF&E Reserve income from Properties from continuing operations during the years ended December 31, 2004 and 2003, respectively. Because 103 Properties were owned for only a portion of 2004 and we expect to acquire additional Properties during 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2004 and 2003, rental income included draws on operator rent guarantees of $21.6 million and $5.6 million, respectively. To mitigate credit risk, certain seniors' housing leases are combined into portfolios that contain cross-default and pooling terms. In addition, as of December 31, 2004, we held $26.3 million in security deposits and rent support related to certain Properties. We also have limited guarantees from certain tenants and operators that aggregate $10.7 million as of December 31, 2004, related to 12 of our Properties.

In connection with three and 19 of our Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving certain specified performance thresholds. Based on our review of the 2005 projected, pooled net operating cash flow generated from these

Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We identified three Properties within the 22-Property portfolio that we determined would be held for sale. In conjunction with this decision, we recognized a $1.9 million impairment loss on one of the Properties as of December 31, 2004. We are working with the tenant and operator of the 22-Property portfolio to implement a plan to enhance cash flow generated from the Properties. Failure of these Properties to enhance cash flow from operations may result in the non-payment of a portion of our rent, after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts beginning in the third quarter of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five seniors' housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2006) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional seniors' housing facilities for which construction was completed in 2004, until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

There are six seniors' housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility's management to another operator, lease restructure and sale. If it is determined that any of these Properties should be sold, we may incur impairment losses. In addition, the failure of these Properties to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts in 2005. We determined to hold one of these Properties for sale.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

We recorded $4.7 million in tenant expense reimbursement revenue, representing contractual recoveries from tenants of 42% of our MOB operating expenses.

During the years ended December 31, 2004 and 2003, we also earned $3.0 million and $1.6 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase in interest income is due to an increase in the average amount invested in short-term investments during the year ended December 31, 2004, as compared to the year ended December 31, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

During the year ended December 31, 2004, interest and other income also included $1.5 million in development, marketing and property management fees.

Expenses

Interest and loan cost amortization expense was $42.8 million and $9.6 million for the years ended December 31, 2004 and 2003, respectively. The increase was a result of our increasing the average amount of debt outstanding from $151.4 million for the year ended December 31, 2003, to $722.2 million for the year ended December 31, 2004. The weighted average interest rate was approximately 5.1% for the year ended December 31, 2004 and 5.8% for the year ended December 31, 2003. In addition, we wrote off $1.1 million in loan costs during the year ended December 31, 2004, as a result of the early extinguishment of debt and capitalized $0.7 million in interest to Properties under development during 2004.

General and administrative expenses and Asset Management Fees were $27.2 million and $9.8 million for the years ended December 31, 2004 and 2003, respectively, representing 10.4% and 10.5% of net revenues, respectively. The increase in expenses is directly related to the increased number and value of Properties owned as well as the general and administrative expenses related to DASCO. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, expenses as a percentage of net revenues are expected to decrease.

Total property-related operating expenses for the years ended December 31, 2004 and 2003, were $12.9 million and $136,000, respectively. The increase was primarily due to the acquisition of the MOBs in the second and third quarters of 2004, where we are generally responsible for property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to MOBs were $11.2 million for the year ended December 31, 2004. Property expenses related to seniors' housing facilities increased proportionately to the increase in the number of seniors' housing facilities owned during the year ended December 31, 2004.

During the year ended December 31, 2004, we recognized a provision for loss of $3.9 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

We determined that four of our seniors' housing facilities would be held for sale. In conjunction with this decision, we recognized a loss from discontinued operations of $0.5 million for the year ended December 31, 2004, representing $1.3 million in net operating income, offset by an approximate $1.9 million impairment loss for the write-down of one of the Properties to its estimated fair value less selling costs. To conform with the December 31, 2004 presentation, $0.5 million in net operating income was reclassified to income from discontinued operations for the year ended December 31, 2003.

Depreciation and amortization expense was $62.5 million for the year ended December 31, 2004, compared to $17.3 million for the year ended December 31, 2003, as a result of our owning 96 additional operating Properties subject to operating leases during 2004.

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Net income for the year ended December 31, 2003 totaled $58.5 million or $0.66 per Share of Common Stock ($57.9 million or $0.65 per Share of Common Stock from continuing operations). This compares to net income of $11.4 million or $0.52 per Share of Common Stock ($11.0 million or $0.50 per Share of Common Stock from continuing operations) in 2002. The increase in net income and net income per Share was the result of the various factors described below.

For the years ended December 31, 2003 and 2002, we earned $90.4 million and $16.3 million, respectively, in rental income from our Properties under operating leases and earned income from our Properties subject to direct financing leases from continuing operations. We also earned $2.6 million and $0.1 million in FF&E Reserve income from continuing operations during the years ended December 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to our owning 118 Properties subject to lease agreements during the year ended December 31, 2003, as compared to 36 Properties during the year ended December 31, 2002. Since 82 Properties were owned for only a portion of 2003 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2003 and 2002, we also earned $1.6 million and $1.9 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the year ended December 31, 2003, as compared to the year ended December 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the years ended December 31, 2003 and 2002, was $0.1 million and $0.2 million, respectively, in interest income related to accounts and other receivables.

Operating expenses, excluding depreciation expense, were $9.9 million and $2.1 million for the years ended December 31, 2003 and 2002, respectively (10.7% and 13.0%, respectively, of total revenues). The increase in operating expenses for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was the result of incurring Asset Management Fees and general and administrative expenses relating to our acquiring 82 additional Properties during 2003. Interest and loan amortization expense increased from $1.5 million for the year ended December 31, 2002 to $9.5 million for the year ended December 31, 2003, as a result of increasing the average amount of debt outstanding during 2003, offset partially by a decrease in interest rates. Depreciation and amortization increased from $3.2 million for the year ended December 31, 2002 to $17.3 million for the year ended December 31, 2003, as a result of our acquiring 82 additional Properties during 2003. The dollar amount of operating expenses is expected to increase as we acquire additional Properties, invest in Mortgage Loans, obtain Permanent Financing and draw funds on our revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

To conform with the December 31, 2004 presentation, $0.5 million and $0.3 million was reclassified to income from discontinued operations for the years ended December 31, 2003 and 2002, respectively.

OTHER

Inflation and Trends

Our seniors' housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in MOBs, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors' housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004, the seniors' housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant's and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition Fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737

Asset Management Fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition Expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds under this offering and loan proceeds from Permanent Financing (4.5% under the Prior Offerings gross offering proceeds and loan proceeds), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases.

If we List , the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual Stockholders 8% Return on Invested Capital.

(2)	Monthly Asset Management Fee of 0.05% of our Real Estate Asset Value, as defined in the Advisory Agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) Selling Commissions of 6.5% of gross proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, we incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling Commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition Fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling Commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10 to the Notes to the Consolidated Financial Statements included in the Financial Information commencing on page F-1. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, we also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the years ended December 31, 2004 and 2003, we received $0.2 million and $0.1 million, respectively, in distributions from the partnership.

On September 1, 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 30% and 35% of our total revenues for the years ended December 31, 2004 and 2003, respectively.

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, "Business Combinations." For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

REIT Qualification

We made an election under Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect our net income. However, we believe that we are organized and have operated in such a manner as to qualify for treatment as a REIT since our formation in 1997 and specifically for the years ended December 31, 2004, 2003 and 2002. In addition, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Statement Regarding Forward Looking Information

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about future events, including but not limited to the closing of pending investments and financings and the sale of certain Properties. These statements concern events that are not historical facts, and/or contain words such as "believe," "intend," "expect" "will" and "may." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks are discussed in our SEC filings, including the "Risk Factors" section of the Prospectus and our annual report on Form 10-K for the year ended December 31, 2004. In addition, certain factors that might cause such a difference in actual results, performance or achievements include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our revolving line of credit and availability of an on-going line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, the ability of certain of our tenants and operators to enhance cash flow from operations at our Properties that are experiencing operating performance deficiencies, our ability to close on pending acquisitions, our ability to sell the Properties currently held for sale, our ability to continue to locate suitable Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although we believe our current expectations are based upon reasonable assumptions, we can give no assurance that expectations will be attained.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information, which relates to the nine months ended September 30, 2005, should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 22 of this Prospectus Supplement.

OVERVIEW

We primarily acquire real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC") and life care communities (collectively "Seniors' Housing"), medical office buildings, specialty clinics, walk-in clinics, free standing ambulatory surgery centers, specialty or general hospitals and other types of health care-related facilities (collectively "MOBs"). Our continuing focus during 2005 is stabilizing the operating performance of our Properties, developing new relationships and strengthening existing relationships with our tenants, operators, managers and lenders. We have raised capital through our equity offering, placed permanent or construction financing on new or unencumbered Properties and invested these proceeds in Properties and other Permitted Investments. During the nine months ended September 30, 2005, we received gross offering proceeds of $173.0 million, obtained or assumed $271.6 million of Permanent Financing, entered into interest rate swap agreements tied to debt with an aggregate notional amount of $233.8 million that reduced our aggregate variable interest-rate debt, drew $52.0 million under our construction loan facilities and amended our revolving line of credit (the “Revolving LOC”) to increase the borrowing capacity to up to $400.0 million under more favorable terms. Additionally, we prepaid $58.3 million of above-market variable interest-rate mortgage debt and repaid $60.0 million under a term loan. We also invested $422.3 million in the acquisition of 37 Properties and the funding of our development projects and ongoing capital improvements of our Properties. In addition, we funded a $12.0 million loan advance under a five-year $85.0 million, senior secured term loan to finance the acquisition, development, syndication and operation of new and existing surgical partnerships which bears interest at 14.0% ("Senior Secured Term Loan") to an affiliate of the Cirrus Group, LLC ("Cirrus").

As of September 30, 2005, we held real estate assets located in 33 states consisting of (dollars in thousands):

	Number of Properties	Investment at September 30, 2005
Seniors' Housing facilities:
Operating	182	$2,831,548
Under development	2	42,097
Medical Office Buildings:
Operating	67	630,735
Under development	3	10,384

	254	$3,514,764

Real estate held for sale	5	$12,628

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans and other loans to operators or developers of Seniors' Housing or other health care-related facilities or make other Permitted Investments, however, we have not entered into any Mortgage Loans as of September 30, 2005. We have relied on the sale of our Common Stock to fund a portion of our Property acquisitions. We also obtained funds through borrowings under permanent or construction financing, operating activities and draws on our Revolving LOC. We expect to continue to be able to pay Distributions to maintain our REIT status in accordance with the Internal Revenue Code of 1986, as amended, which requires that we distribute at least 90% of our taxable income to stockholders. During the remainder of 2005, we expect to continue to take measures to monitor and manage the amount of proceeds raised through our public offering to more closely align offering proceeds with our actual capital requirements in order to avoid amassing additional capital that greatly exceeds our capital requirements. Excess offering proceeds would be placed in short-term accounts which would likely earn interest at lower rates than the return which would be expected if such capital had been invested in Properties, other loans or other Permitted Investments. Due to this management strategy, we do not anticipate raising additional proceeds through our public offering at volumes comparable to that of prior years. We believe that borrowings under permanent or construction financing, operating activities, draws on our Revolving LOC and offering proceeds, to the extent available, will be sufficient to meet our capital requirements.

Common Stock Offerings

As of September 30, 2005, we have made five best efforts public offerings and received aggregate subscriptions of $2.6 billion representing 252.1 million Shares outstanding. The price per Share of all of our equity offerings has been $10 per Share with the exception of Shares purchased through our Reinvestment Plan which are currently priced at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13% of gross proceeds.

During the nine months ended September 30, 2005, net proceeds received from our offering of Shares, after deduction of incurred Selling Commissions, marketing support fees, due diligence expense reimbursements, offering expenses and redemptions, totaled approximately $128.8 million.

During the period October 1, 2005 through November 30, 2005, we received additional net offering proceeds of $16.4 million, proceeds from new Permanent Financing of $77.0 million and incurred Acquisition Fees and costs of $3.1 million, including $2.3 million related to Acquisition Fees on the new Permanent Financing.

The number of Properties to be acquired and Mortgage Loans, other loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties and other Permitted Investments. During the remainder of 2005, we expect to have access to capital through the proceeds that have already been raised from this offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities. Under our Amended and Restated Articles of Incorporation, if we do not list our shares on a national securities exchange or over-the-counter market by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2005, 3,029,267 Shares were redeemed and retired at $9.50 per Share for $28.8 million.

Property Acquisitions

At September 30, 2005, our investment portfolio consisted of 259 Properties located in 33 states with an aggregate investment amount of approximately $3.5 billion compared to 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion at December 31, 2004. During the nine months ended September 30, 2005, we invested $422.3 million in 37 Properties, including the payout of $9.5 million in earnouts to the seller of two Properties acquired in 2003. The Properties acquired were 18 Seniors' Housing facilities, consisting primarily of assisted living and independent living facilities, 16 MOBs, two MOBs under construction and a 10.4 acre parcel of land which we intend to sell. We, as lessor, have entered into long-term, triple-net lease agreements relating to the Seniors' Housing Properties and shorter -term, gross or triple-net lease agreements relating to the MOBs. As of September 30, 2005, four of our Seniors' Housing facilities and a parcel of land were held for sale.

Thirty-six Properties acquired during the nine months ended September 30, 2005, are subject to operating leases. Operating leases related to our Seniors' Housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for 5 to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, a number of the Seniors' Housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases generally also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to our MOBs include both triple-net and gross basis leases and generally have initial terms of 5 to 15 years. These leases provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the MOB operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and to increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the nine months ended September 30, 2005, we allocated $15.0 million of acquired real estate value to in-place lease origination costs and customer relationships which are amortized over the remaining terms of the leases acquired with each Property, $1.3 million to an intangible lease asset related to above-market lease values which are amortized to rental income from operating leases. We also allocated $1.9 million to an intangible lease liability acquired with each Property related to below-market lease values which are accreted to rental income from operating leases over the remaining terms of the leases, including below-market rent lease extension, if any.

Other Investments

We own a 9.90% interest in a limited partnership that owns an office building located in Orlando, Florida in which the Advisor and its Affiliates lease office space. Our initial equity investment in the partnership was $300,000. Our share in the limited partnership's distributions is equivalent to our equity interest in the limited partnership. The remaining interests in the limited partnership are owned by several entities with present or former affiliations with the Advisor's parent company. We also own a 9.90% interest in a limited partnership which is the general partner of the limited partnership that owns the Orlando office building (the "General Partner"). On September 30, 2005, we severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the General Partner that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million.

On August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five -year term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals and physicians and other investors associated with Cirrus' principals. As of September 30, 2005, we have not acquired any properties under this agreement. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85.0 million, five-year Senior Secured Term Loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. As of September 30, 2005, the balance outstanding under this loan was $12.0 million. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.

Transactions Subsequent to September 30, 2005 and Pending Investments

Transactions Subsequent to September 30, 2005. In October 2005, we acquired a 70% equity interest in an entity that is expected to develop an approximate 67,000-square-foot MOB subject to a ground lease which was entered into by the entity in October 2005. The MOB will be developed by The DASCO Companies, LLC ("DASCO") for an estimated $12.7 million commencing in November 2005 with an estimated completion date in the third quarter of 2006.

Pending Investments. As of September 30, 2005, we had initial commitments to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which we had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006. In addition, we had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us.

Borrowings

Line of Credit. On August 23, 2005, we amended and restated our $85.0 million credit agreement and closed on a $320.0 million amended and restated senior secured Revolving LOC, which permits us to expand the borrowing capacity up to $400.0 million and extended the initial maturity date to August 23, 2007. The Revolving LOC is collateralized by 36 Properties with a carrying value of approximately $391.4 million at September 30, 2005, that in the aggregate, currently allows us to draw up to $280.0 million. The Revolving LOC contains two one-year extension options and may be used to fund the acquisition and development of Properties, purchase other Permitted Investments and for general corporate purposes. Pricing was reduced from LIBOR plus 300 basis points to LIBOR plus 150 basis points. The Revolving LOC requires interest only payments at LIBOR plus a percentage that fluctuates depending on our aggregate amount of debt outstanding in relation to our total assets (5.42% all-in rate at September 30, 2005). At September 30, 2005, $115.0 million was outstanding under the Revolving LOC. Of this amount $20.0 million was used to repay the balance on the previous $85.0 million line of credit, $47.8 million was used to repay existing debt and the remainder was used for general corporate purposes.

Term Loan. In January, 2005, we repaid and terminated a $60.0 million, 14-day term loan used for the acquisition of certain Properties until Permanent Financing was obtained in January 2005.

Permanent Financing. During the nine months ended September 30, 2005, we obtained $271.6 million in Permanent Financing by assuming existing debt or securing new debt on various Properties acquired during the period and by encumbering certain existing Properties with new debt. As of September 30, 2005, our aggregate Permanent Financing was $1.1 billion and was collateralized by Properties with an aggregate net book value of $2.1 billion.

At September 30, 2005, we had approximately $142.4 million in mortgage note maturities and principal amortization due during the remainder of 2005. On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In July 2005, we prepaid a $10.5 million mortgage note payable using available cash at June 30, 2005. In August 2005, we repaid $47.8 million in mortgage notes payable using available cash and proceeds from our Revolving LOC.

On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In October 2005, we entered into a $57.7 million mortgage loan agreement collateralized by a pool of seven MOBs and one specialty hospital. The loan has a ten-year term with a fixed interest rate and requires monthly interest only payments until November 2010, with monthly payments of principal and interest due thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company's line of credit. In October 2005, the Company committed to enter into two additional mortgage loan facilities with the same commercial lender. One is a $40.0 million note payable, ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined) that will be collateralized by five MOBs and one specialty hospital. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven MOBs and for which the interest rate has not yet been determined. There can be no assurances that we will complete these loan transactions.

Interest Rate Swaps. On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005, and one interest rate swap agreement effective July 1, 2005, for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in interest rates on our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010.

Approximately 28% of our unhedged mortgage notes payable at September 30, 2005, were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Market Risk" below. Some of our variable-rate loans contain provisions that allow us to convert the variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised. Fixed interest rates range from 4.85% to 8.42% with a weighted average rate of 6.09%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may make it economically unfavorable to prepay the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms.

During the nine months ended September 30, 2005, we incurred $9.8 million in loan costs in connection with the placement and assumption of Permanent Financing facilities and the amended Revolving LOC.

The table below summarizes Permanent Financing that we obtained during the nine months ended September 30, 2005 (dollars in thousands):

Date Funded/Assumed	Mortgage Payable	Maturity Date	Interest Rate
Fixed-Rate Debt:
January 2005	$7,108	June 2010	8.41%(1)
March 2005	39,010	April 2012	4.85%
March 2005	34,299	January 2011-April 2013	5.69% - 7.15%
June 2005	9,500	September 2012	5.67%
June 2005	1,669	May 2008	7.51%

	91,586

Variable-Rate Debt:
January 2005	100,000	January 2010	LIBOR + 1.25%
February 2005	30,000	October 2005 (2)	Fannie Mae Discount MBS rate plus .90%
March 2005	50,000	March 2010	LIBOR + 1.50%

	180,000

	$271,586

(1)	The stated interest rate of 8.41% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.7 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 5.67%. During the nine months ended September 30, 2005, we recognized $94,000 in debt premium amortization related to this loan that is included in interest and loan cost amortization expense in the accompanying unaudited condensed consolidated statements of income.
(2)	In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.

Construction Financing. During the nine months ended September 30, 2005, we entered into new construction loan facilities of $17.9 million and collectively drew $52.0 million under all of our construction loans related to certain Properties under various stages of development. Total construction loans outstanding at September 30, 2005 were $133.5 million, and total liquidity remaining was $29.8 million. The loans are variable interest rate loans and mature from November 2006 through December 2013. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings (to the extent available) to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. At September 30, 2005, $95.5 million was outstanding in bonds payable of which $43.2 million are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death and $52.3 million are not refunded until the unit has been successfully remarketed to a new resident. During the nine months ended September 30, 2005, the tenant of the two CCRCs issued new bonds to new residents totaling $8.2 million, and used the proceeds from the bonds issued in the current and prior periods to retire $7.1 million of existing bonds on our behalf. Excess bond redemptions over bond issuance, if any, are expected to be funded from prior net bond issuance reserves, to the extent available, or available operating cash flow.

At September 30, 2005, we were in compliance with all of our financial covenants.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of September 30, 2005 (in thousands):

	Less than 1 Year		2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$150,418	(1)	$218,570	$547,349	$227,960	$1,144,297
Revolving LOC	—		115,000	—	—	115,000
Bonds payable	—		—	—	95,524	95,524	(2)
Construction loans payable	—		113,700	10,434	9,335	133,469
Security deposits and rent support	—		—	—	24,932	24,932

	$150,418		$447,270	$557,783	$357,751	$1,513,222

(1)	Includes $140.4 million that was due to mature in October 2005. In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.
(2)	Of this amount, $43.2 million is due upon the resident moving out or the resident's death and $52.3 million is due upon the unit being successfully remarketed to a new resident. It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of September 30, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$—	$—	$—	$2,334	$2,334
Earnout provisions (2)	23,979	2,000	—	—	25,979
Capital improvements to investment Properties (3)	42,071	—	—	—	42,071
Unfunded Senior Secured Term Loan (4)	73,000	—	—	—	73,000
Ground leases	426	880	886	21,125	23,317
Pending investments (5)	154,025	—	—	—	154,025

	$293,501	$2,880	$886	$23,459	$320,726

(1)	In connection with our ownership of a 9.90% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the general partner of the limited partnership that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, we may be required to make additional payments to the seller if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional properties are subject to future values and events which are not quantifiable at September 30, 2005, and are not included in the table above.

(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.
(4)	On August 11, 2005, we entered into an agreement to provide a Cirrus affiliate with an $85.0 million, Senior Secured Term Loan. Interest on the facility will accrue at the rate of 14.0% per annum. During the first 48 months of the term, interest of 9.5% will be payable monthly and the balance of 4.5% will be capitalized to the loan; thereafter, interest in full at the rate of the greater of 14.0% or LIBOR plus 9.0% will be payable monthly. Principal is payable at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of September 30, 2005, there was $12.0 million outstanding under this facility. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.
(5)	As of September 30, 2005, we had an initial commitment to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which we had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006. In addition, we had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us.

Market Risk

At September 30, 2005, 41% of our unhedged mortgages payable, construction loans payable and Revolving LOC were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. During the nine months ended September 30, 2005, a hypothetical 100 basis point increase in the LIBOR rates would have resulted in additional interest costs of approximately $4.2 million ($0.02 per Share of Common Stock). This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds (to the extent available) should interest rates rise substantially. In May 2005, we implemented a policy to further mitigate interest rate risk. Our primary strategy is to protect against this risk by using derivative transactions as appropriate to minimize the effect that variable interest rate fluctuations could have on cash flow. In May 2005, we entered into two interest rate swap agreements effective June 1, 2005, and one interest rate swap agreement effective July 1, 2005, for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in interest rates on our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010. At September 30, 2005, these interest rate swaps had a fair value of $3.0 million. A hypothetical 100 basis point increase or decrease in LIBOR rates would cause the fair value of these swaps to be $11.4 million or $ (6.1) million, respectively.

Certain fixed rate loans contain substantial prepayment penalties and/or defeasance provisions that may make it economically unfavorable to repay the loans prior to their maturity dates.

Following is a summary of our mortgages payable, construction loans payable and Revolving LOC obligations at September 30, 2005 (in thousands):

	Expected Maturities
	2005		2006	2007	2008	2009	Thereafter	Total	Fair Value
Debt Obligations:
Fixed-rate debt:	$—		$—	$10,456	$50,697	$142,158	$390,074	$593,385	$594,472
Average interest rate	—		—	7.42%	6.24%	6.02%	6.17%	6.17%	6.09%
Variable-rate debt:	$140,445	(1)	$114,492	$202,440	$82,235	$10,434	$249,335	$799,381
Average interest rate	4.53%		6.15%	6.27%	4.67%	5.58%	4.89%	5.34%

Interest Rate Derivatives:
Variable to fixed swaps:	$—		$—	$—	$—	$—	$233,750	$233,750	$2,954
Average pay rate	—		—	—	—	—	4.19%	4.19%	—
Average receive rate	—		—	—	—	—	3.62%	3.62%	—

(1)	Includes $140.4 million that was due to mature in October 2005. In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.

Cash and Cash Equivalents

Until Properties are acquired or until Mortgage Loans, other loans or other investments are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans, other loans or other Permitted Investments and take advantage of favorable capital market conditions. At September 30, 2005, we had $40.0 million invested in short-term investments as compared to $51.8 million at December 31, 2004. The decrease was primarily due to the fact that cash used to purchase 37 Properties more than offset offering proceeds received from the sale of Shares of Common Stock and proceeds received from the placement of new Permanent Financing during the nine months ended September 30, 2005.

Accounts and Other Receivables

Our accounts and other receivables balance was $25.8 million at September 30, 2005 and $20.5 million at December 31, 2004. The change was primarily due to an increase in rental revenues receivable to $27.6 million at September 30, 2005 from $21.8 million at December 31, 2004, and a $2.3 million increase in other receivables offset by a $2.9 million increase in the reserve for doubtful accounts. Past due amounts aggregated $15.6 million and $10.7 million at September 30, 2005 and December 31, 2004, respectively. We are experiencing delays in receiving current rent amounts due on certain Seniors' Housing facilities as a result of adverse market or operating conditions. These tenants are thinly capitalized and rely on the net operating income generated from the Seniors' Housing facilities to fund rent obligations under their leases. At September 30, 2005, $6.3 million of the $6.8 million allowance for doubtful accounts pertained to HRA Tenants.

Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in the remainder of 2005 and 2006. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations and ability to pay Distributions in future periods.

Distributions

During the nine months ended September 30, 2005 and 2004, we generated cash from operations of $148.9 million and $107.4 million, respectively, which included unrestricted security deposits received from tenants of $4.0 million and $7.3 million for the nine months ended September 30, 2005 and 2004, respectively. Our Board of Directors declared Distributions to our stockholders of $131.0 million and $105.9 million during the nine months ended September 30, 2005 and 2004, respectively. In addition, on October 1 and November 1, 2005, our Board of Directors declared Distributions to stockholders of record on those dates, of $0.0592 per Share of Common Stock which are payable by December 31, 2005. Effective July 1, 2005, the Board of Directors amended our distribution policy to discontinue the monthly payment of stockholder Distributions, such that all Distributions will be paid solely on a quarterly basis.

Our distribution policy is based on a balanced analysis of value creation reflective of both current and long-term stabilized cash flows of our Properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter and anticipated operating results for the coming year, economic conditions, other operating trends, our financial condition, loan restrictions, capital requirements and avoidance of volatility of Distributions. Our acquisition strategy is focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock, to the extent available, and proceeds available from the placement of Permanent Financing. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during the remainder of 2005, and may borrow funds from our Revolving LOC to make Distributions to stockholders in future quarters.

For the nine months ended September 30, 2005 and 2004, approximately 70% and 61%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 30% and 39%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2005 and 2004, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our Revolving LOC. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans, other loans and other Permitted Investments, and the scheduled maturities of Permanent Financings, with proceeds from our offerings (to the extent available), advances under our Revolving LOC and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized financing or equity financing.

Seniors' Housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen material FF&E repairs. The MOBs are leased on either a triple-net or gross basis. We are responsible to fund capital improvements to MOBs. With respect to MOB gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreement.

Advisory Services

On May 2, 2005, we renewed the Advisory Agreement, pursuant to a Renewal Agreement, for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. On July 13, 2005, we amended the Advisory Agreement, by an amendment to the Renewal Agreement, effective May 3, 2005, to reduce from 4% to 3% the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

Executive Officer Changes

On September 23, 2005, Thomas J. Hutchison, III resigned as our Chief Executive Officer and President, effective as of September 23, 2005. Mr. Hutchison also resigned as Director, Chief Executive Officer and President of the Advisor, effective as of September 23, 2005. Effective as of September 23, 2005, Stuart J. Beebe was appointed as our Chief Executive Officer and President and relinquished his position as our Executive Vice President of Acquisitions and Finance. Mr. Beebe will serve as our Chief Executive Officer and President until, as with all other officers, his successor is elected and qualifies or until his death, resignation or removal in the manner provided in the bylaws. In addition, effective as of September 23, 2005, Mr. Beebe was appointed Chief Executive Officer and President of the Advisor.

RESULTS OF OPERATIONS

Comparison of the quarter and nine months ended September 30, 2005 to the quarter and nine months ended September 30, 2004.

Net income for the nine months ended September 30, 2005 totaled $104.4 million or $0.42 per Share of Common Stock ($111.8 million or $0.45 per Share of Common Stock from continuing operations), as compared to net income of $86.4 million or $0.43 per Share of Common Stock ($87.3 million or $0.43 per Share of Common Stock from continuing operations) for the nine months ended September 30, 2004. Net income for the quarter ended September 30, 2005 was $33.8 million or $0.14 per Share of Common Stock ($34.1 million or $0.14 per Share of Common Stock from continuing operations), as compared to $28.9 million or $0.13 per Share of Common Stock ($30.5 million or $0.14 per Share of Common Stock from continuing operations), for the quarter ended September 30, 2004. The increase in net income was primarily due to the rental income from the Properties that we acquired during the latter part of 2004 and in the first nine months of 2005, offset by increases in operating expenses related to the acquired Properties, the recognition of a provision for doubtful accounts and impairment charges on three Properties in 2005 as compared to one Property in 2004. These changes are discussed in further detail below. Although net income increased for the quarter and nine months ended September 30, 2005, on a per Share basis it increased to a lesser extent for the quarter and decreased for the nine months ended September 30, 2005, primarily due to the increased number of weighted average Shares outstanding in 2005.

Revenues

At September 30, 2005, we owned 259 Properties, including 37 Properties that were acquired in 2005, compared to 202 Properties at September 30, 2004. As a result of the increase in the number of Properties, we earned rental and earned income from our leases from Properties from continuing operations of $264.6 million, including $36.0 million as a result of straight-lining rent escalations throughout the lease terms, for the nine months ended September 30, 2005, compared to $177.7 million, including $28.0 million of straight-line rent revenue, for the nine months ended September 30, 2004. For the quarter ended September 30, 2005, we earned rental and earned income from our leases from Properties from continuing operations of $91.2 million, including $12.4 million as a result of straight-lining rent escalations throughout the lease terms, compared to $67.6 million, including $10.4 million of straight-line rent revenue, for the quarter ended September 30, 2004. We also earned $5.6 million and $3.4 million in FF&E Reserve income from Properties from continuing operations during the nine months ended September 30, 2005 and 2004, respectively ($2.1 million and $1.2 million for the quarters ended September 30, 2005 and 2004, respectively). Because 37 Properties were owned for only a portion of the first nine months of 2005 and we expect to acquire additional Properties during the remainder of 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income from Properties from continuing operations are expected to increase in subsequent periods.

During the nine months ended September 30, 2005 and 2004, rental income included draws on operator rent guarantees of $5.8 million and $11.4 million, respectively ($3.3 million and $4.2 million for the quarters ended September 30, 2005 and 2004, respectively). To mitigate credit risk, certain Seniors' Housing leases are combined into portfolios that contain cross-default (where we may pursue remedies under the lease with respect to any of the Properties in the portfolio) and pooling (whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease) terms. In addition, as of September 30, 2005, we held $24.9 million in security deposits and rent support related to certain Properties. We also have remaining limited guarantees from certain tenants and operators that aggregate $8.8 million as of September 30, 2005, related to 12 of our Properties.

In connection with 19 of our Properties, Sunrise, the operator, has guaranteed rent payments until the earlier of December 31, 2005, or the date upon which the Properties achieve certain specified performance thresholds. Based on our review of the 2005 and 2006 projected pooled net operating cash flow generated from these Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We are working with the HRA Tenants and Sunrise to implement a plan to enhance cash flow generated from these Properties. Three additional Properties had guarantees which expired on June 30, 2005. During 2004, we determined to hold one of the Properties for sale. In June 2005, we recognized a $1.5 million impairment charge against the remaining two Properties to reduce the Properties' carrying values to their estimated fair values less the estimated costs of disposal. In July 2005, we determined to hold these properties for sale and entered into an agreement to sell the Properties for an expected aggregate sales price of approximately $6.0 million. This transaction is subject to customary closing conditions and there can be no assurance that such conditions will be met, or if met, that the transaction will occur. Failure of these Properties to enhance cash flow from operations or our ability to sell the three Properties may result in the non-payment of a portion of our rent after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts during the remainder of 2005 and in 2006.

In addition to the three Properties noted above, there are two Seniors' Housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility's management to another operator, lease restructure and sale. Our evaluation, which included the analysis of undiscounted cash flows related to these Properties, indicated impairment of one of the facilities primarily due to adverse market conditions. In June 2005, we determined to hold the Property for sale and recognized a $6.2 million impairment charge from discontinued operations to reduce the Property's carrying value to its estimated fair value less the estimated costs of disposal.

We will continue to evaluate the operating performance of our Properties. Upon the occurrence of significant changes in their operations or if it is determined that any Property should be sold, we may incur additional impairment losses. In addition, the failure of any Property to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts during the remainder of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent. In addition, in connection with 17 Properties leased by Encore, Encore has unconditionally guaranteed all the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors' Housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases until the later of (i) March 2006 or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants' rent obligations related to three additional Seniors' Housing facilities for which construction was completed in 2004, until the later of (i) September 2006 or (ii) the Properties achieving predetermined rent coverage thresholds.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

In addition to minimum base rent, certain Seniors’ Housing Property leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the nine months ended September 30, 2005, we recognized $2.0 million of contingent rent ($24,000 for the quarter ended September 30, 2005), primarily from the operating performance of two Properties. During the nine months ended September 30, 2004, we recognized $79,000 of contingent rent ($30,000 for the quarter ended September 30, 2004).

Tenant expense reimbursement revenue increased to $9.6 million for the nine months ended September 30, 2005 from $2.2 million for the nine months ended September 30, 2004, ($3.1 million and $1.5 million for the quarters ended September 30, 2005 and 2004 respectively) as a result of our owning additional MOBs during the nine months ended September 30, 2005. Contractual recoveries from tenants represented 52% of our MOB operating expenses for the nine months ended September 30, 2005.

During the nine months ended September 30, 2005 and 2004, we earned $3.4 million and $0.5 million respectively ($1.0 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively) in development, marketing and property management fees from DASCO.

During the nine months ended September 30, 2005 and 2004, we earned $2.4 million and $2.8 million, respectively, in interest and other income, primarily from investments in money market accounts and other short-term, highly liquid investments ($0.9 million and $1.3 million for the quarters ended September 30, 2005 and 2004, respectively).

Expenses

General and administrative expenses and Asset Management Fees were $28.9 million and $18.5 million for the nine months ended September 30, 2005 and 2004, respectively, representing 10.1% of revenues in both periods ($11.4 million and $7.7 million for the quarters ended September 30, 2005 and 2004, respectively). The increase in expenses is related to the increased number of Properties owned, the general and administrative expenses related to DASCO and increased legal and consulting fees. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans and other loans; however, general and administrative expenses as a percentage of revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans and other loans.

Total property-related operating expenses for the nine months ended September 30, 2005 and 2004, were $19.0 million and $6.4 million, respectively ($6.9 million and $4.2 million for the quarters ended September 30, 2005 and 2004, respectively). Seniors' Housing Properties' operating expenses were $0.6 million and $0.9 million for the nine months ended September 30, 2005 and 2004, respectively ($0.2 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively). MOBs' operating expenses were $18.4 million and $5.5 million for the nine months ended September 30, 2005 and 2004, respectively ($6.7 million and $3.7 million for the quarters ended September 30, 2005 and 2004, respectively). The increase was primarily due to the acquisition of the MOBs in the second and third quarters of 2004. We are generally responsible for the MOBs' property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants.

We recognized a provision for doubtful accounts for the nine months ended September 30, 2005 and 2004, of $2.9 million and $2.3 million, respectively, as discussed in the "Accounts and Other Receivables" section above, which included $2.3 million from continuing operations in both periods and $0.6 million and $0, respectively, from discontinued operations. The provision for doubtful accounts for the quarters ended September 30, 2005 and 2004 was $1.3 million and $1.0 million, respectively, which included $0.7 million and $1.0 million, respectively, from continuing operations and $0.6 million and $0, respectively, from discontinued operations.

Depreciation and amortization expense increased to $71.8 million for the nine months ended September 30, 2005 ($25.3 million for the quarter ended September 30, 2005), from $41.9 million for the nine months ended September 30, 2004 ($17.8 million for the quarter ended September 30, 2004), as a result of additional operating Properties subject to operating leases owned during the nine months ended September 30, 2005.

Interest and loan cost amortization expense was $53.7 million and $30.3 million for the nine months ended September 30, 2005 and 2004, respectively ($20.0 million and $10.8 million for the quarters ended September 30, 2005 and 2004, respectively). The increase was a result of an increase in the average amount of debt outstanding to $1.2 billion for the nine months ended September 30, 2005, from $682.4 million for the nine months ended September 30, 2004. The weighted average interest rate was approximately 5.5% for the nine months ended September 30, 2005 and 5.1% for the nine months ended September 30, 2004.

Loss from discontinued operations for four Properties that we determined to hold for sale included operating revenues of $1.4 million and $1.7 million for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.6 million for the quarters ended September 30, 2005 and 2004, respectively) and expenses of $1.1 million and $0.6 million for the nine months ended September 30, 2005 and 2004, respectively, ($0.7 million and $0.2 million for the quarters ended September 30, 2005 and 2004, respectively). Expenses for both the quarter and nine month periods ended September 30, 2005 and 2004, included a provision for doubtful accounts of $0.6 million and $0, respectively. Loss from discontinued operations also included impairment charges of $7.7 million and $1.9 million for the nine months ended September 30, 2005 and 2004, respectively ($0 and $1.9 million for the quarters ended September 30, 2005 and 2004, respectively), related to these Properties as discussed in the "Revenues" section above.

OTHER

Inflation and Trends

Our Seniors' Housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in MOBs, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors' housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004 and 2005, the seniors' housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant's and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor and CNL Securities Corp. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

Pursuant to the Advisory Agreement, the Advisor and its Affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and nine months ended September 30, 2005 and 2004, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Acquisition Fees (1):
Acquisition Fees from offering proceeds	$824	$3,262	$4,849	$34,992
Acquisition Fees from debt proceeds	—	255	11,102	25,358

	824	3,517	15,951	60,350

Asset Management Fees (2)	4,881	3,635	14,190	9,142

Reimbursement of expenses (3):
Acquisition Expenses	88	89	154	322
General and administrative expenses	1,562	1,027	4,153	3,334

	1,650	1,116	4,307	3,656

	$7,355	$8,268	$34,448	$73,148

(1)	For the period from May 3, 2005 through September 30, 2005, Acquisition Fees for, among other things, identifying Properties and structuring the terms of the leases were equal to 3% of gross offering proceeds and loan proceeds from Permanent Financing under this offering (4% of gross offering and loan proceeds for the period from May, 14, 2004 through May 2, 2005 and 4.5% of gross offering and loan proceeds under the Prior Offerings). These fees are included in other assets in the accompanying unaudited condensed consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

If we List, the Advisor will receive an Acquisition Fee equal to 3% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, the orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual Stockholders' 8% Return on Invested Capital.

(2)	Monthly Asset Management Fee of 0.05% of our real estate asset value, as defined in the Advisory Agreement, and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month.
(3)	Reimbursement of administrative services, including, but not limited to, accounting, financial, tax, insurance administration and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended September 30, 2005 and 2004, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) Selling Commissions of 6.5% of gross proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2% of gross proceeds under this offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company's second public offering. The majority of these fees were reallowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2005 and 2004, we incurred the following fees and costs (in thousands):

	Nine months ended September 30,
	2005	2004
Selling Commissions	$8,901	$57,449
Marketing support fees	2,729	5,056
Offering and due diligence costs	3,721	16,411

	$15,351	$78,916

Amounts due to related parties consisted of the following at (in thousands):

	September 30, 2005	December 31, 2004
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$12	$21
Accounting and administrative services	542	761
Acquisition Fees and expenses	135	656

	689	1,438

Due to CNL Securities Corp.:
Selling Commissions	233	149
Marketing support fees and due diligence expense reimbursements	72	45

	305	194

	$994	$1,632

Century Capital Markets, LLC ("CCM"), an entity in which CNL Capital Corp., an Affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11 of the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Financial Information commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005 and 2004, $115,600 and $82,000, respectively, was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, we now pay the monthly services fee directly to the non-affiliated third party.

We own a 9.90% interest in CNL Plaza, Ltd. (the “Owner”), a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain Affiliates of CNL Financial Group (“CFG”) lease office space. CFG owns a controlling interest in the parent company of the Advisor and is indirectly wholly owned by James M. Seneff, Jr., our Chairman of the Board, and his wife. Robert A. Bourne, our Vice-Chairman of the Board and Treasurer, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1% interest as general partner of the Owner and whose general partner is indirectly wholly owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly owned by Messrs. Seneff and Bourne, and which has a 49.50% interest, as a limited partner, in the Owner; CNL Hotels & Resorts, Inc. which has a 9.90% interest, as a limited partner, in the Owner; Commercial Net Lease Realty, Inc., which has a 24.75% interest, as a limited partner, in the Owner; and CNL APF Partners, LP, which has a 4.95% interest, as a limited partner, in the Owner. We also own a 9.90% interest in CNL Plaza Venture, Ltd. (the “Borrower”), a Florida limited partnership, which is the general partner of the Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner.

In 2004, the Owner conveyed a small portion of the premises underlying the parking structure adjacent to its office building, valued by the parties at approximately $600,000, to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60% interest and 40% interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge that has not been constructed yet and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. In addition, the Owner may be entitled to additional consideration pursuant to a purchase price adjustment.

On September 30, 2005, we executed a pro rata, several guarantee limited to 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the Borrower that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, we received approximately $158,000 and $99,000, respectively, in distributions from the Owner.

We maintain bank accounts in a bank in which certain of our officers and Directors, including Messrs. Seneff and Bourne, serve as directors and are principal stockholders. The amounts deposited with this bank were $3.2 million and $22.9 million at September 30, 2005 and December 31, 2004, respectively.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 27% and 31% of our total revenues for the quarter and nine months ended September 30, 2004, respectively.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the quarter and nine months ended September 30, 2005, these tenants contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141. For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standards No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

Derivative Instruments. The valuation of derivatives under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended and interpreted, requires us to make estimates and judgments that affect the fair value of those instruments. We use standard market conventions to determine the fair values of derivative instruments; and techniques such as discounted cash flow analysis, option pricing models, and termination cost are used to determine fair value at each balance sheet date. All methods of assessing fair value result in a general approximation of value and such value may never actually be realized.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about future events, including but not limited to the closing of pending investments and financings and the sale of certain Properties. These statements concern events that are not historical facts, and/or contain words such as "believe," "intend," "expect" "will" and "may." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks are discussed in our SEC filings, including the "Risk Factors" section of the Prospectus and our annual report on Form 10-K for the year ended December 31, 2004. In addition, certain factors that might cause such a difference in actual results, performance or achievements include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our Revolving LOC and availability of an on-going line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, the ability of certain of our tenants and operators to enhance cash flow from operations at our Properties that are experiencing operating performance deficiencies, our ability to close on pending acquisitions, our ability to sell the Properties currently held for sale, our ability to continue to locate suitable Properties and borrowers for our Mortgage Loans, other loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, or the Senior Secured Term Loan. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although we believe our current expectations are based upon reasonable assumptions, we can give no assurance that expectations will be attained.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information updates and replaces the corresponding information beginning on page 95 of the Prospectus.

Effective as of May 13, 2005, Kimberly P. Ross resigned as Secretary of the Company and effective May 13, 2005, Lynn Gutierrez was appointed Secretary of the Company.

Effective as of September 23, 2005, Thomas J. Hutchison III resigned as Chief Executive Officer and President of the Company. Effective as of September 23, 2005, Stuart J. Beebe was appointed Chief Executive Officer and President of the Company and relinquished his position as Executive Vice President of Acquisitions and Finance of the Company. Accordingly, the biography of Thomas J. Hutchison III, beginning on page 97 of the Prospectus, is deleted and all references in the Prospectus to Mr. Hutchison being Chief Executive Officer and President of the Company are replaced with references to Stuart J. Beebe.

The following biography replaces the biography of Stuart J. Beebe on page 98 of the Prospectus.

Stuart J. Beebe, age 47. From December 31, 2004 until September 23, 2005, Mr. Beebe served as Executive Vice President of Acquisitions & Finance of the Company and the Advisor. In those roles, Mr. Beebe coordinated all new business development and investment activities and oversaw the financing of projects and structuring of corporate debt. He also worked closely with other senior management in the development and execution of the Company’s and the Advisor’s strategic business plan. Mr. Beebe served as Chief Financial Officer of the Company and the Advisor from July 2002 through December 2004. From December 1997 through July 2002, Mr. Beebe served as Chief Financial Officer of CNL Real Estate Group, Inc. and CNL Realty & Development Corp. and was responsible for executing their financial and capital structuring initiatives. He also coordinated their investment and development activities focused on commercial office buildings and master planned communities. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln’s Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B. A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT), the National Association of Industrial Office Properties (NAIOP) and the Urban Land Institute (ULI).

The following biography replaces the biography of Kimberly P. Ross on page 99 of the Prospectus.

Lynn Gutierrez, age 52, serves as Secretary of the Company. In addition, Ms. Gutierrez serves as the Director of Regulatory Reporting for CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Gutierrez was the manager of SEC reporting for CNL Investment Company, where she was responsible for facilitating the preparation and filing of the Securities Act filings for CNL Retirement Properties, Inc. and other entities. Before joining CNL in November 1990, Ms. Gutierrez was a staff accountant for Coopers & Lybrand, Certified Public Accountants. Ms. Gutierrez holds a B.S. in Accounting from the University of Central Florida and is a Certified Public Accountant in the State of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

The Company has entered into indemnification agreements with Clark Hettinga and Lynn Gutierrez effective as of December 31, 2004 and May 13, 2005, respectively.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following paragraph updates and replaces the corresponding paragraph on page 99 of the Prospectus.

Each Director is entitled to receive $35,000 annually for serving on our Board of Directors, as well as a fee of $1,500 per board meeting attended (including any telephonic meeting) of the Board of Directors, or any committee of our Board of Directors at which such Director is present or in which the Director participates by telephone. In addition, the Chairman of the Audit Committee is entitled to receive a retainer in the amount of $5,000 annually for serving as Chair, as well as a fee of $1,500 per meeting at which such Chairman is present or in which such Chairman participates by telephone with our independent accountants as a representative of the Audit Committee. Directors that are members of a committee of our Board of Directors are entitled to receive fees of $1,500 per day for service as representatives of such committee in lieu of the above per meeting compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such committee). Our Board of Directors, from time to time, may change the compensation to be paid to Directors in connection with service on our Board of Directors and any committee of our Board of Directors. We will not pay any compensation to our officers and Directors who also serve as officers and directors of our Advisor.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

The following information updates and replaces the corresponding information on page 100 of the Prospectus.

Effective as of September 23, 2005, Thomas J. Hutchison III resigned as Director, Chief Executive Officer and President of the Advisor and Stuart J. Beebe was appointed Chief Executive Officer and President of the Advisor.

THE ADVISORY AGREEMENT

The following paragraph is inserted following the third full paragraph on page 102 of the Prospectus.

On May 2, 2005, we entered into the Renewal Agreement with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. On July 13, 2005, we entered into the First Amendment to the Renewal Agreement to reduce the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement from 4.0% to 3.0%. This reduction is deemed to be effective as of May 3, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 103 of the Prospectus.

The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2005 through November 30, 2005, we incurred approximately $9.4 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2005 through November 30, 2005, we incurred approximately $3.7 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

Pursuant to the Advisory Agreement, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans, or the purchase, development, or construction of a Property or other Permitted Investment. Prior to May 3, 2005, the Advisor was entitled to 4.0% of Gross Proceeds and loan proceeds from Permanent Financing, but excluding loan proceeds used to finance Secured Equipment Leases. Beginning May 3, 2005, the Advisor is entitled to 3.0% of Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the line of credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. During the period January 1, 2005 through November 30, 2005, we incurred approximately $7.3 million of such fees in connection with this offering. For the period January 1, 2005 through November 30, 2005, we incurred Acquisition Fees totaling approximately $13.4 million as a result of Permanent Financing used to acquire certain Properties.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the period January 1, 2005 through November 30, 2005, we incurred approximately $17.5 million of such fees.

We incur operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended September 30, 2005, our Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide various administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2005, we incurred approximately $5.6 million for these services, approximately $1.3 million representing stock issuance costs, approximately $0.2 million representing acquisition-related costs and approximately $4.1 million in general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

During the nine months ended September 30, 2005, Affiliates of the Advisor incurred on our behalf $2.4 million for certain Offering Expenses.

We maintain bank accounts in a bank in which certain of our officers and Directors, including Messrs. Seneff and Bourne, serve as directors and are principal stockholders. The amount deposited with this bank at September 30, 2005 was approximately $3.2 million.

Century Capital Markets, LLC ("CCM"), an entity in which CNL Capital Corp., an Affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11 to the Notes to the Condensed Consolidated Financial Statements commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005, $115,600 was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, we now pay the monthly services fee directly to the non-affiliated third party.

We own a 9.90% interest in the Owner, a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain Affiliates of CFG lease office space. CFG owns a controlling interest in the parent company of the Advisor and is indirectly wholly owned by James M. Seneff, Jr., our Chairman of the Board, and his wife. Robert A. Bourne, our Vice-Chairman of the Board and Treasurer, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1% interest as general partner of the Owner and whose general partner is indirectly wholly owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly owned by Messrs. Seneff and Bourne, and which has a 49.50% interest, as a limited partner, in the Owner; CNL Hotels & Resorts, Inc. which has a 9.90% interest, as a limited partner, in the Owner; Commercial Net Lease Realty, Inc., which has a 24.75% interest, as a limited partner, in the Owner; and CNL APF Partners, LP, which has a 4.95% interest, as a limited partner, in the Owner. We also own a 9.90% interest in the Borrower, a Florida limited partnership, which is the general partner of the Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner.

In 2004, the Owner conveyed a small portion of the premises underlying the parking structure adjacent to its office building, valued by the parties at approximately $600,000, to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60% interest and 40% interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge that has not been constructed yet and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. In addition, the Owner may be entitled to additional consideration pursuant to a purchase price adjustment.

On September 30, 2005, we executed a pro rata, several guarantee limited to 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the Borrower that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, we received approximately $158,000 and $99,000, respectively, in distributions from the Owner.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 27% of our total revenues for nine months ended September 30, 2005.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the nine months ended September 30, 2005, these tenants contributed less than 1% of our total revenues.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following information updates and replaces the table and footnotes on page 114 of the Prospectus.

The following table presents total Distributions declared (in thousands) and Distributions per Share:

	Quarter							Year
	First		Second		Third	Fourth
2005:
Total Distributions declared	$42,593		$44,003		$44,404		(1)
Distributions per Share	0.1776		0.1776		0.1776		(1)

2004:
Total Distributions declared	$28,841		$37,344		$39,755	$41,216		$147,156
Distributions per Share	0.1776		0.1776		0.1776	0.1776		0.7104

2003:
Total Distributions declared	$8,689		$12,031		$16,591	$22,473		$59,784
Distributions per Share	0.1767		0.1767		0.1767	0.1770		0.7071

2002:
Total Distributions declared	$1,552		$2,587		$4,097	$6,143		$14,379
Distributions per Share	0.1749		0.1749		0.1749	0.1755		0.7002

2001:
Total Distributions declared	$220		$248		$312	$727		$1,507
Distributions per Share	0.1749		0.1749		0.1749	0.1749		0.6996

2000:
Total Distributions declared	$43		$109		$161	$189		$502
Distributions per Share	0.0750		0.1537		0.1749	0.1749		0.5785

1999:
Total Distributions declared		(2)		(2)	$16	$34		$50
Distributions per Share		(2)		(2)	0.0500	0.0750		0.1250

(1)	In October and November 2005, the Board declared Distributions totaling $14.9 million and $15.0 million, respectively (representing $0.0592 per Share), payable by December 31, 2005.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, we did not make any cash Distributions because operations had not commenced.
(3)	For the nine months ended September 30, 2005, the years ended December 31, 2004, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date our operations commenced) through December 31, 1999, approximately 70%, 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 30%, 40%, 29%, 35%, 35%, 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by us as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that we had not yet acquired all of our Properties and were still in the offering stage as of September 30, 2005, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the nine months ended September 30, 2005, may not be indicative of the results that may be expected for the year ended December 31, 2005.
(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2005, and the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 20%, 20%, 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.
(5)	Distributions declared and paid for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.104%, 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

The following paragraph updates and replaces the paragraph following footnote paragraph (5) on page 115 of the Prospectus.

We intend to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Directors. Our Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, our Board of Directors, in its discretion, may determine to declare Distributions on another basis. During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit.

The second, third and fourth paragraphs following footnote paragraph (5) on page 115 of the Prospectus are deleted in their entirety.

THE OFFERING

PLAN OF DISTRIBUTION

The following paragraphs update and replace the last paragraph on page 136 and the fifth paragraph on page 137 of the Prospectus.

In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the 6.5% Selling Commissions and the 2.0% marketing support fee discount described above, if the investor is a "purchaser" (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 4.0% prior to May 3, 2005, and 3.0% beginning May 3, 2005). In such instance, the initial purchase price per Share was $8.85 prior to May 3, 2005, and beginning May 3, 2005, the initial purchase price per Share will be $8.95; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

*Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a "purchaser" and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such sale (as opposed to 4.0% prior to May 3, 2005, and 3.0 % beginning May 3, 2005). In such instance, such purchaser and any person to whom such Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

EXPERTS

The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in the Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DEFINITIONS

"Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.0% of any Permanent Financing prior to May 3, 2005, and beginning May 3, 2005, to pay a fee of 3.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $19.8 million in gross offering proceeds from the sale of 2.0 million additional shares for the period October 1, 2005 through November 30, 2005, the payment of related offering expenses, and borrowings of $91.5 million under mortgage notes payable and (ii) the application of these funds and cash on hand as of December 31, 2004, to purchase six Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, and the payment of $40.0 million toward the outstanding balance on the Company’s line of credit, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2005.

The Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2005 and the year ended December 31, 2004, include the following items: (a) the historical operating results of the Company, (b) for Properties (including DASCO) acquired during the period January 1, 2004 through September 30, 2005; the Properties’ operating results from the later of January 1, 2004 or the date the Property became operational through the acquisition date and (c) for Properties acquired after September 30, 2005, the Properties’ operating results from the later of January 1, 2004 or the date the Property became operational through the end of the pro forma period presented.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of our financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of our financial results or conditions in the future.

F-1

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,924,763	$51,967	(b)	$2,976,730
Accounted for using the direct financing method	486,381	—		486,381
Intangible lease costs, net	103,620	3,786	(c)	107,406

	3,514,764	55,753		3,570,517
Cash and cash equivalents	39,965	17,533	(a)	54,434
		(3,064	)(b)
Restricted cash	27,511	—		27,511
Accounts and other receivables, net	25,761	—		25,761
Deferred costs, net	23,826	418	(b)	24,244
Accrued rental income	88,130	—		88,130
Other assets	31,604	594	(a)	32,078
		(2,866	)(b)
		2,746	(b)
Real estate held for sale	12,628	—		12,628
Goodwill	5,791	—		5,791

	$3,769,980	$71,114		$3,841,094

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,145,384	$91,520	(b)	$1,236,904
Bonds payable	95,524	—		95,524
Construction loans payable	133,469	—		133,469
Line of credit	115,000	(40,000	)(b)	75,000
Due to related parties	994	—		994
Accounts payable and other liabilities	31,260	—		31,260
Intangible lease liability, net	4,811	787	(c)	5,598
Deferred income	5,743	—		5,743
Security deposits	24,932	—		24,932

Total liabilities	1,557,117	52,307		1,609,424

Commitments and contingencies

Minority interests	4,306	680	(b)	4,986

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares		—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares		—
Common stock, $.01 par value per share Authorized one billion shares, issued 255,976 and 257,957 shares, respectively, outstanding 252,086 and 254,067 shares, respectively	2,521	20	(a)	2,541
Capital in excess of par value	2,264,197	18,107	(a)	2,282,304
Accumulated distributions in excess of net income	(61,115)	—		(61,115)
Accumulated other comprehensive income	2,954	—		2,954

Total stockholders’ equity	2,208,557	18,127		2,226,684

	$3,769,980	$71,114		$3,841,094

See accompanying notes to unaudited pro forma consolidated financial statements.

F-2

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$177,425	$4,714	(1)	$182,139
Earned income from direct financing leases	45,688	—		45,688
Furniture, fixture and equipment reserve income	5,634	—		5,634
Contingent rent	2,035	—		2,035
Medical Office Buildings:
Rental income from operating leases	41,459	9,967	(1)	51,539
		113	(4)
Tenant expense reimbursements	9,588	1,489	(5)	11,077
Property management and development fees	3,370	—		3,370

	285,199	16,283		301,482

Expenses:
Seniors’ Housing property expenses	582	—		582
Medical Office Buildings’ operating expenses	18,370	3,495	(6)	21,865
General and administrative	15,220	—		15,220
Asset management fees to related party	13,688	966	(8)	14,654
Provision for doubtful accounts	2,326	—		2,326
Depreciation and amortization	71,774	7,036	(9)	78,810

	121,960	11,497		133,457

Operating income	163,239	4,786		168,025

Interest and other income	2,439	201	(11)	2,640
Interest and loan cost amortization expense	(53,663)	(5,765	)(12)	(59,428)

Income before equity in earnings of unconsolidated entity, minority interests in loss (income) of consolidated subsidiaries and loss from discontinued operations	112,015	(778)		111,237

Equity in earnings of unconsolidated entity	165	—		165
Minority interests in loss (income) of consolidated Subsidiaries	(395)	(15	)(13)	(410)

Income from continuing operations, net	$111,785	$(793)		$110,992

Income per share of common stock (basic and diluted) from continuing operations (14)	$0.45			$0.45

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	246,527			246,534

See accompanying notes to unaudited pro forma consolidated financial statements.

F-3

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

	Historical	Historical Portfolio of 22 Medical Office Buildings	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$172,246	$—	$64,659	(1)	$236,905
Earned income from direct financing leases	54,873	—	5,262	(1)	60,135
FF&E reserve income	4,601	—	20	(2)	4,621
Contingent rent	90	—	—		90
Medical Office Buildings:
Rental income from operating leases	26,225	9,107	27,392	(1)	62,870
			58	(3)
			88	(4)
Tenant expense reimbursements	4,735	1,617	4,519	(5)	10,871

	262,770	10,724	101,998		375,492

Expenses:
Seniors’ Housing property expenses	1,639	—	—		1,639
Medical Office Buildings operating expenses	11,234	3,421	10,743	(6)	25,398
General and administrative	14,743	—	3,289	(7)	18,032
Asset management fees to related party	12,462	—	6,358	(8)	18,820
Provision for doubtful accounts	3,900	—	—		3,900
Depreciation and amortization	62,512	—	40,074	(9)	102,586

	106,490	3,421	60,464		170,375

Operating income	156,280	7,303	41,534		205,117

Interest and other income	4,768	401	(2,815	)(10)	2,896
			542	(11)
Interest and loan cost amortization	(42,783)	—	(26,369	)(12)	(69,152)

Income before equity in earnings of unconsolidated entity, minority interests in (income) loss of consolidated subsidiaries and discontinued operations	118,265	7,704	12,892		138,861
Equity in earnings of unconsolidated entity	178	—	—		178

Minority interests in (income) loss of consolidated subsidiaries	(93)	—	107	(13)	14

Income from continuing operations, net	$118,350	$7,704	$12,999		$139,053

Income per share of common stock from continuing operations (basic and diluted) (14)	$0.56				$0.60

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	210,343				232,759

See accompanying notes to unaudited pro forma consolidated financial statements.

F-4

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $19,811 from the sale of 1,981 shares during the period October 1, 2005 through November 30, 2005 and the payment of $2,278 for (i) related acquisition fees of $594 (3.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $1,288 (6.5% of gross proceeds) and (iii) marketing support fees of $396 (2.0% of gross proceeds), both of which have been netted against stockholders’ equity.

(b)	Represents the use of $3,064 and borrowings of $91,520 under mortgage notes payable (i) to purchase six Properties for $52,100 (ii) to pay loan costs of $418 (iii) to pay acquisition fees on permanent financing (3.0% of permanent financing) of $2,746 and (iv) to make a $40.0 million principal payment against the Company’s line of credit. Also represents the reclassification of $2,866 in miscellaneous acquisition costs and acquisition fees to investment properties and intangible lease costs (see Note (c) below). In addition, the purchase price amount includes $680 which is funded by minority interest partners. The allocation of the purchase price is preliminary and will be finalized upon the receipt of third-party reports.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Portfolio of five medical office buildings and one specialty hospital	$52,100	$2,866	$54,966

Properties subject to operating leases	$52,100	$2,866	$54,966

(c)	We allocate the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships, if any. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the remaining terms of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the remaining terms of the leases acquired with each Property.

The following presents the preliminary allocation of the purchase price to intangibles for the acquisition of five medical office buildings and one specialty hospital, along with the respective amortization periods and methods:

	Purchase Price Allocation	Average Amortization Period	Amortization Method
Intangible lease costs	$3,469	8.5 years	Straight-line
Above market leases	317	8.5 years	Straight-line
Below market leases	(787)	8.5 years	Straight-line

F-5

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions we considered probable as of November 30, 2005 (collectively, the “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by us as compared to January 1, 2004, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Properties subject to operating leases:
Acquired Seniors’ Housing:
Portfolio of 19 Properties	February 6 & 13, 2004	$537,321	$6,137	$—
Portfolio of two Properties	April 1, 2004	17,790	542	—
Property in Fairborn, OH	June 29, 2004	6,200	404	—
Property in Tiverton, RI	August 6, 2004	24,679	1,643	—
Portfolio of six Properties	August 24, 2004	33,000	2,602	—
Portfolio of 11 Properties	November 9, 2004	180,000	17,430	—
Portfolio of six Properties	December 30, 2004	148,000	15,446	—
Property in Chicago, IL	February 28, 2005	50,000	5,298	867
Portfolio of 16 Properties	March 31, 2005	136,897	14,928	3,732
Property in Victorville, CA	June 30, 2005	2,103	229	115

		$1,135,990	$64,659	$4,714

Acquired Medical Office Buildings:
Portfolio of 28 Properties	August 24 & 30, 2004	$192,559	$11,883	$—
Property in Scottsdale, AZ	November 2, 2004	16,822	1,849	—
Property in Texarkana, TX	January 6, 2005	8,500	1,185	16
Two Properties in Oakbrook Terrace, IL	February 3, 2005	20,070	2,321	192
Two Properties in Chattanooga, TN	June 30, 2005	15,491	2,228	1,114
Two Properties in Little Rock, AR	June 30, 2005	4,200	560	280
Portfolio of eight Properties	September 30, 2005	88,700	5,294	5,259
Probable Medical Office Buildings:
Portfolio of six Properties	August 12, 2005	52,100	2,072	3,106

		$398,442	$27,392	$9,967

Investment in direct financing leases:
Acquired Seniors’ Housing:
Property in Lincolnshire, IL	July 8, 2004	$27,000	$2,053	$—
Property in Houston, TX	November 18, 2004	23,000	3,209	—

		$50,000	$5,262	$—

Historical amounts for a portfolio of 22 medical office buildings that were acquired on April 30, 2004 are presented separately based on historical results of operations from January 1, 2004 to April 30, 2004.

F-6

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income – Continued:

(2)	Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3)	Represents our straight-line rent adjustment to the historical rental income of a portfolio of 22 medical office buildings.

(4)	Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property’s acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the remaining terms of the acquired leases of each Property.

(5)	Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6)	Represents operating expenses related to the medical office buildings for the Pro Forma Period.

(7)	Represents general and administrative expenses related to DASCO, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(8)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in our Prospectus.

(9)	Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $5,810 and $32,743 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $1,226 and $7,331 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining terms of the acquired leases of each Property.

F-7

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

The following tables summarize the pro forma adjustments to depreciation and amortization expense for Pro Forma Properties acquired or probable subsequent to December 31, 2003 which are operational and subject to operating leases.

	Pro Forma Depreciation and Amortization Expense for the Pro Forma Properties for the Year Ended December 31, 2004	Historical Depreciation and Amortization Expense for the Pro Forma Properties for the Year Ended December 31, 2004	Pro Forma Adjustment for the Year Ended December 31, 2004
Building	$36,137	$16,642	$19,495
FF&E	2,846	953	1,893
Tenant improvements	17,491	6,691	10,800
Site improvements	906	351	555
Intangible lease costs	13,132	5,801	7,331

	$70,512	$30,438	$40,074

	Pro Forma Depreciation and Amortization Expense for the Pro Forma Properties for the Nine Months Ended September 30, 2005	Historical Depreciation and Amortization Expense for the Pro Forma Properties for the Nine Months Ended September 30, 2005	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Building	$5,559	$3,208	$2,938
FF&E	295	203	92
Tenant improvements	3,375	698	2,677
Site improvements	146	43	103
Intangible lease costs	2,106	880	1,226

	$11,481	$5,032	$7,036

(10)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that we earned interest income from interest bearing accounts at a rate of approximately 2% per annum during the year ended December 31, 2004.

(11)	Represents other miscellaneous tenant income from certain medical office buildings.

F-8

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

(12)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Periods based on the following terms (the Pro Forma interest rate used for variable rate loans was the interest rate in effect at the time of funding):

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Various mortgage loans maturing January 2011	$74,645	Fixed interest rate of 5.96%. Monthly interest only payments for first two years with principal and interest payable monthly for the remaining term of the loan.	$346	$—

Various mortgage loans maturing between October 2005 and April 2008	222,680	Floating at 0.9% to 1.04% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. The Pro Forma interest rate ranged from 2.02% to 2.94%.	1,195	134

Various mortgage loans maturing June 2008	48,740	Floating at 3.70% over the 30-day LIBOR with a minimum interest rate of 5.95%. Monthly interest only payments through either July 2004 or January 2005 and with monthly principal and interest payments thereafter until maturity. The Pro Forma interest rate was 5.95%.	199	—

Various mortgage loans maturing between July 2007 and March 2013	162,483	Fixed interest rates ranging from 5.09% to 8.42% with principal and interest payable monthly.	5,571	627

Various mortgage loans maturing between October 2008 and January 2009	144,900	Fixed interest rates ranging from 5.15% to 5.79% with interest only payable monthly for the first year and with principal and interest payable monthly for the remaining term of the loan.	3,915	—

Various mortgage loans maturing January 2010	90,000	Floating at 1.12% over the Freddie Mac Reference Bill Index and interest only payable monthly. The Pro Forma interest rate was 3.39%.	3,055	—

F-9

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Various mortgage loans maturing between January 2010 and March 2010	$150,000	Floating at 1.25% to 1.50% over LIBOR and interest only payable monthly. The Pro Forma weighted average interest rate was 4.12%.	$6,180	$704

Various mortgage loans maturing March 2012	39,010	Fixed interest rate of 4.85% with interest only payable for the first 30 months and with principal and interest payable monthly for the remaining term of the loans.	1,892	315

Various mortgage loans with a 10 year term	91,520	Fixed interest rate of 5.06% and 5.16% with interest only payments for first five years with principal and interest payable monthly for the remaining term of the loan. For properties developed in 2004, interest is capitalized and not expensed.	3,285	3,756

			$25,638	$5,536

In addition, loan cost amortization was $1,070 and $235 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively, and debt premium amortization was $339 and $6 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively. Loan costs and debt premiums are amortized using the effective interest method over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, the interest expense adjustment would have increased by $360 and $26 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.

(13)	Represents the minority interest in the net income which was generated by DASCO and certain consolidated entities that own medical office buildings.

(14)	Historical earnings per share from continuing operations were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2005 and the year ended December 31, 2004. As a result of receipts of gross proceeds from the sale of shares during the period October 1, 2005 through November 30, 2005, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding for the nine months ended September 30, 2005 and the year ended December 31, 2004, as adjusted for the subsequent sale of shares as needed to fund the purchase of the Pro Forma Properties.

F-10

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except per share data)

	September 30, 2005	December 31, 2004
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,924,763	$2,580,948
Accounted for using the direct financing method	486,381	480,051
Intangible lease costs, net	103,620	98,237

	3,514,764	3,159,236
Cash and cash equivalents	39,965	51,781
Restricted cash	27,511	34,430
Accounts and other receivables, net	25,761	20,545
Deferred costs, net	23,826	17,469
Accrued rental income	88,130	51,795
Other assets	31,604	11,412
Real estate held for sale	12,628	17,182
Goodwill	5,791	5,791

	$3,769,980	$3,369,641

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,145,384	$937,589
Bonds payable	95,524	94,451
Construction loans payable	133,469	81,508
Line of credit	115,000	20,000
Term loan	—	60,000
Due to related parties	994	1,632
Accounts payable and other liabilities	31,260	33,937
Intangible lease liability, net	4,811	3,742
Deferred income	5,743	4,811
Security deposits	24,932	26,253

Total liabilities	1,557,117	1,263,923

Commitments and contingencies

Minority interests	4,306	2,361

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion shares, issued 255,976 and 238,485 shares, respectively, outstanding 252,086 and 237,547 shares, respectively	2,521	2,376
Capital in excess of par value	2,264,197	2,135,498
Accumulated distributions in excess of net income	(61,115)	(34,517)
Accumulated other comprehensive income	2,954	—

Total stockholders’ equity	2,208,557	2,103,357

	$3,769,980	$3,369,641

See accompanying notes to condensed consolidated financial statements.

F-11

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Seniors’ Housing:
Rental income from operating leases	$61,649	$44,078	$177,425	$123,340
Earned income from direct financing leases	14,999	14,162	45,688	40,303
Furniture, fixture and equipment reserve income	2,125	1,200	5,634	3,425
Contingent rent	24	30	2,035	79
Medical Office Buildings:
Rental income from operating leases	14,535	9,315	41,459	14,065
Tenant expense reimbursements	3,084	1,495	9,588	2,215
Property management and development fees	1,030	489	3,370	489

	97,446	70,769	285,199	183,916

Expenses:
Seniors’ Housing property expenses	215	456	582	895
Medical Office Buildings’ operating expenses	6,712	3,694	18,370	5,469
General and administrative	6,675	4,329	15,220	9,853
Asset management fees to related party	4,713	3,358	13,688	8,644
Provision for doubtful accounts	676	1,001	2,326	2,251
Depreciation and amortization	25,269	17,830	71,774	41,948

	44,260	30,668	121,960	69,060

Operating income	53,186	40,101	163,239	114,856

Interest and other income	876	1,283	2,439	2,762
Interest and loan cost amortization expense	(20,028)	(10,822)	(53,663)	(30,292)

Income before equity in earnings of unconsolidated entity, minority interests in loss (income) of consolidated subsidiaries and loss from discontinued operations	34,034	30,562	112,015	87,326

Equity in earnings of unconsolidated entity	82	50	165	97
Minority interests in loss (income) of consolidated subsidiaries	2	(157)	(395)	(157)

Income from continuing operations, net	34,118	30,455	111,785	87,266

Loss from discontinued operations	(308)	(1,541)	(7,383)	(860)

Net income	$33,810	$28,914	$104,402	$86,406

Net income (loss) per share of common stock (basic and diluted)
From continuing operations	$0.14	$0.14	$0.45	$0.43
From discontinued operations	—	(0.01)	(0.03)	—

	$0.14	$0.13	$0.42	$0.43

Weighted average number of shares of common stock outstanding (basic and diluted)	250,372	224,139	246,527	202,812

See accompanying notes to condensed consolidated financial statements.

F-12

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

Nine months ended September 30, 2005 and Year Ended December 31, 2004

(in thousands, except per share data)

			Capital in excess of par value	Accumulated distributions in excess of net income	Accumulated other comprehensive income	Total
	Common stock
	Number of shares	Par value
Balance at December 31, 2003	150,077	$1,501	$1,349,719	$(5,279)	$—	$1,345,941
Net income	—	—	—	117,918	—	117,918
Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	—	880,268
Retirement of common stock	(685)	(7)	(6,491)	—	—	(6,498)
Stock issuance costs	—	—	(87,116)	—	—	(87,116)
Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	—	(147,156)

Balance at December 31, 2004	237,547	2,376	2,135,498	(34,517)	—	2,103,357

Net income	—	—	—	104,402	—	104,402
Change in fair value of cash flow hedges	—	—	—	—	2,954	2,954

Total comprehensive income	—	—	—	104,402	2,954	107,356

Subscriptions received for common stock through public offerings and reinvestment plan	17,568	175	172,794	—	—	172,969
Retirement of common stock	(3,029)	(30)	(28,744)	—	—	(28,774)
Stock issuance costs			(15,351)	—	—	(15,351)
Distributions declared and paid ($0.5328 per share)	—	—	—	(131,000)	—	(131,000)

Balance at September 30, 2005	252,086	$2,521	$2,264,197	$(61,115)	$2,954	$2,208,557

See accompanying notes to condensed consolidated financial statements.

F-13

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2005	2004
Increase (decrease) in cash and cash equivalents:
Net cash provided by operating activities	$148,895	$107,424

Investing activities:
Investment in land, buildings and equipment	(355,248)	(746,389)
Investment in direct financing leases	(278)	(28,717)
Investment in intangible lease costs	(14,417)	(64,260)
Investment in The DASCO Companies, LLC	—	(5,791)
Investment in Senior Secured Term Loan	(12,000)	—
Payment of acquisition fees and costs	(18,595)	(60,609)
Payment of deferred leasing costs	(798)	—
Distributions from unconsolidated entity	158	99
Decrease (increase) in restricted cash	1,646	(10,138)

Net cash used in investing activities	(399,532)	(915,805)

Financing activities:
Proceeds from borrowings on mortgages payable	228,510	155,045
Principal payments on mortgages payable	(64,153)	(27,689)
Proceeds from issuance of life care bonds	8,189	8,611
Retirement of life care bonds	(7,116)	(5,633)
Proceeds from construction loans payable	51,961	60,358
Proceeds from line of credit	115,000	—
Repayment of line of credit	(20,000)	—
Payment on term loan	(60,000)	—
Payment of loan costs	(9,825)	(10,160)
Contributions from minority interests	1,782	503
Distributions to minority interests	(233)	(11)
Subscriptions received from stockholders	172,969	797,924
Distributions to stockholders	(130,942)	(105,939)
Retirement of common stock	(32,071)	(1,919)
Payment of stock issuance costs	(15,250)	(80,041)

Net cash provided by financing activities	238,821	791,049

Net decrease in cash and cash equivalents	(11,816)	(17,332)
Cash and cash equivalents at beginning of period	51,781	167,090

Cash and cash equivalents at end of period	$39,965	$149,758

Supplemental schedule of non-cash financing activities:
Mortgages assumed on properties purchased	$43,076	$365,167

See accompanying notes to condensed consolidated financial statements.

F-14

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

1.	Organization and Basis of Presentation:

Organization – CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The term “Company” includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties and holding other permitted investments.

The Company acquires real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”), medical office buildings, specialty clinics, walk-in clinics, free standing ambulatory surgery centers, specialty or general hospitals and other types of health care-related facilities (collectively “MOBs”). Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans (“Mortgage Loans”), furniture, fixture and equipment financing (“Secured Equipment Leases”) and other loans to operators or developers of Seniors’ Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment, which is the ownership, development, management and leasing of health care-related real estate. As of September 30, 2005, the Company owned 188 Seniors’ Housing facilities, 70 MOBs and a parcel of land.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company that manages thirty-seven of the Company’s MOBs and is developing three of the Company’s MOBs as of September 30, 2005. DASCO also provides development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services relating to its Properties, Mortgage Loans, Secured Equipment Lease program, other loans and other permitted investments pursuant to an advisory agreement that was renewed pursuant to a Renewal Agreement effective May 3, 2005 for a one-year term and was amended by an amendment to the Renewal Agreement on July 13, 2005 (the “Advisory Agreement”).

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine months ended September 30, 2005, may not be indicative of the results that may be expected for the year ending December 31, 2005. Amounts included in the financial statements as of December 31, 2004, have been derived from the audited financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2004. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications – Certain items in the prior periods’ financial statements have been reclassified to conform to the 2005 presentation, including those related to our discontinued operations (see Note 10). These reclassifications had no effect on reported equity or net income.

F-15

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

2.	Summary of Significant Accounting Policies:

Derivative Instruments and Hedging Activities – Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During 2005, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt (see Note 12).

As of September 30, 2005, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

3.	Public Offerings:

During the nine months ended September 30, 2005, the Company received subscription proceeds of $173.0 million from its fifth public offering (the “2004 Offering”). Total gross proceeds received from the 2004 Offering and the four prior public offerings (“Prior Offerings”) amount to $2.6 billion at September 30, 2005.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the nine months ended September 30, 2005 and 2004, the Company incurred $15.4 million and $78.9 million, respectively, in offering costs, including $11.6 million and $62.5 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

Under the terms of the Advisory Agreement, the acquisition fees to which the Advisor and its affiliates are entitled was reduced from 4% to 3% of Total Proceeds (as defined in the Advisory Agreement), effective May 3, 2005.

F-16

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

4.	Investment Properties:

Accounted for Using the Operating Method – Properties subject to operating leases consisted of the following at (dollars in thousands):

	September 30, 2005	December 31, 2004
Land and land improvements	$345,681	$311,198
Buildings and building improvements	2,494,780	2,118,086
Tenant improvements	93,194	62,641
Equipment	73,766	65,936

	3,007,421	2,557,861
Less accumulated depreciation	(134,770)	(73,716)

	2,872,651	2,484,145
Construction in progress	52,112	96,803

	$2,924,763	$2,580,948

Number of Properties (1)(2):
Seniors’ Housing:
Operating	149	130
Under construction	2	3

	151	133

Medical Office Buildings:
Operating	67	49
Under construction	3	3

	70	52

	221	185

(1)	At September 30, 2005, excludes four Seniors’ Housing facilities and a parcel of land held for sale. At December 31, 2004, excludes four Seniors’ Housing facilities held for sale.
(2)	Includes twenty-four MOBs and one Seniors’ Housing facility subject to long-term ground lease agreements.

Revenue recognized from the straight-lining of lease revenues over current contractually due amounts was $36.0 million and $28.0 million for the nine months ended September 30, 2005 and 2004, respectively ($12.4 million and $10.4 million for the quarters ended September 30, 2005 and 2004, respectively). These amounts are included in rental income from operating leases in the accompanying unaudited condensed consolidated statements of income.

Future minimum lease payments contractually due under the noncancellable operating leases at September 30, 2005, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$65,106
2006	266,884
2007	269,657
2008	272,302
2009	273,271
Thereafter	2,598,472

$3,745,692

F-17

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

4.	Investment Properties – Continued:

Accounted for Using the Direct Financing Method – Components of net investment in direct financing leases consisted of the following at (dollars in thousands):

	September 30, 2005	December 31, 2004
Minimum lease payments receivable	$1,487,130	$1,529,171
Estimated residual values	449,099	449,099
Less unearned income	(1,449,848)	(1,498,219)

Net investment in direct financing leases	$486,381	$480,051

Number of Properties	33	33

Lease payments due to the Company relating to six direct financing leases with a carrying value of $131.7 million are subordinate to first mortgage construction loans with third parties entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due under direct financing leases at September 30, 2005, were as follows (in thousands):

2005	$13,114
2006	54,179
2007	55,167
2008	56,255
2009	58,066
Thereafter	1,250,349

$1,487,130

5.	Intangible Lease Costs:

Intangible lease costs included the following at (in thousands):

	September 30, 2005	December 31, 2004
Intangible lease origination costs:
In-place lease costs	$103,736	$88,740
Customer relationship values	12,152	11,698

	115,888	100,438
Less accumulated amortization	(20,057)	(9,934)

	95,831	90,504

Above market lease values	9,744	8,475
Less accumulated amortization	(1,955)	(742)

	7,789	7,733

	$103,620	$98,237

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. Above market lease amortization charged against rental income from operating leases in the accompanying unaudited condensed consolidated statements of income was $1.2 million and $0.4 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.3 million for the quarters ended September 30, 2005 and 2004, respectively).

F-18

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

6.	Restricted Cash:

Restricted cash included the following at (in thousands):

	September 30, 2005	December 31, 2004
Property acquisition deposits	$8,601	$1,950
Lender escrow reserves	6,957	3,808
Horizon Bay tenant rent deposit	4,263	9,537
Furniture, fixture and equipment reserves	5,741	4,894
Transfer agent escrows	899	13,214
Other	1,050	1,027

	$27,511	$34,430

7.	Accounts and Other Receivables:

Accounts and other receivables included the following at (in thousands):

	September 30, 2005	December 31, 2004
Rental revenues receivable	$27,601	$21,790
Other receivables	4,960	2,655

	32,561	24,445
Less allowance for doubtful accounts	(6,800)	(3,900)

	$25,761	$20,545

At September 30, 2005 and December 31, 2004, rental revenues receivable included past due rents aggregating $15.6 million and $10.7 million, respectively. The provision for doubtful accounts for the nine months ended September 30, 2005 and 2004, was $2.9 million and $2.3 million, respectively, which included $2.3 million from continuing operations in both periods and $0.6 million and $0, respectively, from discontinued operations. The provision for doubtful accounts for the quarters ended September 30, 2005 and 2004 was $1.3 million and $1.0 million, respectively, which included $0.7 million and $1.0 million, respectively, from continuing operations and $0.6 million and $0, respectively, from discontinued operations.

8.	Deferred Costs:

Deferred costs included the following at (in thousands):

	September 30, 2005	December 31, 2004
Financing costs	$25,249	$17,989
Leasing commissions	989	523
Other lease costs	757	341

	26,995	18,853
Less accumulated amortization	(7,779)	(5,408)

	19,216	13,445

Lease incentives	4,912	4,114
Less accumulated amortization	(302)	(90)

	4,610	4,024

	$23,826	$17,469

Lease incentive costs are amortized to rental income over the terms of the leases. Lease incentive costs amortization charged against rental income for the nine months ended September 30, 2005 and 2004, was $0.2 million and $0, respectively ($0.1 million and $0 for the quarters ended September 30, 2005 and 2004, respectively).

F-19

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

9.	Other Assets:

Other assets as of September 30, 2005 were $31.6 million and consisted of a $12.0 million loan advance under a five-year $85.0 million, senior secured term loan to finance the acquisition, development, syndication and operation of new and existing surgical partnerships which bears interest at 14.0% (“Senior Secured Term Loan”) to an affiliate of the Cirrus Group, LLC (“Cirrus”), the fair value of derivative assets of $3.0 million, miscellaneous prepaid expenses, office equipment and prepaid acquisition costs of $16.6 million. Other assets as of December 31, 2004, were $11.4 million and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

10.	Real Estate Held For Sale:

As of September 30, 2005, real estate held for sale included four Seniors’ Housing facilities with an aggregate net carrying value of $9.4 million and a 10.4 acre parcel of land that was acquired in 2005 for $3.2 million as part of a portfolio of Seniors’ Housing Properties. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” we have reclassified the assets and operating results from the Seniors’ Housing Properties, restating previously reported results to reflect the reclassification on a comparable basis.

The assets of the real estate held for sale were presented separately in the accompanying unaudited condensed consolidated balance sheets and consist of the following at (in thousands):

	September 30, 2005	December 31, 2004
Real estate investment properties accounted for using the operating method, net	$12,423	$16,599
Accrued rental income	205	583

	$12,628	$17,182

The operational results associated with the Properties were presented as loss from discontinued operations in the accompanying unaudited condensed consolidated statements of income. Summarized financial information is as follows (in thousands):

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Rental income from operating leases	$392	$550	$1,448	$1,661
Provision for doubtful accounts	(616)	—	(616)	—
Impairment provisions	—	(1,883)	(7,740)	(1,883)
Loss from discontinued operations	(308)	(1,541)	(7,383)	(860)

F-20

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness:

Mortgages Payable – Mortgage notes payable and the net book value (“NBV”) of the associated collateral consisted of the following at (in thousands):

	September 30, 2005			December 31, 2004
	Mortgages Payable		NBV of Collateral	Mortgages Payable	NBV of Collateral
Various mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (4.53% weighted average interest rate at September 30, 2005), maturing October 2005	$140,445	(1)	$276,927	$110,445	$229,244

Various mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.0% (5.01% weighted average interest rate at September 30, 2005), maturing from November 2006 to March 2010	366,547	(2)	671,697	276,166	508,381

Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 2.15% (5.80% weighted average interest rate at September 30, 2005), maturing March 2007 and May 2007	43,920		100,890	43,920	109,116

Various fixed rate mortgages, interest only payments, bearing interest at rates ranging from 4.85% to 6.06%, (5.79% weighted average interest rate at September 30, 2005), maturing September 2010 through April 2012	206,155		426,467	167,145	355,145

Various fixed rate mortgages payable, principal and interest payments, including net premiums of $1.1 million and $0.7 million, respectively, bearing interest at rates ranging from 4.91% to 8.42% (6.25% weighted average interest rate at September 30, 2005), maturing July 2007 through November 2038	388,317		634,525	339,913	567,336

	$1,145,384		$2,110,506	$937,589	$1,769,222

(1)	On October 3, 2005, the Company exercised an extension option available under the $140.4 million mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility all to mature in October 2013. The facility contains provisions that will allow the Company to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% requiring principal and interest payments through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% requiring interest only payments through maturity. The Company also has the option to convert the variable rate debt component to fixed rate debt.
(2)	The Company entered into interest rate swap agreements tied to debt with an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in LIBOR rates.

Certain fixed rate loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

F-21

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness – Continued:

The following is a schedule of maturities for all mortgage notes payable, excluding loan premiums, at September 30, 2005 (in thousands):

2005	$142,387
2006	54,196
2007	65,303
2008	141,931
2009	141,566
Thereafter	598,914

$1,144,297

Bonds Payable – The Company has non-interest bearing life care bonds payable to certain residents of its two CCRCs. At September 30, 2005, $95.5 million was outstanding in bonds payable of which, $43.2 million of the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death and $53.2 million of the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the nine months ended September 30, 2005, the tenant of the Company’s two CCRCs issued new bonds to new residents totaling $8.2 million and used the proceeds from the bonds issued in the current period and prior periods to retire $7.1 million of existing bonds on the Company’s behalf.

Construction Loans Payable – Construction loans payable consisted of the following at (in thousands):

	Total Facility	September 30, 2005	December 31, 2004
Five construction loans payable, each bearing interest at 30-day LIBOR plus 2.25% (6.02% weighted average interest rate at September 30, 2005), with monthly interest only payments, maturing November 2006	$83,100	$70,180	$47,148

Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (9.00% at September 30, 2005), with monthly interest only payments, maturing December 2007	48,000	43,520	32,339

Construction loan payable bearing interest at 30-day LIBOR plus 1.75% (5.58% at September 30, 2005), with monthly interest only payments, maturing July 2009	14,287	10,434	2,021

Construction loan payable bearing interest at 30-day LIBOR plus 1.70% (5.39% at September 30, 2005), with monthly interest only payments, maturing April 2012	11,280	5,164	—

Construction loan payable bearing interest at 30-day LIBOR plus 1.80% (5.49% at September 30, 2005), with monthly interest only payments, maturing December 2013	6,600	4,171	—

	$163,267	$133,469	$81,508

Line of Credit – On August 23, 2005, the Company amended and restated its $85.0 million credit agreement and closed on a $320.0 million amended and restated senior secured revolving line of credit, which permits the Company to expand the borrowing capacity up to $400.0 million and extended the initial maturity date to August 23, 2007 (the “Revolving LOC”). The Revolving LOC is collateralized by 36 Properties with a carrying value of approximately

F-22

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness – Continued:

$391.4 million at September 30, 2005, that in the aggregate, currently allows the Company to draw up to $280.0 million. The Revolving LOC contains two one-year extension options and may be used to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. The Revolving LOC requires interest only payments at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets (5.42% all-in rate at September 30, 2005). At September 30, 2005, $115.0 million was outstanding under the Revolving LOC.

Term Loan – On January 13, 2005, the Company repaid and terminated a $60.0 million 14-day term loan used for the acquisition of Properties for which permanent financing was obtained in January 2005.

Interest and loan cost amortization expense was $53.7 million and $30.3 million for the nine months ended September 30, 2005 and 2004, respectively ($20.0 million and $10.8 million for the quarters ended September 30, 2005 and 2004, respectively). Interest capitalized to construction in progress in the accompanying unaudited condensed consolidated balance sheets was $1.1 million and $0.7 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively).

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.3 billion at September 30, 2005.

12.	Financial Instruments: Derivatives and Hedging:

At September 30, 2005, derivatives with a fair value of $3.0 million were included in other assets in the accompanying unaudited condensed consolidated balance sheets. The change in net unrealized gain of $3.0 million as of September 30, 2005, for derivatives designated as cash flow hedges is disclosed separately in the accompanying unaudited condensed consolidated statements of stockholders’ equity as the change in fair value of cash flow hedges. No hedge ineffectiveness was recognized during the nine months ended September 30, 2005.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable rate debt. The change in net unrealized income on cash flow hedges reflects a reclassification of $0.6 million of net unrealized gain from accumulated other comprehensive income to interest expense during the nine months ended September 30, 2005. During the next twelve months, the Company expects to reclassify approximately $0.4 million of the current balance held in accumulated other comprehensive income related to the interest rate swaps to earnings.

Hedge Type	Notional Amount (in thousands)	Rate	Maturity	Fair Value (in thousands)
Swap, Cash Flow	$100,000	4.1840%	January 12, 2010	$1,261
Swap, Cash Flow	83,750	4.1764%	January 1, 2010	1,072
Swap, Cash Flow	50,000	4.2085%	March 31, 2010	621

13.	Intangible Lease Liability:

Intangible lease liability at September 30, 2005 and December 31, 2004, was $4.8 million and $3.7 million, respectively, consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. Intangible lease liability is amortized over the remaining term of the associated lease, including below market rent lease extension, if any. Intangible lease liability accreted to rental income from operating leases in the accompanying unaudited condensed consolidated statements of income was $0.8 million and $0.4 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.2 million and $0.3 million for the quarters ended September 30, 2005 and 2004, respectively).

F-23

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

14.	Commitments and Contingencies:

The following table presents the Company’s commitments, contingencies and guarantees by expiration period as of September 30, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$—	$—	$—	$2,334	$2,334
Earnout provisions (2)	23,979	2,000	—	—	25,979
Capital improvements to investment Properties	42,071	—	—	—	42,071
Unfunded Senior Secured Term Loan (3)	73,000	—	—	—	73,000
Ground leases	426	880	886	21,125	23,317
Pending investments (4)	154,025	—	—	—	154,025

	$293,501	$2,880	$886	$23,459	$320,726

(1)	In connection with the ownership of a 9.90% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the general partner of the limited partnership that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments to the seller if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at September 30, 2005, and are not included in the table above.
(3)	On August 11, 2005, the Company entered into an agreement to provide a Cirrus affiliate with an $85.0 million, Senior Secured Term Loan. Interest on the facility will accrue at the rate of 14.0% per annum. During the first 48 months of the term, interest of 9.5% will be payable monthly and the balance of 4.5% will be capitalized to the loan; thereafter, interest in full at the rate of the greater of 14.0% or LIBOR plus 9.0% will be payable monthly. Principal is payable at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of September 30, 2005, there was $12.0 million outstanding under this facility which was included in other assets in the accompanying unaudited condensed consolidated balance sheets. In connection with the Senior Secured Term Loan, the Company received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.
(4)	As of September 30, 2005, the Company had initial commitments to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which it had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006.

F-24

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

14.	Commitments and Contingencies – Continued:

In addition, the Company had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by the Company.

Ground Leases – Twenty-four of the Company’s Properties are subject to ground leases. These ground leases have predetermined rent increases based on the CPI index or a defined percentage and termination dates ranging from 2045 to 2084. Nineteen of the ground leases contain renewal options for terms of 30 to 50 years. During the quarter and nine months ended September 30, 2005, the Company recognized ground lease expense of $142,000 and $342,000, respectively, including $33,000 and $145,000, respectively, from the straight-lining of ground lease expense, which is included in Seniors’ Housing property expenses and MOB operating expenses in the accompanying unaudited condensed consolidated statements of income. During the quarter and nine months ended September 30, 2004, the Company recognized ground lease expense of $56,000 and $77,000, respectively.

Legal Matters – From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

15.	Redemption of Shares:

During the nine months ended September 30, 2005 and 2004, 3,029,267 and 361,655 shares, respectively, of common stock were redeemed for $28.8 million and $3.4 million, respectively, and retired from shares outstanding of common stock. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

16.	Distributions:

For the nine months ended September 30, 2005, approximately 70% of the distributions paid to stockholders were considered ordinary income and approximately 30% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2005, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

17.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor and CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company’s assets.

F-25

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

Pursuant to the Advisory Agreement, the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and nine months ended September 30, 2005 and 2004, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$824	$3,262	$4,849	$34,992
Acquisition fees from debt proceeds	—	255	11,102	25,358

	824	3,517	15,951	60,350

Asset management fees (2)	4,881	3,635	14,190	9,142

Reimbursement of expenses (3):
Acquisition expenses	88	89	154	322
General and administrative expenses	1,562	1,027	4,153	3,334

	1,650	1,116	4,307	3,656

	$7,355	$8,268	$34,448	$73,148

(1)	For the period from May 3, 2005 through September 30, 2005, acquisition fees for, among other things, identifying Properties and structuring the terms of the leases were equal to 3% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4% of gross offering and loan proceeds for the period from May 14, 2004 through May 2, 2005 and 4.5% of gross offering and loan proceeds under the Prior Offerings). These fees are included in other assets in the accompanying unaudited condensed consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market (“List” or “Listing”), the Advisor will receive an acquisition fee equal to 3% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, the orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders’ invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the Advisory Agreement, and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month.
(3)	Reimbursement for administrative services, including, but not limited to, accounting; financial, tax, insurance administration and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). Operating expenses for the Expense Years ended September 30, 2005 and 2004, did not exceed the Expense Cap.

F-26

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company’s offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company’s second public offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2005 and 2004, the Company incurred the following fees and costs (in thousands):

	Nine months ended September 30,
	2005	2004
Selling commissions	$8,901	$57,449
Marketing support fees	2,729	5,056
Offering and due diligence costs	3,721	16,411

	$15,351	$78,916

Amounts due to related parties consisted of the following at (in thousands):

	September 30, 2005	December 31, 2004
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$12	$21
Accounting and administrative services	542	761
Acquisition fees and expenses	135	656

	689	1,438

Due to CNL Securities Corp.:
Selling commissions	233	149
Marketing support fees and due diligence expense reimbursements	72	45

	305	194

	$994	$1,632

Century Capital Markets, LLC (“CCM”), an entity in which CNL Capital Corp., an affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005 and 2004, $115,600 and $82,000, respectively, was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, the Company now pays the monthly services fee directly to the non-affiliated third party.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are principal stockholders. The amounts deposited with this bank were $3.2 million and $22.9 million at September 30, 2005 and December 31, 2004, respectively.

F-27

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

The Company owns a 9.90% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain affiliates of the Advisor’s parent company lease office space. The remaining interests in the limited partnership are owned by several entities with present or former affiliations with the Advisor’s parent company. On September 30, 2005, the Company severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the limited partnership that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, the partnership distributed approximately $158,000 and $99,000, respectively, to the Company.

In September 2004, a company which is owned by the Company’s chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the “HRA Tenants”) to the remaining members of the limited liability company. The HRA Tenants contributed 27% and 31% of the Company’s total revenues for the quarter and nine months ended September 30, 2004, respectively.

The Company’s chairman of the board is a director in a hospital that leases office space in seven of the MOBs that the Company acquired in August 2004. Additionally, one of the Company’s independent directors is a director in a health system that leases office space in one of the Company’s MOBs that was acquired in April 2004. During the quarter and nine months ended September 30, 2005, these tenants contributed less than 1% of the Company’s total revenues.

18.	Concentration of Credit Risk:

At September 30, 2005, the Company leased its Seniors’ Housing facilities to 22 tenants. Two tenants affiliated with Horizon Bay Management, LLC (“Horizon Bay”) contributed 22% of the Company’s total revenues for the nine months ended September 30, 2005. The HRA Tenants contributed 22% of the Company’s total revenues for the nine months ended September 30, 2005. No other Seniors’ Housing tenant contributed more than 10% of the Company’s total revenues for the nine months ended September 30, 2005. Several of the Company’s tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the net operating income generated from the Seniors’ Housing facilities to fund rent obligations under their leases. At September 30, 2005, $6.3 million of the $6.8 million allowance for doubtful accounts pertained to HRA Tenants. At September 30, 2005, the Company’s MOBs were leased to more than 700 tenants.

At September 30, 2005, 106 of the 188 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. (“Sunrise”), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of September 30, 2005, two Seniors’ Housing Properties were being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 27 Seniors’ Housing facilities and six additional operators manage the remaining 53 Seniors’ Housing facilities. At September 30, 2005, DASCO managed or was developing 40 of the Company’s 70 MOBs, and the remaining 30 MOBs were managed by nine third-party property managers.

To mitigate credit risk, certain Seniors’ Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio (“Cross-Default”). Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease (“Pooling” or “Pooled”). In addition, as of September 30, 2005, the Company held $24.9 million in security deposits and rental support related to certain Properties. The Company had remaining limited guarantees from certain tenants and operators that aggregated $8.8 million as of September 30, 2005, related to 12 of its Properties.

In connection with 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of December 31, 2005, or the date upon which the Properties achieve specified performance thresholds.

F-28

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

18.	Concentration of Credit Risk – Continued:

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent. In addition, in connection with 17 Properties leased by Encore Senior Living, LLC (“Encore”), Encore has unconditionally guaranteed all the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors’ Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the furniture, fixture and equipment reserve due under the leases until the later of (i) March 2006 or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants’ rent obligations related to three additional Seniors’ Housing facilities for which construction was completed in 2004 until the later of (i) September 2006 or (ii) the Properties achieving predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the Company’s results of operations.

19.	Subsequent Events:

Property Acquisitions – In October 2005, the Company acquired a 70% equity interest in an entity that is expected to develop an approximate 67,000-square-foot MOB subject to a ground lease which was entered into by the entity in October 2005. The MOB will be developed by DASCO for an estimated $12.7 million commencing in November 2005 with an estimated completion date in the third quarter of 2006.

Permanent Financing – In October 2005, the Company entered into a $57.7 million mortgage loan collateralized by eight Properties. The loan has a fixed interest rate of 5.39% and requires interest only payments until November 2010, and principal and interest payments thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company’s Revolving LOC.

In October 2005, the Company committed with the above lender to enter into two additional mortgage loan facilities which will be funded and collateralized upon the acquisition of certain Properties for which the Company has commitments to acquire at September 30, 2005. One is a $40.0 million note payable, ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined) that will be collateralized by six Properties. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven Properties and for which the interest rate has not yet been determined.

Other – During the period October 1, 2005 through November 4, 2005, the Company received subscription proceeds for an additional 1.2 million shares ($11.8 million) of common stock.

On October 1, 2005 and November 1, 2005, the Company’s board of directors declared distributions totaling $14.9 million and $15.0 million, respectively, or $0.0592 per share of common stock, payable by December 31, 2005.

F-29

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of CNL Retirement Properties, Inc.

We have completed an integrated audit of CNL Retirement Properties, Inc. and its subsidiaries’ December 31, 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

F-30

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management’s Report on Internal Control Over Financial Reporting, management has excluded the following consolidated entities which were acquired during 2004 from its assessment of internal control over financial reporting as of December 31, 2004: The DASCO Companies, LLC, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings. We have also excluded these consolidated entities from our audit of internal control over financial reporting. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida

March 9, 2005, except for the last paragraph of Note 2, which is as of November 29, 2005

F-31

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act Rules 13a – 15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in the Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2004. Our management has excluded DASCO, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings from its assessment of internal control over financial reporting as of December 31, 2004 because we acquired these consolidated entities during 2004. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as stated in their report which is included herein.

F-32

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2004	December 31, 2003
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,580,948	$1,065,150
Accounted for using the direct financing method	480,051	418,347
Intangible lease costs, net	98,237	29,501

	3,159,236	1,512,998

Cash and cash equivalents	51,781	167,090
Restricted cash	34,430	14,812
Accounts and other receivables, net	20,545	12,223
Deferred costs, net	17,469	7,386
Accrued rental income	51,795	14,402
Other assets	11,412	13,800
Real estate held for sale	17,182	19,188
Goodwill	5,791	—

	$3,369,641	$1,761,899

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$937,589	$275,056
Bonds payable	94,451	90,125
Construction loans payable	81,508	7,402
Line of credit	20,000	20,000
Term loan	60,000	—
Due to related parties	1,632	3,258
Accounts payable and other liabilities	33,937	11,657
Intangible lease liability, net	3,742	—
Deferred income	4,811	476
Security deposits	26,253	7,984

Total liabilities	1,263,923	415,958

Commitments and contingencies

Minority interests	2,361	—

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion and 450,000 shares, respectively, issued 238,485 and 150,253 shares, respectively, outstanding 237,547 and 150,077 shares, respectively	2,376	1,501
Capital in excess of par value	2,135,498	1,349,719
Accumulated distributions in excess of net income	(34,517)	(5,279)

Total stockholders’ equity	2,103,357	1,345,941

	$3,369,641	$1,761,899

See accompanying notes to consolidated financial statements.

F-33

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Years Ended December 31,
	2004	2003	2002
Revenues:
Seniors’ Housing:
Rental income from operating leases	$172,246	$59,261	$11,902
Earned income from direct financing leases	54,873	31,107	4,366
FF&E reserve income	4,601	2,592	140
Contingent rent	90	47	8
Medical Office Buildings:
Rental income from operating leases	26,225	—	—
Tenant expense reimbursements	4,735	—	—

	262,770	93,007	16,416

Expenses:
Seniors’ Housing property expenses	1,639	136	23
Medical Office Buildings operating expenses	11,234	—	—
General and administrative	14,743	5,462	1,365
Provision for doubtful accounts	3,900	—	—
Asset management fees to related party	12,462	4,318	749
Depreciation and amortization	62,512	17,277	3,190

	106,490	27,193	5,327

Operating income	156,280	65,814	11,089

Interest and other income	4,768	1,626	1,913
Interest and loan cost amortization expense	(42,783)	(9,588)	(1,534)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	118,265	57,852	11,468

Equity in earnings of unconsolidated entity	178	11	6

Minority interests in income of consolidated subsidiaries	(93)	—	(433)

Income from continuing operations, net	118,350	57,863	11,041

Discontinued operations:
Income from discontinued operations, net	1,451	597	331
Impairment provisions	(1,883)	—	—

Income (loss) from discontinued operations	(432)	597	331

Net income	$117,918	$58,460	$11,372

Net income per share of common stock (basic and diluted)
From continuing operations	$0.56	$0.65	$0.50
From discontinued operations	—	0.01	0.02

	$0.56	$0.66	$0.52

Weighted average number of shares of common stock outstanding (basic and diluted)	210,343	88,840	22,035

See accompanying notes to consolidated financial statements.

F-34

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004, 2003 and 2002

(in thousands, except per share data)

				Accumulated distributions in excess of net income	Total
	Common stock		Capital in excess of par value
	Number of shares	Par value

Balance at December 31, 2001	7,135	$71	$61,786	$(948)	$60,909
Subscriptions received for common stock through public offerings and reinvestment plan	37,113	371	370,764	—	371,135
Retirement of common stock	(37)	—	(343)	—	(343)
Stock issuance costs	—	—	(38,899)	—	(38,899)
Net income	—	—	—	11,372	11,372
Distributions declared and paid ($0.7002 per share)	—	—	—	(14,379)	(14,379)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common stock through public offerings and reinvestment plan	105,998	1,060	1,058,921	—	1,059,981
Retirement of common stock	(132)	(1)	(1,211)	—	(1,212)
Stock issuance costs	—	—	(101,299)	—	(101,299)
Net income	—	—	—	58,460	58,460
Distributions declared and paid ($0.7067 per share)	—	—	—	(59,784)	(59,784)

Balance at December 31, 2003	150,077	1,501	1,349,719	(5,279)	1,345,941

Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	880,268
Retirement of common stock	(685)	(7)	(6,491)	—	(6,498)
Stock issuance costs	—	—	(87,116)	—	(87,116)
Net income	—	—	—	117,918	117,918
Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	(147,156)

Balance at December 31, 2004	237,547	$2,376	$2,135,498	$(34,517)	$2,103,357

See accompanying notes to consolidated financial statements.

F-35

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2004	2003	2002
Increase (decrease) in cash and cash equivalents:
Operating activities:
Net income	$117,918	$58,460	$11,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54,350	16,367	3,068
Amortization	13,760	2,558	394
Minority interests in income	93	—	433
Accretion of notes payable premium	(48)	—	—
Impairment provisions	1,883	—	—
Above market lease amortization	742	—	—
Below market lease accretion	(721)	—	—
Lease incentive cost amortization	90	—	—
Provision for doubtful accounts	3,900	—	—
Equity in income of unconsolidated entity	(178)	(11)	(6)
Changes in operating assets and liabilities:
Accounts and other receivables	(10,171)	(11,031)	(827)
Accrued rental income	(40,727)	(13,426)	(1,375)
Accrued direct financing lease income	(8,793)	—	—
Ground lease straight-line	14	—	—
Deferred lease incentives	(2,678)	—	—
Other assets	(4,528)	(1,906)	(31)
Interest payable	3,058	696	115
Accounts payable and other liabilities	(1,198)	5,254	484
Deferred income	3,335	476	—
Due to related parties	457	195	(332)
Security deposits	7,839	3,117	3,503
Rents paid in advance	1,001	(91)	(13)

Net cash provided by operating activities	139,398	60,658	16,785

Investing activities:
Investment in land, buildings and equipment	(921,698)	(661,946)	(193,176)
Investment in direct financing leases	(50,230)	(263,330)	(128,065)
Investment in intangible lease costs	(50,064)	(23,220)	(8,408)
Purchase of minority interest	—	—	(8,500)
DASCO Acquisition	(204,441)	—	—
Investment in note receivable	—	—	(2,000)
Proceeds from note receivable	—	2,000	—
Investment in unconsolidated entity	—	—	(350)
Distributions received from unconsolidated entity	175	149	191
Payment of acquisition fees and costs	(73,124)	(53,126)	(16,132)
Payment of deferred leasing costs	(864)	—	—
Increase in restricted cash	(9,448)	(13,127)	(1,650)

Net cash used in investing activities	(1,309,694)	(1,012,600)	(358,090)

Financing activities:
Proceeds from borrowings on mortgages payable	315,045	170,800	32,620
Principal payments on mortgages payable	(28,964)	(13,832)	(268)
Proceeds from construction loans payable	73,618	7,402	—
Proceeds from borrowings on line of credit	—	71,370	—
Repayments on line of credit	—	(51,370)	—
Proceeds from term loan	60,000	—	—
Proceeds from issuance of life care bonds	12,063	8,203	—

F-36

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

(in thousands)

	Year Ended December 31,
	2004	2003	2002
Financing activities - continued:
Retirement of life care bonds	$(7,736)	$(6,589)	$—
Payment of loan costs	(10,149)	(7,523)	(1,309)
Contributions from minority interests	997	—	8,500
Distributions to minority interest	(45)	—	(509)
Subscriptions received from stockholders	880,268	1,059,981	371,135
Distributions to stockholders	(147,138)	(59,784)	(14,379)
Retirement of common stock	(3,933)	(1,117)	(174)
Payment of stock issuance costs	(89,039)	(99,309)	(40,232)

Net cash provided by financing activities	1,054,987	1,078,232	355,384

Net (decrease) increase in cash and cash equivalents	(115,309)	126,290	14,079
Cash and cash equivalents at beginning of year	167,090	40,800	26,721

Cash and cash equivalents at end of year	$51,781	$167,090	$40,800

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$34,658	$7,534	$1,294

Amounts incurred by the Company and paid by related parties on behalf of the Company were as follows:
Acquisition costs	$331	$403	$451
Stock issuance costs	18,987	17,246	5,613

	$19,318	$17,649	$6,064

Supplemental schedule of non-cash investing and financing activities:
DASCO Acquisition
Purchase accounting:
Assets acquired:
Real estate properties accounted for using the operating method	$189,111	$—	$—
Intangible lease costs	25,623
Cash and cash equivalents	470
Restricted cash	633	—	—
Deferred costs	124	—	—
Other assets	1,088	—	—
Goodwill	5,487	—	—

Total	$222,536	$—	$—

Liabilities assumed:
Mortgages payable	$10,562	$—	$—
Construction loans payable	487
Accounts payable and other liabilities	3,379	—	—
Intangible lease liability	2,304	—	—
Security deposits	893	—	—

Total	$17,625	$—	$—

Net assets acquired	$204,911	$—	$—

Net assets acquired, net of cash	$204,441	$—	$—

Mortgage loans assumed on properties acquired	$365,166	$72,762	$12,974

Bonds assumed on properties acquired	$—	$88,511	$—

See accompanying notes to consolidated financial statements.

F-37

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

1.	Organizational and Basis of Presentation:

Organization – CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The term “Company” includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties.

The Company acquires real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”) and medical office buildings (“MOBs”), specialty clinics, walk-in clinics and other types of health care-related facilities. Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans (“Mortgage Loans”) and furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of Seniors’ Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment which is the ownership, development, management and leasing of health care-related real estate. As of December 31, 2004, the Company owned 170 Seniors’ Housing Facilities and 52 MOBs.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company that manages 30 of the Company’s MOBs. DASCO may also provide development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation – The accompanying consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant inter-company balances and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies:

Investment Properties and Lease Accounting – Seniors’ Housing Properties are leased on a long-term, triple-net basis whereby the tenants are responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance, repairs and utilities. Seniors’ Housing leases generally provide for minimum and contingent rent and contain renewal options from 5 to 20 successive years subject to the same terms and conditions as the initial term. MOBs are leased on either a triple-net or gross basis, have initial lease terms of 5-15 years and are generally subject to renewal options. In addition, MOB gross leases provide for the recovery of a portion of the properties’ operating expenses from the tenants. Substantially all leases require minimum annual rents to increase at predetermined intervals during the lease terms. For the years ended December 31, 2004, 2003 and 2002, the Company’s tenants paid $21.5 million, $8.1 million and $1.1 million, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

Operating method – For leases accounted for as operating leases, Properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings, land improvements and equipment are depreciated on the straight-line method over their estimated useful lives of 39-40 years, 15 years and 3-7 years, respectively. Expenditures for ordinary maintenance and repairs are charged to operations as incurred, while significant renovations and enhancements that improve and/or extend the useful life of an asset are capitalized and depreciated over the estimated useful life.

F-38

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Direct financing method – For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the Properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

Impairment of Long-Lived Assets – The Company evaluates its Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset. Management compares the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset’s estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to the lower of its cost or its estimated fair value.

When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income.

Intangible Lease Costs – In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (“SFAS 141”), the Company allocates the purchase price of acquired Properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the Property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. The allocation to intangible assets is based upon factors considered by management including an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price is allocated to the above or below market value of in-place leases and the value of customer relationships.

The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability in the accompanying consolidated financial statements and are amortized to rental income over the remaining terms of the leases acquired with each Property.

The total amount of other intangible assets acquired is further allocated to in-place lease origination costs and customer relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

Cash and Cash Equivalents – All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

F-39

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Accounts and Other Receivables – Accounts and other receivables consist primarily of lease payments contractually due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed based on its review of Property specific circumstances, including the analysis of the Property’s operations and operating trends, current economic conditions and tenant payment history. At December 31, 2004, the Company had a $3.9 million reserve for doubtful accounts and other receivables. The total amount of the reserve, which represents the cumulative provisions less write-offs of uncollectible rent, if any, is recorded against accounts and other receivables in the consolidated financial statements. At December 31, 2003 and 2002, there were no reserves for doubtful accounts.

Deferred Loan Costs – Loan costs are capitalized and are amortized as interest over the terms of the respective loan agreements using the effective interest method. Unamortized loan costs are expensed when the associated debt is retired before maturity.

Goodwill – In connection with the acquisition of DASCO, the Company allocated $5.8 million to goodwill, which represents the excess of the purchase price plus closing costs paid by the Company over the fair market value of the tangible assets acquired in the business acquisition (see Note 17). Goodwill is not subject to amortization but is subject to the Company’s quarterly impairment analysis. If quoted market prices are not available for the impairment analysis, other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit are used.

Investment in Unconsolidated Entity – The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company’s investment in the partnership is accounted for using the equity method as the Company has significant influence.

Development Costs – Development costs, including interest, real estate taxes, insurance and other costs incurred in developing new Properties, are capitalized during construction. Upon completion of construction, development costs are amortized on a straight-line basis over the useful lives of the respective assets.

Capitalized Interest – Interest, including loan costs for borrowings used to fund development and construction, is capitalized as construction in progress and allocated to the individual Property costs. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $36,800, respectively, was capitalized to construction in progress.

Deferred Income – Rental income contractually due under leases from Properties that are under development are recorded as deferred income. Upon completion of construction, deferred income is amortized to revenue on a straight-line basis over the remaining lease term. For the years ended December 31, 2004 and 2003, rental income of $3.2 million and $0.5 million, respectively, related to eight Properties under various stages of development has been deferred and included as deferred income in the accompanying consolidated financial statements.

Bonds Payable – In connection with the acquisition of two CCRCs, the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRCs. Generally, the bonds are refundable to the resident or to the resident’s estate upon termination or cancellation of the CCRC agreement. Proceeds from the issuance of new bonds are used to retire existing bonds. As the maturity of these obligations is not determinable, no interest is imputed.

Minority Interests – Minority interests in consolidated real estate partnerships represents the minority partners’ share of the underlying net assets of the consolidated real estate partnerships. Net income or net losses, contributions and distributions for each partnership are allocated to the minority partner in accordance with the partnership agreement.

FF&E Reserve Income – A furniture, fixture and equipment (“FF&E”) cash reserve has been established in accordance with substantially all of the Seniors’ Housing lease agreements. In accordance with the agreements, the tenants deposit funds into restricted FF&E cash reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent would be increased.

F-40

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

All funds in the FF&E reserve accounts, including the interest earned on the funds and all property purchased with the funds from the FF&E reserve are the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are recorded as property operating expenses in the accompanying consolidated financial statements. In accordance with the terms of a few leases, FF&E reserve accounts are held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.

With respect to 13 Properties subject to direct financing leases, FF&E reserve accounts are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to these direct financing leases.

Income Taxes – The Company is taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. At December 31, 2004, 2003 and 2002, the Company was in compliance with all REIT requirements and was not subject to federal income taxes.

Income Per Share – Basic income per common share is calculated based upon net income (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2004, 2003 and 2002, the Company did not have any potentially dilutive common shares.

Use of Estimates – Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Reclassifications – Certain items in the prior years’ financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net income.

Other – Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and the Securities and Exchange Commission require that when a property is identified as held for sale in a financial statement, previously issued annual financial statements included in a registration statement be reclassified to show the operating results of the property in discontinued operations for all periods presented. The three properties identified during the nine months ended September 30, 2005, their related assets, and their revenues and expenses have been reclassified to Real Estate Held For Sale and discontinued operations for all periods presented and certain disclosures in Notes 4, 5, 16, 18 and 20 have been revised accordingly. This reclassification had no effect on stockholders’ equity or net income.

3.	Public Offerings:

Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 shares of common stock from the Advisor. Since its inception through December 31, 2004, the Company has made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
2004 Offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes distribution reinvestment plan shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in the 2004 Offering.
(b)	Includes distribution reinvestment plan shares of 5 in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in the 2004 Offering.

F-41

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

3.	Public Offerings – Continued:

The price per share of all of the equity offerings of our common stock, other than shares offered pursuant to our distribution reinvestment plan, has been $10 per share.

In July 2004, at the Company’s 2004 annual meeting, the stockholders approved a resolution to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Under the Company’s first four public offerings (“Prior Offerings”), the Advisor and its affiliates were entitled to selling commissions of 7.5%, a marketing support fee of 0.5% and an acquisition fee of 4.5% of gross offering and debt proceeds. Under the 2004 Offering, the Advisor and its affiliates are entitled to selling commissions of 6.5%, a marketing support fee of 2.0% and an acquisition fee of 4.0% of gross offering and debt proceeds.

Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the years ended December 31, 2004, 2003 and 2002, the Company incurred $87.1 million, $101.3 million and $38.9 million, respectively, in offering costs, including $68.8 million, $85.1 million and $29.7 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

4.	Investment Properties:

Accounted for Using the Operating Method – Properties subject to operating leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Land and land improvements	$311,198	$139,526
Buildings and building improvements	2,118,086	868,834
Tenant improvements	62,641	—
Equipment	65,936	40,895

	2,557,861	1,049,255
Less accumulated depreciation	(73,716)	(19,878)

	2,484,145	1,029,377
Construction in progress	96,803	35,773

	$2,580,948	$1,065,150

Number of Properties (1):
Seniors’ Housing:
Operating	130	79
Under construction	3	6

	133	85
Medical Office Buildings (2):
Operating	49	—
Under construction	3	—

	52	—

	185	85

(1)	Excludes four Properties held for sale.
(2)	Includes 20 Properties subject to long-term ground lease agreements.

F-42

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

4.	Investment Properties – Continued:

For the years ended December 31, 2004, 2003 and 2002, the Company recognized $40.5 million, $10.3 million and $1.1 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of income.

During 2004, the Company made the decision to sell a Seniors’ Housing Property based on the review of the facility’s operating performance. In connection with this decision, the Company recorded an impairment provision of $1.9 million to reduce the carrying value to estimated fair value less the estimated selling costs. No impairment loss was recognized for the years ended December 31, 2003 and 2002.

Future minimum lease payments contractually due under the noncancellable operating leases, including those associated with discontinued operations, at December 31, 2004, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$223,562
2006	229,854
2007	233,328
2008	235,783
2009	236,701
Thereafter	2,229,035

$3,388,263

Accounted for Using the Direct Financing Method — The components of net investment in direct financing leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Minimum lease payments receivable	$1,529,171	$1,491,957
Estimated residual values	449,099	399,099
Less unearned income	(1,498,219)	(1,472,709)

Net investment in direct financing leases	$480,051	$418,347

Properties subject to direct financing leases	33	31

Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Certain leases contain provisions that allow the tenants to elect to purchase the Properties during or at the end of the lease terms for the Company’s aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount. Lease payments relating to six direct financing leases with a carrying value of $131.1 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due on direct financing leases at December 31, 2004, were as follows (in thousands):

2005	$52,456
2006	54,179
2007	55,167
2008	56,255
2009	58,083
Thereafter	1,253,031

$1,529,171

F-43

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

5.	Intangible Lease Costs:

Intangible lease costs included the following at December 31 (in thousands):

	2004	2003
Intangible lease origination costs:
In-place lease costs	$88,740	$30,880
Customer relationship values	11,698	—

	100,438	30,880
Less accumulated amortization	(9,934)	(1,378)

	90,504	29,502

Above market lease values	8,475	—
Less accumulated amortization	(742)	—

	7,733	—

	$98,237	$29,502

The estimated aggregate amortization expense for intangible lease origination costs is as follows at December 31, 2004 (in thousands):

2005	$12,169
2006	10,913
2007	8,474
2008	7,657
2009	6,921
Thereafter	44,370

$90,504

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. For the year ended December 31, 2004, $0.7 million was charged against rental income from operating leases in the accompanying consolidated financial statements. There were no above market lease costs at December 31, 2003 and 2002.

6.	Restricted Cash:

Restricted cash included the following at December 31 (in thousands):

	2004	2003
Transfer agent escrows	$13,214	$—
Property acquisition deposits	1,950	9,852
Horizon Bay tenant rent deposit	9,537	—
FF&E reserves	4,894	3,229
Lender escrow reserves	3,808	—
Other	1,027	1,731

	$34,430	$14,812

F-44

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

7.	Accounts and Other Receivables:

Accounts and other receivables include the following at December 31 (in thousands):

	2004	2003
Rental revenues receivable	$21,790	$11,215
Other receivables	2,655	1,008

	24,445	12,223
Allowance for doubtful accounts	(3,900)	—

	$20,545	$12,223

At December 31, 2004 and 2003, past due rents aggregated $10.7 million and $4.3 million, respectively.

8.	Deferred Costs:

Deferred costs included the following at December 31 (in thousands):

	2004	2003
Financing costs	$17,989	$8,815
Leasing commissions	523	—
Other lease costs	341	—

	18,853	8,815
Less accumulated amortization	(5,408)	(1,429)

	13,445	7,386

Lease incentives	4,114	—
Less accumulated amortization	(90)	—

	4,024	—

	$17,469	$7,386

Lease incentive costs are amortized to rental income over the terms of the leases. For the year ended December 31, 2004, $0.1 million was charged against rental income from operating leases in the accompanying consolidated financial statements.

9.	Other Assets:

Other assets as of December 31, 2004 and 2003, were $11.4 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

F-45

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness:

Mortgage Notes Payable – Mortgage notes payable and the Net Book Value (“NBV”) of the associated collateral as of December 31, 2004, consisted of the following at December 31 (in thousands):

	2004	2003	NBV
Five mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (3.70% at December 31, 2004), maturing October 2005	$110,445	$—	$229,244
Twenty-five mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.9% (4.35% weighted average interest rate at December 31, 2004), maturing from November 2006 to January 2010 (1)	276,166	81,463	508,381
Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 3.15% (4.85% weighted interest rate at December 31, 2004), maturing March 2007 and May 2007	43,920	23,520	109,116
Twenty-six fixed rate mortgages, interest only payments, bearing interest at rates ranging from 5.96% to 6.06%, (6.02% weighted average interest rate at December 31, 2004), maturing September 2010 through February 2011 (2)	167,145	92,500	355,145
Forty-seven fixed rate mortgages payable, principal and interest payments, bearing interest at rates ranging from 4.91% to 8.42% (6.25% weighted interest average rate at December 31, 2004), maturing July 2007 through November 2038 (3)	339,913	77,573	567,336

	$937,589	$275,056	$1,769,222

(1)	Three mortgages payable totaling $25.7 million at December 31, 2003, were repaid in full in January 2004.
(2)	Includes fourteen loans, each bearing interest at a current rate of 6.06% with rates increasing annually to a maximum of 7.16%.
(3)	The stated interest rate of 7.42% on one loan was greater than that available to the Company in the open capital market for comparable debt at the time of assumption. Consequently, the Company recognized $0.8 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, the Company recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

F-46

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Maturities for all mortgage notes payable at December 31, 2004 is as follows (in thousands):

2005	$118,160
2006	54,400
2007	75,226
2008	185,073
2009	229,726
Thereafter	275,004

$937,589

Bonds Payable – The Company has non-interest bearing life care bonds payable to certain residents of its two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the years ended December 31, 2004 and 2003, the Company issued new bonds to new residents of these retirement facilities totaling $12.1 million and $8.2 million, respectively, and used the proceeds from the new bonds to retire $7.7 million and $6.6 million, respectively, of the existing bonds. As of December 31, 2004, $94.5 million was outstanding in bonds payable.

Line of Credit – The Company has a revolving line of credit (the “Revolving LOC”) that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes, including the funding of distributions. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million until maturity in September 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets until maturity (4.84% at December 31, 2004), and is collateralized by Properties with a carrying value of approximately $121.6 million. The Revolving LOC has financial covenants, including maintaining a minimum net worth and minimum collateral value, and contains provisions that allow for a six month extension and for the facility to be increased to $125.0 million upon the Company pledging additional Properties as collateral. At December 31, 2004, $20.0 million was outstanding under the Revolving LOC.

Term Loan. – On December 30, 2004, the Company drew $60.0 million on a 14-day term loan to purchase Properties for which permanent financing was secured in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

Construction Loans Payable – Construction loans payable consisted of the following at December 31 (in thousands):

	Total Facility	2004	2003
Six construction loans payable, each bearing interest at 30-day LIBOR plus 1.75% to 2.75% basis points, (4.62% weighted average interest rate at December 31, 2004), with monthly interest only payments, maturing November 2006 and July 2009	$97,387	$49,169	$6,766
Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (7.5% at December 31, 2004), with monthly interest only payments, maturing December 2007	48,000	32,339	636

	$145,387	$81,508	$7,402

F-47

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Interest and loan cost amortization expense was $42.8 million, $9.6 million and $1.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, including $1.1 million of loan costs written off related to the early termination of debt for the year ended December 31, 2004. No loan cost amounts were written off for the years ended December 31, 2003 and 2002. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $0, respectively, was capitalized to construction in progress.

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.1 billion at December 31, 2004.

The Company was in compliance with all its financial covenants as of December 31, 2004.

11. Intangible Lease Liability:

Intangible lease liability at December 31, 2004, was $3.7 million consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. For the year ended December 31, 2004, $0.7 million was accreted to rental income from operating leases in the accompanying consolidated financial statements. There was no intangible lease liability at December 31, 2003 and 2002.

12. Commitments and Contingencies:

Commitments – The following table presents the Company’s commitments, contingencies and guarantees by expiration period as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties	78,003	3,152	—	—	81,155
Pending investments (3)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the uncollateralized promissory note had an outstanding balance of approximately $14.2 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and minimum annual rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and accordingly are not included in the table above.
(3)	As of December 31, 2004, the Company had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

F-48

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

12.	Commitments and Contingencies – Continued:

Ground Leases – During the year ended December 31, 2004, the Company acquired 20 MOBs that are subject to ground leases. These ground leases, which were assumed by the Company, have termination dates ranging from 2045 to 2084, have predetermined rent increases based on the CPI index or a defined percentage and 16 of the ground leases contain renewal options for terms of 30 to 50 years. During the year ended December 31, 2004, the Company recognized ground lease expense of $0.2 million, including $13,000 of the straight-lining of ground lease expense which is included in MOB operating expenses in the accompanying financial statements. There was no ground lease expense for the years ended December 31, 2003 and 2002.

Future minimum lease payments due under ground leases at December 31, 2004, exclusive of renewal option periods, were as follows (in thousands):

2005	$320
2006	382
2007	383
2008	385
2009	386
Thereafter	19,225

$21,081

Legal Matters – From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

13.	Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company’s common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25% of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company’s outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2004, 2003 and 2002, 685,396 shares, 131,781 shares and 37,306 shares of common stock were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

14.	Distributions:

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2004, 2003 and 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

F-49

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company’s assets.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737

Asset management fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market, (“List” or “Listing”) the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders’ invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the advisory agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

F-50

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company’s offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, the Company incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder’s fee related to the acquisition of two Properties.

F-51

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the years ended December 31, 2004 and 2003, the partnership distributed $0.2 million and $0.1 million to the Company, respectively.

On September 1, 2004, a company which is owned by the Company’s chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the “HRA Tenants”) to the remaining members of the limited liability company. The HRA Tenants contributed 30%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company’s chairman of the board is a director in a hospital that leases office space in seven of the Company’s MOBs that were acquired in August 2004. Additionally, one of the Company’s independent directors is a director in a health system that leases office space in one of the Company’s MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of the Company’s total revenues.

16.	Concentration of Credit Risk:

At December 31, 2004, the Company leased its Seniors’ Housing facilities to 21 tenants, one of which contributed 21% of the Company’s total revenues for the year ended December 31, 2004. The HRA Tenants contributed 29%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively. No other Seniors’ Housing tenant contributed more than 10% of total revenues. Several of the Company’s tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the Seniors’ Housing facilities to fund rent obligations under their leases. At December 31, 2004, the Company’s MOBs were leased to more than 500 tenants.

At December 31, 2004, 108 of the 170 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. (“Sunrise”), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of December 31, 2004, two Properties are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 26 Seniors’ Housing facilities and five additional operators manage the remaining 34 Seniors’ Housing facilities. At December 31, 2004, DASCO managed 30 of the Company’s 52 MOBs and the remaining 22 are managed by 9 third-party property managers.

To mitigate credit risk, certain Seniors’ Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of December 31, 2004, the Company held $26.3 million in security deposits and rental support related to certain Properties. The Company had limited guarantees from certain tenants and operators that aggregated $10.7 million as of December 31, 2004, related to 12 of its Properties. In connection with three and 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving specified performance thresholds.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

F-52

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

16.	Concentration of Credit Risk – Continued:

In connection with the purchase of five Seniors’ Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant’s rent obligations related to three additional Seniors’ Housing facilities for which construction was completed in 2004 until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of operations.

17.	Medical Office Building Acquisitions:

In April 2004, the Company acquired 22 MOBs for an aggregate purchase price of $272.0 million, including closing costs (the “MOP Acquisition”).

In August 2004, the Company acquired ownership interests in entities that own 28 MOBs and a 55% interest in DASCO for $212.6 million, including closing costs. In November 2004, the Company acquired an additional two MOBs for $19.4 million, including closing costs (collectively, the “DASCO Acquisition”). The DASCO Acquisition is expected to provide opportunities for the Company to participate in new medical office development and acquisition opportunities as well as to enter the business of managing MOBs.

Included in the DASCO Acquisition were certain limited partnerships with finite lives. Therefore, the minority interests in these partnerships meet the definition of mandatorily redeemable noncontrolling interests as specified in Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Company estimates that the settlement value of these mandatorily redeemable noncontrolling interests at December 31, 2004 was $5.1 million, based on the sale or disposition of all or substantially all of the assets of the partnerships and the repayments of outstanding liabilities as of that date.

In addition, certain partnerships that own MOBs provide for non-equity participation to various lessees or affiliates of lessees. Certain lessees in the MOBs are entitled to receive a percentage of the pro rata net cash flow, as defined, for the term of their lease, calculated as the percentage of each lease with respect to the total leasable square footage. Such amounts are paid periodically, such as monthly or quarterly. Certain lessees are also entitled to a percentage of their pro rata share of net capital proceeds, as defined, upon the occurrence of a capital transaction (including, but not limited to, the sale or refinancing of the property). Such pro rata share is calculated as the percentage of each lease with respect to the total leasable square footage.

F-53

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

17.	Medical Office Building Acquisitions – Continued:

The fair value of assets acquired and liabilities assumed at the date of the MOP and DASCO Acquisitions are based on independent appraisals and valuation studies from independent third-party consultants. The aggregate value of the assets acquired, including closing costs, and liabilities assumed were as follows (in thousands):

Assets:
Real estate investment properties:
Accounted for using the operating method	$455,194
Intangible lease costs	47,372

502,566

Cash and cash equivalents	530
Restricted cash	2,485
Deferred costs, net	1,018
Other assets	1,698
Goodwill	5,791

Total assets acquired	514,088

Liabilities:
Mortgages payable	94,808
Construction loan payable	487
Accounts payable and other liabilities	8,117
Intangible lease liability	4,463
Security deposits	2,011

Total liabilities assumed	109,886

Minority interests	1,967

Net assets acquired	$402,235

The amortization periods of the intangible lease costs acquired range from less than one year to 15 years.

The following condensed pro forma (unaudited) information assumes that the MOP and DASCO Acquisitions had occurred on January 1, 2003.

	Years Ended December 31,
	2004	2003
Revenues	$298,164	$145,322
Expenses	178,495	92,623
Net income	118,396	51,903

Basic and diluted income per share	$0.56	$0.52

Weighted average number of common shares outstanding (basic and diluted)	210,343	99,815

F-54

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

18.	Selected Quarterly Financial Data (unaudited):

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2004 and 2003 (in thousands):

2004 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$50,370	$62,998	$70,390	$79,012	$262,770
Income from continuing operations	27,415	29,340	30,426	31,169	118,350

Discontinued Operations:
Revenues	572	539	550	535	2,196
Income (loss) from discontinued operations	386	351	(1,512)	343	(432)

Net income per share, basic and diluted:
Continuing operations	$0.16	$0.14	$0.13	$0.13	$0.56
Discontinued operations	$—	$—	$—	—	$—
Net income	$0.16	$0.14	$0.13	$0.13	$0.56

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$11,875	$20,744	$24,862	$35,526	$93,007
Income from continuing operations	8,360	12,786	15,680	21,037	57,863

Discontinued Operations:
Revenues	216	204	208	333	961
Income from discontinued operations	143	127	134	193	597

Net income per share, basic and diluted:
Continuing operations	$0.16	$0.18	$0.16	$0.15	$0.65
Discontinued operations	$—	$—	$—	$0.01	$0.01
Net income	$0.16	$0.18	$0.16	$0.16	$0.66

19.	Subsequent Events:

Property Acquisitions – In January and February 2005, the Company acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or are being developed by DASCO. In February 2005, the Company also acquired a Seniors’ Housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which the Company intends to hold for sale. The Seniors’ Housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the Seniors’ Housing facility, the Company borrowed $30 million in new permanent financing. The Company used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

F-55

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

19.	Subsequent Events – Continued:

Permanent Financing – On January 6, 2005, the Company assumed a $7.1 million loan in connection with the acquisition of an MOB. The loan bears interest at 8.41% and requires principal and interest payments until maturity in June 2010. The stated interest rate of 8.41% was greater than that available to the Company in the open capital market for comparable debt. Consequently, the Company recognized $0.7 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 5.67%.

On January 13, 2005, the Company obtained a $100.0 million mortgage loan collateralized by 11 Properties owned by the Company. The loan has a term of five years, bears interest at LIBOR plus 1.25% and requires interest only payments through maturity in January 2010.

On February 28, 2005, the Company obtained a $30.0 million mortgage loan in connection with the acquisition of one Property. The loan requires interest only payments at a variable rate based on the 3- to 9-month Fannie Mae Discount MBS rate plus 0.9% and matures in October 2005. The loan contains provisions that allow for a term extension to October 2010.

On March 4, 2005, the Company obtained eight mortgage loans aggregating $39.0 million collateralized by 13 Properties. The loans require interest only payments at a fixed rate of 4.85% until September 2007, and principal and interest payments thereafter until maturity in March 2012.

Other – During the period January 1, 2005 through February 28, 2005, the Company received subscription proceeds for an additional 4.0 million shares ($40.5 million) of common stock.

On January 1, February 1 and March 1, 2005, the Company declared distributions to stockholders of record on those dates, totaling $14.2 million, $14.3 million and $14.4 million, respectively, or $0.0592 per share of common stock, payable by March 31, 2005.

20.	Real Estate Held For Sale:

Real estate held for sale included four Seniors’ Housing facilities with an aggregate net carrying value of $17.2 million and $19.2 million at December 31, 2004 and 2003 respectively. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” we have reclassified the assets and operating results from the Seniors’ Housing Properties, restating previously reported results to reflect the reclassification on a comparable basis.

The assets of the real estate held for sale are presented separately in the accompanying consolidated balance sheets and consist of the following at (in thousands):

	2004	2003
Real estate investment properties	$16,599	$18,946
Accrued rental income	583	242

Real estate held for sale	$17,182	$19,188

The operational results associated with the Properties are presented as income (loss) from discontinued operations in the accompanying consolidated statements of income. Summarized financial information is as follows (in thousands):

	2004	2003	2002
Rental income from operating leases	$2,196	$961	$523
Operating expenses	(745)	(364)	(192)

Operating income	1,451	597	331
Impairment provisions	(1,883)	—	—

(Loss) income from discontinued operations	$(432)	$597	$331

F-56

CNL RETIREMENT PROPERTIES, INC.

Schedule II – Valuation and Qualifying Accounts

Years Ended December 31, 2004, 2003, and 2002

(dollars in thousands)

Year	Description	Balance at Beginning of Year	Additions		Deductions		Balance at End of Year
			Charged to Costs and Expenses	Charged to Other Accounts	Deemed Uncollectible	Collected or Determined to be Collectible
2002	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2003	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2004	Allowance for doubtful accounts (a)	$—	$3,900	$—	$—	$—	$3,900

(a)	Deducted from receivables on the balance sheet.

F-57

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Brighton Gardens of Orland Park, IL	$—	$2,162	$12,577	$—	$35	$2,162	$12,612	14,774	$2,062	1999	Apr-00
Broadway Plaza at Pecan Park – TX	3,600	1,344	9,425	—	—	1,344	9,425	10,769	960	2000	Nov-01
Homewood Residence at Boca Raton, FL	4,400	1,144	8,734	—	—	1,144	8,734	9,878	887	2000	Nov-01
Holley Court Terrace, IL	—	2,144	16,850	—	—	2,144	16,850	18,994	1,366	1992	Feb-02
Homewood Residence at Coconut Creek, FL	2,602	1,683	8,193	—	—	1,683	8,193	9,876	779	2000	Feb-02
Heritage Club at Greenwood Village, CO	10,618	1,965	18,025	—	180	1,965	18,205	20,170	1,562	1999	Mar-02
Mapleridge of Dartmouth, MA	3,243	920	8,799	—	23	920	8,822	9,742	646	1999	May-02
Mapleridge of Laguna Creek, CA	3,796	812	7,407	—	—	812	7,407	8,219	553	1999	May-02
Brighton Gardens of Towson, MD	5,781	990	14,109	(27)	103	963	14,212	15,175	1,043	1999	May-02
Brighton Gardens of Camarillo, CA	7,477	2,487	16,676	(1)	41	2,486	16,717	19,203	1,267	1999	May-02
Vero Beach, FL	32,339	1,839	—	(91)	39,907	1,748	39,907	41,655	—	(3)	Aug-02
Homewood Residence at Brookmont Terr., TN	1,931	464	8,652	—	—	464	8,652	9,116	618	2000	Nov-02
Mapleridge of Hemet, CA	3,163	1,176	3,087	—	28	1,176	3,115	4,291	250	1998	Dec-02
Brighton Gardens of Tulsa, OK	3,605	1,538	3,310	13	46	1,551	3,356	4,907	298	1999	Dec-02
Pleasant Hills, AR	8,188	523	10,427	102	151	625	10,578	11,203	634	1984	Dec-02
Brighton Gardens of Hoffman Estates, IL	5,806	1,724	6,064	—	18	1,724	6,082	7,806	435	1999	Dec-02
Mapleridge of Willoughby, OH	3,794	1,091	4,032	66	11	1,157	4,043	5,200	294	1998	Dec-02
Mapleridge of Plymouth, MA	3,525	1,090	3,667	4	6	1,094	3,673	4,767	283	2000	Dec-02
Hearthside of Lynwood, WA	3,250	1,530	5,068	10	42	1,540	5,110	6,650	293	1989	Dec-02
Hearthside of Snohomish, WA	4,437	645	8,364	—	16	645	8,380	9,025	456	1993	Dec-02
Brighton Gardens of Vinings, GA	3,805	1,773	5,830	5	12	1,778	5,842	7,620	406	1999	Dec-02
Brighton Gardens of Oklahoma City, OK	1,881	784	3,000	7	50	791	3,050	3,841	267	1999	Dec-02
Brighton Gardens of Bellevue, WA	5,263	2,165	8,506	—	7	2,165	8,513	10,678	556	1999	Dec-02
Brighton Gardens of Santa Rosa, CA	8,641	2,161	15,044	982	(2,544)	3,143	12,500	15,643	791	2000	Dec-02
Brighton Gardens of Denver, CO	11,123	1,084	17,245	—	—	1,084	17,245	18,329	861	1996	Mar-03
Brighton Gardens of Colorado Springs, CO	10,258	1,073	15,829	—	—	1,073	15,829	16,902	777	1999	Mar-03
Brighton Gardens of Lakewood, CO	11,708	1,073	18,221	—	—	1,073	18,221	19,294	889	1999	Mar-03
Brighton Gardens of Rancho Mirage, CA	7,137	1,716	12,482	5	77	1,721	12,559	14,280	758	2000	Mar-03
The Fairfax, VA	52,332	17,641	60,643	—	2,882	17,641	63,525	81,166	3,185	1989	Mar-03
The Quadrangle, PA	42,119	23,148	90,769	(37)	676	23,111	91,445	114,556	4,698	1987	Mar-03
Brighton Gardens of Yorba Linda, CA	10,377	2,397	11,410	—	47	2,397	11,457	13,854	608	2000	Mar-03
Brighton Gardens of Salt Lake City, UT	11,566	392	15,013	—	20	392	15,033	15,425	827	1999	Mar-03
Brighton Gardens of Northridge, CA	7,603	3,485	11,634	(1)	9	3,484	11,643	15,127	732	2001	Mar-03
Sunrise of Palm Springs, CA	1,369	884	1,873	—	5	884	1,878	2,762	158	1999	Mar-03
Brighton Gardens of Edgewood, KY	1,370	886	1,876	6	14	892	1,890	2,782	190	2000	Mar-03
Brighton Gardens of Greenville, SC	2,132	352	3,938	4	31	356	3,969	4,325	315	1998	Mar-03
Brighton Gardens of Saddle River, NJ	7,867	2,155	10,968	—	—	2,155	10,968	13,123	599	1998	Mar-03
Balmoral of Palm Harbor, FL	—	1,002	11,493	—	279	1,002	11,772	12,774	522	1996	Jul-03

F-58

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Somerby at University Park	34,522	2,633	49,166	—	—	2,633	49,166	51,799	1,992	1999	Aug-03
Somerby at Jones Farm	14,698	719	23,136	—	—	719	23,136	23,855	1,013	1999	Nov-03
Brighton Gardens of Tampa, FL	—	1,670	—	—	—	1,670	—	1,670	—	1998	Aug-03
Greentree at Ft. Benjamin Harrison	—	469	4,761	—	—	469	4,761	5,230	167	1999	Sep-03
Greentree at Mt. Vernon, IL	—	225	7,244	—	1,830	225	9,074	9,299	289	2000	Sep-03
Greentree at Post, IN	—	287	4,934	—	—	287	4,934	5,221	164	1999	Sep-03
Greentree at West Lafayette, IN	—	319	5,264	—	936	319	6,200	6,519	191	1999	Sep-03
Sunrise of Arlington, VA	3,543	765	6,463	—	52	765	6,515	7,280	274	1988	Sep-03
Sunrise of Bluemont Park, VA	14,021	2,359	26,196	24	82	2,383	26,278	28,661	1,012	1989	Sep-03
Sunrise of Countryside	7,335	2,288	12,583	—	89	2,288	12,672	14,960	527	1945/88	Sep-03
Sunrise of Falls Church, VA	4,341	1,221	7,631	—	25	1,221	7,656	8,877	334	1993	Sep-03
Sunrise of Farmington Hills, MI	4,690	1,212	8,414	8	3	1,220	8,417	9,637	390	1999	Sep-03
Sunrise of Frederrick, MD	3,443	118	6,971	—	26	118	6,997	7,115	269	1991	Sep-03
Sunrise of Leesburg, VA	1,048	399	1,701	—	7	399	1,708	2,107	80	1850/1989	Sep-03
Sunrise of Mercer Island, WA	3,892	744	7,225	—	2	744	7,227	7,971	287	1990	Sep-03
Sunrise of Mills Basin, NY	12,075	2,596	22,134	24	12	2,620	22,146	24,766	912	2002	Sep-03
Sunrise of Poland, OH	4,291	742	8,044	—	—	742	8,044	8,786	304	1998	Sep-03
Sunrise of Raleigh, NC	3,143	457	5,935	—	11	457	5,946	6,403	276	1996	Sep-03
Sunrise of Sheepshead Bay, NY	12,823	3,856	22,395	24	12	3,880	22,407	26,287	851	2000	Sep-03
Sunrise of Beverly Hills, CA	10,441	3,950	4,165	—	11,567	3,950	15,732	19,682	—	(3)	Sep-03
Sunrise of Cresskill, NJ	8,748	4,632	5,569	—	8,014	4,632	13,583	18,215	—	(3)	Sep-03
Sunrise of Edmonds, WA	9,214	968	2,541	—	10,144	968	12,685	13,653	51	2004	Sep-03
Sunrise at Five Forks, GA	8,105	1,001	9,022	(4)	2,245	997	11,267	12,264	337	2004	Sep-03
Sunrise of Madison	10,639	1,608	2,846	—	12,228	1,608	15,074	16,682	100	2004	Sep-03
Dogwood Forest of Dunwoody, GA	—	836	4,952	—	135	836	5,087	5,923	163	2000	Nov-03
EdenGardens of Gainesville, FL	—	436	7,789	10	27	446	7,816	8,262	255	2000	Nov-03
EdenBrook of Jacksonville, FL	—	1,114	6,112	—	230	1,114	6,342	7,456	256	1999	Nov-03
EdenBrook of Tallahassee, FL	—	670	11,664	—	35	670	11,699	12,369	376	1999	Nov-03
EdenGardens of Aiken, SC	4,992	369	7,139	—	7	369	7,146	7,515	239	1995	Nov-03
EdenBrook of Alpharetta, GA	4,493	718	6,330	—	12	718	6,342	7,060	214	2000	Nov-03
EdenGardens of Arlington, TX	—	350	8,538	—	—	350	8,538	8,888	268	2000	Nov-03
EdenTerrace of Arlington, TX	—	668	7,616	—	11	668	7,627	8,295	250	2000	Nov-03
EdenBrook of Buckhead, GA	4,493	782	6,971	—	5	782	6,976	7,758	247	2000	Nov-03
EdenBrook of Champions, TX	—	530	11,581	—	39	530	11,620	12,150	376	2000	Nov-03
EdenBrook of Charleston, SC	4,992	422	8,827	—	7	422	8,834	9,256	294	2000	Nov-03
EdenGardens of Columbia	—	300	4,043	—	23	300	4,066	4,366	136	1996	Nov-03
EdenGardens of Concord, NC	2,432	393	3,548	—	—	393	3,548	3,941	121	1998	Nov-03

F-59

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company(2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Edenbrook of Dunwoody, GA	4,657	368	4,559	—	61	368	4,620	4,988	184	1998	Nov-03
Somerby at Jones Farm, AL	—	605	8,900	—	14	605	8,914	9,519	303	2001	Nov-03
EdenGardens of Kingwood, TX	—	467	8,418	—	12	467	8,430	8,897	291	2001	Nov-03
EdenTerrace of Kingwood, TX	—	572	10,527	—	6	572	10,533	11,105	357	2001	Nov-03
EdenBrook of Louisville, KY	6,663	623	10,144	—	3	623	10,147	10,770	339	2001	Nov-03
EdenTerrace of Louisville, KY	7,915	886	11,897	—	11	886	11,908	12,794	394	2001	Nov-03
EdenGardens of Marietta, GA	—	571	4,397	—	28	571	4,425	4,996	150	1998	Nov-03
EdenBrook of Plano, TX	6,390	464	12,004	—	18	464	12,022	12,486	386	2000	Nov-03
EdenGardens of Rock Hill, SC	—	277	6,783	—	49	277	6,832	7,109	237	1995	Nov-03
EdenBrook of The Woodlands, TX	4,992	395	13,490	—	24	395	13,514	13,909	434	2000	Nov-03
Summit at Park Hills, OH	—	149	6,230	—	—	149	6,230	6,379	89	2001	Jun-04
Brighton Gardens of Carlsbad, CA	—	5,530	9,007	—	—	5,530	9,007	14,537	36	1999	Nov-04
Brighton Gardens of San Dimas, CA	—	3,390	19,788	—	—	3,390	19,788	23,178	70	1999	Nov-04
Brighton Gardens of Carmel Valley, CA	—	3,729	22,081	—	—	3,729	22,081	25,810	79	1999	Nov-04
Brighton Gardens of San Juan Capistrano, CA	—	3,009	5,144	—	—	3,009	5,144	8,153	26	1999	Nov-04
Brighton Gardens of Woodbridge, CT	—	1,624	5,457	—	—	1,624	5,457	7,081	21	1998	Nov-04
Brighton Gardens of Pikesville, MD	—	1,118	8,264	—	—	1,118	8,264	9,382	32	1999	Nov-04
Brighton Gardens of North Shore, MA	—	1,815	25,311	—	—	1,815	25,311	27,126	86	1999	Nov-04
Brighton Gardens of Dedham, MA	—	1,806	18,682	—	—	1,806	18,682	20,488	68	1999	Nov-04
Brighton Gardens of Paramus, NJ	—	2,826	20,012	—	—	2,826	20,012	22,838	73	1999	Nov-04
Brighton Gardens of Arlington, VA	—	4,658	13,907	—	—	4,658	13,907	18,565	51	1999	Nov-04
Brighton Gardens of Richmond, VA	—	905	7,604	—	—	905	7,604	8,509	30	1999	Nov-04
Bickford Cottage of Davenport, IA	3,477	213	5,639	—	—	213	5,639	5,852	58	1999	Aug-04
Bickford Cottage of Marion, IA	2,847	224	5,711	—	—	224	5,711	5,935	58	1998	Aug-04
Bickford Cottage of Champaign, IL	—	54	2,501	—	—	54	2,501	2,555	27	2003	Aug-04
Bickford House of Bloomington, IL	—	514	6,866	—	—	514	6,866	7,380	72	2000	Aug-04
Bickford Cottage of Macomb, IL	—	54	4,315	—	—	54	4,315	4,369	45	2003	Aug-04
Bickford Cottage of Peoria, IL	—	375	7,659	—	—	375	7,659	8,034	79	2001	Aug-04
Courtyard Manor of Auburn Hills, MI	—	1,746	7,574	—	7	1,746	7,581	9,327	151	1999	Apr-04
Courtyard Manor at Sterling Heights, MI	—	1,076	7,834	—	4	1,076	7,838	8,914	155	1989	Apr-04
The Park at Olympia Fields, IL	19,000	3,303	38,891	—	—	3,303	38,891	42,194	892	1999	Feb-04
East Bay Manor, RI	8,235	686	12,752	—	—	686	12,752	13,438	304	1992	Feb-04
Greenwich Bay Manor, RI	7,250	180	11,401	—	—	180	11,401	11,581	267	1980	Feb-04
West Bay Manor, RI	10,000	1,900	15,481	—	—	1,900	15,481	17,381	358	1972	Feb-04

F-60

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Waterside Retirement Estates, FL	19,100	1,820	32,645	—	—	1,820	32,645	34,465	735	1980	Feb-04
Carrington Pointe, CA	12,400	1,636	27,753	—	—	1,636	27,753	29,389	617	1988	Feb-04
Cherry Hills Club, CA	6,250	1,428	23,814	—	—	1,428	23,814	25,242	550	1987	Feb-04
The Park at Golf Mills, IL	28,066	2,291	58,811	—	—	2,291	58,811	61,102	1,338	1989	Feb-04
The Heritage Palmeras, AZ	27,222	1,556	45,622	—	—	1,556	45,622	47,178	1,037	1996	Feb-04
The Pointe at Newport Place, FL	3,080	900	6,453	—	—	900	6,453	7,353	175	2000	Feb-04
Newport Place, FL	18,918	5,265	41,850	—	—	5,265	41,850	47,115	961	1993	Feb-04
Prosperity Oaks, FL	33,159	5,415	59,690	—	—	5,415	59,690	65,105	1,352	1988	Feb-04
Pinecrest Place Retirement Community, FL	32,530	893	60,674	—	—	893	60,674	61,567	1,384	1988	Feb-04
North Bay Manor, RI	12,742	464	19,402	—	—	464	19,402	19,866	454	1989	Feb-04
South Bay Manor, RI	12,490	654	16,606	—	—	654	16,606	17,260	383	1988	Feb-04
Emerald Bay Manor, RI	10,400	1,382	18,237	—	—	1,382	18,237	19,619	432	1999	Feb-04
Treemont Retirement Community, TX	12,750	3,211	17,096	—	—	3,211	17,096	20,307	407	1974	Feb-04
The Park at Riverchase, AL	—	1,159	6,246	—	—	1,159	6,246	7,405	174	1997	Feb-04
Heron’s Run, FL	—	446	1,798	—	—	446	1,798	2,244	42	1993	Feb-04
Sakonnet Bay Manor, RI	—	4,383	21,963	—	—	4,383	21,963	26,346	217	1998	Aug-04
Terrace at Memorial City, TX	19,000	4,336	33,496	—	—	4,336	33,496	37,832	39	1992	Dec-04
Spring Shadows Place, TX	6,419	2,943	6,288	—	—	2,943	6,288	9,231	7	1973	Dec-04
Terrace at West University, TX	17,281	3,650	24,976	—	—	3,650	24,976	28,626	31	1998	Dec-04
Terrace at Willowbrook, TX	17,800	2,243	23,551	—	—	2,243	23,551	25,794	27	1996	Dec-04
Terrace at Clear Lake, TX	11,750	2,068	22,769	—	—	2,068	22,769	24,837	28	2000	Dec-04
Terrace at First Colony, TX	17,750	2,160	22,871	—	—	2,160	22,871	25,031	28	2000	Dec-04
Sunrise of Des Peres, MO	—	4,129	17,773	—	—	4,129	17,773	21,902	161	2004	Mar-04
Sunrise of Clayton, MO	—	3,565	15,945	—	—	3,565	15,945	19,510	279	2004	Mar-04
Sunrise of Wilmette, IL	—	2,640	7,053	—	—	2,640	7,053	9,693	70	2004	Mar-04
Boardwalk Medical Office, TX	7,685	1,665	11,367	—	—	1,665	11,367	13,032	293	1997	Apr-04
Las Colinas Medical Plaza II, TX	6,953	1,763	8,801	—	—	1,763	8,801	10,564	276	2001	Apr-04
Independence Park-4204, NC	3,421	1,768	8,160	—	440	1,768	8,600	10,368	224	1994	Apr-04
Independence Park-4228, NC	1,085	888	2,483	—	—	888	2,483	3,371	101	1997	Apr-04
Independence Park-4233, NC	1,280	1,880	2,075	—	—	1,880	2,075	3,955	169	1996	Apr-04
Independence Park-4323, NC	1,168	694	2,647	—	—	694	2,647	3,341	81	1997	Apr-04
Tampa Medical Tower, FL	6,150	2,648	7,243	—	105	2,648	7,348	9,996	541	1984	Apr-04
Yorktown 50, VA	14,917	2,089	22,618	—	24	2,089	22,642	24,731	642	1974	Apr-04
Sherman Oaks Medical Center, CA	9,669	9,024	5,272	—	64	9,024	5,336	14,360	465	1953	Apr-04
Valencia Medical Center, CA	5,183	1,312	5,336	—	63	1,312	5,399	6,711	234	1983	Apr-04
Encino Medical Plaza, CA	7,522	6,904	9,253	—	135	6,904	9,388	16,292	458	1973	Apr-04
Rocky Mountain Cancer Center, CO	4,680	1,069	7,801	—	—	1,069	7,801	8,870	193	1993	Apr-04

F-61

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed		Date Acquired
Aurora Medical Center II, CO	4,699	134	9,218	—	2	134	9,220	9,354	363	1994		Apr-04
Aurora Medical Center I, CO	5,264	123	8,485	—	19	123	8,504	8,627	380	1981		Apr-04
Dorsey Hall Medical Center, MD	3,913	1,324	4,020	—	9	1,324	4,029	5,353	207	1988		Apr-04
Chesapeake Medical Center, VA	—	2,087	7,520	—	—	2,087	7,520	9,607	329	1988		Apr-04
Randolph Medical Center, MD	—	2,575	6,453	—	421	2,575	6,874	9,449	261	1975		Apr-04
Plano Medical Center, TX	—	2,519	12,190	—	4	2,519	12,194	14,713	465	1984		Apr-04
Medical Place I, TX	—	876	23,889	—	116	876	24,005	24,881	1,043	1984		Apr-04
Northwest Regional Medical Center, TX	—	599	6,646	—	—	599	6,646	7,245	197	1999		Apr-04
The Diagnostic Clinic, FL	—	2,569	26,918	—	58	2,569	26,976	29,545	700	1972		Apr-04
BayCare Health Headquarters, FL	—	3,019	6,713	—	—	3,019	6,713	9,732	291	1988		Apr-04
Southwest General Birth Place, TX	—	990	12,308	—	—	990	12,308	13,298	153	1994		Aug-04
Baytown Plaza I & II, TX	—	337	1,096	—	6	337	1,102	1,439	78	1972		Aug-04
South Seminole Medical Office Building II, FL	—	709	4,063	—	4	709	4,067	4,776	157	1987		Aug-04
South Seminole Medical Office Building III, FL	—	769	1,768	—	—	769	1,768	2,537	98	1993		Aug-04
Orlando Professional Center I, FL	—	384	788	—	—	384	788	1,172	58	1969		Aug-04
Orlando Professional Center II, FL	—	1,258	1,704	322	—	1,580	1,704	3,284	81	1963		Aug-04
Oviedo Medical Center, FL	—	1,712	6,484	—	223	1,712	6,707	8,419	302	1997		Aug-04
MedPlex B at Sand Lake Commons, FL	—	2,679	3,235	—	1	2,679	3,236	5,915	89	1988		Aug-04
Eagle Creek Medical Plaza, KY	—	14	3,411	—	—	14	3,411	3,425	152	1982		Aug-04
Sand Lake Physicians Office Building, FL	—	23	1,748	—	—	23	1,748	1,771	67	1985		Aug-04
North Alvernon Medical, AZ	—	2,969	9,197	—	32	2,969	9,229	12,198	257	1986		Aug-04
St. Joseph’s Medical Plaza, AZ	—	511	7,736	—	—	511	7,736	8,247	208	1985		Aug-04
Mercy Medical Office Building	—	—	3,049	—	4	—	3,053	3,053	102	1986		Aug-04
Elgin Medical Office Building I, IL	—	—	6,291	—	—	—	6,291	6,291	238	1991		Aug-04
Elgin Medical Office Building II, IL	—	—	6,861	—	1	—	6,862	6,862	241	2001		Aug-04
Santa Rosa Medical Office Building, GA	—	13	8,111	—	6	13	8,117	8,130	106	2003		Aug-04
Fannin Medical Office Building, GA	—	9	2,397	—	118	9	2,515	2,524	35	2002		Aug-04
Physicians East and West, TX	—	3	4,276	—	—	3	4,276	4,279	127	1991		Aug-04
Brentwood Medical Center, CA	—	739	15,501	—	5,421	739	20,922	21,661	—		(3)	Aug-04
Heartland Regional Medical Office Building, IL	—	99	9,788	—	301	99	10,089	10,188	216	2002		Aug-04
Saint Joseph East Office Park, KY	—	17	9,896	—	21	17	9,917	9,934	140	2003		Aug-04
Central Mississippi Medical Center Building, MS	—	34	8,409	—	154	34	8,563	8,597	118	2002		Aug-04
River Oaks Medical Building, MS	—	19	7,127	—	286	19	7,413	7,432	106	2003		Aug-04
Parker Adventist Professional Building, CO	—	16	14,586	—	588	16	15,174	15,190	230	2004		Aug-04
NASA Parkway Medical Office Building, TX	—	460	7,478	—	—	460	7,478	7,938	124	2002		Aug-04
Lake Granbury Medical Plaza, TX	—	63	6,197	—	2,272	63	8,469	8,532	90	2001		Aug-04
Durant Medical Center, OK	—	1,133	7,914	—	—	1,133	7,914	9,047	127	1998		Aug-04
Jackson Central II, MS	—	—	485	—	867	—	1,352	1,352	—		(3)	Aug-04

F-62

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed		Date Acquired
McDowell Mountain Medical Plaza, AZ	11,268	6,219	9,066	—	112	6,219	9,178	15,397	89	1999		Nov-04
Lakeside Healthpark Medical Office Building, NE	2,021	—	1,928	—	1,474	—	3,402	3,402	—		(3)	Nov-04
Other	—	—	—	18	582	18	582	600	44	n/a		n/a

	$997,931	$309,725	$2,239,308	$1,473	$104,158	$311,198	$2,343,466	$2,654,664	$73,716

(1)	Excludes encumbrances of $112.4 million that are carried on properties accounted for using the direct financing method.
(2)	Includes Properties under construction.
(3)	Property was under construction at December 31, 2004.

F-63

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2004

(dollars in thousands)

(a)	Transactions in real estate and accumulated depreciation during 2002, 2003 and 2004 are summarized as follows:

	Cost (b) (d)	Accumulated Depreciation
Properties the Company has invested in under operating leases:

Balance, December 31, 2001	$36,060	$827
Acquisitions	213,820	—
Real estate held for sale	(8,680)	(138)
Depreciation expense (c)	—	3,076

Balance, December 31, 2002	241,200	3,765
Acquisitions	850,430	—
Real estate held for sale	(6,602)	(232)
Depreciation expense (c)	—	16,345

Balance, December 31, 2003	1,085,028	19,878
Acquisitions	1,573,078	—
Impairment provisions	(1,883)	—
Real estate held for sale	(1,559)	(526)
Depreciation expense (c)	—	54,364

Balance, December 31, 2004	$2,654,664	$73,716

(b)	As of December 31, 2004, 2003, and 2002, the aggregate cost of the Properties owned by the Company for federal income tax purposes, including Properties accounted for using the operating method and those accounted for using the direct financing method and held for sale, was $3.0 billion, $1.3 billion and $258.3 million, respectively. Certain leases accounted for under the direct financing method are treated as operating leases for federal income tax purposes.
(c)	Depreciation expense is computed for buildings and equipment based upon estimated lives of 39-40 years, and 3 to 7 years, respectively.
(d)	Acquisition fees and miscellaneous closing costs of $78.3 million, $60.1 million and $13.1 million are included in land, buildings, equipment and intangible lease costs at December 31, 2004, 2003 and 2002, respectively.

F-64

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. (“Sunrise”) managing and operating the majority of the seniors’ housing Properties owned by the Company as of November 30, 2005. The summarized financial information presented for Sunrise as of December 31, 2004 and December 31, 2003, and for each of the three years ended December 31, 2004, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2004. The summarized financial information presented for Sunrise as of September 30, 2005, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the period ended September 30, 2005.

Sunrise Assisted Living, Inc.:

Selected Financial Data for the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002	F-66

F-65

Sunrise Senior Living, Inc.

Selected Financial Data

(in Thousands, except per share data)

Consolidated Balance Sheet Data:

	September 30, 2005	December 31, 2004	December 31, 2003
Current assets	$308,550	$310,653	$235,895
Noncurrent assets	939,071	775,061	773,903
Current liabilities	276,869	208,557	164,772
Noncurrent liabilities	397,096	352,059	353,147
Minority interests	1,373	1,580	1,603
Stockholders’ equity	572,283	523,518	490,276

Consolidated Statements of Income Data:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Operating revenue	$1,265,897	$1,461,924	$1,108,540	$427,689
Operating expenses	1,238,186	1,415,955	1,074,633	394,164

Net income	$29,399	$50,687	$62,178	$54,661

Basic net income per share	$0.71	$2.50	$2.92	$2.44

Diluted net income per share	$0.66	$2.24	$2.63	$2.23

F-66

ADDENDUM TO

APPENDIX B

PRIOR PERFORMANCE TABLES

THE PRIOR PERFORMANCE TABLES IN THIS

ADDENDUM UPDATE AND REPLACE APPENDIX B

TO THE PROSPECTUS, DATED MARCH 21, 2005.

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of our principals and their Affiliates (collectively, the “Sponsor”) which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), to invest in hotel properties. No Prior Public Programs sponsored by our Affiliates have invested in health care properties leased on a triple-net basis.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from us upon request, without charge. In addition, upon request to us, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring our shares, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2004. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2004.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

B-1

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2004, in connection with Prior Public Programs which had offerings that became fully subscribed between January 2002 and December 2004. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program on a cumulative basis commencing with inception and ending December 31, 2004. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2004, of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2004.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposal of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2002 and December 2004.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Subsequent Events

Please note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

B-2

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Hotels & Resorts, Inc.
(Notes 1 and 2)
Dollar amount offered	$3,090,000,000

Dollar amount raised	99.2%

Less offering expenses:

Selling commissions and discounts	(7.5)
Organizational expenses	(2.0) to (4.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)

(10.0) to (12.0)

Reserve for operations	—

Percent available for investment	88.0 to 90.0%

Acquisition costs:

Cash down payment	83.0 to 85.0%
Acquisition fees paid to affiliates	4.5
Acquisition expenses	0.5

Total acquisition costs	88.0 to 90.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%

Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03

Length of offering (in months)	23, 15, 20, 9, and 13, respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12, and 1, respectively

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (168,774 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for sale up to $1.75 billion of shares of common stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 2:	The amounts shown represent the combined results of the CHR Initial Offering, 1999, 2000, 2002 and 2003 Offering only.

Past performance is not necessarily indicative of future performance.

B-3

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	Other Programs
	(Notes 2 and 3)	(Note 1)
Date offering commenced	7/9/97,6/17/99, 9/15/00, 4/23/02 and 02/5/03

Dollar amount raised	$3,066,534,832	(Note 1)

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112
Real estate commissions	—
Acquisition fees	137,994,067
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674

Total amount paid to sponsor	383,316,853	(Note 1)

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	244,573,472	87,206,712
2003 (Note 6)	127,948,000	160,884,226
2002 (Note 6)	84,484,672	166,749,191
2001 (Note 6)	62,826,759	NA
2000	45,528,919	NA
1999	13,348,795	NA
1998	2,985,455	NA
1997	29,358	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	30,832,972	4,992,803
2003	15,061,000	5,792,613
2002	7,824,672	7,334,055
2001	4,418,759	NA
2000	1,878,358	NA
1999	458,634	NA
1998	208,490	NA
1997	6,889	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 8)	16,810,000	919,908,431
Notes	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3 and 4)	79,854,706	4,480,309

Note 1:	Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the “Restaurant Properties REIT”), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999, had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the

Past performance is not necessarily indicative of future performance.

B-4

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2 (Continued):
Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company had received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 3:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 4:	During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in “Other Programs”) incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:	In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants (“Soliciting Dealer Warrants”) to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:	In September 1999, the Restaurant Properties REIT (included in “Other Programs”) acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 8:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Past performance is not necessarily indicative of future performance.

B-5

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)

Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

B-6

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 3)
Continuing Operations:
Gross revenue (Note 24)	$29,560,219	$57,979,792	$82,322,385	$102,633,624	$90,729,744	$80,814,216	$75,231,590
Equity in earnings of unconsolidated joint venture	16,018	97,307	97,559	98,561	100,493	107,702	105,034
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
Sale of real estate (Notes 23 and 24)	—	—	—	128,479,972	209,497,908	—	—
Interest income	8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
Less: Operating expenses (Notes 5, 23 and 26)	(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
Transaction costs	—	(6,798,803)	(10,315,116)	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
Interest expense (Notes 23 and 26)	—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
Cost of real estate sold (Notes 23 and 24)	—	—	—	(118,372,146)	(193,178,891)	—	—
Depreciation and amortization (Notes 23 and 26)	(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
Loss on termination of cash flow hedge accounting	—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
Advisor acquisition expense (Note 16)	—	(76,333,516)	—	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—	11,578,657	28,329,974	42,949,989
Income tax benefit	—	—	—	—	—	6,345,551	(10,936,893)
Cumulative effect of accounting change	—	—	—	(3,840,902)	—	—	—

Net income (loss) – GAAP basis	32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

Taxable income
- from operations (Note 8)	33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)

Cash generated from (used in) operations (Notes 4 and 5)	39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
Cash generated from sales (Notes 7, 15, 18 and 21)	2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
Cash generated from refinancing	—	—	—	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
- from sale of properties	—	—	—	—	—	—	—
- from cash flow from prior period	(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
- from return of capital (Note 10)	(67,821)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	385,523,966	210,736	—	3,691,600	9,750,000	—	—
Sale of common stock to CNL Fund Advisors, Inc.	—	—	—	—	—	—	—
Retirement of shares of common stock (Note 13)	(639,528)	(50,891)	—	—	(4,709)	—	—
Contributions from minority interest of consolidated joint venture	—	740,621	39,922	—	—	—	—
Distributions to minority interest	(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
Payment of stock issuance costs (Note 20)	(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
Acquisition of land and buildings on operating leases (Note 4)	(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
Investment in direct financing leases (Note 4)	(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
Proceeds from sales of equipment direct financing leases	—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance.

B-7

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

B-8

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	1,187,238	—	—	—	—
Proceeds from sale ofsecurities	—	—	7,720,997	982,050	—	—	11,194,836
Proceeds from borrowing from affiliate (Note 22)	—	—	—	8,708,400	11,750,000	18,709,603	10,900,000
Investment in joint venture	(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
Increase in restricted cash	—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
Purchase of other investments(Note 4)	(16,083,055)	—	(2,831,779)	—	—	—	—
Investment in mortgage,equipment and other notes receivable (Note 4)	(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
Collections on mortgage, equipment and other notes receivable (Note 4)	1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
Redemption of (investment in) certificates of deposit	—	2,000,000	—	—	—	—	—
Proceeds from the issuance of bonds	—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
Payment on bonds	—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)
Proceeds from borrowing on credit facility, note payable and subordinated note payable	7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
Payment on credit facility and note payable	(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(4,574,925)	(1,492,310)	—	—	—	—	—
Decrease (increase) in intangibles and other assets	(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
Proceeds from borrowings on mortgage warehouse facilities	—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
Payments on mortgage warehouse facilities	—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
Payments of loan and bond issuance costs	—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
Other	(95,101)	—	—	—	—	19,064	—

Cash generated (deficiency) after cash distributions and special items	75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	63	73	30	15	—	30	23

- from recapture	—	—	—	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—	—	––	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	60	—	3	—	40	47	46
- from capital gain	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—
- from return of capital (Note 10)	14	76	73	76	36	28	31

Total distributions on GAAP basis (Note 11):	74	76	76	76	76	75	77

Source (on cash basis):
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations (Note 4)	73	76	—	55	76	75	43
- from cash flow from prior period	1	—	76	21	—	—	34
- from return of capital (Note 10)	—	—	—	—	—	—	—

Total distributions on cash basis (Note 11)	74	76	76	76	76	75	77

Total cash distributions as a percentage of original $1,000 investment (Note 6)	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
Total cumulative cash distributions per $1,000 investment from inception	246	322	398	474	550	625	702
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and21)	100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

B-9

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the “Restaurant Properties REIT”) registered for sale $165,000,000 of shares of common stock (the “Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the “1997 Offering”), including $25,000,000 available only to stockholders participating in the company’s reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the “1998 Offering”). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totaling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company’s reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,242,205 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 3%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance.

B-10

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney’s properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT’s redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

B-11

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders’ investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:	During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million, respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB #144”). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:	As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

B-12

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit (Expense) from Income Taxes	—	—	—	—
Income (Loss) from Discontinued Operations	—	—	—	—

Net income (loss) - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Distributions to holders of minority interest, net of contributions	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(19,322,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Sale of land, buildings and equipment	—	—	—	—
Sale of investment in equity securities	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit, net	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Payment of capital lease obligation	—	—	—	—
Payment to acquire cash flow hedges	—	—	—	—
Decrease (increase) in intangibles and other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48

- from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

B-13

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Gross revenue	$26,681,838	$79,728,000	$207,463,000	$525,411,000	$1,335,297,000
Dividend income (Note 10)	2,780,063	—	—	—	—
Interest and other income	6,637,318	9,289,000	18,063,000	6,966,000	6,941,000
Less: Operating expenses	(3,311,988)	(22,514,000)	(130,886,000)	(367,362,000)	(1,012,893,000)
Interest expense	(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)	(166,463,000)
Depreciation and amortization	(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)	(191,764,000)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	(386,627)	(7,968,000)	(17,256,000)	(23,970,000)	(18,469,000)
Minority interest	(1,516,237)	(1,291,000)	(639,000)	778,000	(8,403,000)
Benefit (Expense) from Income Taxes	––	––	––	864,000	(28,539,000)
Income (Loss) from Discontinued Operations	––	––	––	1,222,000	(2,820,000)

Net income (loss) - GAAP basis	20,670,462	19,328,000	15,810,000	5,993,000	(87,113,000)

Taxable income
- from operations (Note 6)	14,507,032	16,938,386	24,804,256	24,674,829	5,312,846

- from gain (loss) on sale	—	—	—	—	(645,000)

Cash generated from operations (Notes 3 and 4)	43,650,561	58,408,000	76,660,000	112,887,000	213,741,000
Less: Cash distributions to investors (Note 7)
- from operating cash flow	(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	—	(17,074,000)	(4,602,000)

Cash generated (deficiency) after cash distributions	15,568,286	9,998,000	2,443,000	(17,074,000)	(4,602,000)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	203,684,044	286,069,000	489,111,000	1,169,496,000	658,578,000
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	—	—	—	—	—
Proceeds from mortgage loans and other notes payable	102,081,950	137,990,000	118,720,000	866,912,000	1,922,508,000
Distributions to holders of minority interest, net of contributions	(10,217,828)	(2,896,000)	(14,040,000)	(106,853,000)	(13,213,000)
Stock issuance costs	(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)
Acquisition of land, buildings and equipment	(310,711,912)	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	(450,350,000)	(1,426,309,000)
Investment in unconsolidated subsidiary	(10,174,209)	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)
Deposit on property and other investments	—	—	(10,300,000)	(24,985,000)	—
Acquisition of additional interest CNL Hotel Investors, Inc.	(17,872,573)	—	—	—	—
Sale of land, buildings and equipment	—	—	—	—	16,810,000
Sale of investment in equity securities	—	—	—	—	28,295,000
Redemption of (investment in) certificate of deposit	5,000,000	—	—	—	—
Increase in restricted cash	(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)
Proceeds of borrowing on line of credit, net	—	7,500,000	16,579,000	(6,000)	(24,073,000)
Payment on mortgage loans and line of credit	—	(1,184,000)	(1,748,000)	(4,730,000)	(802,812,000)
Payment of other notes	—	—	(26,790,000)	(2,533,000)	(63,593,000)
Payment of loan costs	(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)
Payment of capital lease obligation	—	—	—	—	(1,823,000)
Payment to acquire cash flow hedges	—	—	—	—	(4,899,000)
Decrease (increase) in intangibles and other assets	2,510,090	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)
Retirement of shares of common stock	(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)
Due from related parties - offering expenses	—	(1,411,000)	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(51,774,587)	(6,044,000)	(3,942,000)	94,753,000	(84,121,000)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	38	26	25	14	2

- from recapture	—	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

B-14

TABLE III - CNL HOTELS & RESORTS, INC. (continued)

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47	53	30	16	3	—
- from capital gain	—	—	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—	—	—
- from return of capital (Note 8)	—	1	9	21	20	45	60	72	74

Total distributions on GAAP basis (Note 9)	—	4	49	68	73	75	76	75	74

Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
- from operations	—	3	49	68	73	75	76	65	2
- from cash flow from prior period	—	—	—	—	—	—	—	—	—
- from return of capital (Note 8)	—	1	—	—	—	—	—	10	72

Total distributions on cash basis (Note 9)	—	4	49	68	73	75	76	75	74

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%	7.38%	7.688%	7.75%	7.75%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121	194	269	345	420	494
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%	100%	100%	100%	100%	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan.. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 2:	The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For the year ended December 31, 2004, the amounts where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Past performance is not necessarily indicative of future performance.

B-15

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 23%, 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 77%, 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

B-16

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures(19)
CNL Income Fund, Ltd.:
Wendy’s - Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King - Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan - Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s - Oklahoma City, OK (2)	08/20/86	02/19/04	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd.:
Burger King - San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s - Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s - Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral - Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral - Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King - Holland, MI (39)	04/29/88	06/11/04	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA (41)	12/08/94	09/10/04	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund III, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King - Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral - Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse - Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s - Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

B-17

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IV, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s - Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe - Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread - Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s - Oak Ridge, TN (2)	12/22/88	04/30/04	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI (39)	04/29/88	06/11/04	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd.:
Denny’s - Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery - West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell - Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King - Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
KFC - Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s - Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust - Marietta, GA	02/24/97	03/31/04	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	06/18/90	08/05/04	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/89	08/13/04	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830

Past performance is not necessarily indicative of future performance.

B-18

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund VII, Ltd.:
Burger King - Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd.:
Burger King - Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King - Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961
Denny’s - Tiffin, OH	03/22/91	03/30/04	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	02/16/91	09/28/04	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767

CNL Income Fund IX, Ltd.:
Hardee’s - Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Burger King - Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s - Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829

Past performance is not necessarily indicative of future performance.

B-19

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IX, Ltd. (Continued):
Hardee’s - Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s - Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies - Wildwood, FL	08/01/91	02/20/04	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/09/91	05/06/04	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd.:
Jack in the Box - San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins - Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s - Romulus, MI	02/11/92	07/16/04	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd.:
Burger King - Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King - Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King - East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s - Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895
Sagebrush - Lynchburg, VA	09/30/92	01/20/04	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	09/30/92	02/11/04	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	09/28/92	03/09/04	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513

Past performance is not necessarily indicative of future performance.

B-20

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XI, Ltd. (Continued):
Jack in the Box - Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King - Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club - Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s - Toccoa, GA	12/28/92	03/03/04	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	04/01/93	03/17/04	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	04/23/93	03/26/04	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	01/04/93	10/04/04	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	06/03/93	12/30/04	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078

CNL Income Fund XIII, Ltd.:
Burger King - Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice - Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561
Hardee’s - Blytheville, AR	07/30/93	05/20/04	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.:
Razzleberries - Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s - Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral - Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s - Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328
Denny’s - Bullhead City, AZ	09/28/93	02/06/04	1,348,866	—	—	—	1,420,634	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/93	03/01/04	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	09/28/93	03/26/04	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767

Past performance is not necessarily indicative of future performance.

B-21

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XIV, Ltd. (Continued):
Denny’s - Topeka, KS	01/23/94	05/24/04	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/93	12/30/04	865,616	—	—	—	865,616	—	722,986	722,986	855,582

CNL Income Fund XV, Ltd.:
Jack in the Box - Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s - Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s - Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s - Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s - Huntsville, TX	11/23/94	03/12/04	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	04/28/94	03/23/04	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	04/28/94	04/02/04	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	04/28/94	08/03/04	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA (42)	05/27/94	09/10/04	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA (43)	05/27/94	09/10/04	310,000	—	—	—	310,000	—	376,146	376,146	432,864

CNL Income Fund XVI, Ltd.:
Denny’s - Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box - Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s - Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051

Past performance is not necessarily indicative of future performance.

B-22

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XVI, Ltd. (Continued):
Denny’s - Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral - Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral - Ft. Collins, CO	03/13/95	03/26/04	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd.:
Denny’s - Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461
Wendy’s - Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square - Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
On the Border - San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market - San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market - Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral - Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717
NI’s International Buffet - Stow, OH (2)	04/02/97	08/30/04	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP:
Boston Market - Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea - Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday’s - El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055
Big Boy - Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy - Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)

Past performance is not necessarily indicative of future performance.

B-23

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP Continued):
Burger King - Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470
Burger King - Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King - Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King - Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395
Burger King - Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea - McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea - Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King - Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King - Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King - Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King - Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee’s - Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King - Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King - John’s Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP - Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee’s - Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical - Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816
Burger King - St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse - Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea - Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea - Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239

Past performance is not necessarily indicative of future performance.

B-24

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Black-eyed Pea Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box - Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246
Black-eyed Pea Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box - Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea - Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy - St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box - Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box - Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby’s - Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl’s - Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea - Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP - Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea - Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby’s - Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea - Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179
Hardee’s - Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee’s - Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee’s - Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box - Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769

Past performance is not necessarily indicative of future performance.

B-25

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Bennigan’s - Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney’s - Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical - Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258
Hardee’s - Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea - Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea - Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea - Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee’s - Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny’s McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea - Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby’s Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Piz za -Hut - Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut - Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King - Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy - O’Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral - Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379
Jack in the Box - Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee’s Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral - Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl’s - Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216

Past performance is not necessarily indicative of future performance.

B-26

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Jack in the Box - Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee’s - Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday’s - Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755
Pollo Tropical - Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral - Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl’s - Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl’s - Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box - Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl’s - Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl’s - Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia’s House of Pancakes - Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy - Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee’s - Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken - Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea - Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral - Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny’s - Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney’s - Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee’s - Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill - Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627

Past performance is not necessarily indicative of future performance.

B-27

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Darryl’s - Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl’s - Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral - Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market - Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy’s Steak and Seafood - Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral - Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee’s - Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral - Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral - Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral - Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral - Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill - Columbus, OH	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Darryl’s - Winston-Salem, NC	06/11/97	01/16/04	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Point, MS	03/16/99	03/06/04	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	08/18/95	02/11/04	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re-development) Raleigh, NC	06/11/97	03/01/04	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	01/19/99	03/03/04	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s - Mobile, AL	03/16/99	03/18/04	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	06/11/97	03/30/04	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	04/22/99	04/21/04	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075

Past performance is not necessarily indicative of future performance.

B-28

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Burger King - Portland, OR	09/20/01	04/29/04	496,208	—	—	—	496,208	—	500,000	500,000	158,888
Pizza Hut - Bowling Green, OH	12/05/96	05/14/04	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	02/08/02	06/15/04	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/2899	06/18/04	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	02/11/97	06/25/04	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	01/28/99	09/27/04	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	01/28/99	09/30/04	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/04/99	12/20/04	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale - Birmingham, AL	06/16/98	12/23/04	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	06/16/98	12/30/04	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP:
Steak & Ale - Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant - Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny’s - Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554
Roadhouse Grill - Pensacola, FL	07/24/98	01/15/04	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	04/12/99	03/26/04	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	04/12/99	04/07/04	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	04/12/99	05/28/04	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/97	12/16/04	637,583	—	—	—	637,583	—	772,727	772,727	513,109

Past performance is not necessarily indicative of future performance.

B-29

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding 2001, LP:
Chevy’s Fresh Mex - Independence, MO	04/29/99	04/30/04	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Maple & Main Orlando, LLC (18):
Exxon - Punta Gorda, FL	11/0203	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker’s - Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T - Virginia Beach, VA	05/25/04	06/21/04	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	03/29/04	09/08/04	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube - Fredericksburg, VA	10/24/03	10/25/04	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	03/29/04	12/16/04	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (18):
Denny’s - Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny’s - Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny’s - Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny’s - Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes - Albuquerque, NM	03/10/04	05/14/04	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) - Raleigh, NC	03/01/04	07/14/04	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill - Roanoke, VA	09/15/03	12/16/04	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	03/31/04	12/29/04	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)

South Street Investments, Inc. (18):
Denny’s - Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

Past performance is not necessarily indicative of future performance.

B-30

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18):
Arby’s - Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby’s - Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby’s - Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby’s - Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby’s - St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby’s - Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby’s - Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby’s - Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby’s - Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby’s - Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby’s - Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860
Arby’s - East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby’s - Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628
Arby’s - Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby’s - Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby’s - Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby’s - Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby’s - Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby’s - Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019

Past performance is not necessarily indicative of future performance.

B-31

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby’s - Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby’s - Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby’s - Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby’s - Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby’s - Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby’s - Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby’s - Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby’s - Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby’s - Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby’s - Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby’s - Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505
Arby’s - Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby’s - Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby’s - Hutchinson, MN	10/17/03	02/20/04	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/03	02/24/04	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/02/03	03/23/04	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	06/30/03	04/08/04	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	08/08/03	04/23/04	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768

Past performance is not necessarily indicative of future performance.

B-32

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Zainesville, OH	09/30/03	04/23/04	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/08/03	05/17/04	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	09/22/03	06/25/04	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby’s - Champin, MN	08/11/03	08/31/04	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	03/05/04	10/08/04	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	03/05/04	10/14/04	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/03	10/22/04	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	05/25/04	11/30/04	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	03/04/04	12/30/04	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459

CNL Funding 2001-A, LP (18):
Taco Cabana - Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766
Taco Cabana - Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square - Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP - Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP - McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut - Dania, FL	10/06/00	02/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box - Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP - Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box - Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn - Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156

Past performance is not necessarily indicative of future performance.

B-33

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box - San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal - Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn - Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box - Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP - Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653
IHOP - Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box - Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box - Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box - Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497
IHOP - Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP - San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square - Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP - Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet - Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC - Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes - Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet - Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet - Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn - Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761

Past performance is not necessarily indicative of future performance.

B-34

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square - Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut - Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box - Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP - Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box - Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539
Village Inn - Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet - Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet - Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box - Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830
IHOP - Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP - Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo - Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square - Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday - University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut - Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut - N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square - Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square - Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet - Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)

Past performance is not necessarily indicative of future performance.

B-35

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP - Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP - Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana - Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet - Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet - Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)
Jack in the Box - Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday - Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square - Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP - Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753
IHOP - Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana - San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana - Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana - Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana - San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana - Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana - Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana - San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana - Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana - Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153

Past performance is not necessarily indicative of future performance.

B-36

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana - Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana - Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana - Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036

Taco Cabana - Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square - Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147
IHOP - Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet - Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet - Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet - Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)
IHOP - Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB - Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet - Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet - Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut - El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square - Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet - Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut - Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP - Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box - Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638

Past performance is not necessarily indicative of future performance.

B-37

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet - Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB - Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet - Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut - Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP - Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971
IHOP - Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box - Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box - Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box - Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750
Pizza Hut - Waco, TX (Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box - Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square - Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square - Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet - Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box - Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC - Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP - Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet - Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet - Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)

Past performance is not necessarily indicative of future performance.

B-38

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP - Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square - Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse - Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box - Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut - Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914
Ruby Tuesday - Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals - Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets - Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)
IHOP - Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP - Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins - Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins - Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday - Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut - Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals - Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut - Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box - Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF - Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut – 19th Street - Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680

Past performance is not necessarily indicative of future performance.

B-39

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box - San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box - Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D’s - Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D’s - Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D’s - Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D’s - Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC - Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box - Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D’s - Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D’s - Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box - Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box - Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D’s - Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box - Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round - Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D’s - Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D’s - Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D’s - Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D’s - Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607

Past performance is not necessarily indicative of future performance.

B-40

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D’s - Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D’s - Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D’s - Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box - Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box - Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box - San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby’s - Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby’s - Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby’s - Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D’s - Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D’s - Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse - Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse - Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box - Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D’s - Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D’s - Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D’s - Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday - Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King - Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751

Past performance is not necessarily indicative of future performance.

B-41

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box - Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D’s - Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box - Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box - Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole - Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D’s - Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus - Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D’s - Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D’s - Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D’s - Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box - Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn - Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D’s - Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D’s - Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box - Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box - Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn - Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy’s - Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy’s - Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143

Past performance is not necessarily indicative of future performance.

B-42

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker’s Square - St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker’s Square - Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker’s Square - Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker’s Square - Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn - St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino’s - Houston, TX	01/21/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy’s - Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O’Charley’s - Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino’s - Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box - Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s - Cincinnati (Union Township), OH	09/24/03	01/09/04	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	06/13/03	01/14/04	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/03	01/16/04	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	06/25/00	01/29/04	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	08/04/03	02/13/04	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/03	02/18/04	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/03	03/03/04	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/03	03/04/04	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	06/16/03	03/08/04	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219

Past performance is not necessarily indicative of future performance.

B-43

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Cincinnati, OH	11/07/03	03/12/04	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s - Burlington, NC	10/17/03	03/31/04	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	01/13/04	03/31/04	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/03	04/08/04	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	02/09/01	04/15/04	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/03	04/29/04	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/03	05/03/04	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s - Auburn Hills, MI	05/05/03	05/04/04	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s - Mobile, AL	10/17/03	05/12/04	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/03	05/21/04	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/03	06/08/04	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/03	06/18/04	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/03	06/22/04	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	01/07/04	06/25/04	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/03	06/28/04	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/03	06/30/04	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/07/03	06/30/04	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/07/03	06/30/04	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	01/07/04	06/30/04	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/03	07/13/04	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294

Past performance is not necessarily indicative of future performance.

B-44

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Casa Ole - Sulphur, LA	01/07/04	08/10/04	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	08/29/03	08/17/04	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	08/29/03	08/17/04	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/03	08/23/04	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/03	08/30/04	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/03	09/02/04	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/03	09/13/04	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s - Johnson City, TN	12/30/03	09/17/04	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s - Bristol, VA	10/17/03	09/28/04	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/03	09/28/04	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/03	09/29/04	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	06/16/03	09/30/04	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	01/07/04	09/30/04	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/03	10/14/04	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/03	11/09/04	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole - Silsbee, TX	01/07/04	11/16/04	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	01/07/04	12/16/04	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/03	12/21/04	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249

Past performance is not necessarily indicative of future performance.

B-45

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2002-A, LP (18):
Black Angus - Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus - Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box - Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box - Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box - Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans - Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785

CNL Net Lease Investors, LP (18):
JIB - Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King - Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—
IHOP - Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby’s-Lee’s - Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme - Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market - Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny’s - Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB - Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box - Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP - Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP - Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby’s - Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632

Past performance is not necessarily indicative of future performance.

B-46

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
JIB - Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP - Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB - Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP - Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP - Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny’s - Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB - Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB - Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP - Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB - Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319
Stone Grill - Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB - Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny’s - Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill - Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby’s - Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP - Las Vegas, NV- 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP - Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB - Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB - Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS - Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)

Past performance is not necessarily indicative of future performance.

B-47

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box - Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP - Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP - Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box - Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny’s - Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP - Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny’s - Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC - Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers - Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP - Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749
IHOP - Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny’s - Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill - Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito - Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP - Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB - Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB - Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box - Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB - Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby’s - Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)

Past performance is not necessarily indicative of future performance.

B-48

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny’s - Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box - New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP - Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral - Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP - Coeur D’Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP - Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardees - Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby’s - Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box - Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232
Denny’s - Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers - Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy’s - Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral - Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box - Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box - Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral - Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP - Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express - Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny’s - McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)

Past performance is not necessarily indicative of future performance.

B-49

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Denny’s - Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral - Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box - Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box - Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny’s - Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box - Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers - Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill - Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral - Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral - Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153
Golden Corral - Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral - Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box - Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box - Mojave, CA	09/25/02	01/08/04	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	09/25/02	01/16/04	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	09/25/02	01/29/04	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	09/25/02	02/04/04	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	09/25/02	03/25/04	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	09/25/02	03/30/04	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	09/25/02	03/31/04	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)

Past performance is not necessarily indicative of future performance.

B-50

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Augusta, GA	09/25/02	03/31/04	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	09/25/02	04/02/04	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	09/25/02	04/27/04	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	09/25/02	08/20/04	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	09/25/02	09/21/04	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	09/25/02	09/27/04	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	09/25/02	09/28/04	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny’s - Corpus Christi, TX	09/25/02	09/30/04	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box - Campbell, CA	06/30/04	10/05/04	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box - Castro Valley, CA	06/30/04	10/22/04	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	06/30/04	10/27/04	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	06/30/04	10/29/04	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	05/25/04	11/04/04	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	05/25/04	11/04/04	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	06/30/04	11/08/04	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	07/22/04	11/08/04	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	06/30/04	11/10/04	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - Hillsboro, TX	07/22/04	11/18/04	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - Dallas, TX	09/30/04	11/24/04	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	05/25/04	11/29/04	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	06/30/04	12/10/04	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956

Past performance is not necessarily indicative of future performance.

B-51

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Applebee’s - Gaffney, SC	06/28/04	12/15/04	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	03/10/04	12/17/04	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	05/25/04	12/22/04	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	09/30/04	12/30/04	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

CNL Net Lease Funding, LLC (18):
Sweet Tomatoes - Atlanta, GA	03/10/04	06/03/04	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes - Westminister, CO	03/10/04	06/09/04	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	03/10/04	06/09/04	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes - Raleigh, NC	03/10/04	06/17/04	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	03/10/04	06/18/04	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	03/10/04	06/30/04	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	03/10/04	06/30/04	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	03/10/04	07/07/04	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	06/30/04	07/29/04	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	06/30/04	08/12/04	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	05/25/04	08/17/04	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box - Riverside, CA	06/30/04	08/17/04	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	06/30/04	08/18/04	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	03/10/04	08/19/04	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	06/30/04	08/20/04	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011

Past performance is not necessarily indicative of future performance.

B-52

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding, LLC (18) (Continued):
Golden Corral - Snellville, GA	05/25/04	08/30/04	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	03/10/04	08/30/04	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	05/25/04	09/02/04	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	06/30/04	09/08/04	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	03/10/04	09/09/04	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	06/30/04	09/10/04	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box - Santa Ana, CA	06/30/04	09/17/04	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes - Fort Myers, FL	03/10/04	09/17/04	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	03/10/04	09/22/04	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	06/30/04	09/24/04	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	06/30/04	09/28/04	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	06/30/04	09/28/04	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	06/30/04	09/28/04	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	06/30/04	09/29/04	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	06/28/04	09/30/04	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	06/30/04	09/30/04	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729

CNL Restaurant Capital, LP (24):
Applebee’s - Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli’s - Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli’s - Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—

Past performance is not necessarily indicative of future performance.

B-53

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CFD Holdings, LLC:
Denny’s - Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny’s - Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny’s - Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823

CFD Holdings II, LLC:
Fazoli’s - Oregon, OH (25)	05/08/03	06/24/04	383,988	—	—	—	383,988	—	740,459	740,459	27,852

CNL Funding 2001-4, LP:
Burger King - Boynton Beach, FL (25)	07/21/03	03/12/04	999,217	—	—	—	999,217	—	709,380.	709,380	28,932
Burger King - West Palm Beach, FL (25)	07/21/03	06/23/04	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL (25)	05/05/03	08/31/04	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

CNL Hotels & Resorts, Inc.:
Hampton Inn - Omaha, NE	07/10/03	07/07/04	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	562,970
Comfort Inn - Marietta, GA	07/10/03	07/15/04	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	168,741
Hampton Inn - Denver, CO	07/10/03	11/15/04	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	358,791
Residence Inn - Charlotte, NC	07/10/03	12/17/04	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	460,146

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3)	Reserved for future use.
(4)	Reserved for future use.
(5)	Cash received net of closing costs includes $147,750 of lease termination income.
(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale
(9)	This property was being constructed and as sold prior to completion of construction.

Past performance is not necessarily indicative of future performance.

B-54

(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.
(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.
(12)	Reserved for future use.
(13)	Reserved for future use.
(14)	Reserved for future use.
(15)	Reserved for future use.
(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.
(17)	Reserved for future use.
(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.
(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20)	Reserved for future use.
(21)	Reserved for future use.
(22)	Reserved for future use.
(23)	Reserved for future use.
(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.
(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $33,979 of lease termination income.
(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.
(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.
(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.
(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.
(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.
(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.
(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.
(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.
(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

Past performance is not necessarily indicative of future performance.

B-55

(38)	Cash received net of closing costs includes $227,579 of insurance proceeds received after the building was destroyed by fire.
(39)	CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.
(40)	CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.
(41)	The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.
(42)	The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.
(43)	The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.

B-56

Prospectus
CNL RETIREMENT PROPERTIES, INC.
400,000,000 Shares of Common Stock

Minimum Purchase — 500 Shares ($5,000)

Of the 400,000,000 shares of common stock that we have registered, we are initially offering 385,000,000 shares to investors who meet our suitability standards and have initially designated up to 15,000,000 shares for participants in our reinvestment plan.

We are qualified and operate for federal income tax purposes as a real estate investment trust.

An investment in our shares involves significant risks. See “Risk Factors” beginning on page 14 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

•	We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

•	We rely on CNL Retirement Corp., our advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

•	Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

•	There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

•	We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants’ services.

•	We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

•	If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

•	As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company’s seniors’ housing properties are Sunrise-branded communities and all of the seniors’ housing properties are leased to only 21 tenants.

	Per Share	Total Maximum
Public Offering Price	$10.00	$4,000,000,000
Selling Commissions and Marketing Support Fee*	$0.85	$340,000,000
Proceeds to the Company	$9.15	$3,660,000,000

*The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with purchases by registered representatives or principals of the managing dealer or soliciting dealers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and via registered investment advisers. A portion of these fees will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Further, purchasers who buy in excess of 500,000 shares, through the same registered investment adviser, soliciting dealer or the managing dealer, will purchase shares at a reduced acquisition fee (reduced from 4% of gross proceeds to 1% of gross proceeds); however, they and their transferees will be required to pay an annual 0.40% advisory fee on such shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

•	The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

•	This offering will end no later than March 26, 2006.

No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on February 28, 2005 but may no longer be accurate. We will amend or supplement this Prospectus, however, if there is a material change in the affairs of the Company.

No one may make forecasts or predictions in connection with this offering concerning the future performance of an investment in the shares.

CNL SECURITIES CORP.

March 21, 2005

ii

Privacy, administrative simplification and other health care provider laws	20
Our leases with tenants of some of our medical office buildings may present greaterrisk because they are expected to be gross leases and the majority of the medical office building leases are expected to have five to 15 year terms	20
We will not control the management of our retirement facilities	20
We may not control the joint ventures in which we enter	20
Joint venture partners may have different interests than we have	20
It may be difficult for us to exit a joint venture after an impasse	21
We may not have control over properties under construction	21
We will have no economic interest in ground lease properties	21
It may be difficult to re-lease our properties	21
We cannot control the sale of some properties	21
The liquidation of our assets may be delayed	21
Risks of Mortgage Lending	22
Our mortgage loans may be impacted by unfavorablereal estate market conditions	22
Our mortgage loans will be subject to interest rate fluctuations	22
Delays in liquidating defaulted mortgage loanscould reduce our investment returns	22
Returns on our mortgage loans may be limited by regulations	22
Risks of Secured Equipment Leasing	22
Our collateral may be inadequate to secure leases	22
Returns on our secured equipment leases may belimited by regulations	22
Our properties may be subject to environmental liabilities	22
Financing Risks	23
We have obtained long-term financing and may require additional financing in the future	23
Anticipated borrowing creates risks	23
We can borrow money to make distributions	23
Miscellaneous Risks	24
Our properties may be unable to compete successfully	24
Inflation could adversely affect our investment returns	24
We may not have adequate insurance	24
Possible effect of ERISA	24
Our governing documents may discourage takeovers	24
Our stockholders are subject to ownership limits	25
Majority stockholder vote may discourage changes of control	25
Investors in our Company may experience dilution	25
The Board of Directors can take many actions withoutstockholder approval	25
We will rely on the advisor and Board of Directors tomanage our Company	25
Our officers and directors have limited liability	25
Tax Risks	26
We will be subject to increased taxation if we fail toqualify as a REIT for federal income tax purposes	26
Our leases may be recharacterized as financings which wouldeliminate depreciation deductions on our properties	26
Excessive non-real estate asset values may jeopardize our REIT status	26
We may have to borrow funds or sell assets to meet ourdistribution requirements	27
Ownership limits may discourage a change in control	27
We may be subject to other tax liabilities	27
Changes in tax laws may prevent us from qualifying as a REIT	27
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	27
Suitability Standards	27
How to Subscribe	28
ESTIMATED USE OF PROCEEDS	29
MANAGEMENT COMPENSATION	31

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v

Questions and Answers About

CNL Retirement Properties, Inc.’s Public Offering

Q:	What is CNL Retirement Properties, Inc.?

A:	The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties and lease them generally on a long-term, triple-net basis. The properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings, specialty clinics and walk-in clinics, and similar types of health care-related facilities. In addition, we may provide mortgage financing loans and secured equipment leases to operators.

As of February 28, 2005, we had invested in 228 properties, located in 32 states, consisting of 171 seniors’ housing facilities, including one seniors’ housing facility held for sale, 56 medical office buildings, one undeveloped tract of land and a 55% ownership interest in a development and property management company that manages 30 and is developing four of our medical office buildings. As of February 28, 2005, we also had commitments to acquire 20 additional properties. As of December 31, 2004, we had total assets of approximately $3.4 billion.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate,

•	offers benefits of a diversified portfolio under professional management,

•	typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

•	must pay distributions to investors of at least 90% of its taxable income.

Q:	What kind of offering is this?

A:	We are offering up to 400 million shares of common stock on a “best efforts” basis, including initially up to 15 million shares of common stock to investors who want to participate in our reinvestment plan. We may reallocate shares between the offering and the reinvestment plan, in our sole discretion.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix C, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:	How long will the offering last?

A:	This offering will not last beyond March 26, 2006.

Q:	Who can buy shares?

A:	Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the “Suitability Standards” section of this Prospectus.

Q:	Are there any risks involved in an investment in the shares?

A:	An investment in our shares involves significant risks. You should read the “Risk Factors” section for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including the following:

•	We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

•	We rely on CNL Retirement Corp., our advisor, subject to approval by our board of directors, with respect to all investment decisions.

•	Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. For a discussion of additional conflicts, see the “Conflicts of Interest” section of this Prospectus.

•	There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

•	We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants’ services.

•	We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

•	If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

•	We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, mortgage loans and other permitted investments or for distribution to our stockholders. As a result of such substantial fees, if we sell the maximum number of shares in the offering, we expect that approximately 87.75% of the total proceeds will be available for investment in properties, mortgage loans and other permitted investments.

•	As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of our seniors’ housing properties are Sunrise-branded communities and all of the seniors’ housing properties are leased to only 21 tenants.

Q:	Is there any minimum required investment?

A:	Yes. An initial investment must be at least $5,000. An investor who purchased shares in one or more of our prior offerings may aggregate his or her investment amount in this offering with prior investments when determining if they meet the minimum investment. Additional shares may be purchased in $10 increments.

Q:	After I subscribe for shares, can I change my mind and withdraw my money?

A:	Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless we elect to permit you to revoke your subscription.

Q:	If I buy shares in the offering, how can I sell them?

A:	At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

Beginning one year after you purchase your shares from us, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the “Redemption of Shares” section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. No more than 5% of the number of shares of our common stock outstanding at the beginning of any 12-month period may be redeemed during such 12-month period. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:	What will you do with the proceeds from this offering?

A:	If we sell the maximum number of shares in the offering, we plan to use approximately 87.75% of the proceeds to purchase additional properties, make mortgage loans and invest in other permitted investments and the balance will be used to pay fees and expenses in connection with this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share for shares purchased pursuant to this offering, and $9.50 per share for shares purchased pursuant to our reinvestment plan. For a discussion of the determination of the offering price, see “The Offering — Determination of Offering Price” section of the Prospectus.

Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

Assuming 400 million shares are sold in this offering, we expect to have approximately $3.470 billion of net offering proceeds available for investment in additional properties and mortgage loans and in excess of $9 billion in total assets.

Q:	What types of properties will you invest in?

A:	We intend to purchase primarily independent living facilities, assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics and similar types of health care-related facilities.

Q:	What are the terms of your leases?

A:

The seniors’ housing leases we have entered into to date, and the seniors’ housing leases we expect to enter into in the future, primarily are long-term (meaning generally ten to 20 years, plus renewal options for an additional five to 20 years, or in the case of direct financing leases, up to 35 years), “triple-net” leases. “Triple-net” means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. The medical office buildings are or are expected to be leased on either a triple-net basis or a “gross” basis, generally for a period of five to 15 years. Under “gross leases,” the tenant generally is responsible for a certain capped amount of repairs, maintenance, property taxes, utilities, and insurance, and we are responsible for the balance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. Certain leases also provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates.

Q:	What investments have you made so far?

A:	As of February 28, 2005, we have purchased, directly or indirectly, 228 properties consisting of 171 seniors’ housing facilities, including one seniors’ housing facility held for sale, 56 medical office buildings, one undeveloped tract of land and a 55% ownership interest in a development and property management company that manages 30 and is developing four of our medical office buildings. All of the seniors’ housing properties are, or, with respect to three construction properties, will be, leased to tenants on a long-term, triple-net basis. The medical office buildings are, or, with respect to three construction properties, will be, leased to tenants either on a triple-net or a gross basis for a period of five to 15 years. These properties are located in 32 states and the seniors’ housing facilities include brands such as Sunrise, Homewood Residence, EdenCare® facilities and Horizon Bay facilities.

Q:	What is the experience of the Company’s officers and directors?

A:	Our management team has extensive previous experience investing in real estate on a triple-net basis. In addition, our Chief Executive Officer has over 30 years of senior management and consulting experience in the real estate development and financial services industries and our Chief Operating Officer has extensive previous experience investing in retirement properties. Our directors are listed below:

•	James M. Seneff, Jr. — Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 30 years of real estate experience. As of November 30, 2004, CNL Financial Group, Inc. and the entities it has established had more than $18 billion in assets, representing interests in over 5,200 properties in 50 states.

•	Robert A. Bourne — President and Treasurer of CNL Financial Group, Inc. with over 25 years of real estate experience involving net lease financing.

•	David W. Dunbar — Founder, Chairman and Chief Executive Officer of Peoples Florida Banking Corporation, with over 15 years of experience in the health care industry.

•	James W. Duncan, Jr. — Former co-Chairman and President of PersonaCare, Inc., a company that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states.

•	Dr. Edward A. Moses — Bank of America professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College with over 25 years academic and business consulting experience.

Q:	How will you choose which investments to make?

A:	We have hired CNL Retirement Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of our investment decisions.

Q:	Is the advisor independent of the Company?

A:	No. Some of our directors and the majority of our officers are directors and officers of the advisor. The conflicts of interest that we and the advisor face are discussed under the heading “Conflicts of Interest” later in this Prospectus.

Q:	What are the fees that the Company will pay to the advisor and its affiliates in connection with this offering?

A:

We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering) and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. If we sell the maximum number of shares in this offering, we estimate that approximately 87.75% of the proceeds from this offering will be used to purchase properties and make other investments and the balance will be used to pay fees and expenses in connection with this offering. During the acquisition stage, we will also pay the advisor acquisition fees in connection with the financing, development, construction or renovation of a property. During the operating stage, the advisor will also receive a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month. In connection with the sale of properties, we will pay the advisor subordinated fees after stockholders have received distributions equal to or greater than their invested capital plus an 8% return on such capital. A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if we choose to list our securities under certain circumstances or the contract with the advisor is terminated. Please see the “Management Compensation” section of this Prospectus for a detailed discussion of compensation.

Q:	If I buy shares, will I receive distributions and, if so, how often?

A:	Historically, we have paid cash distributions every quarter since our operations commenced.

We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of distributions. The amount typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:	Are distributions I receive taxable?

A:	Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor.

Q:	When will I get my tax information?

A:	Your Form 1099 tax information will be mailed by January 31 of each year.

Q:	Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A:	Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled “Summary of Reinvestment Plan.”

Who Can Help Answer Your Questions?

If you have more questions about the offering or if you would like additional copies of this Prospectus, you should

contact your registered representative or:

CNL Sales Department

Post Office Box 4920

Orlando, Florida 32802-4920

(866) 650-0650

(407) 650-1000

PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

CNL RETIREMENT PROPERTIES, INC.

CNL Retirement Properties, Inc., which we sometimes refer to as the “Company,” is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Retirement Partners, LP. Properties acquired are expected to be held by CNL Retirement Partners, LP or wholly owned subsidiaries of CNL Retirement Partners, LP and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The terms “Company,” “we,” “us” and “our” include CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

As of February 28, 2005, we owned a portfolio with interests in 228 properties located in 32 states. This portfolio includes 171 seniors’ housing facilities, including one seniors’ housing facility held for sale, 56 medical office buildings, one undeveloped tract of land and a 55% ownership interest in a development and property management company that manages 30 and is developing four of our medical office buildings. As of February 28, 2005, we also had commitments to acquire 20 additional properties. As of December 31, 2004, we had total assets of approximately $3.4 billion.

We acquire properties located primarily across the United States which we generally lease to seniors’ housing facility tenants on a long-term (generally ten to 20 years), “triple-net” basis or medical office building tenants on either a triple-net or a “gross basis” for a term of five to 15 years. Under triple-net leases, the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. Under a gross lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and we will be responsible for the balance. The properties we acquire may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings, specialty clinics and walk-in clinics, and similar types of health care-related facilities. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own such properties or interests therein. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators. In addition, we may, through subsidiaries, invest up to a maximum of 5% of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. You can read the section of this Prospectus under the caption “Business” for a description of the properties we currently own, our pending investments, the types of properties that may be selected by our advisor, CNL Retirement Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

We have and will continue to borrow money to acquire properties, make mortgage loans and pay certain fees and intend to encumber properties in connection with the borrowing. We may also borrow money to enter into secured equipment leases. We have obtained a line of credit and anticipate obtaining additional lines of credit. We anticipate that the aggregate amount of any lines of credit will be up to $125 million; however, the Board of Directors may increase the amount we can borrow under lines of credit. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. We have also obtained permanent financing. The Board of Directors anticipates that we will obtain additional permanent financing and that the aggregate amount of that financing will not exceed 50% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

Under our Articles of Incorporation, we will automatically terminate and dissolve on December 31, 2008, unless our common stock, including the shares offered by this Prospectus, is listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, we automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company’s orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the “Risk Factors” section, which begins on page 14. You should read and understand all of the risk factors before making your decision to invest.

•	We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

•	We rely on the advisor, which, subject to approval by the Board of Directors, has responsibility for the management of our Company and our investments.

•	The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

•	There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

•	In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants’ services.

•	The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders’ equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

•	We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

•	If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

•	In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

•	The tenant’s ability to satisfy the lease obligations depends primarily on the property’s operating results. We cannot predict the amount of revenues we will receive from tenants and borrowers.

•	In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

•	If our tenants or borrowers default, we will have less income with which to make distributions.

•	The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of our governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

•	Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

•	We may, without the approval of a majority of the independent directors, incur debt totaling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

•	We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

•	We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, mortgage loans and other permitted investments or for distribution to our stockholders. As a result of such substantial fees, if we sell the maximum number of shares, we expect that approximately 87.75% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

•	As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of our seniors’ housing properties are Sunrise-branded communities and all of the seniors’ housing properties are leased to only 21 tenants, some of which are thinly capitalized.

OUR REIT STATUS

We made an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

The majority of the executive officers and all of the directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company;

(ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the advisor’s actions relating to the Company are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with our investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

You can read the sections of this Prospectus under the captions “Management” and “The Advisor and The Advisory Agreement” for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.

Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and our stockholders will not have separate counsel. The “Conflicts of Interest” section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

The “Prior Performance Information” section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and three unlisted public REITs. As of December 31, 2004, these entities, which invest in properties that are leased primarily on a “triple-net” basis or leased to taxable REIT subsidiaries, but do not invest in health care properties, had purchased, directly or indirectly, approximately 2,300 fast-food, family-style, and casual-dining restaurant properties, 132 hotel properties and retail properties at seven resort villages. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B — Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

Our Articles of Incorporation provide that our primary investment objectives are to preserve, protect, and enhance our assets, while:

•	making distributions.

•	obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and increasing our income (and distributions) and providing protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

•	remaining qualified as a REIT for federal income tax purposes.

•	providing you with liquidity for your investment on or before December 31, 2008, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur by December 31, 2008, selling our assets and distributing the proceeds.

You can read the sections of this Prospectus under the captions “Business — General,” “Business — Investment of Offering Proceeds,” “Business — Site Selection and Acquisition of Properties,” “Business — Description of Property Leases” and “Investment Objectives and Policies” for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. For purposes of calculating the estimated maximum amounts payable, we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates. See “Management Compensation” for a complete description.

Offering Stage.

Selling Commissions, Marketing Support Fee, Due Diligence Expense Reimbursements and Offering Expenses. We will pay the managing dealer selling commissions of up to 6.5% on all shares sold (estimated maximum of $225,225,000), subject to reduction under certain circumstances as described in “The Offering — Plan of Distribution” section of this Prospectus, and a marketing support fee of up to 2.0% of gross offering proceeds payable to the managing dealer (estimated maximum of $69,300,000). The managing dealer in turn may pass along selling commissions of up to 6.0% on shares sold by other soliciting dealers, and the marketing support fee it receives to soliciting dealers who are not affiliates of ours. Soliciting dealers selling more than $50,000,000 in gross proceeds in any fiscal year may receive a selling commission of up to 6.2%. See “Management Compensation” for the details of these selling commissions. No selling commissions or marketing support fees will be paid in connection with shares purchased pursuant to our reinvestment plan. We will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of ours (estimated maximum of $399,250). We will also reimburse the advisor and its affiliates for actual expenses incurred on our behalf in connection with the offering (estimated maximum of $25,552,000).

Acquisition Stage.

Acquisition Fees. We will pay the advisor a fee equal to 4.0% of the gross proceeds of this offering (estimated maximum of $153,925,000), subject to reduction under certain circumstances as described in “Management Compensation” section of this Prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, we will pay the advisor a fee equal to 4.0% of loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.

To the extent the acquisition fee to the advisor is reduced in the manner described in the “Management Compensation” section of this Prospectus for investments by a stockholder in excess of 500,000 shares, such stockholder and any person to whom shares are transferred will be required to pay an annual 0.40% advisory fee on its shares to our advisor or its affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder.

Acquisition Expenses. We will reimburse the advisor and its affiliates for actual expenses incurred on our behalf in connection with the selection and acquisition of properties, mortgage loans and other permitted investments.

Operational Stage.

Asset Management Fee. We will pay the advisor a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

Secured Equipment Lease Servicing Fee. We will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

Operational or Liquidation Stage.

We will not pay the following fees until we have paid distributions to stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders’ aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate the stockholders’ invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

Deferred, Subordinated Real Estate Disposition Fee. We may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption “The Advisor and the Advisory Agreement — The Advisory Agreement” if you want more information about real estate disposition fees that we may pay to the advisor.

Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. We will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on our behalf, subject to certain expense limitations. In addition, we may pay the advisor and its affiliates a subordinated incentive fee if listing of our common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs. See the section of this Prospectus entitled “Management Compensation” for a complete description.

THE OFFERING

Offering Size	• Maximum — 400 million shares

•      385 million shares of common stock to be offered to investors meeting certain suitability standards and up to 15 million shares of common stock available to investors who purchased their shares in this offering or one of the prior offerings and who choose to participate in our reinvestment plan.

Minimum Investment

•      $5,000 — An investor who purchased shares in one or more of our prior offerings may aggregate his or her investment amount in this offering with prior investments when determining if they meet the minimum investment. Additional shares may be purchased in $10 increments.

Suitability Standards	• Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or
• Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

(Note: Suitability standards may vary from state to state. Please see the “Suitability Standards and How to Subscribe” section of the Prospectus).

Duration and Listing	Anticipated to be on or before December 31, 2008, if market conditions are favorable. If the shares are listed on a national securities exchange or over-the-counter market, our Company will become a perpetual life entity.

Distribution Policy	Consistent with our objective of qualifying as a REIT, we expect to continue to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

Taxation of Distributions	Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor before investing in our common stock.

Form 1099-DIV tax information will be mailed to investors by January 31 of each year.

Our Advisor	CNL Retirement Corp. will administer our day-to-day operations and select our real estate investments, mortgage loans, secured equipment leases and other permitted investments, subject to the approval of our directors.

Estimated Use of Proceedspb	Assuming the maximum number of shares are sold, approximately 87.75% of the offering proceeds will be available to acquire properties and make mortgage loans and other permitted investments. The balance will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the managing dealer and/or participating brokers.

Our Reinvestment Plan	We have adopted a reinvestment plan which will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered 15 million shares of our common stock for this purpose. See the “Summary of Reinvestment Plan” and the “Federal Income Tax Considerations — Taxation of Stockholders” sections and the Form of Reinvestment Plan accompanying this Prospectus as Appendix A for more specific information about the reinvestment plan.

Redemption Plan	We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem all or a portion of their shares equal to at least 25% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem the shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations including (i) no more than $100,000 of proceeds from sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period. Further, our Board of Directors has the ability, in its sole discretion, to amend or suspend the plan, if it is deemed to be in our best interest. If we have sufficient funds and if we choose to redeem shares, the redemption price will be on such terms as we determine in our sole discretion. The redemption price will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per share and which will never exceed the then current offering price of our common stock. Accordingly, the redemption price paid to stockholders for shares of common stock we redeem may vary over time. Our Board of Directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

Subsequent Transfer of Shares	At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price. If we have not listed our shares and we sell our assets, you will receive proceeds from the liquidation process. If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

This is an unspecified property offering.

You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating particular properties and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of February 28, 2005, we have acquired, directly or indirectly, 228 properties consisting of 171 seniors’ housing facilities, including one seniors’ housing facility held for sale, 56 medical office buildings, an undeveloped tract of land and a 55% ownership interest in a development and property management company that manages 30 and is developing four of our medical office buildings. As of February 28, 2005, we have also entered into commitments to acquire 20 additional properties. The acquisition of each of these properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by us. You can read the sections of this Prospectus under the captions “Business — Property Acquisitions” and “Business — Pending Investments” for a description of these properties. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by us. In addition, the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions “Business — General,” “Business — Investment of Offering Proceeds,” and “Business — Standards for Investment in Properties” if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of ours and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

You will have no opportunity to evaluate procedures for resolving conflicts of interest. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. We have adopted guidelines to minimize such conflicts which you can review in the section of this Prospectus captioned “Conflicts of Interest — Competition to Acquire Properties and Invest in Mortgage Loans.” You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

There may be delays in investing the proceeds of this offering. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The net offering proceeds from each of our first three public offerings were invested within such time period. The “Prior Performance Information” section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested and that this offering is substantially larger than our previous offerings.

We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for our purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are our stockholders at that time.

The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan, and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly and at a desired price. In particular, those limitations include: (i) no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.

COMPANY-RELATED RISKS

We are dependent on the advisor. The advisor, subject to approval by the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the “Management Compensation” section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

We will be subject to conflicts of interest.

We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

We will experience competition for properties. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

The timing of sales and acquisitions may favor the advisor. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor’s recommendation to the Board may be influenced by the impact of the transaction on the advisor’s compensation. The agreements between us and the advisor were not the result of arm’s-length negotiations. As a result, the advisor may not always act in our best interests, which could adversely affect our results of operations.

Our advisor’s fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage. Our advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our advisor will receive fees based on the amount of permanent financing we obtain, our advisor may have an incentive to recommend a high amount of leverage to us. Similarly, because our advisor may receive fees upon the sale of properties, loans and other permitted investments, our advisor may have an incentive to recommend to us the premature sale of these assets.

The agreements between us and our advisor were not the result of arm’s-length negotiations. Because some of our officers and directors are also officers and directors of our advisor, the terms of the advisory agreement may favor our advisor. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

We may invest with affiliates of the advisor and enter into transactions with them. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of such transactions may have been different and may have been more beneficial to us.

There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

Possible lack of diversification increases the risk of investment. There is no limit on the number of properties of a particular brand or facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, brand, facility type or tenant and operator diversification. As of February 28, 2005, the majority of our Properties were either assisted living facilities or assisted living facilities with units for residents with Alzheimer’s and related memory disorders. Our 170 seniors’ housing properties owned as of December 31, 2004, are leased to 21 tenants. One of our two tenants affiliated with Horizon Bay Management, LLC contributed 21% of our total revenues for the year ended December 31, 2004. As of December 31, 2004, ten of our tenants, each of which is a subsidiary or affiliate of Harbor Retirement Associates, LLC, contributed 30% of total revenues. No other seniors’ housing tenant contributed more than 10% of total revenues. As of February 28, 2005, the majority of our seniors’ housing properties were Sunrise-branded properties and Sunrise Senior Living Services, Inc. was the operator of 108 of our 171 seniors’ housing properties. Additionally, two Properties we owned as of February 28, 2005 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. Because of this concentration, there is a risk that any adverse developments affecting the tenants or Sunrise Senior Living Services, Inc. could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). Although our 228 properties are located in 32 states, 12.3% of the properties are located in Texas, 11.8% of the properties are located in Florida, 9.2% of the properties are located in Illinois and 8.3% of the properties are located in California. Depending on the purchase price of each additional property, we may not be able to achieve diversification by tenant, operator, facility type or geographic location. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal, as well as the cost of the investments. To the extent our assets are geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the funds necessary to further diversify our investments or achieve the highest possible return on our investments.

Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become nonperforming in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties’ resale value until we are able to re-lease the affected properties.

We may rely on credit enhancements to our leases for minimum rent payments. Our leases may have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments. In addition, as of the date of this Prospectus, the majority of the seniors’ housing tenants of our Properties are thinly-capitalized.

We do not have control over market and business conditions. Changes in general or local economic or market conditions, increased costs of energy, insurance, and/or products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of an operator or tenant to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

Adverse trends in the health care and seniors’ housing industry may impact our properties. The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the health care and seniors’ housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The “Business — General” section includes a description of the size and nature of the health care and seniors’ housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors’ housing industry, our income and funds available for distribution could be adversely impacted.

Retirement Facilities and Other Health Care-Related Facilities.

Some of our tenants and borrowers must attract senior citizens with ability to pay. Some of the properties which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of retirement facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of retirement facilities are unable to pay fees owed to the facilities’ operators, the tenants could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

Failure to comply with government regulations could negatively affect our tenants and borrowers. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant, operator or borrower to comply with such laws, requirements and regulations could affect a tenant’s, operator’s or borrower’s ability to operate the retirement facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

In some states, advocacy groups have been created to monitor the quality of care at health care facilities, and these groups have brought litigation against operators. Additionally, in some instances, private litigation by patients has succeeded in winning large demand awards for alleged abuses. The effect of this litigation and potential litigation has increased the costs of monitoring and reporting quality of care compliance incurred by our tenants. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase as long as the present litigation environment affecting the operations of health care facilities continues. The continuation of such cost increases could cause our tenants to be unable to pay their lease payments, potentially decreasing our revenues.

Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants, operators and borrowers. For example, a tenant’s or operator’s loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant or operator for the affected property. In addition, a tenant or operator may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant or operator on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

Our seniors’ housing facilities may not be readily adaptable to other uses. We anticipate that some of the seniors’ housing facilities in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of seniors’ housing facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our seniors’ housing facilities becomes unprofitable for its tenant or operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

Our tenants and borrowers may rely on government reimbursement. Our tenants and borrowers, particularly those operating skilled nursing facilities and those leasing space in medical office buildings, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the tenants to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.

Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of retirement facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of retirement facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

Certificate of Need laws may impose investment barriers for us. Some states regulate the supply of some types of seniors’ housing facilities, such as skilled nursing facilities and in some cases assisted living facilities, through Certificate of Need laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community’s need for a new, converted, expanded or otherwise significantly modified seniors’ housing facility or service which is regulated pursuant to the state’s statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need law.

Priv acy, administrative simplification and other health care provider laws. The health care industry has come under pressure to maintain confidentiality of patients medical records and to simplify the administrative paperwork by following standard transaction and transmission requirements.

Under the Health Insurance Portability and Accountability Act (HIPAA) of 1996, the U.S. Department of Health and Human Service (HHS) published the Standards for Privacy of Individually Identifiable Information Final Rule in December 2000. Some of our tenants may be categorized as health care providers and/or operators of facilities and must comply with those rules. In addition, health care providers who submit electronic claims to Medicare must comply with HHS’s rules promulgated under HIPAA’s administrative simplification provisions governing standard transaction and transmission regulations. In addition, this law permits states to enact more stringent requirements that protect the privacy of medical records. We cannot predict or assess whether there may be broader laws or rules enacted or what final costs and requirements will be imposed upon our tenants.

Our leases with tenants of some of our medical office buildings may present greater risk because they are expected to be gross leases and the majority of the medical office building leases are expected to have five to 15 year terms. Because, under our gross leases the tenant generally is responsible for a certain capped amount of the repairs, maintenance, property taxes, utilities and insurance and we are responsible for the balance, our results of operations could be affected if the balance of these expenses is large. In addition, we may have difficulty obtaining a new tenant upon the expiration of each short-term lease, and our results of operations could be negatively impacted if we failed to do so within a short time period.

We will not control the management of our retirement facilities. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant’s ability to satisfy the lease obligations depends primarily on the property’s operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of seniors’ housing facilities or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of seniors’ housing facilities. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption “Business — Joint Venture Arrangements” if you want more information about the terms that our joint venture arrangements are likely to include.

We may not have control over properties under construction. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption “Business — Site Selection and Acquisition of Properties” if you want more information about property development and renovation.

We will have no economic interest in ground lease properties. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

We cannot control the sale of some properties. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See “Business — Description of Property Leases — Right of Tenant to Purchase.”

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we are obligated under our Articles of Incorporation to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders’ aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because we use a portion of the offering price from the sale of shares to pay expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders’ invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because any mortgage loans into which we enter are likely to have terms of ten to 20 years and secured equipment leases are likely to have terms of seven years, and those obligations may not expire before all of the properties are sold.

Risks of Mortgage Lending.

Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

Risks of Secured Equipment Leasing.

Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

The section of this Prospectus captioned “Risk Factors — Tax Risks” discusses certain federal income tax risks associated with the secured equipment lease program.

Our properties may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller, tenant or operator has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

We have obtained long-term financing and may require additional financing in the future. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.

Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for any other authorized corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We anticipate that we will obtain one or more revolving lines of credit up to $125 million to provide financing for the acquisition of assets, although the Board of Directors could determine to borrow a greater amount. On March 17, 2003, we obtained a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased by $40.0 million. The maturity date on the line of credit has been extended to September 2005 and we are permitted to extend that maturity date for an additional six month period with comparable terms under the loan agreement. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will need to seek additional equity or debt financing. We may also obtain additional long-term, permanent financing. We may not borrow more than 300% of our net assets. As of February 28, 2005, $20.0 million was outstanding on the line of credit and we had obtained permanent financing totaling approximately $1.1 billion. In addition, we had assumed approximately $88.5 million in life care bonds payable to certain residents of two of our seniors’ housing facilities. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million. Borrowing may be risky if the cash flow from the properties and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness. See “Business — Borrowing” for a description of the line of credit and permanent financing we had obtained as of February 28, 2005.

We can borrow money to make distributions. We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders’ aggregate invested capital.

MISCELLANEOUS RISKS

Our properties may be unable to compete successfully. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of properties. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in seniors’ housing facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, seniors’ housing facilities owned by non-profit entities are exempt from taxes on real property. Recently, competition to acquire seniors’ housing and health care-related real estate has increased due, in part, to the renewed interest in the sector from private equity sources, including foreign investors. In some cases, this competition has caused acquisition prices to increase making it more challenging for us to be competitive in the acquisition of new investments. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

In addition, the health care industry is highly competitive, and we anticipate that any property we acquire will compete with other facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants’ inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

We may not have adequate insurance. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled “Business — Description of Property Leases — Insurance, Taxes, Maintenance and Repairs” describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. We cannot assure you that material losses in excess of insurance proceeds will not occur in the future.

Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland’s Business Combinations Statute and Control Share Acquisition Act, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it

may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Our stockholders are subject to ownership limits. Our Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

Investors in our Company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the fifth offering that we have undertaken. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “The Offering — Plan of Distribution.”

The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

We will rely on our advisor and Board of Directors to manage our Company. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

Our officers and directors have limited liability. Our Articles of Incorporation and Bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

TAX RISKS

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2004 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years. For a discussion of the basis on which such opinion was issued and the assumptions which underlie such opinion see “Federal Income Tax Considerations — Opinion of Counsel.”

You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations — Taxation of the Company — Requirements for Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as “financing leases” which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

In addition, under federal income tax law, we generally may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed “rent” or payments which represent a percentage of the tenant’s gross income and fixed timing of all such payments as well as repayment of the financed amount (“Straight Debt”), must not represent in excess of 10% of the value of the tenant’s total securities. Each of the secured equipment leases will be structured as Straight Debt.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully below under the heading “Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”

We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

The shares of common stock offered through this Prospectus (the “Shares”) are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” for a description of the transfer requirements. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor’s overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

California, Iowa, Maine, Michigan, Missouri, Ohio, and Pennsylvania have established suitability standards different from those established by us, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

CALIFORNIA, IOWA AND MICHIGAN — The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

MAINE — The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.

MISSOURI, OHIO AND PENNSYLVANIA — The investor has (i) a net worth (not including home, furnishings and personal automobiles) of at least ten times the investor’s investment in the Company; and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.

The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.”

In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”). See “The Offering — ERISA Considerations.” In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “Federal Income Tax Considerations — Taxation of Stockholders — Tax-Exempt Stockholders.”

In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the “Soliciting Dealers”), who are engaged by CNL Securities Corp. (the “Managing Dealer”) to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See “The Offering — Subscription Procedures.” Executed Subscription Agreements will be maintained in our records for six years.

HOW TO SUBSCRIBE

An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to “SouthTrust Bank, Escrow Agent.” See “The Offering — Subscription Procedures.” Certain Soliciting Dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See “The Offering — Plan of Distribution” and “The Offering — Subscription Procedures.”

A minimum investment of 500 Shares ($5,000) is required. An investor who purchased Shares in one or more of our prior offerings may aggregate his or her investment amount in this offering with prior investments when determining if he or she meets the minimum investment. Any investor who makes the required minimum investment may make additional purchases in increments of one Share. See “The Offering — General,” “The Offering — Subscription Procedures” and “Summary of Reinvestment Plan.”

ESTIMATED USE OF PROCEEDS

The tables set forth below summarize certain information relating to our anticipated use of offering proceeds, assuming that only 100 million Shares are sold and assuming that 400 million Shares are sold. (24.2 million Shares had been sold as of February 28, 2005) We estimate that 15 million Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share.

In addition, assuming that 100 million Shares are sold, we estimate that approximately 4.25 million Shares (4.25% of the Shares) will be sold through distribution channels that will not involve the payment of selling commissions (“Selling Commissions”) or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, we estimate that 4.25 million Shares (4.25% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee (“Acquisition Fee”) and accordingly will be sold at a purchase price equal to $8.85 per Share. We estimate that the remaining 76.5 million Shares (approximately 76.5%) will be sold at the full $10.00 per Share offering price.

Assuming that 400 million Shares are sold, we estimate that approximately 20 million Shares (5% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, the Company estimates that approximately 20 million Shares (5% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced Acquisition Fee and accordingly will be sold at a purchase price equal to $8.85 per Share. The Company estimates that the remaining 345 million Shares (approximately 86.25%) will be sold at the full $10.00 per Share offering price.

These estimates and the figures set forth below represent our best estimates of our intended sales results. There is no limit on the number of Shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of Shares which may be sold at the various purchase prices described. If the maximum number of Shares is sold in this offering, we estimate that approximately 87.75% of the offering proceeds, or approximately $8.67 per Share, will be used to purchase properties (the “Properties”) and make mortgage loans (“Mortgage Loans”) and other “permitted investments”(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay our Advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments.

Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to an investor for Shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which we may acquire Properties, make Mortgage Loans or invest in other permitted investments. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share and no Selling Commissions or marketing support fees will be paid in connection with such purchases.

As used herein, “Permitted Investments” means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

While the estimated use of proceeds set forth in the tables below is believed to be reasonable, these tables should be viewed only as estimates of the use of proceeds that may be achieved.

	Assuming sale of 100,000,000 Shares (1)		Maximum Offering (1)
	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO THE COMPANY (1)	$984,000,000	100.00%	$3,954,000,000	100.00%
Less:
Selling Commissions to CNL Securities Corp. (1)	49,725,000	5.05%	225,225,000	5.70%
Marketing Support Fee to CNL Securities Corp. (1)	15,300,000	1.56%	69,300,000	1.75%
Due Diligence Reimbursements to CNL Securities Corp. (1)	99,250	0.01%	399,250	0.01%
Offering Expenses (2)	16,300,000	1.66%	25,552,000	0.65%

NET PROCEEDS TO THE COMPANY	902,575,750	91.72%	3,633,523,750	91.89%
Less:
Acquisition Fees to the Advisor (3)	38,425,000	3.90%	153,925,000	3.89%
Acquisition Expenses (4)	2,460,000	0.25%	9,885,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS BY THE COMPANY (6)	$861,690,750	87.57%	$3,469,713,750	87.75%

FOOTNOTES:

(1)	As stated above, assuming 100 million Shares are sold, it has been estimated that approximately 76.5% of the Shares will not be sold subject to a discount, approximately 15% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 4.25% of the Shares will be sold at a price “net” of Selling Commissions and the marketing support fee and approximately 4.25% of the Shares will be sold at a price “net” of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% are applied to approximately 76.5% of the Shares sold; (ii) approximately 15% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold. Assuming 400 million Shares are sold, it has been estimated that approximately 86.25% of the Shares will not be sold subject to a discount, approximately 3.75% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 5% of the Shares will be sold at a price “net” of Selling Commissions and the marketing support fee and approximately 5% of the Shares will be sold at a price “net” of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% are applied to approximately 86.25% of the Shares sold; (ii) approximately 3.75% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds are applied to approximately 5% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the Shares sold. See “The Offering — Plan of Distribution” for a description of the circumstances under which Selling Commissions and the marketing support fee may not be charged in connection with purchases: by the registered representatives or principals of the Managing Dealer or Soliciting Dealers, directors, officers and employees of ours and of our Affiliates and those persons’ Affiliates; and via registered investment advisers. A portion of the Selling Commissions will be reduced in connection with volume discount purchases, which will be reflected by a corresponding reduction in the per Share purchase price. Selling Commissions and the marketing support fee will not be paid in connection with the purchase of Shares pursuant to the Reinvestment Plan.
(2)	Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by us, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by us will not exceed 13% of the proceeds raised in connection with this offering.
(3)	Acquisition Fees include all fees and commissions paid by us to any person or entity in connection with the selection or acquisition of any Property or other Permitted Investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See “The Offering – Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.
(4)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by us, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees.

(5)	Generally our leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that we have insufficient funds for such purposes, the Advisor may, but is not required to contribute to us an aggregate amount of up to 1% of the net offering proceeds (“Net Offering Proceeds”) available to us for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets (“Sale”).
(6)	Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by us to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table includes estimated amounts of compensation relating to the 15 million Shares that we have initially estimated will be sold pursuant to our Reinvestment Plan. For information concerning compensation, fees and other payments made to the Advisor and its Affiliates, see “Certain Relationships and Related Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions.” For information concerning loan origination and loan servicing fees, see “Business — Borrowing.” For information concerning compensation to the Directors, see “Management.”

A maximum of 400 million Shares may be sold, including an estimated 15 million Shares that may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 15 million Shares remain after meeting anticipated obligations under the Reinvestment Plan, we may decide to sell a portion of these Shares in this offering. Similarly, prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased and we anticipate additional demand for our Reinvestment Plan Shares, we may decide to reallocate a portion of the Shares initially designated for this offering to the Reinvestment Plan.

The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm’s-length negotiations. See the section of the Prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, we have made assumptions as to the number of Shares and the corresponding price per Share, (as described in the Section of this Prospectus entitled “Estimated Use of Proceeds”) that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Offering Stage

Selling Commissions to Managing Dealer and Soliciting Dealers	Selling Commissions of up to 6.5% per Share on all Shares sold, subject to reduction under certain circumstances as described in “The Offering — Plan of Distribution.” No Selling Commissions will be paid in connection with Shares purchased pursuant to our Reinvestment Plan. Soliciting Dealers may be reallowed Selling Commissions of up to 6.0% with respect to Shares they sell. Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to the Shares they sell.	Actual amount is not determinable at this time but is estimated to be approximately $225.2 million if 400 million Shares are sold.

Due diligence expense reimbursements to Managing Dealer and Soliciting Dealers	Actual expenses incurred in connection with the due diligence of our Company and this offering.	Actual amount is not determinable at this time but is estimated to be approximately $399,250 if 400 million Shares are sold.

Marketing support fee to Managing Dealer and Soliciting Dealers	Marketing support fee of up to 2.0% of Gross Proceeds to the Managing Dealer, subject to reduction under certain circumstances as described in the section of this Prospectus entitled “The Offering — Plan of Distribution.” The marketing support fee will not be paid in connection with Shares purchased pursuant to our Reinvestment Plan. The Managing Dealer may reallow all or a portion of this fee to certain Soliciting Dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer relating to this fee. Generally, the Managing Dealer will not reallow the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our common stock.	Estimated to be up to $69.3 million if 400 million Shares are sold.

Reimbursement to the Advisor and its Affiliates for Offering Expenses	Actual expenses incurred. The Offering Expenses paid by us, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by us will not exceed 13% of the proceeds raised in connection with this offering.	Actual amount is not determinable at this time, but is estimated to be $25.6 million if 400 million Shares are sold.

Acquisition Stage

Acquisition Fee to the Advisor and advisory fee payable to the Advisor or its Affiliates	Up to 4.0% of Gross Proceeds, subject to reduction under certain circumstances described below, and 4.0% of loan proceeds from permanent financing (“Permanent Financing”) and amounts outstanding on the line of credit, if any, at the time of listing our Common Stock on a national exchange or over-the-counter market (“Listing”), but excluding loan proceeds used to finance secured equipment leases (collectively, “Total Proceeds”) payable to the Advisor as Acquisition Fees. Acquisition Fees payable to the Advisor on sales of 500,000 Shares or more to a “purchaser” (as such term is defined in the section of this Prospectus titled “The Offering — Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such Shares are purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer. To the extent the Acquisition Fee payable to the Advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers Shares to will be required to pay an annual 0.40% advisory fee on its Shares to the Advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the Advisor or its Affiliates.	Actual amount of the Acquisition Fee is not determinable at this time but is estimated to be approximately $153.9 million if 400 million Shares are sold plus $140 million if Permanent Financing equals approximately $3.5 billion. Actual amount of the advisory fee is not determinable at this time.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Other Acquisition Fees to Affiliates of the Advisor	Any fees paid to Affiliates of the Advisor in connection with the financing, development, construction or renovation of a Property. Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

Reimbursement of Acquisition Expenses to the Advisor and its Affiliates

Reimbursement to the Advisor and its Affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. “Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

Acquisition Expenses, which are based on a number of factors, including the purchase price of the Properties, are not determinable at this time.

Operational Stage

Asset Management Fee to the Advisor	A monthly Asset Management Fee in an amount equal to .05% of the Company’s Real Estate Asset Value and the outstanding principal amount of any Mortgage Loans, as of the end of the preceding month. Specifically, Real Estate Asset Value equals the amount invested in our wholly owned Properties, determined on the basis of cost, plus, in the case of Properties owned by any joint venture or partnership in which we are a co-venturer or partner (“Joint Venture”), the portion of the cost of such Properties paid by us, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the Properties and the amount invested in Mortgage Loans.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Reimbursement to the Advisor and Affiliates for Operating Expenses	Operating Expenses (which, in general, are those expenses relating to administration of the Company on an ongoing basis) will be reimbursed by us. To the extent that Operating Expenses payable or reimbursable by us, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), the Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines. “Average Invested Assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of our assets.	Amount is not determinable at this time.

Deferred, subordinated real estate disposition fee payable to the Advisor from a Sale or Sales of a Property not in liquidation of the Company	A deferred, subordinated real estate disposition fee, payable upon the Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to or greater than the sum of (i) their aggregate Stockholders’ 8% Return (as defined below) and (ii) their aggregate invested capital (“Invested Capital”). In general, Invested Capital is the amount of cash paid to us by the stockholders for their Shares, reduced by certain prior Distributions to the stockholders from the Sale of assets. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. “Stockholders’ 8% Return,” as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which Properties are sold.

Subordinated incentive fee payable to the Advisor at such time, if any, as Listing occurs	At such time, if any, as Listing occurs (other than on the Pink Sheets or the OTC Bulletin Board), the Advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from our inception until the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be made to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of our assets.	Amount is not determinable at this time.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Deferred, subordinated share of Net Sales Proceeds from Sales of assets of the Company not in liquidation of the Company payable to the Advisor	A deferred, subordinated share equal to 10% of Net Sales Proceeds from Sales of our assets payable after receipt by the stockholders of Distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no share of Net Sales Proceeds will be paid to the Advisor.	Amount is not determinable at this time.

Performance Fee payable to the Advisor	Upon termination of the Advisory Agreement, if Listing has not occurred and the Advisor has met applicable performance standards, the Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of our assets on the date of termination of the Advisory Agreement (the “Termination Date”), less any indebtedness secured by such assets, plus total Distributions paid to stockholders from our inception through the Termination Date, exceeds (ii) the sum of 100% of Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the Termination Date. The Performance Fee, to the extent payable at the time of Listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

Secured Equipment Lease Servicing Fee to the Advisor	A fee paid to the Advisor out of the proceeds of the revolving line of credit (the “Line of Credit”) or Permanent Financing for negotiating furniture, fixtures and equipment (“Equipment”) loans or direct financing leases (the “Secured Equipment Leases”) and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease. No other fees will be payable in connection with the Secured Equipment Lease program.	Amount is not determinable at this time.

Reimbursement to the Advisor and Affiliates for Secured Equipment Lease servicing expenses	Repayment by us of actual expenses incurred.	Amount is not determinable at this time.

Liquidation Stage

Deferred, subordinated real estate disposition fee payable to the Advisor from a Sale or Sales in liquidation of the Company	A deferred, subordinated real estate disposition fee, payable upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to or greater than the sum of (i) their aggregate Stockholders’ 8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which Properties are sold.

Deferred, subordinated share of Net Sales Proceeds from Sales of our assets in liquidation of the Company payable to the Advisor	A deferred, subordinated share equal to 10% of Net Sales Proceeds from Sales of our assets payable after receipt by the stockholders of Distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no share of Net Sales Proceeds will be paid to the Advisor.	Amount is not determinable at this time.

CONFLICTS OF INTEREST

We will be subject to various conflicts of interest arising out of our relationship with our Advisor and its Affiliates, as described below.

The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to us.

CNL Holdings, Inc. (1)

Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:	Retail Properties:
CNL Capital Markets, Inc. (2)	Commercial Net Lease Realty, Inc. (10)
CNL Investment Company
CNL Securities Corp. (3)	Restaurant Properties:
CNL Institutional Advisors, Inc.	Trustreet Properties, Inc. (11)
CNL Fund Advisors, Inc.
Hospitality Properties:
Administrative Services:	CNL Hotels & Resorts, Inc. (6)
CNL Financial Group, Inc. (4)
Retirement Properties:
Real Estate Services:	CNL Retirement Properties, Inc. (12)
CNL Real Estate Group, Inc. (5)
CNL Hospitality Corp. (6)	Other Triple-Net Leased Properties:
CNL Hotel Development Company	CNL Income Properties, Inc. (9)
CNL Retirement Corp. (7)
CNL Retirement Development Corp. (8)	Financial Services:
CNL Income Corp. (9)	CNL Financial Services Group, Inc.
CNL Realty & Development Corp.	CNL Asset Corp.
CNL Capital Corp.
CNL Corporate Venture, Inc.
CNL Plaza Venture, Inc.

(1)	CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.
(2)	CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.
(3)	CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.
(4)	CNL Financial Group, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.
(5)	CNL Real Estate Group, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Income Corp., CNL Realty & Development Corp. and CNL Capital Corp.
(6)	CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Group, Inc., provides management and advisory services to CNL Hotel & Resorts, Inc. pursuant to an advisory agreement. CNL Hotel & Resorts, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the position of Chief Executive Officer and Robert A. Bourne holds the positions of Vice Chairman of the Board of CNL Hotels & Resorts, Inc.

(7)	CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Group, Inc., provides management and advisory services to us pursuant to the Advisory Agreement.

(8)	CNL Retirement Development Corp. is a wholly owned subsidiary of CNL Retirement Corp., our Advisor.

(9)	CNL Income Corp., a wholly owned subsidiary of CNL Real Estate Group, Inc., provides management and advisory services to CNL Income Properties, Inc. pursuant to an advisory agreement. CNL Income Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the position of Chief Executive Officer, and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of CNL Income Properties, Inc.

(10)	Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne holds the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(11)	Trustreet Properties, Inc., the successor by merger between U.S. Restaurant Properties, Inc. and CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), is a REIT listed on the New York Stock Exchange. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL Restaurant Properties, Inc. merged, at which time CNL Restaurant Properties, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne is a member of the Board of Directors of Trustreet Properties, Inc.

(12)	We, CNL Retirement Properties, Inc., are a public, unlisted REIT. James M. Seneff, Jr. is our Chairman of the Board, Thomas J. Hutchison III is our Chief Executive Officer and President and Robert A. Bourne is our Vice Chairman of the Board and Treasurer.

PRIOR AND FUTURE PROGRAMS

In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to ours, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for us, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in retirement properties, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by us, thereby affecting our Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between us and affiliated programs may affect the value of our investments as well as our Net Income. We believe that the Advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

Affiliates of the Advisor may compete with us to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of seniors’ housing facilities, medical office buildings or walk-in clinics (collectively, the “Operators”) or relationships with tenants of the same such facilities. See “Business — Site Selection and Acquisition of Properties — Interim Acquisitions.” A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for us (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to us. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties to be transferred by the Advisor to us may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with Operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to us.

The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as our Directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of Affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See “Management — Fiduciary Responsibility of the Board of Directors.” We have also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between us and certain of our Affiliates. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

We will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as we believe that a reasonable probability exists that we will acquire such Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of our management and of the Advisor and the proposed acquisition methods, a reasonable probability that we will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant or Operator, (ii) a satisfactory credit underwriting for the proposed tenant or Operator has been completed, (iii) a satisfactory site inspection has been completed, (iv) a nonrefundable deposit has been paid on the Property, (v) the Board of Directors has approved the acquisition, and (vi) a binding purchase contract is executed and delivered by the seller and the Company.

SALES OF PROPERTIES, MORTGAGE LOANS OR OTHER PERMITTED INVESTMENTS

A conflict also could arise in connection with the Advisor’s determination as to whether or not to sell a Property, Mortgage Loan or other Permitted Investment since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See “Conflicts of Interest — Compensation of the Advisor” below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property, Mortgage Loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

A conflict could arise in connection with the Advisor’s determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

Subject to the limitations set forth in the Articles of Incorporation, we may engage in transactions with Affiliates and pay compensation in connection therewith. As described elsewhere in this Prospectus, we will pay the Managing Dealer Selling Commissions and a marketing support fee. We will pay to the Advisor an Acquisition Fee for identifying Properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset

Management Fee for managing the Properties and other investments. In addition, we will reimburse the Advisor and certain Affiliates for Offering Expenses, Acquisition Expenses and operating expenses that they incur on our behalf. Affiliates will also be paid certain fees in connection with sales of Properties and the Listing of our Shares. For additional information concerning these relationships, see “Management Compensation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Related Party Transactions” and “Certain Relationships and Related Transactions.”

LEASES WITH AFFILIATES

The Advisor and certain of our officers and Directors may experience conflicts of interest in connection with determining whether to lease Properties to tenants in which our Affiliates or Affiliates of the Advisor have financial or other interests and in otherwise negotiating leases with such Affiliates. Leases with such tenants have not been and will not be negotiated at arm’s length. The Advisor and the Company may be less likely to exercise the Company’s remedies under such leases in the event of default. The Advisor’s recommendation regarding the selection of tenants may be more beneficial to other entities than to us due to their financial or other interests in such tenants. In September 2004, the Advisor’s parent company sold its 30% voting membership interest in a limited liability company which is affiliated with ten of our tenants to the remaining members of the limited liability company. These ten tenants contributed 30% of total revenues for the year ended December 31, 2004.

POSSIBLE LISTING OF SHARES

A conflict could arise in connection with the determination of whether or not to list our Shares since the Advisor and other Affiliates may receive different amounts of compensation if such Shares are Listed, and such compensation could be paid earlier if Listing occurs. The Board of Directors must approve the Listing of the Shares.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

We may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with ours. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which our approval and each co-venturer’s approval is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may experience difficulty in locating a third party purchaser for our Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter.”

COMPETITION FOR MANAGEMENT TIME

The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and our officers and Directors may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, we do not anticipate that we will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

The Advisor has been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by us may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of our acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on our behalf of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See “The Advisor and the Advisory Agreement.”

RELATIONSHIP WITH MANAGING DEALER

The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of our officers and Directors are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Advisor and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or Directors.

LEGAL REPRESENTATION

Greenberg Traurig, LLP, which serves as securities and tax counsel to us in this offering, also serves as securities and tax counsel for certain of our Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which we own a 10% interest. Neither we nor our stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

In order to reduce or eliminate certain potential conflicts of interest, our Articles of Incorporation contain a number of restrictions relating to (i) transactions between us and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

1. No goods or services will be provided by the Advisor or its Affiliates to us except for transactions in which the Advisor or its Affiliates provide goods or services to us in accordance with the Articles of Incorporation, or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

2. We will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to us.

3. We will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to our wholly owned subsidiaries. Any loans to us by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on our behalf or Joint Ventures in which we are a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under “The Advisor and the Advisory Agreement — The Advisory Agreement.”

4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of retirement properties to be leased on a “triple-net” basis to tenants, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of retirement properties to be leased on a “triple-net” basis to tenants until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by us have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by us, to offer mortgage loans and/or to offer secured equipment leases.

5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both us and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

Additional conflict resolution procedures are identified under “Conflicts of Interest — Sales of Properties,” “Conflicts of Interest — Joint Investment With An Affiliated Program” and “Conflicts of Interest — Legal Representation.”

SUMMARY OF REINVESTMENT PLAN

We have adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from us reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions may not participate in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

An independent agent (the “Reinvestment Agent”), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the “Participants”). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the “Commission”) and each state securities commission. The Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at a fixed offering price to be set forth in the Prospectus, which initially will be $9.50 per Share.

All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933, as amended (the “Securities Act”) through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 15 million Shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased by the Reinvestment Agent and we anticipate additional demand for our Reinvestment Plan Shares, we may decide to reallocate a portion of the Shares initially designated for this offering to the Reinvestment Plan. Similarly, prior to the conclusion of this offering, if any of the 15 million Shares initially designated for the Reinvestment Plan remain after meeting anticipated obligations under the Reinvestment Plan, we may decide to sell a portion of such Shares in this offering. See “The Offering — Plan of Distribution.” After the offering has terminated, Shares will be available from any additional Shares which we elect to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and us at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom we receive written notice of termination prior to the effective date thereof.

Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the Reinvestment Plan. A prospectus relating to the then current offering will be provided to stockholders who participate in the Reinvestment Plan during the period in which we are engaged in an offering. Further, a separate prospectus relating solely to the Reinvestment Plan will be provided to stockholders who participate in the Reinvestment Plan during any period in which we are not engaged in an offering.

INVESTMENT OF DISTRIBUTIONS

Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from us. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with our objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. We shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to us to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on our books.

Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event that proceeds from the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, we will pay Acquisition Fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. If the maximum number of Shares in this offering are sold, we will also pay approximately 0.64%, 0.01% and 0.25% to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to our Affiliates will total approximately 4.9% of the proceeds of reinvested Distributions.

The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by us on behalf of each Participant (see “Summary of Reinvestment Plan — Participant Accounts, Fees and Allocation of Shares” above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. If we are not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See “Summary of Reinvestment Plan — General” above.

Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by us or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

Our stockholders who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder’s desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a current prospectus or a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares, and our record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. There are no fees associated with a Participant’s terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.

The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute “plan assets” of Qualified Plans. See “The Offering — ERISA Considerations.”

FEDERAL INCOME TAX CONSIDERATIONS

Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from us and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

We reserve the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

REDEMPTION OF SHARES

Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for our consideration, all or any portion equal to at least 25% of such Shares to us for redemption at any time, in accordance with the procedures outlined herein. At such time, we may, at our sole option, choose to redeem such Shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such Shares and, accordingly, a stockholder’s Shares may not be redeemed. Factors that we will consider in making our determination to redeem Shares include (i) whether such redemption impairs our capital or our operations; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over us so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our Shares, could cause direct or indirect ownership of our Shares to become concentrated to an extent which would prevent us from qualifying as a REIT for tax purposes. If we elect to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares we redeem (if we so determine to redeem Shares) exceed 5% of the number of Shares of our outstanding Common Stock at the beginning of such 12-month period.

In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and we determine to redeem Shares, we will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if we so determine to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem their Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by us as cancelled. Stockholders will not relinquish their Shares of Common Stock to us, until such time as we commit to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to us, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, we may use all or a portion of such amount to make additional investments or to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that we (or, if applicable, the Joint Venture) enter into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and our receipt of requests for redemption of Shares.

A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the “Redemption Agent”), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent’s receipt of the stockholder’s request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than thirty days after the quarterly determination of the availability of funds for redemption.

Upon the Redemption Agent’s receipt of notice for redemption of Shares, the redemption price will be on such terms as we shall determine. The redemption price for Shares of our Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by us, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of our Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by us may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, we would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in our best interests to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). Our Board of Directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. We will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in our annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

A stockholder may present fewer than all of his or her Shares to us for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

The Board of Directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in our best interest. The Board of Directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of the Company; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other, sales, assignments, transfers and exchanges of our Shares, could cause direct or indirect ownership of our Shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in our best interest. If the Board of Directors amends or suspends the redemption plan, we will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in our annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see “Federal Income Tax Considerations — Taxation of Stockholders.” The redemption plan will terminate, and we no longer shall accept Shares for redemption, if and when Listing occurs. See “Risk Factors — Offering-Related Risks — The sale of shares by stockholders could be difficult.”

BUSINESS

GENERAL

The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership (“Retirement Partners”). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of the Company, have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The terms “Company,” “we,” “us” and “our” include CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries.

The Company was formed primarily to acquire Properties located across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings, specialty clinics and walk-in clinics, and similar types of health care-related facilities. We may invest directly in such Properties or indirectly through the acquisition of interests in entities which own such Properties or interests therein. The Properties will be leased primarily on a long-term (generally, ten to 20 years, plus renewal options for an additional ten to 20 years for operating leases or 35 years in the case of direct financing leases), “triple-net” basis to tenants, who in some cases will also be the Operator of the Property. “Triple-net” means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance, in addition to the payment of rent. Our medical office buildings will be leased either on a triple-net basis or on a “gross” basis generally for five to 15 years. Under a “gross” lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and we will be responsible for the balance. The lessees’ ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees, secure the lessees’ obligations. We select our Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. We may provide Mortgage Loans to Operators collateralized by real estate owned by the Operators. To a lesser extent, we may also offer Secured Equipment Leases to Operators pursuant to which we will finance, through loans or direct financing leases, the Equipment. In addition, we, through subsidiaries, may invest up to a maximum of 5% of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.

The Properties, which typically will be freestanding and will be located primarily across the United States, will be leased to tenants and managed by Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to our Board of Directors for approval. We have not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to tenants that are national and regional Operators or to tenants that contract with selected national and regional Operators to manage the Properties. Our medical office buildings will generally be managed by third-party property managers selected by the Advisor. Properties purchased by us are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of our cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See “Business — Description of Property Leases — Computation of Lease Payments,” below.

The Operator of each of the retirement Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout this Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted. With respect to medical office buildings, we generally will contract with third-party property managers to manage the Properties.

INDUSTRY PERFORMANCE

Management believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 2005, the U.S. Census Bureau projects that there will be over 36 million Americans over the age of 65, representing approximately 12.6% of the U.S. population or about one in eight Americans. Today’s baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the number of Americans age 65 and older will grow in number to approximately 75 million by the year 2035. More than half of these older adults, 38.6 million, will be age 75 and older. In addition, the 65 plus population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

Older Adults Population Estimates

Date	85 and Older Population (000)	75 and Older Population (000)	65 and Older Population (000)
July 1, 2000	4,312	16,647	34,835
July 1, 2005	4,968	17,911	36,370
July 1, 2010	5,786	18,561	39,715
July 1, 2015	6,396	19,652	45,959
July 1, 2020	6,763	22,271	53,733
July 1, 2025	7,441	27,039	62,641
July 1, 2030	8,931	32,598	70,319
July 1, 2035	11,486	38,602	74,774
July 1, 2040	14,284	43,274	77,177
July 1, 2045	17,220	45,268	79,142
July 1, 2050	19,352	45,984	81,999

Source: U.S. Census Bureau, 2000 data

Seniors 75 and over comprise one of the most rapidly growing older age groups. Between now and 2050, this group is expected to grow more than 100%. During the same period of time, the entire population of the United States is expected to grow 42%. In addition to the growth in the number of older adults, life expectancies are increasing. According to Health, United States, 2004, during the second half of the 20th century, life expectancy at age 65 rose from 12 to 16 years among men and from 15 to 19 years among women. Some of the factors indicated as having increased life expectancies are improved access to health care, advances in medicine, healthier lifestyles and better health.

Estimated Life Expectancy

At Age 65 (in years)

Year	Male	Female	Year	Male	Female
1950	12.8	15.0	1996	15.7	19.0
1960	12.8	15.8	1997	15.9	19.2
1970	13.1	17.0	1998	16.0	19.2
1980	14.1	18.3	1999	16.1	19.1
1985	14.5	18.5	2000	16.2	19.3
1990	15.1	18.9	2005*	16.8	20.0
1991	15.3	19.1	2010*	17.1	20.3
1992	15.4	19.2	2015*	17.5	20.6
1993	15.3	18.9	2020*	17.9	20.9
1994	15.5	19.0	2025*	18.1	21.3
1995	15.6	18.9	2030*	18.4	21.6

*	projections

Sources:	Health, United States, 2004, Centers for Disease Control and Prevention, National Center for Health Statistics and Social Security Administration

Management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living (“ADLs”). In 2001, according to the Chartbook on Trends in the Health of Americans from Health, United States, 2003, 14% of all Medicare beneficiaries 65 and over were limited in at least one ADL. That number translates into 10% of noninstitutionalized persons and 91% of institutionalized persons.

Percent of Persons Needing Assistance with

Activities of Daily Living (ADLs)

Years of Age	Percentage
65-69	8.1%
70-74	10.5%
75-79	16.9%
80+	34.9%

Source: U.S. Census Bureau, 1997 data

According to the Alzheimer’s Association, some of those people needing assistance on a daily basis are those coping with Alzheimer’s disease and other forms of dementia. A progressive, degenerative disease of the brain, Alzheimer’s disease is the most common form of dementia. According to the Alzheimer’s Association, in 2003, an estimated 4.5 million Americans had this disease, including one in ten persons over 65 and nearly half of those over 85. Unless a cure or prevention is found, Alzheimer’s disease is projected to impact approximately 13 million seniors by 2050.

In addition to an aging population, according to 2003 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford seniors’ housing facilities, with people age 55 to 64 making a mean household income of $64,118 per year. The mean household income for those age 65 and over is more than $34,000 per year. In addition, according to 2003 data from the U.S. Census Bureau, 19% of those age 65 and over have an annual income in excess of $50,000. According to 1999 statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, men and women in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

America’s seniors are also preparing for their future health care needs. They purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. In 1999, an estimated 22 million households were involved in elder care, a number that tripled between 1989 and 1999, and is expected to double by 2019. According to an April 2000 Newsweek article, more than 62% of today’s baby boomers are concerned about care for an aging parent or relative.

More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

Management believes that changes and trends in the health care industry will create opportunities for growth of seniors’ housing facilities and medical office buildings, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

According to Health, United States, 2003 and information from the Centers for Medicare & Medicaid Services, the health care industry represents 14.1% of the United States’ gross domestic product (“GDP”) with over $1.4 trillion in annual expenditures in 2001. This number is expected to reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the forecast period of 2002 through 2012. By 2012, health spending is projected to reach 17.7% of the GDP.

Estimate of Resident Demand for Seniors’ Housing Categories - Private Pay

Thousands of Residents

Base	Independent Living	Assisted Living	Skilled Nursing
2000	637	511	671
2010	751	592	773
2020	991	720	964
2030	1,389	1,004	1,309

Source:	The Case for Investing in Seniors Housing and Long-Term Care Properties, prepared for the National Investment Center for the Seniors Housing and Care Industries, Copyright 2001

INVESTMENT OF OFFERING PROCEEDS

We intend to capitalize on the growing real estate needs in the seniors’ housing and health care industries primarily by acquiring Properties and leasing them to tenants on a long-term (generally, ten to 20 years, plus renewal options for an additional ten to 20 years for operating leases or 35 years in the case of direct financing leases), “triple-net” basis, except with respect to medical office buildings, which we expect will generally be leased on a shorter term (generally five to 15 years), on either a triple-net or a “gross” basis. The Properties that we will acquire and lease are expected to include one or more of the following types:

•

Independent Living and Assisted Living Residences. Independent living residences offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. Assisted living residences provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living residences provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living residences also specialize in meeting the needs of residents with Alzheimer’s disease and other forms of dementia prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. In addition to independent living and assisted living residences, seniors’ housing residences include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as independent living, assisted living and skilled nursing.

•	Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing, post-acute care and other long-term care services to patients that may require full time medical care, medication monitoring, ventilation and intravenous therapies, sub-acute care and Alzheimer’s or dementia care. Throughout much of the United States, the supply of new skilled nursing facilities can be limited by complex Certificate of Need laws or similar state licensing regulations. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the discharge of patients from hospitals to skilled nursing units for extended care benefits. Some states have eliminated Certificate of Need laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for us.

•	Medical Office Buildings. Medical office buildings, including physicians’ offices, special purpose facilities, such as laboratories, diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

•	Specialty Clinics. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.

Continuum of long-term care facilities*

Independent Living	Assisted Living	Skilled Nursing	Acute Care Hospitals
Informal concierge, emergency call system, housekeeping and maintenance, some group activities, food service and transportation	24-hour supervision, personal assistance as needed, emergency response system, social activities, housekeeping and maintenance, three meals per day, transportation and assistance with medication	24-hour medical care and protective oversight, medication management, emergency response system, three meals per day and assistance with ADLs	Short-term acute medical care

*	Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility Real Estate: Growth Opportunities for REITs & Private Investors (October 5, 2001), estimated the value of health care facilities in the United States to be $535.6 billion, $66.7 billion of which is considered senior housing. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for us. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of our Properties will depend largely on each tenant and Operator’s ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the tenants or Operators of our Properties will be able to adapt to such trends.

Management intends to structure our leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices. In an effort to provide regular cash flow to us, we intend generally to structure our leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. We also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in “Business — Standards for Investment in Properties” below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See “Business — Standards for Investment in Properties” below for a description of the standards which the Board of Directors will employ in selecting tenants and Operators and particular Properties for investment.

Management expects to acquire Properties in part with a view to diversification among facility type, tenants, Operators and in the geographic location of the Properties. There are no restrictions on the types of Properties in which we may invest. In addition, there are no restrictions on the geographic area or areas within the United States or elsewhere in which Properties acquired by us may be located. The Properties we owned as of February 28, 2005, were located in 32 states and it is anticipated that additional Properties acquired by us in the future will be located in various geographic areas. Although the Properties are located in 32 states, 12.3% of the Properties are located in Texas, 11.8% of the Properties are located in Florida, 9.2% of the Properties are located in Illinois and 8.3% of the Properties are located in California. Additionally, our 170 seniors’ housing Properties owned as of December 31, 2004, excluding three parcels of land on which seniors’ housing facilities are being constructed, are leased to 21 tenants, one of which independently contributed 21% of total rental income for the year ended December 31, 2004. As of December 31, 2004, ten of our tenants, each of which is a subsidiary or affiliate of Harbor Retirement Associates, LLC (the “HRA Tenants”), contributed 30% of total revenues. No other seniors’ housing tenant contributed more than 10% of total revenues. The majority of our Properties are either assisted living facilities or assisted living facilities with units for residents with Alzheimer’s and related memory disorders. In addition, as of February 28, 2005, 108 of the 171 seniors’ housing Properties owned by the Company are operated by Sunrise Senior Living Services, Inc. Additionally, two Properties owned by the Company as of February 28, 2005, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc.

We may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. We expect that the interest rate and terms (generally, ten to 20 years) of the Mortgage Loans will be similar to those of its leases.

To a lesser extent, we may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, we have neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. We cannot predict terms and conditions of the Secured Equipment Leases, although we expect that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See “Federal Income Tax Considerations — Characterization of Secured Equipment Leases.” In addition, we expect that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

We have borrowed and will continue to borrow money to acquire Properties, Mortgage Loans, other Permitted Investments and Secured Equipment Leases (collectively, the “Assets”) and to pay certain fees. We intend to encumber Assets in connection with the borrowing. We have obtained a line of credit and may obtain lines of credit aggregating up to $125 million. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. We have also obtained Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 50% of our total assets. In any event, our total borrowings will be limited to 75% of our total assets (which is the approximate equivalent of 300% of our Net Assets). The Permanent Financing may be used to acquire Assets and pay a fee of 4.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. On March 17, 2003, we obtained a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased by $40.0 million. As of February 28, 2005, $20.0 million was outstanding on the line of credit. The maturity date on the line of credit has been extended to September 2005 and we are permitted to extend that maturity date for an additional six month period with comparable terms under the loan agreement. As of February 28, 2005, we had obtained Permanent Financing totaling approximately $1.1 billion to finance the acquisition of various Properties and had assumed approximately $88.5 million in life care bonds payable to certain residents of two of our facilities. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million. See “Business — Borrowing” for a description of the revolving line of credit and Permanent Financing we had obtained as of February 28, 2005.

As of February 28, 2005, we had acquired, directly or indirectly, 228 Properties consisting of 171 seniors’ housing facilities, including one seniors’ housing facility held for sale, 56 medical office buildings, one undeveloped tract of land and a 55% ownership interest in a development and property management company that manages 30 and is developing four of our medical office buildings. As of February 28, 2005, we also had initial commitments to acquire 20 additional Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by us.

We have undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as we believe that a reasonable probability exists that such Property will be acquired by us. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant or Operator, (ii) a satisfactory credit underwriting for the proposed tenant or Operator has been completed, (iii) a satisfactory site inspection has been completed, (iv) a nonrefundable deposit has been paid on the Property, (v) the Board of the Directors has approved the acquisition, and (vi) a binding purchase contract is executed and delivered by the seller and us. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by us will also be disclosed by supplement following our receipt of an acceptable commitment letter from a potential lender.

Based generally on the amount invested or committed for investment in the 248 Properties that we had either acquired or committed to acquire as of February 28, 2005 and current market conditions, we, together with the Advisor have estimated an average investment of $5,000,000 to $25,000,000 per Property. In certain cases, we may become a co-venturer in a Joint Venture that will own the Property. In each such case, our cost to purchase an interest in such Property will be less than the total purchase price and we therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. We may also borrow to acquire Properties. See “Business — Borrowing.” We allocate the cost of our Properties to tangible and identified intangible assets based on their respective fair values. See “Business — Joint Venture Arrangements” below and “Risk Factors — Real Estate and Other Investment Risks — Possible lack of diversification increases the risk of investment.” Management cannot estimate the number of Mortgage Loans that may be entered into. We may also borrow money to make Mortgage Loans. As of February 28, 2005, we had not invested in any Mortgage Loans.

Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund any Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of total assets. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of our total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of our total assets. As of February 28, 2005, we had not entered into any Secured Equipment Leases.

PROPERTY ACQUISITIONS

As of February 28, 2005, we owned interests in 228 Properties, including nine Properties through majority owned joint ventures and six Properties under development. These Properties include 171 seniors’ housing Properties, including one seniors’ housing Property held for sale, 56 medical office buildings and one undeveloped tract of land. With respect to substantially all of the seniors’ housing Properties, we have leased the Properties to tenants on a long-term, triple-net basis, and the facilities are or will be managed by Operators. Our medical office buildings are or are expected to be leased to tenants on either a triple-net or gross basis and are generally operated by either The DASCO Companies, LLC or a third party property manager. The general terms of our lease agreements are described below and in “Business — Description of Property Leases.”

Characteristics of Our Seniors’ Housing Leases. Our seniors’ housing Properties are leased on a long-term (generally 15 years), triple-net basis, whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, maintenance, repairs, utilities and insurance as well as capital expenditures that may be reasonably necessary to maintain the leasehold in a manner that allows operation for its intended purpose. These leases provide for minimum annual base rent payments, generally payable monthly in arrears. The leases generally provide that the minimum base rent will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, many tenants are subject to contingent rent if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as percentage of gross revenues, occupancy rates of the Properties or a percentage of our investment in the Property. Substantially all of the leases provide options that allow the tenants to renew the leases for five to 20 successive years subject to the same terms and conditions as the initial leases. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, a furniture, fixture and equipment reserve (“FF&E Reserve”) fund. In such cases, the tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to FF&E. We may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by us in excess of amounts in the reserve fund.

At February 28, 2005, 33 of our seniors’ housing Properties were accounted for as direct financing leases with terms that range from ten to 35 years (expiring between 2013 and 2038). Certain of these direct financing leases contain provisions that allow the lessee to elect to purchase the Property during or at the end of the lease term for our initial investment amount. Certain of the leases also permit us to require the tenants to purchase the Properties at the end of the lease terms for our initial investment amount.

The seniors’ housing lessees’ ability to satisfy the lease obligations depends primarily on the Properties’ operating results. We select our Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations. To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, we may pursue remedies under the lease with respect to any of the tenant’s Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease (“Pooling”). For certain Properties, we require security deposits, tenant or operator guarantees or additional types of income support. Guarantees or other forms of credit support may be necessary if a seniors’ housing facility is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, we estimate future cash flows available to the tenant to pay minimum rent based on projected occupancies and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. Our estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.

Characteristics of Our Medical Office Building Leases. We own both single-tenant and multi-tenant office buildings that are leased on either a triple-net or gross basis, primarily to tenants in the health care industry. The leases have initial terms of five to 15 years, provide for minimum rent and are generally subject to renewal options. Substantially all of the leases require minimum annual rent to increase at predetermined intervals during the lease terms. Tenants subject to triple-net leases are generally responsible for their proportionate share of all operating expenses relating to the Property. Tenants subject to gross leases generally pay their proportionate share of operating expenses above a contractual base amount.

Major Tenants and Operators. As of December 31, 2004, we leased our seniors’ housing Properties to 21 tenants. One of our two tenants affiliated with Horizon Bay Management, LLC (“Horizon Bay”) contributed 21% of our total revenues for the year ended December 31, 2004. As of December 31, 2004, the HRA Tenants contributed 30% of total revenues. No other seniors’ housing tenant contributed more than 10% of total revenues. Our other tenants include other affiliates of Horizon Bay and subsidiaries or affiliates of: American Retirement Corporation; Aureus Group, LLC; Eby Realty Group, LLC; Erickson Retirement Communities, LLC; Greenwalt Corporation; Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, Inc. (“Sunrise”). Several of our seniors’ housing tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the seniors’ housing facilities to fund rent obligations under their leases. Our medical office buildings are leased to more than 500 tenants. Tenancy in the medical office buildings is generally a mix of physician practices, however, we also lease space to several large hospital systems and other health care providers.

On September 1, 2004, a company which is owned by our chairman of the Board of Directors sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 30%, 35% and 32% of our total revenues for the years ended December 31, 2004, 2003 and 2002, respectively.

The following table summarizes information about our operator and manager concentration, excluding one Property which is held for sale, as of December 31, 2004 (dollars in thousands):

Operator or Manager	Number of Facilities	Total Investment	Annualized Revenue (1)	Percent of Revenue
Seniors’ Housing:
Sunrise Senior Living Services, Inc.	109	$1,472,689	$148,536	45%
Horizon Bay Management, LLC	26	735,115	77,526	24%
Harbor Assisted Living, LLC	9	117,980	9,021	3%
American Retirement Corporation	8	149,758	17,594	5%
Eby Realty Group, LLC	6	34,976	4,033	1%
Erickson Retirement Communities, LLC (2)	6	131,077	19,247	6%
CateredLife Communities, Inc.	5	32,834	3,833	1%

	169	2,674,429	279,790	85%

Medical Office Buildings:
The DASCO Companies, LLC	30	236,212	21,336	6%
Nine third-party managers	22	263,704	28,708	9%

	52	499,916	50,044	15%

	221	$3,174,345	$329,834	100%

(1)	For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease in accordance with generally accepted accounting principles.
(2)	Land only leases

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of Horizon Bay, the HRA Tenants or our other tenants, their guarantors or the Sunrise or Horizon Bay brands would significantly impact our results of operations. It is expected that the percentage of total revenues contributed by Horizon Bay and the HRA Tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

The following table sets forth the facility type, location, date acquired, capacity (stated in units or square feet), year built and our ownership percentage of each of the Properties we owned as of February 28, 2005. Seniors’ housing facilities are apartment-like facilities and are therefore stated in units. MOBs are measured in square feet:

Facility and Location	Date Acquired	Capacity (1)		Year Built	Percentage Owned
Independent Living Facilities:		(Units	)
American Retirement Corporation
Birmingham, AL	8/25/2003	356		1999	100%
Huntsville, AL	8/25/2003	184		1999	100%
Oak Park, IL	2/11/2002	178		1992	100%
Bickford by Eby Realty Group
Bloomington, IL	8/24/2004	65		2000	100%
EdenTerrace of Sunrise
Middletown, KY	11/25/2003	120		2001	100%
Arlington, TX	11/25/2003	140		2000	100%
Kingwood, TX	11/25/2003	120		2001	100%
Horizon Bay Senior Communities
Sun City, AZ	2/6/2004	211		1996	100%
Fresno, CA	2/6/2004	165		1988	100%
Sun City, CA	2/6/2004	181		1987	100%
Boynton Beach, FL	2/6/2004	224		1993	100%
Largo, FL	2/6/2004	435		1988	100%
Palm Beach Gardens, FL	2/6/2004	321		1988	100%
Sarasota, FL	2/6/2004	169		1980	100%
Niles, IL	2/6/2004	290		1989	100%
Olympia Fields, IL	2/6/2004	209		1999	100%
Vernon Hills, IL	2/28/2005	274		2000	100%
East Providence, RI	2/6/2004	101		1992	100%
Greenwich, RI	2/6/2004	103		1980	100%
Smithfield, RI	2/13/2004	108		1989	100%
South Kingston, RI	2/13/2004	97		1988	100%
Tiverton, RI	8/6/2004	173		1998	100%
Warwick, RI	2/6/2004	143		1972	100%
Dallas, TX	2/13/2004	250		1974	100%
Houston, TX	12/30/2004	390		1973	100%
Houston, TX	12/30/2004	518		1992	100%
Houston, TX	12/30/2004	329		1998	100%
Houston, TX	12/30/2004	358		1996	100%
Sugar Land, TX	12/30/2004	267		2000	100%
Webster, TX	12/30/2004	263		2000	100%
Sunrise
Little Rock, AR	12/20/2002	163		1984	100%
Bluemont, VA	9/30/2003	175		1989	100%
Sterling, VA	9/30/2003	100		1945	100%
Other
Vero Beach, FL	8/12/2002	(2)		(2)	99%
Continuing Care:
Sunrise
Haverford, PA	3/28/2003	542		1987	100%
Fort Belvoir, VA	3/28/2003	487		1989	100%
Assisted Living Facilities:
American Retirement Corporation
Greenwood Village, CO	3/22/2002	156		1999	100%
Boca Raton, FL	11/9/2001	72		2000	100%
Coconut Creek, FL	2/11/2002	94		2000	100%
Nashville, TN	11/1/2002	92		1999	100%
Arlington, TX	11/9/2001	95		2000	100%

Facility and Location	Date Acquired	Capacity (1)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities - Continued:
Brighton Gardens by Sunrise
Camarillo, CA	5/16/2002	161	1999	100%
Carlsbad, CA	11/9/2004	141	1999	100%
Northridge, CA	3/28/2003	159	2001	100%
Rancho Mirage, CA	3/28/2003	143	2000	100%
San Diego, CA	11/9/2004	141	1999	100%
San Dimas, CA	11/9/2004	141	1999	100%
San Juan Capistrano, CA	11/9/2004	142	1999	100%
Santa Rosa, CA	12/20/2002	161	2000	100%
Yorba Linda, CA	3/28/2003	143	2000	100%
Colorado Springs, CO	3/27/2003	160	1999	100%
Denver, CO	3/27/2003	160	1996	100%
Lakewood, CO	3/27/2003	159	1999	100%
Stamford, CT	9/30/2002	114	1997	100%
Woodbridge, CT	11/9/2004	114	1998	100%
Tampa, FL	8/29/2003	150	1998	100%
Atlanta, GA	8/29/2003	113	1998	100%
Atlanta, GA	9/30/2002	112	1997	100%
Vinings, GA	12/20/2002	114	1999	100%
Hoffman Estates, IL	12/20/2002	104	1999	100%
Orland Park, IL	4/20/2000	104	1999	100%
St. Charles, IL	8/29/2003	106	1999	100%
Wheaton, IL	8/29/2003	119	1998	100%
Prairie Village, KS	8/29/2003	152	1999	100%
Villa Hills, KY	3/28/2003	104	2000	100%
Danvers, MA	11/9/2004	114	1998	100%
Dedham, MA	11/9/2004	113	1999	100%
Baltimore, MD	5/16/2002	89	1999	100%
Baltimore, MD	11/9/2004	114	1999	100%
Chevy Chase, MD	9/30/2002	132	1997	100%
Columbia, MD	8/29/2003	88	1998	100%
North Bethesda, MD	8/29/2003	142	1998	100%
Plymouth, MI	8/29/2003	106	1998	100%
Charlotte, NC	9/30/2002	115	1997	100%
Greensboro, NC	8/29/2003	115	1998	100%
Raleigh, NC	9/30/2002	113	1997	100%
Winston-Salem, NC	9/30/2002	113	1997	100%
Omaha, NE	8/29/2003	150	1999	100%
Florham Park, NJ	8/29/2003	109	1999	100%
Middletown, NJ	9/30/2002	112	1997	100%
Mountainside, NJ	9/30/2002	119	1997	100%
Paramus, NJ	11/9/2004	120	1999	100%
Saddle River, NJ	3/31/2003	112	1998	100%
West Orange, NJ	8/29/2003	112	1998	100%
Dayton, OH	8/29/2003	103	1998	100%
Westlake, OH	8/29/2003	104	1998	100%
Oklahoma City, OK	12/20/2002	106	1999	100%
Tulsa, OK	12/20/2002	106	1999	100%
Greenville, SC	3/28/2003	151	1998	100%
Brentwood, TN	9/30/2002	113	1997	100%
Salt Lake City, UT	3/28/2003	158	1999	100%
Arlington, VA	11/9/2004	147	1999	100%
Richmond, VA	11/9/2004	106	1999	100%
Bellevue, WA	12/20/2002	115	1999	100%

Facility and Location	Date Acquired	Capacity (1)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities - Continued:
Bickford by Eby Realty Group
Davenport, IA	8/24/2004	42	1999	100%
Marion, IA	8/24/2004	38	1998	100%
Champaign, IL	8/24/2004	28	2003	100%
Macomb, IL	8/24/2004	28	2003	100%
Peoria, IL	8/24/2004	65	2001	100%
EdenBrook and EdenGardens by Sunrise
Huntsville, AL	11/25/2003	88	2001	100%
Alpharetta, GA	11/25/2003	72	2000	100%
Atlanta, GA	11/25/2003	73	2000	100%
Atlanta, GA	11/25/2003	57	1998	100%
Marietta, GA	11/25/2003	56	1998	100%
Roswell, GA	11/25/2003	42	1998	100%
Middletown, KY	11/25/2003	84	2001	100%
Concord, NC	11/25/2003	56	1998	100%
Aiken, SC	11/25/2003	71	1995	100%
Charleston, SC	11/25/2003	84	2000	100%
Columbia, SC	11/25/2003	48	1996	100%
Greenwood, SC	11/25/2003	48	1997	100%
Rock Hill, SC	11/25/2003	72	1995	100%
Arlington, TX	11/25/2003	74	2000	100%
Houston, TX	11/25/2003	84	2000	100%
Kingwood, TX	11/25/2003	70	2001	100%
Plano, TX	11/25/2003	71	2000	100%
The Woodlands, TX	11/25/2003	93	2000	100%
GreenTree Catered Living for Seniors
Mount Vernon, IL	9/5/2003	84	2001	100%
Indianapolis, IN	9/11/2003	58	1999	100%
Indianapolis, IN	9/5/2003	58	1999	100%
Lafayette, IN	9/5/2003	59	1999	100%
Fairborn, OH	6/29/2004	58	2001	100%
Horizon Bay Senior Communities
Hoover, AL	2/6/2004	110	1997	100%
Boynton Beach, FL	2/6/2004	83	2000	100%
Gainesville, FL	11/25/2003	69	2000	100%
Jacksonville, FL	11/25/2003	80	1999	100%
Naples, FL	9/30/2002	133	1997	100%
Tallahassee, FL	11/25/2003	84	1999	100%
Venice, FL	9/30/2002	147	1996	100%
West Palm Beach, FL	2/6/2004	34	1993	100%
Cumberland, RI	2/13/2004	128	1999	100%
Other
Palm Harbor, FL	7/8/2003	99	1996	100%
Dunwoody, GA	11/25/2003	66	2000	100%
Auburn Hills, MI	4/1/2004	76	1989	100%
Sterling Hills, MI	4/1/2004	80	1999	100%
Sunrise
Beverly Hills, CA	9/30/2003	(3)	(3)	100%
Hemet, CA	12/20/2002	84	1998	100%
Laguna Creek, CA	5/16/2002	88	1999	100%
Palm Springs, CA	3/28/2003	86	1999	100%
Lilburn, GA	9/30/2003	69	2003	100%
Wilmette, IL	3/31/2004	28	2004	100%
Dartmouth, MA	5/16/2002	84	1999	100%
Plymouth, MA	12/20/2002	84	2000	100%
Annapolis, MD	3/31/2003	72	1995	100%

Facility and Location	Date Acquired	Capacity (1)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities - Continued:
Sunrise – Continued
Frederick, MD	9/30/2003	60	1991	100%
Pikesville, MD	3/31/2003	79	1996	100%
Farmington Hills, MI	9/30/2003	68	1999	100%
Des Peres, MO	3/31/2004	78	2004	100%
Richmond Heights, MO	3/31/2004	74	2004	100%
Raleigh, NC	9/30/2003	72	1996	100%
Cresskill, NJ	9/30/2003	(4)	(4)	100%
Madison, NJ	9/30/2003	72	2004	100%
Brooklyn, NY	9/30/2003	98	2002	100%
Sheepshead Bay, NY	9/30/2003	104	2000	100%
Clayton, OH	5/16/2002	89	1999	100%
Poland, OH	9/30/2003	68	1998	100%
Willoughby, OH	12/20/2002	86	1999	100%
Arlington, VA	9/30/2003	47	1988	100%
Falls Church, VA	9/30/2003	53	1993	100%
Leesburg, VA	9/30/2003	29	1850	100%
Edmonds, WA	9/30/2003	58	2004	100%
Lynnwood, WA	12/20/2002	60	1989	100%
Mercer Island, WA	9/30/2003	50	1990	100%
Snohomish, WA	12/20/2002	84	1992	100%
Land Only Leases:
Erickson Retirement Communities
Lincolnshire, IL	7/8/2004	—	—	100%
Hingham, MA	12/1/2003	—	—	100%
Peabody, MA	10/10/2002	—	—	100%
Novi, MI	2/28/2003	—	—	100%
Warminster, PA	6/2/2003	—	—	100%
Houston, TX	11/18/2004	—	—	100%
Medical Office Buildings:		(Square Feet )
Scottsdale, AZ	11/2/2004	85,946	1999	100%
Tucson, AZ	8/24/2004	87,946	1985	100%
Tucson, AZ	8/24/2004	112,794	1986	100%
Brentwood, CA	8/24/2004	(5)	(5)	100%
Encino, CA	4/30/2004	66,973	1973	100%
Sherman Oaks, CA	4/30/2004	70,574	1953	100%
Valencia, CA	4/30/2004	27,887	1983	100%
Aurora, CO	4/30/2004	53,980	1994	100%
Aurora, CO	4/30/2004	43,973	1981	100%
Denver, CO	4/30/2004	34,087	1993	100%
Parker, CO	8/24/2004	83,604	2004	100%
Clearwater, FL	4/30/2004	75,000	1988	100%
Largo, FL	4/30/2004	114,756	1972	100%
Longwood, FL	8/24/2004	35,266	1987	100%
Longwood, FL	8/24/2004	23,139	1993	100%
Milton, FL	8/24/2004	36,735	2003	100%
Orlando, FL	8/24/2004	17,092	1969	100%
Orlando, FL	8/24/2004	27,957	1963	100%
Orlando, FL	8/24/2004	32,081	1988	100%
Orlando, FL	8/24/2004	13,999	1985	100%
Oviedo, FL	8/24/2004	68,123	1997	100%
Tampa, FL	4/30/2004	106,209	1984	100%
Blue Ridge, GA	8/24/2004	14,680	2002	100%
Aurora, IL	8/24/2004	27,074	1986	100%
Elgin, IL	8/24/2004	45,034	1991	100%
Elgin, IL	8/24/2004	45,897	2001	100%

Facility and Location	Date Acquired	Capacity (1)	Year Built	Percentage Owned
		(Square Feet)
Medical Office Buildings – Continued:
Marion, IL	8/24/2004	72,245	2002	70%
Oakbrook Terrace, IL	2/3/2005	49,507	1986	100%
Oakbrook Terrace, IL	2/3/2005	34,634	1989	100%
Evansville, IN	2/28/2005	(6)	(6)	70%
Lexington, KY	8/24/2004	73,569	2003	95%
Lexington, KY	8/24/2004	42,406	1982	100%
Columbia, MD	4/30/2004	38,081	1988	100%
Rockville, MD	4/30/2004	40,859	1975	100%
Flowood, MS	8/24/2004	45,704	2003	100%
Jackson, MS	8/24/2004	44,450	2002	100%
Jackson, MS	8/30/2004	(7)	(7)	70%
Durham, NC	4/30/2004	16,572	1997	100%
Durham, NC	4/30/2004	48,317	1998	100%
Durham, NC	4/30/2004	20,000	1997	100%
Durham, NC	4/30/2004	20,000	1996	100%
Omaha, NE	11/8/2004	(8)	(8)	69%
Durant, OK	8/30/2004	60,565	1997	70%
Baytown, TX	8/24/2004	38,796	1972	100%
Corpus Christi, TX	4/30/2004	34,079	1999	100%
Granbury, TX	8/24/2004	33,840	2001	100%
Houston, TX	4/30/2004	150,275	1984	100%
Irving, TX	4/30/2004	62,738	1997	100%
Irving, TX	4/30/2004	51,591	2001	100%
Lancaster, TX	8/24/2004	56,226	1991	70%
Nassau Bay, TX	8/24/2004	48,200	2002	88%
Plano, TX	4/30/2004	86,878	1984	100%
San Antonio, TX	8/24/2004	34,080	1994	100%
Texarkana, TX	1/06/2005	77,732	1978	47%
Chesapeake, VA	4/30/2004	51,315	1988	100%
Fairfax, VA	4/30/2004	96,477	1974	100%
Held for Sale:		(Units )
EdenBrook and EdenGardens by Sunrise
Atlanta, GA	11/25/2003	55	1997	100%
Horizon Bay Senior Communities
Austin, TX (Land only)	2/24/2005	—	—	100%

(1)	Assisted living facilities, independent living facilities and continuing care retirement communities (“CCRCs”) are stated in units and medical office buildings are measured in square feet.
(2)	Property is under construction and is expected to be fully completed in August 2005. Upon completion, the Property will have 213 units.
(3)	Property is under construction and is expected to be completed in September 2005. Upon completion, the Property will have 80 units.
(4)	Property is under construction and is expected to be completed in June 2005. Upon completion, the Property will have 158 units.
(5)	Property is under construction and is expected to be completed in April 2005. Upon completion, the Property will have 104,101 square feet.
(6)	Property is under construction and is expected to be completed in December 2005. Upon completion, the Property will have 74,159 square feet.
(7)	Property is under construction and is expected to be completed in April 2005. Upon completion, the Property will have 42,050 square feet.
(8)	Property is under construction and is expected to be completed in April 2005. Upon completion, the Property will have 97,083 square feet.

OTHER INVESTMENTS

On May 30, 2002, we acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which our Advisor and its Affiliates lease office space. Our equity investment in the partnership was $300,000. Our share in the limited partnership’s distributions is equivalent to our equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, we have severally guaranteed our 16.67% share of a $15.5 million unsecured promissory note of the limited partnership. At December 31, 2004, the note had an outstanding balance of $14.2 million.

In August 2004, we acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company, for $5.7 million. DASCO manages 30 and is developing four of our medical office buildings, and may also provide development and property management services to third parties.

SENIORS’ HOUSING COMMUNITY BRANDS

Sunrise Brand. Sunrise Senior Living, Inc. is one of the nation’s oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some Sunrise communities. According to Sunrise’s 2003 Annual Report, as of December 31, 2003, Sunrise and its subsidiaries operated 373 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 42,000. In addition, 55 properties were either under construction or being developed. Sunrise (SRZ) is a NYSE listed company. As of July 1, 2004, the American Seniors Housing Association ranked Sunrise as the nation’s largest manager of seniors’ housing.

Horizon Bay Brand. Horizon Bay Senior Communities operates 30 seniors’ housing communities located in Alabama, Arizona, California, Florida, Georgia, Illinois, Rhode Island and Texas. Horizon Bay Senior Communities offers several types of communities, including continuum of care retirement, independent living and assisted living. Horizon Bay Senior Communities has three primary programs, which include wellness services, a LiveWell! Program and harbor courts, which is a separate and secure living area dedicated to the special needs of the memory impaired. As of July 1, 2004, the American Seniors Housing Association ranked Horizon Bay Senior Communities as the nation’s 28th largest manager of seniors’ housing.

American Retirement Corporation Brands. American Retirement Corporation operates in three business segments: retirement centers, free-standing assisted living facilities and management services. According to American Retirement Corporation’s 2003 Form 10-K, American Retirement Corporation operates 65 senior living facilities. The retirement centers consist of 32 CCRCs. The assisted living facilities consist of 33 facilities that provide assisted living and specialized care such as Alzheimer’s and memory enhanced programs, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. As of July 1, 2004, the American Seniors Housing Association ranked American Retirement Corporation as the nation’s eighth largest manager of seniors’ housing.

Erickson Brands. Erickson Retirement Communities (“Erickson”) currently has 11 large scale operational retirement communities located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. In addition, Erickson has three communities which are in various stages of development. As of July 1, 2004, the American Seniors Housing Association ranked Erickson as the nation’s ninth largest manager of seniors’ housing.

GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality seniors’ housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of February 28, 2005, there were eight GreenTree Assisted Living Facilities, all managed by CateredLife Communities, Inc.

EdenCare Brand. Prior to the Company’s purchase of substantially all of the operating assets of EdenCare Senior Living Services, LP (“EdenCare”) on November 25, 2003, EdenCare owned and operated seniors’ housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offered two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare’s services and amenities. EdenTerrace is an independent living community designed to be a full service senior living campus.

PENDING INVESTMENTS

As of February 28, 2005, we had initial commitments to acquire 17 seniors’ housing Properties and three medical office buildings for an aggregate purchase price of $163.8 million. The Properties include 17 Encore Properties (one in each of Paradise Valley, Peoria and Tucson, Arizona; Anaheim Hills, Apple Valley, Riverside and Victorville, California; Clearwater, Fort Myers, Greenacres, Naples and Tallahassee, Florida and Salt Lake City, Utah; and two in each of Pensacola, Florida and Portland, Oregon) and three medical office buildings (two in Chattanooga, Tennessee; and one in Towson, Maryland).

The seniors’ housing Properties are expected to be acquired from Rockwood Realty. Two of the medical office buildings are expected to be acquired from Catholic Health Initiatives. The remaining medical office building is expected to be developed on the campus of St. Joseph Medical Center. We do not expect to own the land for the development property, but we expect to sign a ground lease with St. Joseph Medical Center.

The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us. If acquired, the leases for the seniors’ housing Properties are expected to be entered into on substantially the same terms described in “Business – Description of Property Leases.” The medical office buildings are expected to be leased on either a triple-net or a gross basis with lease terms expected to range from five to 20 years. The medical office buildings are expected to have multiple tenants and are expected to be managed by DASCO, in which we own a 55% interest.

The following table sets forth the facility type, location, capacity (stated in units or square feet), year built and our expected ownership percentage for each of the investments.

Facility and Location	Capacity (1)	Year Built	Expected Ownership
	(Units)
Assisted Living Facilities:
Encore Senior Living
Paradise Valley, AZ	48	1998	100%
Peoria, AZ	72	1998	100%
Tucson, AZ	60	1999	100%
Anaheim Hills, CA	212	1989	100%
Apple Valley, CA	34	1986	100%
Riverside, CA	40	1997	100%
Victorville, CA	49	1988	100%
Clearwater, FL	60	1999	100%
Fort Myers, FL	60	1998	100%
Greenacres, FL	60	1999	100%
Naples, FL	60	2000	100%
Pensacola, FL	60	1997	100%
Pensacola, FL	94	1987	100%
Tallahassee, FL	100	1986	100%
Portland, OR	287	1968	100%
Portland, OR	99	1997	100%
Salt Lake City, UT	75	1996	100%

Facility and Location	Capacity (1)		Year Built		Expected Ownership
Medical Office Buildings:	(Square Feet	)
Towson, MD		(2)		(2)	70%
Chattanooga, TN	44,979		2003		100%
Chattanooga, TN	63,338		1995		100%

(1)	Assisted living facilities are stated in units and medical office buildings are measured in square feet.
(2)	Property is expected to begin construction in April 2005 with completion scheduled for March 2006. Upon completion, the building is expected to consist of 61,373 square feet.

SENIORS’ HOUSING COMMUNITY BRANDS FOR PENDING INVESTMENTS

Encore Brand. According to www.encoresl.com, Encore Senior Living (“Encore”) operates 35 senior housing communities located in Arizona, California, Florida, Oklahoma, Oregon, Utah and Wisconsin. Encore offers several types of communities, including assisted living and independent living. Encore is recognized for their progressive approach to Alzheimer’s care; known as the Rediscovery™ program. With Rediscovery, Encore replaces the clinical setting of a skilled nursing facility with the comforts of home, providing warmth and familiarity needed to help residents feel at ease. The specialized Rediscovery program encourages the use of residents’ remaining skills, which ensures each individual is able to function as independently as possible. As of July 1, 2004, the American Seniors Housing Association ranked Encore as the nation’s 45th largest manager of seniors’ housing.

SITE SELECTION AND ACQUISITION OF PROPERTIES

General. The standards described in this section specifically relate to the acquisition of individual Properties. It is also anticipated that we may acquire larger portfolios of Properties in addition to individual Property acquisitions. In connection with the acquisitions of larger portfolios, we will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of Properties.

Our Board of Directors, on our behalf, will elect to purchase and lease Properties based principally on an examination and evaluation by our Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, Operator and/or property manager, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. Our Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by us and provided by the tenant, Operator and/or property manager.

With respect to retirement Properties, it is anticipated that the tenants and Operators selected by our Advisor, and as approved by our Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some tenants and Operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The tenants and Operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The tenants and Operators are expected to make their site evaluations and analyses available to us.

Our Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, Operators, property managers and Properties. Therefore, some of the properties proposed and approved by a tenant, Operator or property manager may not be purchased by us.

In each Property acquisition, it is anticipated that our Advisor will negotiate the lease agreement with the tenant. In certain instances, our Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms, if our Board of Directors, based on the recommendation of our Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to us. It is expected that the structure of the long-term, “triple-net” lease agreements, which may provide for monthly rental payments with automatic fixed increases in base rent at specified intervals or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. In addition, certain leases provide for the payment of additional rent based on achieving specified operating performance thresholds. See “Business — Description of Property Leases” below for a discussion of the anticipated terms of our leases.

Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See “Business — Sale of Properties, Mortgage Loans and Secured Equipment Leases” below and “Federal Income Tax Considerations — Characterization of Property Leases.”

The consideration paid for each Property will be based on its fair market value. A majority of our Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that we acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the “stabilized value” of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The titles to Properties we purchase will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which we will own both the land and the building or building only, we generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of ours. An Affiliate may serve as a developer and enter into the development agreement with us if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. We believe that the ability to have an Affiliate capable of serving as the developer provides us an advantage by enhancing our relationship with key tenants and by giving us access to tenant opportunities at an earlier stage of the development cycle. As a result, we believe we will have a greater number of opportunities for investment presented to us than we might otherwise have and we will be able to obtain better terms by negotiating the terms of our investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to our Advisor. We will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by our Advisor and our Board of Directors and embodied in the construction contract.

Under the terms of the development agreement, we generally will advance our funds on a monthly basis to meet the construction draw requests of the developer. We, in general, only will advance our funds to meet the developer’s draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us, and we may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on our estimate of the costs of such construction or renovation.

In some cases, construction or renovation will be required before we have acquired the Property. In this situation, we may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. We may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that we segregate funds as assurance to the lender of our ability to purchase the Property, the funds will remain our property, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by us does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See “Business — Mortgage Loans and Other Loans.”

Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within ten days after notice from us, we will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) our purchase price of the land, including all fees, costs and expenses paid by us in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by us pursuant to the development agreement for construction of the building improvements, and (iii) our “construction financing costs.” Our “construction financing costs” is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease or another negotiated rate, on all Company payments and disbursements described in clauses (i) and (ii) above.

We also generally will enter into an indemnification and put agreement (the “Indemnity Agreement”) with the developer. The Indemnity Agreement will provide for certain additional rights to us unless certain conditions are met. In general, these conditions are (i) the developer’s acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, we will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from us at a purchase price equal to the total amount we disbursed in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from us upon our demand under the circumstances specified above will entitle us to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer’s obligations to us.

In certain situations where construction or renovation is required for a Property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer’s actual costs of such construction or renovation.

Our Affiliates also may provide construction financing to the developer of a Property. In addition, we may purchase from an Affiliate of ours a Property that has been constructed or renovated by the Affiliate. Any fees paid to our Affiliates in connection with the financing, construction or renovation of a Property acquired by us will be considered Acquisition Fees and will be subject to approval by a majority of our Board of Directors, including a majority of our Independent Directors, not otherwise interested in the transaction. See “Management Compensation” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

In all situations where construction or renovation of a Property is required, we also will have the right to review the developer’s books, records, and agreements during and following completion of construction to verify actual costs.

Interim Acquisitions. Our Advisor and its Affiliates regularly may have opportunities to acquire properties suitable for us as a result of their relationships with various tenants and/or Operators. See “Business — Investment of Offering Proceeds” above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when we may be unable to make the acquisition. In an effort to address these situations and preserve our acquisition opportunities (and acquisition opportunities for other Affiliates of our Advisor), our Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by us (or other entities with which we are affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by us, the interim owner of the Property will sell its interest in the Property to us at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of ours has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of ours) to purchase such interest in the Property or the Property’s appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to us. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Appraisals of Properties acquired from such interim owners will be obtained in all cases where the interim owner is an Affiliate of ours.

Acquisition Services. Acquisition services performed by our Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants, Operators and property managers and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

We will pay our Advisor a fee of 4.0% of the Total Proceeds as Acquisition Fees. See “Management Compensation.” The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of our Board of Directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

Our Advisor engages counsel to perform legal services, and such counsel also may provide legal services to us in connection with the acquisition of Properties. The legal fees payable to such counsel by us will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN INDIVIDUAL PROPERTIES

Selection of Tenants, Operators and Property Managers. The selection of tenants, Operators and property managers by our Advisor, as approved by our Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their properties, the number of properties operated or managed, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each retirement facility operated, the relative competitive position among the same types of properties offering similar services, market penetration, the relative financial success of the Operator in the geographic area in which the Property is located, overall historical financial performance of the tenant and Operator, the management capability of the Operator or property manager, and the prior experience of the tenant, Operator or property manager in leasing, operating and managing similar properties.

Selection of Properties. In making investments in Properties, our Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The proper location, design and amenities are important to the success of a Property.

In selecting specific Properties, our Advisor, as approved by our Board of Directors, will apply the following minimum standards.

1. Each Property will be in what our Advisor believes is a prime location for that type of Property.

2. Base (or minimum) annual rent will provide a specified minimum return on our cost of purchasing, and if applicable, developing the Property, and the lease also may provide for automatic fixed increases in base rent at specified times or increases in the base rent based on increases in consumer price indices over the term of the lease. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds.

3. The initial lease term typically will be at least ten to 20 years, or in the case of direct financing leases, up to 35 years. With respect to medical office buildings, the initial lease term typically will be five to 15 years.

4. In general, we will not acquire a Property if our Board of Directors, including a majority of our Independent Directors, determines that the acquisition would adversely affect us in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

Generally, Properties to be acquired by us will consist of both land and building, although in some cases we may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

Either before or after construction or renovation, the Properties to be acquired by us will be one of a tenant’s approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, we will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the tenant to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates, and (ii) the Property is in compliance with all of the tenant’s requirements, including, but not limited to, building plans and specifications approved by the tenant. We also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to our payment of the final installment of the purchase price for the Property.

Except in the case of gross leases related to certain medical office buildings, a tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease up to a certain capped amount and we will be responsible for the balance.

Our Advisor expects that any Properties purchased by us will conform generally to the following specifications of size, cost, and type of land and buildings. We anticipate acquiring Properties which may include, but will not be limited to, the following types:

Independent Living Facilities. Independent living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of independent living facilities generally ranges from $10,000,000 to $60,000,000.

Assisted Living Facilities. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living (“ADLs”) on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living (“IADLs”), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer’s disease, where intensive medical treatment is not required.

Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 150 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $5,000,000 to $25,000,000.

Skilled Nursing Facilities. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer’s or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation.

Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 200 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors’ visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

Continuing Care Retirement Communities. Independent living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the “community” which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents’ health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors’ housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $200,000,000.

Medical Office Buildings. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine, laboratory research and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 150,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

Specialty Clinics. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.

DESCRIPTION OF PROPERTY LEASES

The terms and conditions of any lease we enter into with regard to a Property may vary from those described below. Our Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If our Board of Directors determines, based on the recommendation of our Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to us, our Board of Directors may, in its sole discretion, cause us to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with our objective of qualifying as a REIT. In making such determination, our Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of our management and our Affiliates with the Operator.

Financing Leases. Certain of our transactions will be sale-leaseback transactions by which we will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a “triple-net” lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the lessee (a “Financing Lease”).

General. In general, the leases are expected to be “triple-net” leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The leases with respect to medical office buildings generally are expected to be either triple-net or “gross” leases. Under gross leases, the tenants will be required to pay for a certain capped amount of all repairs, maintenance, property taxes, utilities, and insurance, and we will be responsible for the balance. We will be the lessor under each lease except in certain circumstances in which we may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than us, will be lessor, and all references in this section to us as lessor therefore should be read accordingly. See “Business — Joint Venture Arrangements” below.

Term of Leases. It presently is anticipated that, except in the case of Financing Leases or gross leases for certain medical office buildings, Properties will be leased for an initial term of ten to 20 years with up to four, five-year renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. Gross leases for certain medical office buildings generally are expected to have initial terms of five to 15 years, with renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to us, together with any improvements made to the Property during the term of the lease, except that for Properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor’s election, to purchase the Property at the end of the lease term, or, at the tenant’s election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price we paid to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the “Lease Basis”).

Computation of Lease Payments. During the initial term of the lease, the tenant will pay us, as lessor, minimum annual rent equal to a specified percentage of our cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by us in connection with our purchase of the land, and all fees, costs, and expenses disbursed by us for construction of building improvements. See “Business — Site Selection and Acquisition of Properties — Construction and Renovation” above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide us with a desired rate of return. Generally, minimum annual rent and any additional rent are payable to us after certain operating expenses, base management fees and FF&E Reserves have been paid.

In the case of Properties in which we own only the building, we intend to structure our leases to recover our investment in the building by the expiration of the lease.

Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without our prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

Alterations to Premises. Except for medical office building leases, a tenant generally will have the right, without our prior written consent and at the tenant’s own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Right of Tenant to Purchase. Except for medical office building leases, it is anticipated that if we wish at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property’s appraised value at the time of the tenant’s purchase, or (ii) a specified amount, generally equal to our purchase price of the Property, plus a predetermined percentage of such purchase price. See “Federal Income Tax Considerations — Characterization of Property Leases.” With a Financing Lease, we cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or we determine, based upon an opinion of counsel, that the operation or occupancy of the Property may result in our failure to qualify as a REIT or which may jeopardize receipt of “good income” under Section 856(d) of the Code or “interest” for purposes of Section 856(f) of the Code. We also have the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with our prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with our objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant’s continued use and occupancy in its business operation and the tenant’s board of directors has determined to close and discontinue use of the facility. The tenant’s determination that a facility has become uneconomic is to be made in good faith based on the tenant’s reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer us the opportunity to exchange the Property for another property (the “Substituted Property”) with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to us.

Generally, we will have 30 days following receipt of the tenant’s offer for exchange of the Property to accept or reject such offer. In the event that we request an appraisal of the Substituted Property, we will have at least ten days following receipt of the appraisal to accept or reject the offer. If we accept such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a “like-kind exchange” within the meaning of section 1031 of the Code with respect to the Company, and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. We will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If we reject the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for our acceptance or rejection. If we reject all Substituted Properties offered to us pursuant to the lease, or otherwise fail or refuse to consummate a substitution for any reason other than the tenant’s failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from us for a price equal to the then-fair market value of the Property.

Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after we acquire the Substituted Property, we will receive, to the extent consistent with our objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to us.

Insurance, Taxes, Maintenance and Repairs. Tenants of Properties generally will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of our Advisor, as approved by our Board of Directors, the insurance required by the lease adequately insures the Property.

Except for gross leases related to certain medical office buildings, the leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to us and terminate the lease.

The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. Our leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, we will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with us. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a “just and proportionate” amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

With respect to gross leases for certain medical office buildings, the tenant generally will be responsible for a certain capped amount of the insurance, taxes, maintenance and repairs, and we will be responsible for the balance.

Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from us of such failure, (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where we enter into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where we have entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determined not to re-lease the Property, we could sell the Property. (Unless required to do so by the lease or its investment objectives, however, we do not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See “Business — Description of Property Leases — Right of Tenant to Purchase” above.) In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

In the event that a tenant defaults under a lease with us, we either will attempt to locate a replacement tenant or will discontinue operation of the facility, the latter of which would require us or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility. We will have no obligation to operate the facility and no Operator of a facility will be obligated to permit us or a replacement Operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

We may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter” and “Risk Factors — Real Estate and Other Investment Risks — It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each Joint Venture agreement, it is anticipated that we and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and we and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture’s business. In addition, it is expected that our Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by our Advisor or its Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of us and our joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by our Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which we and our co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer’s respective ownership interest.

Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive our distributions; and in some of these situations, we may then get a larger share of the remaining proceeds.

In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (i) (a) will contain a “qualified income offset” provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner’s interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner’s positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See “Federal Income Tax Considerations — Investment in Joint Ventures.”

Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

We may acquire Properties from time to time by issuing limited partnership units in Retirement Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our Common Stock. CNL Retirement GP Corp. is a wholly owned subsidiary of ours and is the general partner of Retirement Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

We may provide Mortgage Loans to Operators to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of our Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the “triple-net” leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of ten to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

For a discussion of the construction loans which we are permitted to make, see “Business — Site Selection and Acquisition of Properties — Construction and Renovation,” above.

We may combine leasing and financing in connection with a Property. For example, we may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, we will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

We will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

We may also provide loans to entities in which we own an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in our investments in Properties; therefore, we will use the same underwriting criteria as described above in “Business — Standards for Investment in Properties.” In addition, we will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our loans, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

Further, we will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of our Advisor, our Directors, or our Affiliates. We may provide Mortgage Loans and other loans in the aggregate principal amount of approximately 5% to 10% of our total assets.

MANAGEMENT SERVICES

Our Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to our Advisory Agreement with it. Under this agreement, our Advisor is responsible for assisting us in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants’ or Operators’ books and records, and responding to tenant inquiries and notices. Our Advisor also provides information to us about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, our Advisor is entitled to receive certain fees from us. For supervision of the Properties and Mortgage Loans, our Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.05% of our Real Estate Asset Value and the outstanding principal amount of our Mortgage Loans, as of the end of the preceding month. In connection with certain Properties, we may enter into a contract with a property manager to provide these management services. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, our Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of our line of credit and Permanent Financing equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See “Management Compensation.”

BORROWING

We have and will continue to borrow money to acquire Assets and to pay certain related fees. We have and intend in the future to encumber Assets in connection with the borrowing. We have obtained a revolving line of credit and may obtain additional lines of credit aggregating up to $125 million. The line of credit may be increased at the discretion of our Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. We also have obtained Permanent Financing and may obtain additional Permanent Financing. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

Operators of CCRCs or life care communities generally receive significant cash in connection with entry fees for deposits paid by residents upon admission into the communities. As part of an acquisition of a CCRC or life care community, we may assume bond obligations from the tenants or Operators of the Properties at a below-market interest rate or may assume bonds that are non-interest bearing. These below-market rate borrowings may lower our cost of capital in an acquisition. As part of the assumption of the bonds, we are obligated to repay certain entrance fees or deposits. Generally, the repayment of the entrance fees or a deposit is contingent upon the resident moving out of the Property or upon the resident’s death. In some instances, the fees or deposit are not refundable until the resident’s unit has been successfully re-marketed to a new resident.

Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased to $125.0 million. Eleven Properties with an aggregate real estate value of $121.6 million at December 31, 2004, collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (5.35% at February 28, 2005), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of February 28, 2005, we had an outstanding balance of $20.0 million on the line of credit, which matures in September 2005. We are permitted to extend the September 2005 maturity date for an additional six month period with comparable terms under the loan agreement.

Permanent Financing. As of December 31, 2004, we had $937.6 million in Permanent Financing that we obtained by assuming existing debt on various Properties acquired and by encumbering certain existing Properties with new debt. As of December 31, 2004, our aggregate Permanent Financing was collateralized by Properties with an aggregate net book value of $1.8 billion. We have approximately $118.2 million in principal amortization due in 2005. Several loans that mature in 2005 contain extension options that we expect to exercise. We also expect to refinance certain loans and, to a lesser extent, use offering proceeds to repay the maturing loans.

Approximately 46% of our mortgage notes payable at December 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Risk” below. Fixed interest rates range from 4.91% to 8.42% with a weighted average rate of 6.18%. Certain fixed rate loans we assumed contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

During the year ended December 31, 2004, we incurred $10.3 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

On January 6, 2005, we assumed a $7.1 million loan in connection with the acquisition of an MOB. The loan bears interest at 8.41% and requires principal and interest payments until maturity in June 2010. The stated interest rate of 8.41% was greater than that available to us in the open capital market for comparable debt. Consequently, we recognized $0.7 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 5.67%.

On January 12, 2005, we obtained a $6.6 million construction loan relating to one of our Properties currently under construction. The loan bears a variable interest rate of LIBOR plus a premium of 180 basis points. The loan requires monthly interest only payments through December 22, 2006, with monthly principal and interest payments through maturity on December 22, 2013, with all unpaid principal and interest due at that time. The outstanding loan balance as of February 28, 2005 was $2.0 million.

On January 13, 2005, we obtained a $100.0 million mortgage loan collateralized by 11 Properties we own. The loan has a term of five years, bears interest at LIBOR plus 1.25% and requires interest only payments through maturity in January 2010.

On February 28, 2005, we obtained a $30.0 million mortgage loan in connection with the acquisition of one Property. The loan requires interest only payments at a variable rate based on the 3- to 9-month Fannie Mae Discount MBS rate plus 0.9% and matures in October 2005. The loan contains provisions that allow for a term extension to October 2010.

On March 4, 2005, we obtained eight mortgage loans aggregating $39.0 million collateralized by 13 Properties. The loans require interest only payments at a fixed rate of 4.85% until September 2007, and principal and interest payments thereafter until maturity in March 2012.

Construction Financing. As of December 31, 2004, we had $81.5 million outstanding under our construction loan facilities related to Properties under various stages of development. Total liquidity remaining under the construction facilities at December 31, 2004 was $63.9 million. The loans are variable interest rate loans and mature from November 2006 to July 2009. We anticipate that we will obtain Permanent Financing or, to a lesser extent, use proceeds from our offerings to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the year ended December 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $12.1 million, and used the proceeds from the new bonds to retire $7.7 million of the existing bonds. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million.

Management believes that any financing obtained during the offering period will allow us to make investments in Assets that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, Affiliates of our Advisor could make such investments, pending our receipt of sufficient offering proceeds, in order to preserve the investment opportunities for us. However, Assets acquired by us in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, management believes that the borrowings will benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that we are able to structure the financing on these terms, we will increase our net revenues. In addition, management believes the use of financing will increase the diversification of our portfolio by allowing us to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

As a result of existing relationships between Affiliates of our Advisor and certain financing sources, we may have the opportunity to obtain financing at more favorable interest rates than we could otherwise obtain. In connection with any financing we obtain as a result of any such relationship, we will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to us, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, we will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of ours is subject to the approval by a majority of our Board of Directors (including a majority of our Independent Directors) not otherwise interested in the transaction as fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties and not less favorable than those available from our Advisor or its Affiliates in transactions with unaffiliated third parties. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make Distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. Our aggregate borrowing, secured and unsecured, shall be reasonable in relation to our Net Assets and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $125 million; however, the line of credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 50% of our total assets. However, in accordance with our Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

LITIGATION

On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including us, the Advisor and two operators that manage certain Properties we own. The plaintiffs sought restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. We and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, we submitted a written response to the plaintiffs. In September 2004, the plaintiffs dismissed us and the Advisor from the litigation.

From time to time, we are exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of our business. Although currently exposed to such litigation, we do not believe that resolution of these matters will have a material adverse effect on our financial condition or results of operations.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

Until December 31, 2008, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional Properties, Mortgage Loans, or other Permitted Investments any proceeds of the Sale of a Property, Mortgage Loan, or other Permitted Investment that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce our outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, we plan to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce our outstanding indebtedness on the borrowings. At or prior to December 31, 2008, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of our Assets. If Listing occurs, we intend to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve our status as a REIT to reinvest in additional Properties, Mortgage Loans, Secured Equipment Leases and other Permitted Investments or to repay outstanding indebtedness. If Listing does not occur by December 31, 2008, we thereafter will undertake the orderly liquidation of the Company and the Sale of our Assets and will distribute any Net Sales Proceeds to stockholders.

In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows and federal income tax considerations. The terms of certain leases, however, may require us to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See “Business — Description of Property Leases — Right of Tenant to Purchase.” We will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or Operators. In connection with Sales of Properties by us, purchase money obligations may be taken by us as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, we will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

We do not anticipate selling any Secured Equipment Leases prior to expiration of the lease term, except in the event that we undertake orderly liquidation of our assets. In addition, we do not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) we own the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) we undertake an orderly Sale of our Assets. We will not sell any Assets if such Sale would not be consistent with our objective of qualifying as a REIT.

COMPETITION

We compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than ours, in the acquisition, leasing and financing of seniors’ housing and health care-related facilities. Further, non-profit entities are particularly suited to make investments in health care facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, facilities owned by non-profit entities are exempt from taxes on real property. Recently, competition to acquire seniors’ housing and health care-related real estate has increased due, in part, to the renewed interest in the sector from private equity sources, including foreign investors. In some cases, this competition has caused acquisition prices to increase making it more challenging for us to be competitive in the acquisition of new investments. As profitability increases for investors in health care facilities, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. We may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1 (amounts in thousands except per Share data and footnotes).

	Year Ended December 31,
	2004	2003	2002	2001	2000
Revenues	$264,541	$93,927	$16,939	$1,764	$982
Income from continuing operations	119,506	58,435	11,372	916	225
(Loss)/income from discontinued operations	(1,588)	25	—	—	—
Net income (1)	117,918	58,460	11,372	916	225
Cash flows from operating activities	139,398	60,658	16,785	2,173	1,096
Cash flows used in investing activities	(1,309,694)	(1,012,600)	(358,090)	(22,931)	(14,429)
Cash flows provided by financing activities	1,054,987	1,078,232	355,384	47,301	8,766
Cash distributions declared and paid (2)	147,156	59,784	14,379	1,507	502
Income from continuing operations per Share	0.57	0.66	0.52	0.38	0.27
Loss from discontinued operations per Share	(0.01)	—	—	—	—
Net income per Share (Basic and Diluted)	0.56	0.66	0.52	0.38	0.27
Funds from operations (3)	181,186	76,256	14,610	1,440	528
Cash distributions declared and paid per Share	0.71	0.71	0.70	0.70	0.58
Weighted average number of Shares outstanding:
(Basic and Diluted)	210,343	88,840	22,035	2,391	846

	December 31,
	2004	2003	2002	2001	2000
Real estate investment properties	$3,174,345	$1,528,497	$380,367	$35,233	$14,418
Total assets	3,369,641	1,761,899	441,765	64,447	14,689
Debt obligations	1,193,548	392,583	45,327	—	3,795
Total liabilities	1,263,923	415,958	51,970	3,537	5,485
Minority interests	2,361	—	—	—	—
Stockholders’ equity	2,103,357	1,345,941	389,795	60,910	9,204

Properties owned at end of period	222	119	37	3	1
Properties acquired during period	103	82	34	2	1

(1)	To the extent that Operating Expenses payable or reimbursable by us in any Expense Year exceed the 2%/25% Guidelines (the “Expense Cap”), the Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap. During the Expense Years ended June 30, 2001 and 2000, the Advisor reimbursed us $0.1 million and $0.2 million, respectively, in Operating Expenses. No such amounts were reimbursed in 2004, 2003 or 2002.
(2)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2004, 2003, 2002, 2001 and 2000, approximately 20%, 2%, 21%, 39%, and 55% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net income on a GAAP basis, including deductions for depreciation expense. We have not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.
(3)	Management considers funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, net income included approximately $40.6 million, $10.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts.) Management believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company’s ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company’s net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

The following is a reconciliation of net income to FFO for the years ended December 31, 2004, 2003, 2002, 2001:

	Year Ended December 31,
	2004	2003	2002	2001	2000
Net income	$117,918	$58,460	$11,372	$916	$225
Adjustments:
Depreciation of real estate assets
Continuing operations	54,262	16,354	3,068	524	303
Discontinued operations	89	13	—	—	—

Amortization of lease intangibles
Continuing operations	8,606	1,167	254	—	—
Discontinued operations	7	1	—	—	—

Amortization of deferred leasing costs
Continuing operations	32	—	—	—	—
Discontinued operations	—	—	—	—	—

Effect of unconsolidated entity	428	261	150	—	—

Effect of minority interests	(156)	—	(234)	—	—

	$181,186	$76,256	$14,610	$1,440	$528

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Our focus during 2004 was the acquisition of Properties using the proceeds received from our public offerings and loan facilities and the management of our existing portfolio of Properties. During the year ended December 31, 2004, we received gross offering proceeds of $880.3 million and invested $1.7 billion in 103 Properties, including 52 medical office buildings (“MOBs”) and 51 seniors’ housing Properties consisting primarily of assisted living and independent living facilities. We also acquired a 55% ownership interest in a development and property management company that manages 27 and is developing three of our MOBs. We obtained or assumed $690.8 million of permanent financing, drew $74.0 million under our construction loan facilities and drew $60.0 million under a term loan.

As of December 31, 2004, we held real estate assets located in 32 states consisting of (dollars in thousands):

	Number of Properties	Investment at December 31, 2004
Seniors’ housing facilities:
Operating	166	$2,594,432
Under development	3	79,997
MOBs:
Operating	49	473,501
Under development	3	26,415

	221	$3,174,345

Real estate held for sale	1	$1,578

During 2005, our primary focus will be stabilizing the operating performance of our Properties and developing and enhancing relationships with our tenants, operators, managers and lenders. In addition, we expect to continue to raise capital through equity offerings and the placement of Permanent Financing on new or unencumbered Properties, and we expect to invest these proceeds in Properties and other Permitted Investments.

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors’ housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of December 31, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other Permitted Investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications.

Common Stock Offerings

Upon formation in December 1997, we received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. Since our inception through December 31, 2004, we have made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
This offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes Distribution Reinvestment Plan Shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in this offering.
(b)	Includes Distribution Reinvestment Plan Shares of five in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in this offering.

In July 2004, at our 2004 annual meeting, the stockholders approved a resolution to amend our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion.

The price per Share of all of our equity offerings has been $10 per Share. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses have not and will not exceed 13% of gross proceeds.

As of December 31, 2004, net proceeds from our offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $2.1 billion. We have used net offering proceeds, proceeds from permanent and construction financing and advances from our revolving line of credit to invest in 222 Properties located in 32 states.

During the period January 1, 2005 through February 28, 2005, we received additional net offering proceeds of approximately $35.9 million, proceeds from new Permanent Financing of $143.7 million, incurred Acquisition Fees and costs of approximately $7.2 million, including $5.5 million related to Acquisition fees on the new Permanent Financing. We also used $81.7 million in connection with the acquisition of three MOBs, one seniors’ housing facility and a parcel of land which we will hold for sale.

The number of Properties to be acquired and Mortgage Loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties. During 2005, we expect to have access to capital through this offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities.

Under our Amended and Restated Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as a Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to us for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, we may, at our option, redeem the Shares for cash, subject to certain conditions and limitations. Redemptions are limited to the extent sufficient funds are available, however, at no time during any 12-month period may the number of Shares we redeem exceed 5% of the number of Shares of our outstanding Common Stock at the beginning of the 12-month period. The full amount of proceeds from our Distribution Reinvestment Plan is available for redemptions. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our Common Stock for redemptions. In the second quarter of 2004, we amended our redemption plan to change our redemption price from $9.20 per Share to $9.50 per Share. During the years ended December 31, 2004, 2003 and 2002, 685,396 Shares, 131,781 Shares and 37,306 Shares, respectively, were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively.

Property Acquisitions

At December 31, 2004, our investment portfolio consisted of 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion compared to 119 Properties located in 27 states with an aggregate investment amount of approximately $1.5 billion at December 31, 2003. During the year ended December 31, 2004, we invested $1.7 billion in 103 Properties. The Properties acquired were 51 seniors’ housing Properties, consisting primarily of assisted living and independent living facilities, including three facilities in various stages of development, and 52 MOBs containing approximately 2.6 million square feet, including two parcels of land on which MOBs are being constructed. With the exception of one seniors’ housing Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors’ housing Properties and shorter-term, gross or triple-net lease agreements relating to the MOBs.

Of the Properties acquired during the year ended December 31, 2004, 101 Properties are subject to operating leases. Operating leases related to seniors’ housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for five to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors’ housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to MOBs include both triple-net and gross basis leases and have initial terms of five to 15 years, provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the MOB operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

Twenty of the MOBs acquired during 2004 are subject to ground leases with initial terms ranging from 41 to 80 years, and 16 of the ground leases contain renewal options for terms of 30 to 50 years.

During the year ended December 31, 2004, we also acquired two parcels of land through direct financing transactions and entered into 10-year lease agreements relating to the Properties. Each lease contains a bargain purchase option that may be exercised by the tenant at the beginning of the fifth lease year. Minimum lease payments related to the direct financing leases are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

In accordance with SFAS 141, we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the years ended December 31, 2004 and 2003, we allocated $69.6 million and $31.6 million, respectively, of acquired real estate value to in-place lease origination costs and customer relationships, which are amortized over the remaining terms of the leases acquired with each Property. In addition, for the year ended December 31, 2004, we allocated $8.5 million to an intangible lease asset related to above market lease values and $4.5 million to an intangible lease liability related to below market lease values. These components are amortized to rental income from operating leases over the remaining terms of the leases acquired with each Property.

During the year ended December 31, 2004, three Properties that were under construction at December 31, 2003, and three Properties that were under construction when acquired in March 2004, commenced operations.

At December 31, 2004, our restricted cash balance included $2.0 million being held in escrow to fund the acquisition of Properties that we had entered into initial commitments to acquire. In January and February 2005, we used the entire escrowed amount to acquire three MOBs and a parcel of vacant land.

Other Investments

On May 30, 2002, we acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which our Advisor and its Affiliates lease office space. Our equity investment in the partnership was $300,000. Our share in the limited partnership’s distributions is equivalent to our equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, we have has severally guaranteed our 16.67% share of a $15.5 million unsecured promissory note of the limited partnership. At December 31, 2004, the note had an outstanding balance of $14.2 million.

In August 2004, we acquired a 55% interest in DASCO for $6.0 million including closing costs. We allocated $5.8 million to goodwill which represents the excess of the purchase price paid plus closing costs over the fair market value of the tangible assets (office furniture and equipment) acquired in the business acquisition. The purchase of the 55% interest in DASCO has provided and may continue to provide opportunities for us to participate in new medical office development and acquisition opportunities as well as enter the business of managing MOBs. DASCO operated 27 and is developing three of our MOBs at December 31, 2004.

Investments Subsequent to December 31, 2004 and Pending Investments

In January and February 2005, we acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or being developed by DASCO. In February 2005, we also acquired a seniors’ housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which we intend to hold for sale. The seniors’ housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the seniors’ housing facility, we borrowed $30 million in new Permanent Financing. We used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

As of February 28, 2005, we had commitments to acquire 17 seniors’ housing facilities for $139 million and three MOBs for $24.8 million, including $9.0 million for a Property to be constructed, subject to the fulfillment of certain conditions. It is expected that the seniors’ housing facilities, consisting primarily of independent and assisted living units, will be leased to and managed by Encore Senior Living. Two of the MOBs contain an aggregate of 108,000 square feet and are leased to various third-party physicians and health care providers. The remaining MOB is to be constructed, and we expect to obtain construction funding or use our revolving line of credit to fund construction costs. The MOBs are expected to be managed by DASCO.

Borrowings

Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased to $125.0 million. Eleven Properties with an aggregate real estate value of $121.6 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (4.84% at December 31, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of December 31, 2004, we had an outstanding balance of $20.0 million on the line of credit, which matures in September 2005. We are able to extend the September 2005 maturity date for an additional six month period with comparable terms as permitted under the loan agreement.

Term Loan. On December 30, 2004, we borrowed $60.0 million on a 14-day term loan to purchase Properties for which Permanent Financing was obtained in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

As of May 1, 2004, we elected to terminate a $50.0 million unused credit facility which we had entered into in September 2003.

Permanent Financing. During the year ended December 31, 2004, we obtained $690.8 million in Permanent Financing by assuming existing debt on various Properties acquired and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of December 31, 2004, our aggregate Permanent Financing was $937.6 million and was collateralized by Properties with an aggregate net book value of $1.8 billion. We have approximately $118.2 million in principal amortization due in 2005. Several loans that mature in 2005 contain extension options that we expect to exercise. We also expect to refinance certain loans and, to a lesser extent, use offering proceeds to repay the maturing loans.

Approximately 46% of our mortgage notes payable at December 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in “Market Risk” below. Fixed interest rates range from 4.91% to 8.42% with a weighted average rate of 6.18%. Certain fixed rate loans we assumed contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

During the year ended December 31, 2004, we incurred $10.1 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

The table below summarizes Permanent Financing that we obtained during the year ended December 31, 2004 (dollars in thousands):

Funded or Assumed	Amount	Maturity Date	Interest Rate
Fixed Rate Debt:
January - December 2004	$130,000	January 2009	5.79%
January 2004	74,645	February 2011	5.96%
February 2004	33,139	May 2010	8.17%
April 2004	84,247	August 2008 – February 2013	5.09	% - 8.35%
August 2004	6,361	July 2010 – September 2011	7.21	% - 8.42%
November 2004 (1)	10,561	July 2007	4.91%

	338,953

Funded or Assumed	Amount	Maturity Date	Interest Rate
Variable Rate Debt:
February 2004	48,740	June 2008	30-day LIBOR plus 3.70%; 5.95% floor
February 2004	192,680	October 2005 – April 2008	Fannie Mae Discount MBS rate plus .90% to 1.04%
March 2004	20,400	March 2007	30-day commercial paper rate plus 3.15%
December 2004	90,000	January 2010	Freddie Mac Reference Bill Index plus 1.12%

	351,820

	$690,773

(1)	The stated interest rate of 7.42% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.8 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, we recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Construction Financing. During the year ended December 31, 2004, we drew $74.0 million under our construction loan facilities related to Properties under various stages of development. Total construction loans outstanding at December 31, 2004, were $81.5 million, and total liquidity remaining was $63.9 million. The loans are variable interest rate loans and mature from November 2006 to July 2009. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the year ended December 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $12.1 million, and used the proceeds from the new bonds to retire $7.7 million of the existing bonds. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$118,160	$129,626	$414,799	$275,004	$937,589
Revolving line of credit	20,000	—	—	—	20,000
Term loan	60,000	—	—	—	60,000
Bonds payable (1)	—	—	—	94,451	94,451
Construction loans payable	—	79,486	2,022	—	81,508
Ground leases	320	765	771	19,225	21,081
Security deposits and rent support	—	—	—	26,253	26,253

	$198,480	$209,877	$417,592	$414,933	$1,240,882

(1)	It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties (3)	78,003	3,152	—	—	81,155
Pending investments (4)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the unsecured promissory note had an outstanding balance of $14.2 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, we may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and are not included in the table above.
(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.
(4)	As of December 31, 2004, we had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

Market Risk

Approximately 46% of our mortgage notes payable and all of our construction loans payable at December 31, 2004 were subject to variable interest rates, therefore, we are exposed to market changes in interest rates. At December 31, 2004, a hypothetical 100 basis point increase in the US Treasury and LIBOR rates would have resulted in additional interest costs of approximately $5.1 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at December 31, 2004.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially and offering proceeds be available. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

Following is a summary of our Permanent Financing, construction loans, line of credit and term loan obligations at December 31, 2004 (in thousands):

	Expected Maturities
	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value
Fixed Rate Debt:	$—	$—	$10,543	$82,194	$143,875	$269,722	$506,334	$507,058
Average Interest Rate	—	—	7.42%	6.98%	6.02%	6.07%	6.23%	6.18%

Variable Rate Debt:	190,445	92,079	86,877	130,617	2,021	90,000	592,039
Average Interest Rate	4.24%	4.79%	6.04%	4.63%	4.17%	3.39%	4.55%

Cash and Cash Equivalents

Until Properties are acquired or developed or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financing. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At December 31, 2004, we had $51.8 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The decrease was primarily attributable to the cash used to purchase 103 Properties, offset by offering proceeds received from the sale of Shares of Common Stock and placement of Permanent Financing during the year ended December 31, 2004.

Accounts and Other Receivables

Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $20.5 million as of December 31, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $21.8 million at December 31, 2004, offset by a $3.9 million reserve for doubtful accounts. Past due amounts aggregated $10.7 million at December 31, 2004. We have experienced delays in receiving current rent amounts due on certain seniors’ housing facilities as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the net operating income generated from the seniors’ housing facilities to fund rent obligations under their leases. Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in the upcoming year. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations in future periods.

Loan Costs

Net loan costs increased from $7.4 million at December 31, 2003 to $12.6 million at December 31, 2004, as a result of us borrowing or assuming $690.8 million in mortgage loans. Loan costs of $1.1 million were written off due to the early termination of debt. Loan cost amortization was $5.1 million and $1.4 million for the years ended December 31, 2004 and 2003, respectively.

Distributions

During the years ended December 31, 2004, 2003 and 2002, we generated cash from operations of $139.4 million, $60.7 million and $16.8 million, respectively, which included the draw on operator rent guarantees of $21.6 million, $5.6 million and $2.9 million, respectively, and unrestricted security deposits received from tenants of $8.7 million, $3.1 million and $3.5 million, respectively. We declared and paid Distributions to our stockholders of $147.1 million, $59.8 million and $14.4 million during the years ended December 31, 2004, 2003 and 2002, respectively. In addition, on January 1, February 1 and March 1, 2005, we declared Distributions to stockholders of record on those dates of $0.0592 per Share of Common Stock (aggregating $42.9 million) which are payable by March 31, 2005.

During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the year ended December 31, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses, as described above under “Accounts and Other Receivables.” In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, large cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during 2005, and may borrow funds from the revolving line of credit to make Distributions to stockholders.

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003 and 2002, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans and other Permitted Investments, and the scheduled maturities of Permanent Financings with proceeds from our offerings, advances under our revolving line of credit and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized debt financing or equity financing.

Seniors’ housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, these tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. The MOBs are leased on either a triple-net or gross basis. With respect to the gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreements.

RESULTS OF OPERATIONS

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003

Net income for the year ended December 31, 2004 totaled $117.9 million or $0.56 per Share of Common Stock, as compared to net income of $58.5 million or $0.66 per Share of Common Stock for 2003. The increase in net income is primarily due to an increase in rental income from the Properties that we acquired during the latter part of 2003 and in 2004 offset by increases in interest expense and loan cost amortization as a result of an increase in our average outstanding debt, provisions for accounts receivable reserves and an impairment charge related to the proposed sale of a seniors’ housing facility. These changes are discussed in further detail below. Although net income increased significantly for the year ended December 31, 2004, it decreased on a per Share basis primarily due to a larger average accumulated amount of cash during 2004. This cash was invested in short-term, highly liquid investments that earned a lower return than if the cash had been invested in Properties.

Revenues

At December 31, 2004, we owned 222 Properties, including 103 Properties that were acquired in 2004, compared to owning 119 Properties at December 31, 2003. As a result of the increase in the number and value of owned Properties, we earned rental and earned income from our leases of $255.0 million, including $40.6 million as a result of straight-lining rent increases throughout the lease terms, for the year ended December 31, 2004, compared to $91.3 million, including $10.4 million of straight-line rent revenue, for the year ended December 31, 2003. We also earned $4.7 million and $2.6 million in FF&E Reserve income during the years ended December 31, 2004 and 2003, respectively. Because 103 Properties were owned for only a portion of 2004 and we expect to acquire additional Properties during 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2004 and 2003, rental income included draws on operator rent guarantees of $21.6 million and $5.6 million, respectively. To mitigate credit risk, certain seniors’ housing leases are combined into portfolios that contain cross-default and pooling terms. In addition, as of December 31, 2004, we held $26.3 million in security deposits and rent support related to certain Properties. We also have limited guarantees from certain tenants and operators that aggregate $10.7 million as of December 31, 2004, related to 12 of our Properties.

In connection with three and 19 of our Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving certain specified performance thresholds. Based on our review of the 2005 projected, pooled net operating cash flow generated from these Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We identified one Property within the 22-Property portfolio that we determined would be held for sale. In conjunction with this decision, we recognized a $1.9 million impairment loss. We are working with the tenant and operator of the 22-Property portfolio to implement a plan to enhance cash flow generated from the Properties. Failure of these Properties to enhance cash flow from operations may result in the non-payment of a portion of our rent, after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts beginning in the third quarter of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five seniors’ housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant’s rent obligations related to three additional seniors’ housing facilities for which construction was completed in 2004, until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

There are six seniors’ housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility’s management to another operator, lease restructure and sale. If it is determined that any of these Properties should be sold, we may incur impairment losses. In addition, the failure of these Properties to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts in 2005.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

We recorded $4.7 million in tenant expense reimbursement revenue, representing contractual recoveries from tenants of 42% of our MOB operating expenses.

During the years ended December 31, 2004 and 2003, we also earned $3.0 million and $1.6 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase in interest income is due to an increase in the average amount invested in short-term investments during the year ended December 31, 2004, as compared to the year ended December 31, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

During the year ended December 31, 2004, interest and other income also included $1.5 million in development, marketing and property management fees.

Expenses

Interest and loan cost amortization expense was $42.8 million and $9.6 million for the years ended December 31, 2004 and 2003, respectively. The increase was a result of our increasing the average amount of debt outstanding from $151.4 million for the year ended December 31, 2003, to $722.2 million for the year ended December 31, 2004. The weighted average interest rate was approximately 5.1% for the year ended December 31, 2004 and 5.8% for the year ended December 31, 2003. In addition, we wrote off $1.1 million in loan costs during the year ended December 31, 2004, as a result of the early extinguishment of debt and capitalized $0.7 million in interest to Properties under development during 2004.

General and administrative expenses and Asset Management Fees were $27.3 million and $9.9 million for the years ended December 31, 2004 and 2003, respectively, representing 10.7% and 10.8% of net revenues, respectively. The increase in expenses is directly related to the increased number and value of Properties owned as well as the general and administrative expenses related to DASCO. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, expenses as a percentage of net revenues are expected to decrease.

Total property-related operating expenses for the years ended December 31, 2004 and 2003, were $12.9 million and $136,000, respectively. The increase was primarily due to the acquisition of the MOBs in the second and third quarters of 2004, where we are generally responsible for property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to MOBs were $11.2 million for the year ended December 31, 2004. Property expenses related to seniors’ housing facilities increased proportionately to the increase in the number of seniors’ housing facilities owned during the year ended December 31, 2004.

During the year ended December 31, 2004, we recognized a provision for loss of $3.9 million related to doubtful accounts receivable as discussed in the “Accounts and Other Receivables” section above.

In November 2004, we determined that one of our seniors’ housing facilities would be held for sale. In conjunction with this decision, we recognized a loss from discontinued operations of $1.6 million for the year ended December 31, 2004, representing $0.3 million in net operating income, offset by a $1.9 million impairment loss for the write-down of the Property to its estimated fair value less selling costs. To conform with the December 31, 2004 presentation, $25,000 in net operating income was reclassified to income from discontinued operations for the year ended December 31, 2003.

Depreciation and amortization expense was $63.0 million for the year ended December 31, 2004, compared to $17.6 million for the year ended December 31, 2003, as a result of our owning 96 additional operating Properties subject to operating leases during 2004.

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Net income for the year ended December 31, 2003 totaled $58.5 million or $0.66 per Share of Common Stock. This compares to net income of $11.4 million or $0.52 per Share of Common Stock in 2002. The increase in net income and net income per Share was the result of the various factors described below.

For the years ended December 31, 2003 and 2002, we earned $91.3 million and $16.8 million, respectively, in rental income from our Properties under operating leases and earned income from our Properties subject to direct financing leases. We also earned $2.6 million and $0.2 million in FF&E Reserve income during the years ended December 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to our owning 118 Properties subject to lease agreements during the year ended December 31, 2003, as compared to 36 Properties during the year ended December 31, 2002. Since 82 Properties were owned for only a portion of 2003 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2003 and 2002, we also earned $1.6 million and $1.9 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the year ended December 31, 2003, as compared to the year ended December 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the years ended December 31, 2003 and 2002, was $0.1 million and $0.2 million, respectively, in interest income related to accounts and other receivables.

Operating expenses, excluding depreciation expense, were $10.0 million and $2.2 million for the years ended December 31, 2003 and 2002, respectively (10.5% and 11.6%, respectively, of total revenues). The increase in operating expenses for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was the result of incurring Asset Management Fees and general and administrative expenses relating to our acquiring 82 additional Properties during 2003. Interest and loan amortization expense increased from $1.5 million for the year ended December 31, 2002 to $9.6 million for the year ended December 31, 2003, as a result of increasing the average amount of debt outstanding during 2003, offset partially by a decrease in interest rates. Depreciation and amortization increased from $3.3 million for the year ended December 31, 2002 to $17.6 million for the year ended December 31, 2003, as a result of our acquiring 82 additional Properties during 2003. The dollar amount of operating expenses is expected to increase as we acquire additional Properties, invest in Mortgage Loans, obtain Permanent Financing and draw funds on our revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

OTHER

Inflation and Trends

Our seniors’ housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in MOBs, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors’ housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today’s baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004, the seniors’ housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant’s and operator’s ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition Fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737
Asset Management Fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition Expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds under this offering and loan proceeds from Permanent Financing (4.5% under the Prior Offerings gross offering proceeds and loan proceeds), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases.

If we List , the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual Stockholders 8% Return on Invested Capital.

(2)	Monthly Asset Management Fee of 0.05% of our Real Estate Asset Value, as defined in the Advisory Agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) Selling Commissions of 6.5% of gross proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, we incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling Commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10 to the Notes to the Consolidated Financial Statements included in the Financial Information commencing on page F-1. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, we also paid CCM a $0.2 million finder’s fee related to the acquisition of two Properties.

We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the years ended December 31, 2004 and 2003, we received $0.2 million and $0.1 million, respectively, in distributions from the partnership.

On September 1, 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA tenants to the remaining members of the limited liability company. The HRA Tenants contributed 30% and 35% of our total revenues for the years ended December 31, 2004 and 2003, respectively.

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, “Business Combinations.” For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset’s estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants’ operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

REIT Qualification

We made an election under Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect our net income. However, we believe that we are organized and have operated in such a manner as to qualify for treatment as a REIT since our formation in 1997 and specifically for the years ended December 31, 2004, 2003 and 2002. In addition, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Statement Regarding Forward Looking Information

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as “believe,” “intend,” “expect” and “may.” Although we believe that the expectations reflected in such forward looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

MANAGEMENT

GENERAL

We will operate under the direction of our Board of Directors, the members of which are accountable to us as fiduciaries. As required by applicable regulations, a majority of our Independent Directors and a majority of our Directors have reviewed and ratified our Articles of Incorporation and have adopted our Bylaws.

We currently have five Directors; we may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

Our Board of Directors is responsible for the management and control of the affairs of the Company; however, our Board of Directors has retained our Advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our Board of Directors.

Our Directors are not required to devote all of their time to us and are only required to devote such of their time to our affairs as their duties require. Our Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that our Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, our Directors will rely heavily on our Advisor. In this regard, our Advisor, in addition to our Directors, has a fiduciary duty to us.

Our Directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of our stockholders and are fulfilled. Until modified by the Directors, we will follow the policies on investments set forth in this Prospectus. See “Investment Objectives and Policies.”

Our Independent Directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of our Board of Directors. In addition, a majority of our Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with our Advisor or its Affiliates. Our Board of Directors also will be responsible for reviewing and evaluating the performance of our Advisor before entering into or renewing an advisory agreement. Our Independent Directors shall determine from time to time and at least annually that compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our Advisor and the compensation paid to it by us to determine that the provisions of our Advisory Agreement are being carried out. Specifically, our Independent Directors will consider factors such as the amount of the fee paid to our Advisor in relation to the size, composition and performance of our investments, the success of our Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by our Advisor and its Affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by our Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by our Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of our Board of Directors. Our Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

The liability of our officers and Directors while serving in such capacity is limited in accordance with our Articles of Incorporation and applicable law. See “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification.”

DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and executive officers are listed below:

Name	Age	Position with the Company
James M. Seneff, Jr.	58	Director and Chairman of the Board
Robert A. Bourne	57	Director, Vice Chairman of the Board and Treasurer
David W. Dunbar	52	Independent Director
James W. Duncan, Jr.	52	Independent Director
Edward A. Moses	62	Independent Director
Thomas J. Hutchison III	63	Chief Executive Officer and President
Phillip M. Anderson, Jr.	45	Chief Operating Officer and Executive Vice President
Clark Hettinga	40	Chief Financial Officer and Senior Vice President
Stuart J. Beebe	46	Executive Vice President of Acquisitions & Finance
Kimberly P. Ross	36	Secretary

James M. Seneff, Jr. Director and Chairman of the Board. Mr. Seneff also is a director and Chairman of the Board of CNL Retirement Corp., our Advisor. Mr. Seneff served as our Chief Executive Officer from inception through February 14, 2003 and he served as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL’s formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL

Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established as acquired have more than $18 billion in assets, representing interests in over 5,200 properties in 50 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hotels & Resorts, Inc. a public, unlisted real estate investment trusts, and serves as a director, Chairman of the Board and Co-Chief Executive Officer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Seneff serves as a director and Chairman of the Board of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and CNL Income Corp., its advisor. Mr. Seneff has served as a director since 1994 and Chairman since 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, as well as serving as its Chief Executive Officer from 1994 through February 2004. In addition, he served as a director and Chairman of the Board from inception in 1994 through February 25, 2005, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Seneff serves as Chairman of the Board of Trustreet Properties, inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida’s principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., our Advisor. Mr. Bourne served as the President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director and Vice Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Bourne served as President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. from 1997 to June 2002, served as a director of CNL Hotels & Resorts, Inc. from 1996 to February 2003, and served as President of CNL Hotel Investors, Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank. Mr. Bourne serves as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and CNL Income Corp., its advisor. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne served as a director from inception in 1994 through February 25, 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board from February 1999 through February 25, 2005, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Bourne serves as a director of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL’s real estate and capital markets activities including the investment of over $4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also vice chairman of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as a member of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in Pinellas County, Florida. He is a former member of the board of directors of North Bay Hospital, a 122-bed facility and a former member of the board of directors of Morton Plant Mease Hospital Foundation. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar previously served as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida’s campaign finance laws. In addition, from 1990 to 2000, Mr. Dunbar served as the Governor’s appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

James W. Duncan, Jr. Independent Director. Mr. Duncan is the president of Navtrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

Thomas J. Hutchison III. Chief Executive Officer and President. Mr. Hutchison also serves as Chief Executive Officer, President and a director of CNL Retirement Corp., our Advisor. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of the Company and the Advisor. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as a director and Chief Executive Officer of CNL Hotels & Resorts, Inc., co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor, and President of CNL Capital Corp. He also serves as President of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hotels & Resorts, Inc. Mr. Hutchison served as President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. from 2002 through March 2003. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. He served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison also serves as Chief Executive Officer of CNL Income Properties, Inc., a public, unlisted real estate investment trust, and serves as a director and Chief Executive Officer of CNL Income Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and financial services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock’s nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison is currently a member of The Real Estate Roundtable and the Industry Real Estate Financing Advisory Council. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson also currently serves as the Chief Operating Officer and Executive Vice President of CNL Retirement Corp., our Advisor, and Chief Operating Officer of CNL Retirement Development Corp. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL’s interest in the health care industry investments, including acquisitions, development, project analysis and due diligence. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt (“Classic”) is affiliated with Hyatt Hotels and Chicago’s Pritzker family. Classic acquires, develops, owns and operates seniors’ housing, assisted living, skilled nursing and Alzheimer’s facilities throughout the United States. Mr. Anderson’s responsibilities grew from overseeing construction of Classic’s first properties to acquiring and developing new properties. Mr. Anderson also served on Classic’s Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

Clark Hettinga. Chief Financial Officer and Senior Vice President. Mr. Hettinga also serves as Chief Financial Officer and Senior Vice President of CNL Retirement Corp., our Advisor. Mr. Hettinga is responsible for the accounting, financial reporting, finance, internal audit and information systems aspects of the Company and the Advisor. Prior to joining the Company and the Advisor in March 2004, Mr. Hettinga served as the executive vice president and chief financial officer for EdenCare Senior Living Services, LP. from 1998 to 2004. During Mr. Hettinga’s tenure, EdenCare grew to be one of the largest seniors housing owner/operators in the southeastern United States. In November 2003, the Company acquired 25 properties from EdenCare. Mr. Hettinga also served as the chief accounting officer for Physician Health Corporation, a start-up physician practice management company as well as has served as vice president and controller for GranCare, Inc., a NYSE listed health care company. Mr. Hettinga started his career as an auditor for Ernst & Young. Mr. Hettinga holds a BBA in Accounting and Finance from the University of Wisconsin – Milwaukee and is a Certified Public Accountant in the state of Wisconsin. In addition, he is a member of the American Institute of Certified Public Accountants.

Stuart J. Beebe. Executive Vice President of Acquisitions & Finance. Mr. Beebe also serves as Executive Vice President of Acquisitions & Finance of CNL Retirement Corp., our Advisor. Mr. Beebe is responsible for negotiating acquisitions, including the related financing and business development for the Company and the Advisor. He also works closely with other senior management in the development and execution of the Company’s and the Advisor’s business strategy. Mr. Beebe served as Chief Financial Officer of the Company and the Advisor from July 2002 through December 2004. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln’s Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts®, the National Association of Industrial Office Properties and the Urban Land Institute.

Kimberly P. Ross. Secretary. Ms. Ross also serves as Vice President and Controller of CNL Retirement Corp., our Advisor. Prior to joining CNL Retirement Corp., Ms. Ross was the director of accounting for CNL Corporate Properties, Inc., where she was responsible for overseeing all accounting functions including financial reporting and budgeting, cash flow forecasting, job cost reporting for construction projects and assistance with annual audits and tax returns. Before joining CNL in September 1997, Ms. Ross was a senior accountant for Lincoln Property Company and was responsible for day-to-day accounting activity for commercial, industrial and retail real estate projects. She was previously a supervising senior/staff accountant at KPMG, L.L.P., where she performed audit fieldwork for a variety of industries, including health care, financial, not-for-profit and government. Ms. Ross holds a B.S. in Accounting from Florida State University and is a Certified Public Accountant in the state of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

INDEPENDENT DIRECTORS

Under our Articles of Incorporation, a majority of our Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. Our Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of our Advisor or its Affiliates, or serve as a director of more than three REITs advised by our Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for us.

COMMITTEES OF THE BOARD OF DIRECTORS

We have a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of our independent accountants. Our Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

At such time, as necessary, we will form a Compensation Committee, the members of which will be selected by our full Board of Directors each year.

At least a majority of the members of each committee of our Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Each Director is entitled to receive $12,000 annually for serving on our Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with our independent accountants as a representative of the Audit Committee. We will not pay any compensation to our officers and Directors who also serve as officers and directors of our Advisor.

MANAGEMENT COMPENSATION

For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by us to the Advisor, Managing Dealer, and their Affiliates, see “Management Compensation.”

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. We originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to us and the stockholders.

The directors and executive officers of the Advisor are as follows:

James M. Seneff, Jr.	Chairman of the Board and Director

Robert A. Bourne	Vice Chairman of the Board, Treasurer and Director

Thomas J. Hutchison III	Chief Executive Officer, President and Director

Phillip M. Anderson, Jr.	Chief Operating Officer and Executive Vice President

Clark Hettinga	Chief Financial Officer and Senior Vice President

Stuart J. Beebe	Executive Vice President of Acquisitions & Finance

Tracy G. Schmidt	Secretary

With the exception of Tracy G. Schmidt, the backgrounds of these individuals are described above under “Management — Directors and Executive Officers.”

Tracy G. Schmidt, age 47, serves as Secretary of CNL Retirement Corp., our Advisor. Mr. Schmidt also serves as Secretary of CNL Income Corp., the advisor to CNL Income Properties, Inc., a public, unlisted real estate investment trust. Since 2004, Mr. Schmidt has served as Chief Financial Officer of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company. Prior to joining CNL Holdings, Inc., Mr. Schmidt was senior vice president and chief financial officer for Federal Express Corporation (“FedEx Express”), a worldwide express transportation company, from 1998 to 2004. While at FedEx Express, he was responsible for worldwide financial planning, capital allocations, treasury, accounting, reporting, tax, audits, strategic sourcing, IT business systems and revenue operations with 2,000 people to support a complex global business environment of operations in 210 countries and territories and 140,000 employees. Prior to that, Mr. Schmidt was senior vice president, general manager, Air Ground Terminals and Transportation Division for FedEx Express from 1994 to 1998, and from 1980 to 1994 held various financial management responsibilities at FedEx Express. Mr. Schmidt serves as a director of CNL Bancshares, Inc., Love Worth Finding Ministries, Stephen Olford Ministries International and ServiceU Corporation. Mr. Schmidt is a graduate of Christian Brothers University in Memphis, Tennessee and holds a B.A. in Business Administration and Accounting. He became a Certified Public Accountant in Tennessee in 1980.

Management anticipates that any transaction by which we would become self-advised would be submitted to the stockholders for approval.

Our Advisor currently owns 20,000 Shares of Common Stock (the “Initial Investment”). Our Advisor may not sell its Initial Investment while the Advisory Agreement is in effect, although our Advisor may transfer its Initial Investment to Affiliates. Neither our Advisor, a Director, or any Affiliate may vote or consent on matters submitted to our stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which our Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

Under the terms of the Advisory Agreement, our Advisor has responsibility for our day-to-day operations, administers our bookkeeping and accounting functions, serves as our consultant in connection with policy decisions to be made by the Board of Directors, manages our Properties and Mortgage Loans, administers our Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. Our Advisor is subject to the supervision of our Board of Directors and has only such functions as are delegated to it.

We will reimburse our Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by our Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

We shall not reimburse our Advisor at the end of any fiscal quarter for Operating Expenses that, in any Expense Year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will not reimburse our Advisor or its Affiliates for services for which our Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

Pursuant to the Advisory Agreement, our Advisor is entitled to receive fees and reimbursements, as listed in “Management Compensation.” The Subordinated Incentive Fee payable to our Advisor under certain circumstances if Listing occurs may be paid, at our option, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) our market value, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the “Market Value”), plus the total Distributions paid to stockholders from our inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to our Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of our Assets. In the event the Subordinated Incentive Fee is paid to our Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to our Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to our Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

The total of all Acquisition Fees and any Acquisition Expenses payable to our Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of our Board of Directors, including a majority of our Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

If our Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by our Advisor and our Independent Directors.

Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, we and will negotiate in good faith with our Advisor a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of our Independent Directors. In negotiating a new fee structure, our Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of our portfolio; (ii) the success of our Advisor in generating opportunities that meet our investment objectives; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by our Advisor and its Affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business; (v) the quality and extent of service and advice furnished by our Advisor; (vi) the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of our Property, Mortgage Loan and Secured Equipment Lease portfolio in relationship to the investments generated by our Advisor for its own account. Our Board of Directors, including a majority of our Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to our Advisor than the current fee structure.

The Advisory Agreement, which we entered into with the unanimous approval of our Board of Directors, including our Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on May 3, 2005. As the expiration date of the current Advisory Agreement approaches, the Board of Directors will evaluate the performance of the Advisor and the terms of the agreement to determine what action to take, which may include: (i) the renewal of the agreement under substantially the same terms as the current Advisory Agreement; (ii) the execution of a new Advisory Agreement under re-negotiated terms; or (iii) termination of the agreement. In the event that a new Advisor is retained, the previous Advisor will cooperate with us and our Directors in effecting an orderly transition of the advisory functions. Our Board of Directors (including a majority of our Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our Independent Directors or a majority of the directors of the Advisor, as the case may be), upon 60 days’ prior written notice. At that time, our Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of our Board of Directors, including a majority of our Independent Directors, when compared to (a) the performance of our Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of our assets on the Termination Date, less the amount of all indebtedness secured by our assets, plus the total Distributions made to stockholders from our inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the Termination Date. Our Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to our Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of our Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to us. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between us and the Advisor. Our Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and our Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

Our Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by our Independent Directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights, and obligations.

Our Advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of our Board of Directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify our Advisor with respect to acts or omissions of our Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to our Advisor may be made only out of our net assets and not from our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Managing Dealer was entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in our Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. For the year ended December 31, 2004, we incurred approximately $61.8 million of such fees in connection with the 2003 Offering and this offering, the majority of which was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2005 through February 28, 2005, we incurred approximately $2.8 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from our Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. For the year ended December 31, 2004, we incurred approximately $6.6 million of such fees in connection with the 2003 Offering and this offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2005 through February 28, 2005, we incurred approximately $0.9 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. During the year ended December 31, 2004, we incurred approximately $0.3 million of such fees.

In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned. For the year ended December 31, 2004, we incurred approximately $38.3 million of such fees in connection with the 2003 Offering and this offering. In addition, during the period January 1, 2005 through February 28, 2005, we incurred approximately $1.7 million of such fees in connection with this offering. For the year ended December 31, 2004, we incurred Acquisition Fees totaling approximately $30.0 million as a result of Permanent Financing used to acquire the certain Properties. Additionally, for the period January 1, 2005 through February 28, 2005, we incurred Acquisition Fees totaling approximately $5.5 million as a result of Permanent Financing used to acquire certain Properties.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2004, we incurred approximately $13.0 million of such fees.

We incur operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended December 31, 2004, our Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide various administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2004, we incurred approximately $4.6 million for these services, approximately $0.3 million represented acquisition-related costs and approximately $4.3 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

During the year ended December 31, 2004, Affiliates of the Advisor incurred on behalf of the Company $18.3 million for certain Offering Expenses.

We maintain bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are majority stockholders. The amount deposited with this bank at December 31, 2004 was approximately $22.9 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 10 to the Notes to the Consolidated Financial Statements commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred costs as of December 31, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under this loan and the $23.5 million commercial paper loan also described in Note 10 to the Notes to the Consolidated Financial Statements commencing on page F-1 include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the year ended December 31, 2004, $0.1 million was paid to CCM related to these services.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. During the year ended December 31, 2004, the partnership distributed $0.2 million to the Company. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor.

On September 1, 2004, the Advisor’s parent company sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 30% of total revenues for the year ended December 31, 2004.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a hospital that leases office space in one of our medical office buildings that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of our total revenues.

PRIOR PERFORMANCE INFORMATION

The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties, hotel properties and retail properties at resort villages and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

Two of our Directors, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of three unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that we will not be audited. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, served as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties until February 25, 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. Messrs. Seneff and Bourne also currently serve as directors of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Mr. Seneff currently serves as a director and Mr. Bourne serves as a director and officer of CNL Income Properties, Inc., an unlisted public REIT organized to invest in properties to be leased on a triple-net basis to tenants or operators who are significant industry leaders. The unlisted public REITs have investment objectives similar to ours. As of December 31, 2004, the 18 partnerships and the three unlisted REITs had raised a total of approximately $4.7 billion from a total of approximately 186,000 investors, had purchased, directly or indirectly, approximately 2,300 fast-food, family-style and casual-dining restaurant properties, 132 hotel properties and retail properties at seven resort villages. None of the 18 public partnerships or the three unlisted public REITs has invested in retirement properties. Certain information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

Name of Entity	Maximum Offering Amount (1)	Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment (2)
CNL Income Fund, Ltd.	$15,000,000 (30,000 units)	December 31, 1986	30,000	December 1986

CNL Income Fund II, Ltd.	$25,000,000 (50,000 units)	August 21, 1987	50,000	November 1987

CNL Income Fund III, Ltd.	$25,000,000 (50,000 units)	April 29, 1988	50,000	June 1988

CNL Income Fund IV, Ltd.	$30,000,000 (60,000 units)	December 6, 1988	60,000	February 1989

CNL Income Fund V, Ltd.	$25,000,000 (50,000 units)	June 7, 1989	50,000	December 1989

Name of Entity	Maximum Offering Amount (1)	Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment (2)
CNL Income Fund VI, Ltd.	$35,000,000 (70,000 units)	January 19, 1990	70,000	May 1990

CNL Income Fund VII, Ltd.	$30,000,000 (30,000,000 units)	August 1, 1990	30,000,000	January 1991

CNL Income Fund VIII, Ltd.	$35,000,000 (35,000,000 units)	March 7, 1991	35,000,000	September 1991

CNL Income Fund IX, Ltd.	$35,000,000 (3,500,000 units)	September 6, 1991	3,500,000	November 1991

CNL Income Fund X, Ltd.	$40,000,000 (4,000,000 units)	April 22, 1992	4,000,000	June 1992

CNL Income Fund XI, Ltd.	$40,000,000 (4,000,000 units)	October 8, 1992	4,000,000	September 1992

CNL Income Fund XII, Ltd.	$45,000,000 (4,500,000 units)	April 15, 1993	4,500,000	July 1993

CNL Income Fund XIII, Ltd.	$40,000,000 (4,000,000 units)	September 13, 1993	4,000,000	August 1993

CNL Income Fund XIV, Ltd.	$45,000,000 (4,500,000 units)	March 23, 1994	4,500,000	May 1994

CNL Income Fund XV, Ltd.	$40,000,000 (4,000,000 units)	September 22, 1994	4,000,000	December 1994

CNL Income Fund XVI, Ltd.	$45,000,000 (4,500,000 units)	July 18, 1995	4,500,000	August 1995

CNL Income Fund XVII, Ltd.	$30,000,000 (3,000,000 units)	October 10, 1996	3,000,000	December 1996

CNL Income Fund XVIII, Ltd.	$35,000,000 (3,500,000 units)	February 6, 1998	3,500,000	December 1997

CNL Restaurant Properties, Inc.	$747,464,413 (37,373,2210 shares)	January 20, 1999 (3)	37,373,221(3)	February 1999 (3)

CNL Hotels & Resorts, Inc.	$3,075,072,637 (153,753,632 shares)	(4)	(4)	(4)

CNL Income Properties, Inc.	$2,000,000,000 (2,000,000 shares)	(5)	(5)	(5)

(1)

The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd.,

CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), and CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) reflects a one-for-two reverse stock split, which was effective on June 3, 1999 and August 2, 2004, respectively.

(2)	For a description of the property acquisitions by these programs, see the table set forth on the following page.
(3)	In April 1995, CNL Restaurant Properties, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL Restaurant Properties, Inc. commenced a subsequent offering (the “1997 Offering”) of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL Restaurant Properties, Inc. commenced a subsequent offering (the “1998 Offering”) of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL Restaurant Properties, Inc. had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to CNL Restaurant Properties, Inc. from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.
(4)	Effective July 9, 1997, CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the “1999 Offering”) of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the “2000 Offering”) of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the “2002 Offering”) of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the “2003 Offering”) of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12, 2004, the date the 2003 Offering closed, CNL Hotels & Resorts, Inc. had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings. As of such date, CNL Hotels & Resorts, Inc. owned interests in 130 properties, including 24 properties owned through joint ventures and one property under development.
(5)	Effective April 16, 2004, CNL Income Properties, Inc. commenced an offering of up to 2,000,000 shares ($2,000,000,000) of common stock. CNL Income Properties, Inc. made its first investment on December 3, 2004.

Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

As of December 31, 2004, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2004. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2004 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a “triple-net” basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

The following table sets forth summary information, as of December 31, 2004, regarding property acquisitions by the 18 limited partnerships and the three unlisted REITs.

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Income Fund, Ltd.	22 fast-food or family-style restaurants	AL, AZ, CA, FL, GA, LA, MD, OK,PA, TX, VA, WA	All cash	Public

CNL Income Fund II, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	All cash	Public

CNL Income Fund III, Ltd.	40 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	All cash	Public

CNL Income Fund IV, Ltd.	47 fast-food or family-style restaurants	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA	All cash	Public

CNL Income Fund V, Ltd.	36 fast-food or family-style restaurants	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program

CNL Income Fund VI, Ltd.	67 fast-food or family-style restaurants	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	All cash	Public

CNL Income Fund VII, Ltd.	59 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	All cash	Public

CNL Income Fund VIII, Ltd.	55 fast-food or family-style restaurants	AZ, CO, FL, IL, IN, LA, MI, MN, NC,NY, OH, OR, TN, TX, VA, WI	All cash	Public

CNL Income Fund IX, Ltd.	55 fast-food or family-style restaurants	AL, CA, CO, FL, GA, IL, IN, LA, MD,MI, MN, MS, NC, NH,NY, OH, SC, TN, TX	All cash	Public

CNL Income Fund X, Ltd.	60 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	All cash	Public

CNL Income Fund XI, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	All cash	Public

CNL Income Fund XII, Ltd.	58 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA	All cash	Public

CNL Income Fund XIII, Ltd.	54 fast-food or family-style restaurants	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	All cash	Public

CNL Income Fund XIV, Ltd.	72 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	All cash	Public

CNL Income Fund XV, Ltd.	63 fast-food or family-style restaurants	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Income Fund XVI, Ltd.	56 fast-food or family-style restaurants	AL, AZ , CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	All cash	Public

CNL Income Fund XVII, Ltd.	39 fast-food, family-style or casual-dining restaurants	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	All cash	Public

CNL Income Fund XVIII, Ltd.	30 fast-food, family-style or casual-dining restaurants	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	All cash	Public

CNL Restaurant Properties, Inc.	1,211 fast-food, family-style or casual-dining restaurants	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV	(1)	Public REIT

CNL Hotels & Resorts, Inc.	128 limited service, extended stay or full service hotels or resorts	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA	(2)	Public REIT

CNL Income Properties, Inc.	(3)	CA, CO, FL, VT, WA, CANADA	(3)	Public REIT

(1)	As of March 31, 1999, all of CNL Restaurant Properties, Inc.’s net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, CNL Restaurant Properties, Inc. and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.
(2)	As of December 31, 2003, approximately 46% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Hotels & Resorts, Inc.’s equity offerings.
(3)	As of December 31, 2004, CNL Income Properties, Inc. had invested in unconsolidated entities that own destination retail properties at seven resort villages. The destination retail properties were purchased by the unconsolidated entities using contributed capital and borrowings.

A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

In order to provide potential purchasers of our Shares with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the three unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the three unlisted REITs with investment objectives similar to one or more of our investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1999 and December 2003, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

INVESTMENT OBJECTIVES AND POLICIES

GENERAL

Our Articles of Incorporation provide that our primary investment objectives are to preserve, protect, and enhance our assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing our income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing our stockholders with liquidity of their investment, either in whole or in part, on or before December 31, 2008, through (a) Listing, or, (b) if Listing does not occur by December 31, 2008, the commencement of orderly Sales of our Assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of ours. If we are successful in achieving our investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

We intend to meet our objectives through our investment policies by purchasing interests in carefully selected, well-located Properties either directly, or indirectly through the acquisition of interests in entities which own such Properties or interests therein, and leasing the Properties primarily on a “triple-net” basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to tenants under leases generally requiring the tenant to pay base annual rent with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease. We also invest in medical office buildings and expect leases relating to certain medical office buildings will be on a “gross” basis. In addition, we may offer Mortgage Loans and Secured Equipment Leases to Operators. We may also invest a small portion of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.

In accordance with our investment policies, we intend to invest in Properties whose tenants are Operators to be selected by us, or whose tenants have contracted with third-party Operators approved by us, based upon recommendations by our Advisor. With respect to investments in medical office buildings, we intend to contract with third-party property managers. Although there is no limit on the number of properties of a particular tenant or Operator which we may acquire, our Board of Directors, including a majority of our Independent Directors, will review our Properties and potential investments in terms of geographic, facility type, tenant, Operator and brand diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be Operators selected or approved by us, following our Advisor’s recommendations. We have undertaken, consistent with our objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all

Secured Equipment Leases, in the aggregate, will not exceed 25% of our total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of our total assets. It is intended that investments will be made in Properties, Mortgage Loans, other Permitted Investments and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See “Estimated Use of Proceeds” and “Risk Factors — Real Estate and Other Investment Risks — Possible lack of diversification increases the risk of investment.” For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the “Business” section.

Our investment objectives may not be changed without the approval of stockholders owning a majority of our Shares of outstanding Common Stock. Our Bylaws require our Independent Directors to review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. The determination shall be set forth in the minutes of our Board of Directors along with the basis for such determination. Our Directors (including a majority of our Independent Directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations. See “Investment Objectives and Policies — Certain Investment Limitations,” below.

CERTAIN INVESTMENT LIMITATIONS

In addition to other investment restrictions imposed by our Directors from time to time, consistent with our objective of qualifying as a REIT, our Articles of Incorporation or our Bylaws provide for the following limitations on our investments.

1. Not more than 10% of our total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include any Property under construction, under contract for development or planned for development within one year.

2. We shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

3. We shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of our Independent Directors so determine, and in all cases in which the Mortgage Loan involves our Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

4. We may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including our loans, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the Property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

5. We may not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our Net Assets. The value of all our investments in Junior Debt which does not meet the aforementioned requirements is limited to 10% of our tangible assets (which is included within the 25% limitation).

6. We may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset coverage,” for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

7. We may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

8. We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our Advisor, our Directors, or our Affiliates.

9. We will not invest in equity securities unless a majority of our Directors (including a majority of our Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. Investments in entities affiliated with our Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our Articles of Incorporation.

10. We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to us as described under “Redemption of Shares,”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”); provided however that Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our Directors, officers, or employees or our Advisor. Options may not be issued to our Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than our Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such Option on the date of grant. Options issuable to our Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

11. A majority of our Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of our Independent Directors determine, or if the Property is acquired from our Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by our Independent Directors.

12. We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

13. We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

14. We will not invest in any foreign currency or bullion or engage in short sales.

15. We will not issue senior securities except notes to banks and other lenders and preferred shares.

16. We will not make loans to our Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in our Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of ours.

17. We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

18. We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of our Shares of outstanding Common Stock.

DISTRIBUTION POLICY

GENERAL

In order to qualify as a REIT for federal income tax purposes, among other things, we must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See “Federal Income Tax Considerations — Taxation of the Company — Distribution Requirements.” The declaration of Distributions is within the discretion of the Board of Directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

The following table presents total Distributions declared in thousands and Distributions per Share:

	Quarter
	First	Second	Third	Fourth	Year
2004:
Total Distributions declared	$28,841	$37,344	$39,755	$41,216	$147,156
Distributions per Share	0.1776	0.1776	0.1776	0.1776	0.7104

2003:
Total Distributions declared	$8,689	$12,031	$16,591	$22,473	$59,784
Distributions per Share	0.1767	0.1767	0.1767	0.1770	0.7071

2002:
Total Distributions declared	$1,552	$2,587	$4,097	$6,143	$14,379
Distributions per Share	0.1749	0.1749	0.1749	0.1755	0.7002

2001:
Total Distributions declared	$220	$248	$312	$727	$1,507
Distributions per Share	0.1749	0.1749	0.1749	0.1749	0.6996

2000:
Total Distributions declared	$43	$109	$161	$189	$502
Distributions per Share	0.0750	0.1537	0.1749	0.1749	0.5785

1999:
Total Distributions declared	(2)	(2)	$16	$34	$50
Distributions per Share	(2)	(2)	0.0500	0.0750	0.1250

(1)	In January, February and March 2005, we declared Distributions totaling $14.2 million, $14.3 million and $14.4 million, respectively, (representing $0.0592 per Share) payable by March 31, 2005.
(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, we did not make any cash distributions because operations had not commenced.
(3)	For the years ended December 31, 2004, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date our operations commenced) through December 31, 1999, approximately 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 40%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by us as return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. Due to the fact that we had not yet acquired all of our Properties and were still in the offering stage as of December 31, 2004, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.
(4)	Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 20%, 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net income on a GAAP basis, including deductions for depreciation expense. We have not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(5)	Distributions declared and paid for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.104%, 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

We intend to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Directors. Our Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, our Board of Directors, in its discretion, may determine to declare Distributions on another basis during the offering period. During the year ended December 31, 2004, $6.9 million of Distributions paid to stockholders was supported by borrowings on our line of credit.

Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to us upon subscription, or, thereafter, upon at least ten days’ prior written notice to us, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to us, which termination will be effective as of the beginning of the following calendar quarter. Our Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

We may, in the future, charge stockholders who elect the monthly Distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. We may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless our Board of Directors elects to make Distributions to all stockholders on a monthly basis. See “Summary of Reinvestment Plan.”

We are required to distribute annually at least 90% of our real estate investment trust taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if we comply with the provisions relating to qualification as a REIT. We may borrow money, issue new securities or sell Assets as necessary or advisable to make Distributions, including, but not limited to, Distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders’ aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of our Articles of Incorporation; or Distributions of in-kind property, as long as, with respect to in-kind property, our Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property Distributions; and (iii) distributes in-kind property only to those stockholders who accept our Directors’ offer.

Distributions will be made at the discretion of our Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase Distributions in accordance with increases in net cash from operations.

To the extent a stockholder purchased its Shares subject to a reduced Acquisition Fee, we shall reduce Distributions otherwise payable to such stockholder by the amount of the Advisory Fee payable to our Advisor or its affiliates. See “Management Compensation.”

SUMMARY OF OUR

ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

Our Articles of Incorporation and our Bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

Our Articles of Incorporation also permit Listing by our Board of Directors after completion or termination of this offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, reference is made to the Maryland General Corporation Law and our Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

General. We have authorized a total of 1.106 billion shares of capital stock, consisting of one billion Shares of Common Stock, $0.01 par value per Share, three million shares of Preferred Stock (“Preferred Stock”), and 103 million additional shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 103 million Excess Shares, 100 million are issuable in exchange for Common Stock and three million are issuable in exchange for Preferred Stock as described below at “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” As of February 28, 2005, we had 242 million Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess Shares outstanding.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed transfer form to us, and we will provide the required form upon a stockholder’s request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which we receive properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by our Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors.

All of the Shares offered hereby will be fully paid and nonassessable when issued.

Our Articles of Incorporation authorize our Board of Directors to designate and issue from time to time one or more classes or series of Preferred Stock without stockholder approval. Our Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of our Independent Directors who do not have any interest in the transactions and who have access, at our expense, to the Company’s or independent legal counsel. Because our Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to us for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. Our Board of Directors has no present plans to issue any Preferred Stock.

Similarly, the voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered Company share bears to the book value of each outstanding publicly held equity security. Our Board of Directors currently has no plans to offer our equity securities in a private offering.

For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership,” below.

BOARD OF DIRECTORS

Our Articles of Incorporation provide that the number of our Directors cannot be less than three nor more than 15. A majority of our Board of Directors will be Independent Directors. See “Management — Independent Directors.” Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of our stockholders called for that purpose, by a majority of our Shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among our Independent Directors. Under our Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in our Articles of Incorporation prohibits a director from being reelected by our stockholders. Our Directors may not (a) amend our Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger of the Company where the Company is not the surviving entity or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. Our Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by our secretary upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all our stockholders.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR DIRECTORS AND PROPOSALS OF NEW BUSINESS

Our Bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Pursuant to our Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

A merger in which the Company is not the surviving entity, a combination, sale, or other disposition of all or substantially all of our assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of our securities by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of the Company.”

To ensure that we satisfy these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Stock (the “Ownership Limit”). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give us written notice of such ownership. In addition, to the extent deemed necessary by the Directors, we can demand that each stockholder disclose to us in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock. However, the Articles of Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a person if the Board of Directors determines that such person’s ownership of Common Stock and/or Preferred Stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to the Board’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would: (i) violate the Ownership Limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in: (a) our Common Stock and/or Preferred Stock being owned by fewer than 100 persons, or (b) our being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee

(or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner’s initial capital investment in the Company properly allocated to such shares of excess stock.

All dividends and other Distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of our stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.

For purposes of the Articles of Incorporation, the term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include (i) the Advisor, during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor. or an underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

Directors serve in a fiduciary capacity and shall have a fiduciary duty to our stockholders, which duty shall include a duty to supervise our relationship with the Advisor. See “Management — Fiduciary Responsibilities of the Board of Directors.”

LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to Maryland corporate law and our Articles of Incorporation, we are required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. We will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Pursuant to our Articles of Incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of our Net Assets, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the “business judgment rule.” A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

We have entered into indemnification agreements with each of our officers and Directors. The indemnification agreements require, among other things, that we indemnify our officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and Directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

The Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Retirement Partners to the same extent that they have access to our books of account and records.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at our home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON “ROLL-UP” TRANSACTIONS

In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

(i)	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)	one of the following:

(A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

(i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our Articles of Incorporation, Sections 8.2, 8.3, 8.5, 8.6, 8.7, 8.8 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “Summary of the Articles of Incorporation and Bylaws — Stockholder Meetings,” above);

(ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

(iii) in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.6 and 8.7 of our Articles of Incorporation and described in “Summary of the Articles of Incorporation and Bylaws — Inspection of Books and Records,” above; or

(iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

The following is a summary of the material federal income tax consequences of the ownership of our Shares, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the “IRS” or the “Service”) or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

General. We have elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1999. We believe that we are organized and have operated in such a manner as to qualify as a REIT, and we intend to continue to operate in such a manner, but no assurance can be given that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to holders of Shares. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a regular C corporation. However, we will be subject to federal income tax in the following circumstances. First, we will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the alternative minimum tax on our items of tax preference. Third, if we have net income from foreclosure property, we will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if we have net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which 90% or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income test, respectively. For our taxable years beginning on or after January 1, 2005, we will be subject to tax on the greater of the entire amount by which we fail either the 95% or 75% gross income tests. Sixth, if, during any calendar year, we fail to distribute at least the sum of (i) 85% of our real estate investment trust ordinary income for such year; (ii) 95% of our real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if we acquire any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of “built-in gain” will apply assuming that we do not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon our acquisition of an asset from a C corporation. Eighth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as described below), we will be subject to a 100% tax on such income.

If we fail to qualify as a REIT for any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on our taxable income at regular corporate rates without any deduction or adjustment for Distributions to holders of Shares. To the extent that we would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of our liabilities and for Distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. We would not be eligible to elect REIT status for the four taxable years after the taxable year during which we failed to qualify as a REIT, unless our failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

Opinion of Counsel. Based upon representations made by our officers with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel’s independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that we will operate in the manner described in this Prospectus, Counsel has advised us that, in its opinion, we qualified as a REIT under the Code for the taxable years ended through December 31, 2004, we are organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that opinions of counsel are not binding on the Service or the courts, and that our ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving us and others, and no assurance can be given that the actual results of our operations and future actions and events will enable us to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons; (vi) which is not closely held as defined in section 856(h) of the Code; and (vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, our proportionate share of the assets, liabilities and items of income of any partnership and of any Joint Venture treated as a partnership for federal income tax purposes, as described in “Business — Joint Venture Arrangements,” will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT’s outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (defined in the Code to include certain entities), and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of any 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of our Shares into conformity with these requirements or to assure continued conformity with such requirements.

Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of our Shares as the Board of Directors deems necessary to comply with provisions of the Code applicable to us or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which we are required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. We have represented that we have met and expect to continue to meet these stock ownership requirements for each taxable year and we will be able to demonstrate our compliance with these requirements.

Asset Tests. At the end of each quarter of a REIT’s taxable year, at least 75% of the value of its total assets must consist of “real estate assets,” cash and cash items (including receivables) and certain government securities (the “75% Asset Test”). The balance of a REIT’s assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a “taxable REIT subsidiary” or a “qualified REIT subsidiary,” exceed 5% of the value of the REIT’s assets or 10% of the value or voting power of the issuer’s outstanding securities, except with respect to securities of “qualified REIT subsidiaries,” “taxable REIT subsidiaries,” and, in the case of the 10% value test only, certain “straight debt” securities, loans to individuals or estates, certain governmental securities, securities of another REIT, and certain “Section 467 rental agreements.” A REIT may own up to 100% of the stock of a corporation that elects to be treated as a “taxable REIT subsidiary” for federal income tax purposes. At no time may the value of a REIT’s stock in “taxable REIT subsidiaries” exceed 20% of the value of the REIT’s gross assets. The term “real estate assets” includes real property, interests in real property, interests in other REITs, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

The bulk of our assets represent “real estate assets” including direct and indirect interests in real property. However, we may also hold Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See “Federal Income Tax Considerations — Characterization of Secured Equipment Leases.” Therefore, the Secured Equipment Leases will not qualify as “real estate assets.” However, we have represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of our total assets and that the value of the Secured Equipment Leases entered into with any particular Operator will represent less than 5% of our total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to our qualification as a REIT, is relying on our conclusions and our senior management as to the relative values of our assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular Operator represents more than 5% of our total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of our total assets.

As indicated in “Business — Joint Venture Arrangements,” we may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, our ownership of a 10% or greater interest in the Joint Venture would cause us to fail to meet the requirement that we not own 10% or more of the value or voting power of an issuer’s securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See “Federal Income Tax Considerations — Investment in Joint Ventures.”

For our taxable years beginning on or after January 1, 2005, our failure of one or more of the 5% or 10% asset tests will not result in our being disqualified as a REIT if any such failure was due to reasonable cause and not willful neglect, we disposed of the assets resulting in any such failure within six months after the end of the quarter in which the failure was discovered (or otherwise complied with such tests by the end of such period), and either (i) the failure was due to our ownership of assets not exceeding the lesser of (A) 1% of our total assets, and (B) $10,000,000; or (ii) we paid a tax equal to the greater of (A) $50,000, and (B) the net income from the assets resulting in the failure multiplied by the highest corporate tax rate, and, following our identification of such failure in any quarter, we must file, for such quarter, a description of each asset causing such failure.

Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

(a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT’s gross income for each taxable year must be from “rents from real property,” interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including “qualified temporary investment income.” For these purposes, “qualified temporary investment income” means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years, and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

The bulk of our income is derived from rents with respect to the Properties. Rents from Properties received by us qualify as “rents from real property” in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” if the REIT, or a direct or indirect owner of 10% or more of the REIT, owns, directly or constructively, 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents to qualify as “rents from real property,” a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or “taxable REIT subsidiaries”, except that a REIT may directly perform services which are “usually or customarily rendered” in connection with the rental of space for occupancy only, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to 1% of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property.

We have represented with respect to our leasing of the Properties that we will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (iv) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in “Business — Description of Property Leases,” and we do not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, we may be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. We have represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through our investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

We may also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See “Federal Income Tax Considerations — Characterization of Secured Equipment Leases.” If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). We believe, however, that the aggregate amount of such non-qualifying income will not cause us to exceed the limits on non-qualifying income under the 75% gross income test.

If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

If, notwithstanding the above, we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect; (ii) we report the nature and amount of each item of our income on a schedule attached to our tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and we are not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which we failed the 75% test or by which 90% of our gross income exceeded our gross income qualifying under the 95% test (whichever amount is greater). For our taxable years beginning on or after January 1, 2005, in order to avoid disqualification, the following two requirements must be satisfied, (i) the failure must be due to reasonable cause and not willful neglect, and (ii) following our identification of such failure, we must file, for such taxable year, a description of each item of our gross income described for purposes of both the 75% and 95% tests. Additionally, for all such taxable years, we will be subject to tax on the greater of the entire amount by which we fail either the 95% or 75% gross income tests.

(b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on our ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in our directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, we may choose either to lease or sell such Equipment.

However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered “net income from prohibited transactions,” subject to a 100% tax. We do not, however, anticipate that our income from the rental or sale of Equipment would be material in any taxable year.

Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains), and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record as of such date or, if declared before the timely filing of the REIT’s tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

We have represented that we have made and intend to continue to make Distributions to stockholders sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that we may not have sufficient funds from our operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If we ultimately were unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If we fail to satisfy the 90% distribution requirement, as a result of an adjustment to our tax returns by the Service, under certain circumstances, we may be able to rectify our failure by paying a “deficiency dividend” (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in our deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders. For any taxable year in which we qualify as a REIT for federal income tax purposes, Distributions made by us out of our current or accumulated earnings and profits to our stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by us generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed our actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder will take into income the stockholder’s share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder’s share of the tax paid by us. The stockholder will increase the basis of such stockholder’s share by an amount equal to the excess of the retained capital gain included in the stockholder’s income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder’s Shares, and then, to the extent such Distributions exceed a stockholder’s basis, as gain realized from the sale of Shares. We will notify each stockholder as to the portions of each Distribution which, in our judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months, and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from us and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

Upon the sale or other disposition of our Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend was treated as long-term capital gain.

Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in the Company under Section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than 80% of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

We will report to our U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to us. See “Federal Income Tax Considerations — Taxation of Stockholders — Foreign Stockholders” below.

Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of our Shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. C-corporation including a “taxable REIT subsidiary,” income of the Company subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”) as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is “closely held” within the meaning of Section 856(h)(1) of the Code, and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our Shares, absent a waiver of the restrictions by the Board of Directors. See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.”

Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the Distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders’ conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such Distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, includes on such form a taxpayer identification number acquired from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with the Company claiming that the Distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such Distributions paid do not exceed the adjusted basis of the stockholder’s Shares, but rather will reduce the adjusted basis of such Shares. To the extent that Distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders’ Shares, such Distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a Distribution is paid whether or not such Distribution will be in excess of current and accumulated earnings and profits, the Distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are permitted, but not required, to make reasonable estimates of the extent to which Distributions exceed current or accumulated earnings and profits. Such Distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder’s actual U.S. tax liability, provided the required information is furnished to the IRS.

For any year in which we qualify as a REIT, Distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”). Under

FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. We are required by applicable Treasury Regulations to withhold 35% of any Distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as “effectively connected” with the Non-U.S. Stockholders’ U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our Common Stock.

CHARACTERIZATION OF PROPERTY LEASES

We will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in “Business — Description of Property Leases.” Our ability to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions we engage in are true leases, under which we are the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that we are not the owner of the Properties for federal income tax purposes may have adverse consequences to us, such as the denying of our depreciation deductions. Moreover, a denial of our depreciation deductions could result in a determination that our Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if we have sufficient cash, we may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). See “Federal Income Tax Considerations — Taxation of the Company — Distribution Requirements,” above. Furthermore, in the event that we were determined not to be the owner of a particular Property, in the opinion of Counsel the income that we would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

While certain characteristics of the leases we anticipate entering into suggest we might not be the owner of the Properties, such as the fact that such leases are “triple-net” leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that we will be the owner of the Properties. For example, under the types of leases described in “Business — Description of Property Leases,” we will bear the risk of substantial loss in the value of the Properties, since we will acquire our interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the Properties, since we will have the right at any time to sell or transfer its Properties, subject to the tenant’s right to purchase the property at a price not less than the Property’s fair market value (determined by appraisal or otherwise).

Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to us; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on our representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, we have not relinquished the Properties to the tenants for their entire useful lives, but have retained a significant residual interest in them. Moreover, we will not be primarily dependent upon tax benefits in order to realize a reasonable return on our investments.

Concerning the Properties for which we own the buildings and the underlying land, on the basis of the foregoing, assuming (i) we lease the Properties on substantially the same terms and conditions described in “Business — Description of Property Leases,” and (ii) as we have represented, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of our cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties’ useful lives at the beginning of their lease terms, it is the opinion of Counsel that we will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which we do not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

We may purchase Equipment and lease it to Operators pursuant to leases of the type described in “Business — Investment of Offering Proceeds.” In such event, our ability to qualify as a REIT may depend on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, we may be unable to satisfy the income tests for REIT qualification. See “Federal Income Tax Considerations — Taxation of the Company — Income Tests.”

While certain characteristics of the Secured Equipment Leases we may enter into suggest that we would retain ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases would be structured as leases, with our retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases would be financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in “Business — Investment of Offering Proceeds,” the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in “Business — Investment of Offering Proceeds,” and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that we will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that we will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel’s opinion that we will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

As indicated in “Business — Joint Venture Arrangements,” we may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in “Business — Joint Venture Arrangements,” and are operated in the same manner that we operate with respect to Properties that we own directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that we will be subject to tax as a partner pursuant to Sections 701-761 of the Code, and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. We have represented that we will not become a participant in any Joint Venture unless we have first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture’s assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture’s taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT. See “Federal Income Tax Considerations — Taxation of the Company — Asset Tests” and “Federal Income Tax Considerations — Taxation of the Company — Income Tests,” above.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of income, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any Affiliate of our Advisor by us and including fees or charges paid to our Advisor and any Affiliate of our Advisor by third parties doing business with us; (iv) our Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from our Independent Directors that the policies being followed by us are in the best interest of our stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and our Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to our stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the Distribution was made).

Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which we are making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i) appraisal updates performed by us based on a review of any existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value primarily by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease.

We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our Affiliates thereby make any warranty, guarantee, or representation that (i) our stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their Shares.

If we are required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, our books and records at all times during regular business hours, upon reasonable prior notice to us, at the location where such reports are kept by us. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition, a copy of our federal, state, and local income tax returns for each of our fiscal years, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

Our fiscal year will be the calendar year.

Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in our office for inspection and review by any interested stockholder.

THE OFFERING

GENERAL

A maximum of 400 million Shares are being offered. We have initially designated 15 million Shares to be offered to stockholders purchasing Shares in this offering or to stockholders who purchased Shares in one of the Prior Offerings who elect to participate in the Reinvestment Plan and who receive a copy of this Prospectus or a separate prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 15 million Shares initially designated for the Reinvestment Plan remain unsold after meeting anticipated obligations under the Reinvestment Plan, we may decide to sell a portion of these Shares in this offering. Similarly, prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased by the Reinvestment Agent and we anticipate additional demand for its Reinvestment Plan Shares, we may decide to reallocate a portion of the Shares designated for this offering to the Reinvestment Plan. Any Shares purchased pursuant to the Reinvestment Plan will be purchased at $9.50 per Share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See “Summary of Reinvestment Plan.” The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following termination of this offering.

A minimum investment of 500 Shares ($5,000) is required. An investor who purchased Shares in one or more of our Prior Offerings may aggregate his or her investment amount in this offering with prior investments when determining if he or she meets the minimum investment. Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See “The Offering — General,” “The Offering — Subscription Procedures” and “Summary of Reinvestment Plan.”

PLAN OF DISTRIBUTION

The Shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the “NASD”) or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our Shares. The Managing Dealer and the Soliciting Dealers will not execute any transaction involving the purchase of Shares in a discretionary account without the prior written approval of the transaction by the subscriber. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

Soliciting Dealers in the offering are required to deliver a copy of the Prospectus to each potential investor. We plan to make this Prospectus, the Subscription Agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to Soliciting Dealers as an alternative to paper copies. As a result, if a Soliciting Dealer chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the Prospectus, the Subscription Agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Soliciting Dealer chooses to offer electronic delivery of these documents to an investor it will comply with all applicable requirements of the SEC and NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Soliciting Dealer.

Prior to a subscriber’s admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. We, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on our funds or to receive interest on their Invested Capital. See “The Offering - Escrow Arrangements” below.

Subject to the provisions for a reduction of the Selling Commissions, the marketing support fee and the Acquisition Fee described below, we will pay the Managing Dealer an aggregate of 6.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer will reallow fees of up to 6.0% to the Soliciting Dealers with respect to Shares sold by them. Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed Selling Commissions of up to 6.2% with respect to the Shares they sell. A Soliciting Dealer may withhold the Selling Commissions to which it is entitled from the purchase price for the Shares and forward the balance to the Managing Dealer if: (i) the Soliciting Dealer is legally permitted to do so and the Managing Dealer and the Soliciting Dealer have executed an addendum to the Participating Broker Agreement pertaining to such an arrangement; and (ii) (x) the Soliciting Dealer meets all applicable net capital requirements under rules of the NASD or other applicable rules regarding such an arrangement, (y) the Soliciting Dealer forwards the subscription agreement to us and receives our written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions to which the Soliciting Dealer is entitled, to the Managing Dealer, and (z) the Soliciting Dealer verifies that there are sufficient funds in the investor’s account with the Soliciting Dealer to cover the entire cost of the subscription. In addition, we will pay the Managing Dealer for actual expenses incurred in connection with the due diligence of the Company and this offering and such reimbursement will be reallowed to the Soliciting Dealers who incurred such expenses following submission of invoices supporting such expenses. We will also pay to the Managing Dealer an amount equal to 2.0% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Soliciting Dealer which enters into an addendum to the Participating Broker Agreement with the Managing Dealer. Generally, the Managing Dealer will not reallow any portion of the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our Common Stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist the Managing Dealer in the promotion of the Company; (ii) respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested; (iii) assist investors with reinvestments and redemptions; and/or (iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a Soliciting Dealer is entitled to all or a portion of the 2.0% marketing support fee, the Soliciting Dealer may elect to defer over time its receipt of the marketing support fee to which it is entitled. In such event, the marketing support fee to be reallowed will be paid to the Soliciting Dealer over a period of up to ten years (which period will be agreed upon by the Managing Dealer and Soliciting Dealer) until the marketing support fee payable to the Soliciting Dealer has been paid in full. Further, upon Listing, any remaining deferred portion of the marketing support fee payable to the Soliciting Dealer will become immediately due and payable. Selling Commissions and the marketing support fee will not be paid in connection with Shares purchased pursuant to the Reinvestment Plan. See “Summary of Reinvestment Plan.”

The following table shows the compensation payable to the Managing Dealer.

Type of Compensation	Estimated Amount*
Selling Commissions	6.5% of Gross Proceeds
Due diligence expense reimbursements	0.01% of Gross Proceeds
Marketing support fee	2.0% of Gross Proceeds

*	Purchases may be made by certain categories of investors net of Selling Commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, Selling Commissions and the marketing support fee will not be paid in connection with Shares purchased pursuant to the Reinvestment Plan.

Purchases net of Selling Commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. The following persons and entities may purchase Shares net of 6.5% Selling Commissions and the 2.0% marketing support fee, at a per Share purchase price of $9.15 (assuming no other discounts apply): (i) a registered principal or representative of the Managing Dealer or a Soliciting Dealer; (ii) employees, officers and directors of the Company or the Advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the Managing Dealer for such assistance. The amount of proceeds to us will not be affected by eliminating Selling Commissions and marketing support fees payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the Selling Commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of Selling Commissions and the marketing support fee offered by us for Shares that they sell. In that event, such Shares shall be sold to the investor net of 6.5% Selling Commissions and the marketing support fee, at a per Share purchase price of $9.15.

In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the 6.5% Selling Commissions and the 2.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 4.0%). In such instance, the initial purchase price per Share will be $8.85; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person’s Shares. See “Management Compensation.”

Volume Discounts. In connection with the purchases of certain minimum numbers of Shares by an investor who does not qualify for the discount described above, the amount of Selling Commissions otherwise payable to a Soliciting Dealer may be reduced in accordance with the following schedule:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales per Incremental Share Payable to the Managing Dealer		Reallowed Commissions on Sales per Incremental Share in Volume Discount Range
		Percent	Dollar Amount	Percent	Dollar Amount
1—50,000	$10.00	0.5%	$0.05	6.0%	$0.60
50,001—75,000	9.90	0.5%	0.05	5.0%	0.50
75,001—100,000	9.80	0.5%	0.05	4.0%	0.40
100,001—250,000	9.70	0.5%	0.05	3.0%	0.30
250,001—500,000	9.60	0.5%	0.05	2.0%	0.20
Over 500,001*	9.50	0.5%	0.05	1.0%	0.10

For example, if an investor purchases 100,000 Shares, the investor could pay as little as $992,500 rather than $1 million for the Shares, in which event the Selling Commissions on the sale of such Shares would be $57,500 ($0.575 per Share). The net proceeds to us will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of Shares subscribed for in that purchase (other than through the Reinvestment Plan), will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 Shares, and a second purchase is for 3,000 Shares, 1,000 Shares of the second purchase will be priced at $9.90 per Share and 2,000 Shares of the second purchase will be priced at $9.80 per Share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to the Company and must set forth the basis for such request.

For purposes of volume discounts, all such Shares must be purchased through the same Soliciting Dealer, or through the Managing Dealer or through the same registered investment adviser, as applicable.

*Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a “purchaser” and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such sale (as opposed to 4.0%). In such instance, such purchaser and any person to whom such Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person’s Shares. See “Management Compensation.”

Application of Various Discounts. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single “purchaser.” Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, Shares purchased pursuant to the Reinvestment Plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See “Summary of Reinvestment Plan.”

For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, “purchaser” includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a “purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single “purchaser.” Except as described in the section of the Prospectus entitled “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership, “ there is no limit on the number of Shares a purchaser may acquire.

Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to the investor involved but will not alter the proceeds available to the Company as a result of such sale with which to acquire Properties, make Mortgage Loans or invest in other permitted investments. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced Selling Commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced Selling Commissions; provided, however, that Distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the Advisory Fee.

Sales Incentives. We or our Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See “Estimated Use of Proceeds.”

Other Compensation. In connection with the sale of Shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and the balance will be paid either by the Managing Dealer out of its funds or by an Affiliate, but not by the Company. In addition, in connection with wholesaling activities, the Managing Dealer and its Affiliates are estimated to receive approximately 0.131% of the Gross Proceeds as expense reimbursements, 0.006% of Gross Proceeds as reimbursement for certain investor relations expenses, 0.111% of Gross Proceeds for reimbursement of sales expenses and 0.003% of Gross Proceeds for reimbursement of legal expenses. In addition, the Company will pay to its Affiliates, including the Managing Dealer and CNL Investment Company, and to Soliciting Dealers for other expenses expected to be incurred approximately 0.084% of the Gross Proceeds for sales seminars.

The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

The Managing Dealer and the Soliciting Dealers severally will indemnify us and our officers and Directors, our Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act.

SUBSCRIPTION PROCEDURES

Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to “SouthTrust Bank, Escrow Agent” or to the Company, in the amount of $10.00 per Share, subject to certain discounts discussed above. See also “The Offering — Escrow Arrangements” below. Subscriptions will be effective only upon their acceptance by us, and we reserve the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See “The Offering — Escrow Arrangements” below. Certain Soliciting Dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

Each subscription will be accepted or rejected by us within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

Our Advisor and each Soliciting Dealer who sells Shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards and How to Subscribe — Suitability Standards.” In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

Our Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. Our Advisor and each Soliciting Dealer shall maintain these records for at least six years.

Subscribers will generally be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber’s check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer’s internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber’s check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers’ funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

Investors, however, who are residents of California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

Residents of Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions. The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate this option.

ESCROW ARRANGEMENTS

The Escrow Agreement between us and SouthTrust Bank (the “Bank”) provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to us upon request following the admission of a stockholder to the Company.

The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on our funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an “ERISA Plan”) should consider the fiduciary standards under ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment of any portion of the ERISA Plan’s assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D)

of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are currently registered under Section 12(g) of the Exchange Act.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Shares are “widely held.”

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

Assuming that the Shares continue to be “widely held” and will be “freely transferable,” we believe that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be “plan assets” of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

The offering price per Share was determined by the Company in its sole discretion based upon the price which we believed investors would pay for the Shares, (less a discount with respect to Shares offered pursuant to the Reinvestment Plan) the fees to be paid to the Advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, Mortgage Loans and other permitted investments. There is no public market for the Shares on which to base market value. In addition, we did not take into account the value of the underlying assets in determining the price per Share. We have sold all of our Shares, commencing with our Initial Offering, at $10 per Share.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this Prospectus. In addition to this Prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. We anticipate that sales materials will be provided in various electronic formats to Soliciting Dealers for their internal use as well as for use with potential investors. The electronic formats that we anticipate we may use include, but are not limited to: view and download from an access-controlled website, CD-rom, diskette, memory sticks and email. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure; (ii) a fact sheet describing the general features of the Company; (iii) a properties portfolio; (iv) a summary description of the offering; (v) a presentation about us; (vi) broker updates; (vii) a listing of properties; (viii) sales support pieces (ix) seminar advertisements and invitations; (x) certain third-party articles; (xi) industry specific information pieces; (xii) Distribution pieces; and (xiii) webinars. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

LEGAL OPINIONS

The legality of the Shares being offered hereby has been passed upon for us by Greenberg Traurig, LLP. Statements made under “Risk Factors — Tax Risks” and “Federal Income Tax Considerations” have been reviewed by Greenberg Traurig, LLP, who has given its opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to us and to our Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which we own a 10% interest.

EXPERTS

The financial statements of the Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, included in this Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding us and our Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, we are required to file periodic reports under the Exchange Act, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

DEFINITIONS

“2000 Offering” means the public offering of the Company of 15,500,000 Shares of Common Stock, including 500,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and terminated on May 24, 2002.

“2002 Offering” means the public offering of the Company of 45,000,000 Shares of Common Stock, including 5,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in May 2002 and terminated on April 3, 2003.

“2003 Offering” means the public offering of the Company of 175,000,000 Shares of Common Stock, including 25,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in April 2003 and terminated on April 20, 2004.

“Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

“ADLs” means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

“Advisor” means CNL Retirement Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Retirement Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

“Advisory Agreement” means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

“Affiliate” means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation, as the same may be amended from time to time, of the Company.

“Asset Management Fee” means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

“Assets” means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Bank” means SouthTrust Bank, escrow agent for the offering.

“Board of Directors” means the Directors of the Company.

“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Certificate of Need laws” means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a retirement facility.

“CNL” means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company’s Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

“Construction Fee” means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

“Counsel” means tax counsel to the Company.

“Development Fee” means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

“Director” means a member of the Board of Directors of the Company.

“Distributions” means any distribution of money or other property by the Company to owners of Shares including distributions that may constitute a return of capital for federal income tax purposes.

“Equipment” means the furniture, fixtures and equipment used at Retirement Facilities by Operators.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

“Excess Shares” means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company’s status as a REIT under the Code.

“Front-End Fees” means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Share for which a reduced purchase price is paid (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price of the Shares, with the exception of Shares purchased pursuant to the Reinvestment Plan, which will be factored into the calculation of Gross Proceeds using their actual purchase price.

“IADLs” means instrumental activities of daily living, such as shopping, telephone use and money management.

“Independent Director” means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis.

“Independent Expert” means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

“Initial Investment” means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company’s initial capitalization.

“Initial Offering” means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

“Invested Capital” means the amount calculated by multiplying the total number of Shares of Common Stock purchased by stockholders by the issue price, without deduction for volume or other discounts (which price per Share, in the case of Shares purchased pursuant to the Reinvestment Plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

“IRA” means an Individual Retirement Account.

“IRS” means the Internal Revenue Service.

“Joint Ventures” means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

“Leverage” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Line of Credit” means one or more lines of credit in an aggregate amount up to $125 million (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases, to pay the Secured Equipment Lease Servicing Fee and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

“Listing” means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

“Managing Dealer” means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

“Mortgage Loans” means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

“Net Assets” means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company’s Assets.

“Net Offering Proceeds” means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

“Net Sales Proceeds” means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans, Secured Equipment Leases or other assets to repay outstanding indebtedness, or to establish reserves.

“Offering Expenses” means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

“Operating Expenses” includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees in connection with the 2000 Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor’s subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“Operators” means operators of facilities at which seniors’ housing or health care services are provided, including, but not limited to, independent living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, and similar types of health care-related facilities.

“Ownership Limit” means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

“Participants” means those stockholders who elect to participate in the Reinvestment Plan.

“Performance Fee” means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

“Plan” means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

“Preferred Stock” means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

“Prior Offerings” means the prior public offerings of the Company; the Initial Offering, the 2000 Offering, 2002 Offering and the 2003 Offering.

“Properties” means interests in (i) the real properties, including the buildings located thereon and including Equipment, (ii) the real properties only, or (iii) the buildings only, including Equipment; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships or other legal entities.

“Prospectus” means the final prospectus included in the Company’s Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

“Qualified Plans” means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

“Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

“Reinvestment Agent” or “Agent” means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

“Reinvestment Plan” means the Reinvestment Plan, in the form attached hereto as Appendix A.

“Reinvestment Proceeds” means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

“REIT” means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

“Related Party Tenant” means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

“Retirement Partners” means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

“Sale” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

“Secured Equipment Leases” means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

“Secured Equipment Lease Servicing Fee” means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

“Selling Commissions” means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

“Shares” means the shares of Common Stock of the Company, including the up to 400 million shares to be sold in this offering.

“Soliciting Dealers” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

a.	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

b.	receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

c.	having a substantial number of relationships and contacts with the Company;

d.	possessing significant rights to control Company Properties;

e.	receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

f.	providing goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company.

“Stockholders’ 8% Return” as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

“Subscription Agreement” means the Subscription Agreement, in the form attached hereto as Appendix C.

“Subordinated Incentive Fee” means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

“Termination Date” means the date of termination of the Advisory Agreement.

“Total Proceeds” means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

“Triple-Net Lease” generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

“Unimproved Real Property” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $43.7 million in gross offering proceeds from the sale of 4.4 million additional shares for the period January 1, 2005 through February 28, 2005, the payment of related offering expenses, and borrowings of $272.0 million under mortgage notes payable and (ii) the application of these funds and cash on hand as of December 31, 2004, to purchase 24 Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2004.

The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 2004, include the historical operating results of the Properties described in (ii) above, as well as 222 Properties and a 55% ownership interest in a development and property management company (“DASCO”) purchased by the Company prior to December 31, 2004 from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2004, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the “Pro Forma Period”).

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of our financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of our financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,595,513	$234,134	(b)	$2,829,647
Accounted for using the direct financing method	480,051	—		480,051
Intangible lease costs, net	98,781	10,694	(c)	109,475

	3,174,345	244,828		3,419,173
Cash and cash equivalents	51,781	38,227	(a)	112,033
		22,025	(b)
Restricted cash	34,430	2,500	(d)	36,930
Accounts and other receivables, net	20,545	—		20,545
Deferred costs, net	17,469	2,503	(b)	19,972
Accrued rental income	52,290	—		52,290
Other assets	11,412	1,748	(a)	13,254
		11,093	(b)
		(10,999	)(b)
Real estate held for sale	1,578	3,210	(b)	4,788
Goodwill	5,791	—		5,791

	$3,369,641	$315,135		$3,684,776

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$937,589	$271,991	(b)	$1,210,249
		669	(b)
Bonds payable	94,451	—		94,451
Construction loans payable	81,508	—		81,508
Line of credit	20,000	—		20,000
Term loan	60,000	—		60,000
Due to related parties	1,632	—		1,632
Accounts payable and other liabilities	33,937	—		33,937
Intangible lease liability, net	3,742	—		3,742
Deferred income	4,811	—		4,811
Security deposits	26,253	2,500	(d)	28,753

Total liabilities	1,263,923	275,160		1,539,083

Commitments and contingencies

Minority interests	2,361	—		2,361

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—		—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—		—
Common stock, $.01 par value per share Authorized one billion, issued 238,485 and 242,854 shares, respectively, outstanding 237,547 and 241,916 shares, respectively	2,376	43	(a)	2,419
Capital in excess of par value	2,135,498	39,932	(a)	2,175,430
Accumulated distributions in excess of net income	(34,517)	—		(34,517)

Total stockholders’ equity	2,103,357	39,975		2,143,332

	$3,369,641	$315,135		$3,684,776

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

	Historical	Historical Portfolio of 22 Medical Office Buildings	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$173,947	$—	$64,660	(1)	$238,607
Earned income from direct financing leases	54,873	—	5,262	(1)	60,135
FF&E reserve income	4,671	—	20	(2)	4,691
Contingent rent	90	—	—		90
Medical Office Buildings:
Rental income from operating leases	26,225	9,107	19,465	(1)	54,612
			59	(3)
			(244	)(4)
Tenant expense reimbursements	4,735	1,617	3,603	(5)	9,955

	264,541	10,724	92,825		368,090

Expenses:
Seniors’ Housing property expenses	1,663	—	—		1,663
Medical Office Buildings operating expenses	11,234	3,421	7,551	(6)	22,206
General and administrative	14,778	—	3,290	(7)	18,068
Provision for doubtful accounts	3,900	—	—		3,900
Asset management fees to related party	12,552	—	5,860	(8)	18,412
Depreciation and amortization	62,978	—	34,083	(9)	97,061

	107,105	3,421	50,784		161,310

Operating income	157,436	7,303	42,041		206,780

Interest and other income	4,768	401	(2,600	)(10)	3,057
			488	(11)
Interest and loan cost amortization	(42,783)	—	(20,379	)(12)	(63,162)

Income before equity in earnings of unconsolidated entity, minority interests in (income) loss of consolidated subsidiaries and discontinued operations	119,421	7,704	19,550		146,675

Equity in earnings of unconsolidated entity	178	—	—		178

Minority interests in (income) loss of consolidated subsidiaries	(93)	—	94	(13)	1

Income from continuing operations, net	$119,506	$7,704	$19,644		$146,854

Net income (loss) per share of common stock from continuing operations (basic and diluted)	$0.57				$.64

Weighted average number of shares of common stock outstanding (basic and diluted)	210,343				228,745

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $43,689 from the sale of 4,369 shares during the period January 1, 2005 through February 28, 2005 and the payment of $5,462 for (i) related acquisition fees of $1,748 (4.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $2,840 (6.5% of gross proceeds) and (iii) marketing support fees of $874 (2.0% of gross proceeds), both of which have been netted against stockholders’ equity.

(b)	Represents borrowings of $271,991 under mortgage notes payable, of which $249,966 was used (i) to purchase 24 Properties for $236,370 (ii) to pay loan costs of $2,503 (iii) to pay acquisition fees on permanent financing (4.0% of permanent financing) of $10,880 and (iv) $213 in miscellaneous acquisition costs incurred in conjunction with the purchase of the Properties. Also represents the reclassification of $10,999 in miscellaneous acquisition costs and acquisition fees to investment properties and intangible lease costs (see Note (c) below). In addition, the investment properties amount includes $669 attributable to a debt premium.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Medical office building in Texarkana, TX	$8,500	$408	$8,908
Two medical office buildings in Oakbrook Terrace, IL	20,070	1,027	21,097
Two medical office buildings in Chattanooga, TN	15,750	904	16,654
Seniors’ housing facility in Chicago, IL	50,000	2,295	52,295
Portfolio of 17 seniors’ housing facilities	139,000	6,205	145,205

Properties subject to operating leases	233,320	10,839	244,159

Undeveloped land in Austin, TX	3,050	160	3,210

Property held for sale	3,050	160	3,210

	$236,370	$10,999	$247,369

(c)	We allocate the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the remaining terms of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the remaining terms of the leases acquired with each Property.

(d)	Represents a security deposit in the amount of $2,500 received from the lessee in conjunction with the acquisition of a seniors’ housing Property.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions we considered probable as of February 28, 2005 (collectively, the “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by us as compared to January 1, 2004, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2004
Properties subject to operating leases:
Acquired Seniors’ Housing:
Portfolio of nineteen Properties	February 6 & 13, 2004	$537,321	$6,137
Portfolio of five Properties	March 31, 2004	34,649	—
Portfolio of two Properties	April 1, 2004	17,790	542
Property in Fairborn, OH	June 29, 2004	6,200	404
Property in Tiverton, RI	August 6, 2004	24,679	1,643
Portfolio of six Properties	August 24, 2004	33,000	2,602
Portfolio of eleven Properties	November 9, 2004	180,000	17,430
Portfolio of six Properties	December 30, 2004	148,000	15,446
Property in Chicago, IL	February 28, 2005	50,000	5,298
Probable Seniors’ Housing:
Portfolio of seventeen Properties	February 28, 2005	139,000	15,158

		$1,170,639	$64,660

Acquired Medical Office Buildings:
Portfolio of 28 Properties	August 24 & 30, 2004	$192,559	$11,883
Property in Scottsdale, AZ	November 2, 2004	16,822	1,849
Property in Omaha, NE	November 8, 2004	1,682	—
Property in Texarkana, TX	January 6, 2005	8,500	1,185
Two Properties in Oakbrook Terrace, IL	February 3, 2005	20,070	2,321
Probable Medical Office Buildings:
Two Properties in Chattanooga, TN	January 25, 2005	15,750	2,227

		$255,383	$19,465

Investment in direct financing leases:
Acquired Seniors’ Housing:
Property in Lincolnshire, IL	July 8, 2004	27,000	2,053
Property in Houston, TX	November 18, 2004	23,000	3,209

		$50,000	$5,262

Historical amounts for a portfolio of 22 medical office buildings that were acquired on April 30, 2004 are presented separately based on historical results of operations from January 1, 2004 to April 30, 2004.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income - Continued:

(2)	Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3)	Represents our straight-line rent adjustment to the historical rental income of a portfolio of 22 medical office buildings.

(4)	Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property’s acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the remaining terms of the acquired leases of each Property.

(5)	Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6)	Represents operating expenses related to the medical office buildings for the Pro Forma Period.

(7)	Represents general and administrative expenses related to the DASCO, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(8)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in our Prospectus.

(9)	Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $28,360 for the year ended December 31, 2004. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $5,723 for the year ended December 31, 2004, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining terms of the acquired leases of each Property.

The following table summarizes the pro forma adjustment to depreciation and amortization expense for Pro Forma Properties acquired or probable subsequent to December 31, 2003 which are operational and subject to operating leases.

	Annualized Depreciation and Amortization Expense	Historical Depreciation and Amortization Expense	Pro Forma Adjustment for the Year Ended December 31, 2004
Building	$34,209	$16,642	$17,567
FF&E	3,600	953	2,647
Tenant improvements	14,346	6,691	7,655
Site improvements	842	351	491
Intangible lease costs	11,259	5,536	5,723

	$64,256	$30,173	$34,083

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

(10)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that we earned interest income from interest bearing accounts at a rate of approximately 2% per annum during the year ended December 31, 2004.

(11)	Represents other miscellaneous tenant income from certain medical office buildings.

(12)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004
Twelve mortgage loans, collateralized by 12 Properties, maturing January 2011	$74,645	Fixed interest rate of 5.96%. Monthly interest only payments for first two years with principal and interest payable monthly for the remaining term of the loan.	$346

Twelve mortgage loans, collateralized by 12 Properties, maturing between October 2005 and April 2008	192,680	Floating at 0.9% to 1.04% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. During the Pro Forma Period, the interest rate varied from 2.02% to 2.17%.	393

Four mortgage loans, collateralized by four Properties, maturing June 2008	48,740	Floating at 3.70% over the 30-day LIBOR with a minimum interest rate of 5.95%. Monthly interest only payments through either July 2004 or January 2005 with monthly principal and interest payments thereafter until maturity. During the Pro Forma Period, the interest rate was 5.95%.	199

Mortgage loan, collateralized by one Property, maturing April 2008	33,139	8.17% with principal and interest payable monthly.	253

Ten mortgage loans, collateralized by 13 Properties, maturing between August 2008 and February 2013	69,347	Fixed rates ranging from 5.09% to 8.35%, with principal and interest payable monthly.	1,405

Two mortgage loans, collateralized by two Properties, maturing October 2008	14,900	5.15% with interest only payable monthly for the first year with principal and interest payable monthly for the remaining term of the loan.	256

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004
Two mortgage loans, collateralized by two Properties, maturing June 2010 and September 2011	$6,361	Fixed rates of 8.42% and 7.21% with principal and interest payable monthly.	$315

Mortgage loan, collateralized by one Property, maturing July 2007	10,561	7.42% with principal and interest payable monthly. Interest expense for the Pro Forma Period was decreased by $233 due to the amortization of a debt premium.	404

Six mortgage loans, collateralized by six Properties, maturing January 2010	90,000	Floating at 1.12% over the Freddie Mac Reference Bill Index and interest only payable monthly. During the Pro Forma Period, the weighted average interest rate was 2.45%.	2,205

Mortgage loan, collateralized by one Property, maturing June 2010	7,107	8.41% with interest and principal payable monthly. Interest expense for the Pro Forma Period was decreased by $107 due to the amortization of a debt premium.	488

Three mortgage loans, collateralized by 22 Properties, maturing January 2009	130,000	Fixed interest rate of 5.79%. Monthly interest only payments for the first year with principal and interest payable monthly for the remaining term of the loan.	3,659

One mortgage loan, collateralized by 11 Properties, maturing January 2010	100,000	Floating at 1.25% over LIBOR and interest only payable monthly. During the Pro Forma Period, the average interest rate was 2.79%.	2,790

Mortgage loan, collateralized by one Property, maturing October 2005	30,000	Floating at 0.9% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. During the Pro Forma Period, the average interest rate was 2.3%.	690

Eight mortgage loans, collateralized by 13 Properties, maturing March 2012	39,010	Fixed interest rate of 4.85% with interest only payable for the first 30 months with principal and interest payable monthly for the remaining term of the loans.	1,892

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004
Four mortgage loans, collateralized by four Properties, maturing between April 2008 and March 2013	$35,874	Fixed interest rates with a weighted average of 6.53% and principal and interest payable monthly.	$2,328

Mortgage loan collateralized by 13 Properties, maturing five years from funding date	50,000	Floating at 1.5% over LIBOR and interest only payable monthly. During the Pro Forma Period, the average interest rate was 3.04%.	1,520

Mortgage loan collateralized by two Properties, maturing five years from funding date	10,000	Floating at 1.75% over LIBOR and interest only payable for the first 30 months with principal and interest payable monthly for the remaining term of the loan. During the Pro Forma Period, the average interest rate was 3.29%.	329

			$19,472

In addition, loan cost amortization was $907 for the year ended December 31, 2004. Loan costs are amortized using the effective interest method over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, the interest expense adjustment would have increased by $373 for the year ended December 31, 2004.

(13)	Represents the minority interest in the net income which was generated by DASCO and certain consolidated entities that own medical office buildings.

(14)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2004. As a result of receipts of gross proceeds from the sale of shares during the period January 1, 2005 through February 28, 2005, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, for the year ended December 31, 2004 as needed to fund the purchase of the Pro Forma Properties.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of CNL Retirement Properties, Inc.

We have completed an integrated audit of CNL Retirement Properties, Inc. and its subsidiaries’ December 31, 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management’s Report on Internal Control Over Financial Reporting, management has excluded the following consolidated entities which were acquired during 2004 from its assessment of internal control over financial reporting as of December 31, 2004: The DASCO Companies, LLC, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings. We have also excluded these consolidated entities from our audit of internal control over financial reporting. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida

March 9, 2005

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act Rules 13a – 15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in the Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2004. Our management has excluded DASCO, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings from its assessment of internal control over financial reporting as of December 31, 2004 because we acquired these consolidated entities during 2004. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as stated in their report which is included herein.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2004	December 31, 2003
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,595,513	$1,080,062
Accounted for using the direct financing method	480,051	418,347
Intangible lease costs, net	98,781	30,088

	3,174,345	1,528,497

Cash and cash equivalents	51,781	167,090
Restricted cash	34,430	14,812
Accounts and other receivables, net	20,545	12,223
Deferred costs, net	17,469	7,386
Accrued rental income	52,290	14,603
Other assets	11,412	13,800
Real estate held for sale	1,578	3,488
Goodwill	5,791	—

	$3,369,641	$1,761,899

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$937,589	$275,056
Bonds payable	94,451	90,125
Construction loans payable	81,508	7,402
Line of credit	20,000	20,000
Term loan	60,000	—
Due to related parties	1,632	3,258
Accounts payable and other liabilities	33,937	11,657
Intangible lease liability, net	3,742	—
Deferred income	4,811	476
Security deposits	26,253	7,984

Total liabilities	1,263,923	415,958

Commitments and contingencies

Minority interests	2,361	—

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion and 450,000 shares, respectively, issued 238,485 and 150,253 shares, respectively, outstanding 237,547 and 150,077 shares, respectively	2,376	1,501
Capital in excess of par value	2,135,498	1,349,719
Accumulated distributions in excess of net income	(34,517)	(5,279)

Total stockholders’ equity	2,103,357	1,345,941

	$3,369,641	$1,761,899

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Years Ended December 31,
	2004	2003	2002
Revenues:
Seniors’ Housing:
Rental income from operating leases	$173,947	$60,166	$12,412
Earned income from direct financing leases	54,873	31,107	4,366
FF&E reserve income	4,671	2,607	153
Contingent rent	90	47	8
Medical Office Buildings:
Rental income from operating leases	26,225	—	—
Tenant expense reimbursements	4,735	—	—

	264,541	93,927	16,939

Expenses:
Seniors’ Housing property expenses	1,663	136	23
Medical Office Buildings operating expenses	11,234	—	—
General and administrative	14,778	5,482	1,389
Provision for doubtful accounts	3,900	—	—
Asset management fees to related party	12,552	4,370	771
Depreciation and amortization	62,978	17,553	3,336

	107,105	27,541	5,519

Operating income	157,436	66,386	11,420

Interest and other income	4,768	1,626	1,913
Interest and loan cost amortization expense	(42,783)	(9,588)	(1,534)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	119,421	58,424	11,799

Equity in earnings of unconsolidated entity	178	11	6

Minority interests in income of consolidated subsidiaries	(93)	—	(433)

Income from continuing operations, net	119,506	58,435	11,372

Discontinued operations:
Income from discontinued operations, net	295	25	—
Impairment provisions	(1,883)	—	—

Income (loss) from discontinued operations	(1,588)	25	—

Net income	$117,918	$58,460	$11,372

Net income (loss) per share of common stock (basic and diluted)
From continuing operations	$0.57	$0.66	$0.52
From discontinued operations	(0.01)	—	—

	$0.56	$0.66	$0.52

Weighted average number of shares of common stock outstanding (basic and diluted)	210,343	88,840	22,035

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004, 2003 and 2002

(in thousands, except per share data)

	Common stock		Capital in excess of par value	Accumulated distributions in excess of net income	Total
	Number of shares	Par value
Balance at December 31, 2001	7,135	$71	$61,786	$(948)	$60,909
Subscriptions received for common stock through public offerings and reinvestment plan	37,113	371	370,764	—	371,135
Retirement of common stock	(37)	—	(343)	—	(343)
Stock issuance costs	—	—	(38,899)	—	(38,899)
Net income	—	—	—	11,372	11,372
Distributions declared and paid ($0.7002 per share)	—	—	—	(14,379)	(14,379)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common stock through public offerings and reinvestment plan	105,998	1,060	1,058,921	—	1,059,981
Retirement of common stock	(132)	(1)	(1,211)	—	(1,212)
Stock issuance costs	—	—	(101,299)	—	(101,299)
Net income	—	—	—	58,460	58,460
Distributions declared and paid ($0.7067 per share)	—	—	—	(59,784)	(59,784)

Balance at December 31, 2003	150,077	1,501	1,349,719	(5,279)	1,345,941

Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	880,268
Retirement of common stock	(685)	(7)	(6,491)	—	(6,498)
Stock issuance costs	—	—	(87,116)	—	(87,116)
Net income	—	—	—	117,918	117,918
Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	(147,156)

Balance at December 31, 2004	237,547	$2,376	$2,135,498	$(34,517)	$2,103,357

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2004	2003	2002
Increase (decrease) in cash and cash equivalents:
Operating activities:
Net income	$117,918	$58,460	$11,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54,350	16,367	3,068
Amortization	13,760	2,558	394
Minority interests in income	93	—	433
Accretion of notes payable premium	(48)	—	—
Impairment provisions	1,883	—	—
Above market lease amortization	742	—	—
Below market lease accretion	(721)	—	—
Lease incentive cost amortization	90	—	—
Provision for doubtful accounts	3,900	—	—
Equity in income of unconsolidated entity	(178)	(11)	(6)
Changes in operating assets and liabilities:
Accounts and other receivables	(10,171)	(11,031)	(827)
Accrued rental income	(40,727)	(13,426)	(1,375)
Accrued direct financing lease income	(8,793)	—	—
Ground lease straight-line	14	—	—
Deferred lease incentives	(2,678)	—	—
Other assets	(4,528)	(1,906)	(31)
Interest payable	3,058	696	115
Accounts payable and other liabilities	(1,198)	5,254	484
Deferred income	3,335	476	—
Due to related parties	457	195	(332)
Security deposits	7,839	3,117	3,503
Rents paid in advance	1,001	(91)	(13)

Net cash provided by operating activities	139,398	60,658	16,785

Investing activities:

Investment in land, buildings and equipment	(921,698)	(661,946)	(193,176)
Investment in direct financing leases	(50,230)	(263,330)	(128,065)
Investment in intangible lease costs	(50,064)	(23,220)	(8,408)
Purchase of minority interest	—	—	(8,500)
DASCO Acquisition	(204,441)	—	—
Investment in note receivable	—	—	(2,000)
Proceeds from note receivable	—	2,000	—
Investment in unconsolidated entity	—	—	(350)
Distributions received from unconsolidated entity	175	149	191
Payment of acquisition fees and costs	(73,124)	(53,126)	(16,132)
Payment of deferred leasing costs	(864)	—	—
Increase in restricted cash	(9,448)	(13,127)	(1,650)

Net cash used in investing activities	(1,309,694)	(1,012,600)	(358,090)

Financing activities:
Proceeds from borrowings on mortgages payable	315,045	170,800	32,620
Principal payments on mortgages payable	(28,964)	(13,832)	(268)
Proceeds from construction loans payable	73,618	7,402	—
Proceeds from borrowings on line of credit	—	71,370	—
Repayments on line of credit	—	(51,370)	—
Proceeds from term loan	60,000	—	—
Proceeds from issuance of life care bonds	12,063	8,203	—

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(in thousands)

	Year Ended December 31,
	2004	2003	2002
Financing activities - continued:
Retirement of life care bonds	$(7,736)	$(6,589)	$—
Payment of loan costs	(10,149)	(7,523)	(1,309)
Contributions from minority interests	997	—	8,500
Distributions to minority interest	(45)	—	(509)
Subscriptions received from stockholders	880,268	1,059,981	371,135
Distributions to stockholders	(147,138)	(59,784)	(14,379)
Retirement of common stock	(3,933)	(1,117)	(174)
Payment of stock issuance costs	(89,039)	(99,309)	(40,232)

Net cash provided by financing activities	1,054,987	1,078,232	355,384

Net (decrease) increase in cash and cash equivalents	(115,309)	126,290	14,079
Cash and cash equivalents at beginning of year	167,090	40,800	26,721

Cash and cash equivalents at end of year	$51,781	$167,090	$40,800

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$34,658	$7,534	$1,294

Amounts incurred by the Company and paid by related parties on behalf of the Company were as follows:
Acquisition costs	$331	$403	$451
Stock issuance costs	18,987	17,246	5,613

	$19,318	$17,649	$6,064

Supplemental schedule of non-cash investing and financing activities:
DASCO Acquisition
Purchase accounting:
Assets acquired:
Real estate properties accounted for using the operating method	$189,111	$—	$—
Intangible lease costs	25,623
Cash and cash equivalents	470
Restricted cash	633	—	—
Deferred costs	124	—	—
Other assets	1,088	—	—
Goodwill	5,487	—	—

Total	$222,536	$—	$—

Liabilities assumed:
Mortgages payable	$10,562	$—	$—
Construction loans payable	487
Accounts payable and other liabilities	3,379	—	—
Intangible lease liability	2,304	—	—
Security deposits	893	—	—

Total	$17,625	$—	$—

Net assets acquired	$204,911	$—	$—

Net assets acquired, net of cash	$204,441	$—	$—

Mortgage loans assumed on properties acquired	$365,166	$72,762	$12,974

Bonds assumed on properties acquired	$—	$88,511	$—

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

1.	Organizational and Basis of Presentation:

Organization – CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The term “Company” includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties.

The Company acquires real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”) and medical office buildings (“MOBs”), specialty clinics, walk-in clinics and other types of health care-related facilities. Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans (“Mortgage Loans”) and furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of Seniors’ Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment which is the ownership, development, management and leasing of health care-related real estate. As of December 31, 2004, the Company owned 170 Seniors’ Housing Facilities and 52 MOBs.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company that manages 30 of the Company’s MOBs. DASCO may also provide development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation – The accompanying consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant inter-company balances and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies:

Investment Properties and Lease Accounting – Seniors’ Housing Properties are leased on a long-term, triple-net basis whereby the tenants are responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance, repairs and utilities. Seniors’ Housing leases generally provide for minimum and contingent rent and contain renewal options from 5 to 20 successive years subject to the same terms and conditions as the initial term. MOBs are leased on either a triple-net or gross basis, have initial lease terms of 5-15 years and are generally subject to renewal options. In addition, MOB gross leases provide for the recovery of a portion of the properties’ operating expenses from the tenants. Substantially all leases require minimum annual rents to increase at predetermined intervals during the lease terms. For the years ended December 31, 2004, 2003 and 2002, the Company’s tenants paid $21.5 million, $8.1 million and $1.1 million, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

Operating method – For leases accounted for as operating leases, Properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings, land improvements and equipment are depreciated on the straight-line method over their estimated useful lives of 39-40 years, 15 years and 3-7 years, respectively. Expenditures for ordinary maintenance and repairs are charged to operations as incurred, while significant renovations and enhancements that improve and/or extend the useful life of an asset are capitalized and depreciated over the estimated useful life.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Direct financing method – For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the Properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

Impairment of Long-Lived Assets – The Company evaluates its Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset. Management compares the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset’s estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to the lower of its cost or its estimated fair value.

When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income.

Intangible Lease Costs – In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (“SFAS 141”), the Company allocates the purchase price of acquired Properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the Property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. The allocation to intangible assets is based upon factors considered by management including an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price is allocated to the above or below market value of in-place leases and the value of customer relationships.

The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability in the accompanying consolidated financial statements and are amortized to rental income over the remaining terms of the leases acquired with each Property.

The total amount of other intangible assets acquired is further allocated to in-place lease origination costs and customer relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

Cash and Cash Equivalents – All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Accounts and Other Receivables – Accounts and other receivables consist primarily of lease payments contractually due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed based on its review of Property specific circumstances, including the analysis of the Property’s operations and operating trends, current economic conditions and tenant payment history. At December 31, 2004, the Company had a $3.9 million reserve for doubtful accounts and other receivables. The total amount of the reserve, which represents the cumulative provisions less write-offs of uncollectible rent, if any, is recorded against accounts and other receivables in the consolidated financial statements. At December 31, 2003 and 2002, there were no reserves for doubtful accounts.

Deferred Loan Costs – Loan costs are capitalized and are amortized as interest over the terms of the respective loan agreements using the effective interest method. Unamortized loan costs are expensed when the associated debt is retired before maturity.

Goodwill – In connection with the acquisition of DASCO, the Company allocated $5.8 million to goodwill, which represents the excess of the purchase price plus closing costs paid by the Company over the fair market value of the tangible assets acquired in the business acquisition (see Note 17). Goodwill is not subject to amortization but is subject to the Company’s quarterly impairment analysis. If quoted market prices are not available for the impairment analysis, other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit are used.

Investment in Unconsolidated Entity – The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company’s investment in the partnership is accounted for using the equity method as the Company has significant influence.

Development Costs – Development costs, including interest, real estate taxes, insurance and other costs incurred in developing new Properties, are capitalized during construction. Upon completion of construction, development costs are amortized on a straight-line basis over the useful lives of the respective assets.

Capitalized Interest – Interest, including loan costs for borrowings used to fund development and construction, is capitalized as construction in progress and allocated to the individual Property costs. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $36,800, respectively, was capitalized to construction in progress.

Deferred Income – Rental income contractually due under leases from Properties that are under development are recorded as deferred income. Upon completion of construction, deferred income is amortized to revenue on a straight-line basis over the remaining lease term. For the years ended December 31, 2004 and 2003, rental income of $3.2 million and $0.5 million, respectively, related to eight Properties under various stages of development has been deferred and included as deferred income in the accompanying consolidated financial statements.

Bonds Payable – In connection with the acquisition of two CCRCs, the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRCs. Generally, the bonds are refundable to the resident or to the resident’s estate upon termination or cancellation of the CCRC agreement. Proceeds from the issuance of new bonds are used to retire existing bonds. As the maturity of these obligations is not determinable, no interest is imputed.

Minority Interests – Minority interests in consolidated real estate partnerships represents the minority partners’ share of the underlying net assets of the consolidated real estate partnerships. Net income or net losses, contributions and distributions for each partnership are allocated to the minority partner in accordance with the partnership agreement.

FF&E Reserve Income – A furniture, fixture and equipment (“FF&E”) cash reserve has been established in accordance with substantially all of the Seniors’ Housing lease agreements. In accordance with the agreements, the tenants deposit funds into restricted FF&E cash reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent would be increased.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

All funds in the FF&E reserve accounts, including the interest earned on the funds and all property purchased with the funds from the FF&E reserve are the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are recorded as property operating expenses in the accompanying consolidated financial statements. In accordance with the terms of a few leases, FF&E reserve accounts are held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.

With respect to 13 Properties subject to direct financing leases, FF&E reserve accounts are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to these direct financing leases.

Income Taxes – The Company is taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. At December 31, 2004, 2003 and 2002, the Company was in compliance with all REIT requirements and was not subject to federal income taxes.

Income Per Share – Basic income per common share is calculated based upon net income (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2004, 2003 and 2002, the Company did not have any potentially dilutive common shares.

Use of Estimates – Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Reclassifications – Certain items in the prior years’ financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net income.

3.	Public Offerings:

Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 shares of common stock from the Advisor. Since its inception through December 31, 2004, the Company has made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
2004 Offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes distribution reinvestment plan shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in the 2004 Offering.
(b)	Includes distribution reinvestment plan shares of 5 in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in the 2004 Offering.

The price per share of all of the equity offerings of our common stock, other than shares offered pursuant to our distribution reinvestment plan, has been $10 per share.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

3.	Public Offerings – Continued:

In July 2004, at the Company’s 2004 annual meeting, the stockholders approved a resolution to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Under the Company’s first four public offerings (“Prior Offerings”), the Advisor and its affiliates were entitled to selling commissions of 7.5%, a marketing support fee of 0.5% and an acquisition fee of 4.5% of gross offering and debt proceeds. Under the 2004 Offering, the Advisor and its affiliates are entitled to selling commissions of 6.5%, a marketing support fee of 2.0% and an acquisition fee of 4.0% of gross offering and debt proceeds.

Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the years ended December 31, 2004, 2003 and 2002, the Company incurred $87.1 million, $101.3 million and $38.9 million, respectively, in offering costs, including $68.8 million, $85.1 million and $29.7 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

4.	Investment Properties:

Accounted for Using the Operating Method – Properties subject to operating leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Land and land improvements	$312,751	$141,079
Buildings and building improvements	2,131,187	881,914
Tenant improvements	62,641	—
Equipment	66,641	41,544

	2,573,220	1,064,537
Less accumulated depreciation	(74,510)	(20,248)

	2,498,710	1,044,289
Construction in progress	96,803	35,773

	$2,595,513	$1,080,062

Number of Properties (1):
Seniors’ Housing:
Operating	133	82
Under construction	3	6

	136	88
Medical Office Buildings (2):
Operating	49	—
Under construction	3	—

	52	—

	188	88

(1)	Excludes one Property held for sale.
(2)	Includes 20 Properties subject to long-term ground lease agreements.

For the years ended December 31, 2004, 2003 and 2002, the Company recognized $40.6 million, $10.4 million and $1.2 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of income.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

4.	Investment Properties – Continued:

During 2004, the Company made the decision to sell a Seniors’ Housing Property based on the review of the facility’s operating performance. In connection with this decision, the Company recorded an impairment provision of $1.9 million to reduce the carrying value to estimated fair value less the estimated selling costs. No impairment loss was recognized for the years ended December 31, 2003 and 2002.

Future minimum lease payments contractually due under the noncancellable operating leases at December 31, 2004, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$223,562
2006	229,854
2007	233,328
2008	235,783
2009	236,701
Thereafter	2,229,035

$3,388,263

Accounted for Using the Direct Financing Method — The components of net investment in direct financing leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Minimum lease payments receivable	$1,529,171	$1,491,957
Estimated residual values	449,099	399,099
Less unearned income	(1,498,219)	(1,472,709)

Net investment in direct financing leases	$480,051	$418,347

Properties subject to direct financing leases	33	31

Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Certain leases contain provisions that allow the tenants to elect to purchase the Properties during or at the end of the lease terms for the Company’s aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount. Lease payments relating to six direct financing leases with a carrying value of $131.1 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due on direct financing leases at December 31, 2004, were as follows (in thousands):

2005	$52,456
2006	54,179
2007	55,167
2008	56,255
2009	58,083
Thereafter	1,253,031

$1,529,171

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

5.	Intangible Lease Costs:

Intangible lease costs included the following at December 31 (in thousands):

	2004	2003
Intangible lease origination costs:
In-place lease costs	$89,370	$31,510
Customer relationship values	11,698	—

	101,068	31,510
Less accumulated amortization	(10,020)	(1,422)

	91,048	30,088

Above market lease values	8,475	—
Less accumulated amortization	(742)	—

	7,733	—

	$98,781	$30,088

The estimated aggregate amortization expense for intangible lease origination costs is as follows at December 31, 2004 (in thousands):

2005	$12,211
2006	10,954
2007	8,516
2008	7,699
2009	6,963
Thereafter	44,705

$91,048

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. For the year ended December 31, 2004, $0.7 million was charged against rental income from operating leases in the accompanying consolidated financial statements. There were no above market lease costs at December 31, 2003 and 2002.

6.	Restricted Cash:

Restricted cash included the following at December 31 (in thousands):

	2004	2003
Transfer agent escrows	$13,214	$—
Property acquisition deposits	1,950	9,852
Horizon Bay tenant rent deposit	9,537	—
FF&E reserves	4,894	3,229
Lender escrow reserves	3,808	—
Other	1,027	1,731

	$34,430	$14,812

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

7.	Accounts and Other Receivables:

Accounts and other receivables include the following at December 31 (in thousands):

	2004	2003
Rental revenues receivable	$21,790	$11,215
Other receivables	2,655	1,008

	24,445	12,223
Allowance for doubtful accounts	(3,900)	—

	$20,545	$12,223

At December 31, 2004 and 2003, past due rents aggregated $10.7 million and $4.3 million, respectively.

8.	Deferred Costs:

Deferred costs included the following at December 31 (in thousands):

	2004	2003
Financing costs	$17,989	$8,815
Leasing commissions	523	—
Other lease costs	341	—

	18,853	8,815
Less accumulated amortization	(5,408)	(1,429)

	13,445	7,386

Lease incentives	4,114	—
Less accumulated amortization	(90)	—

	4,024	—

	$17,469	$7,386

Lease incentive costs are amortized to rental income over the terms of the leases. For the year ended December 31, 2004, $0.1 million was charged against rental income from operating leases in the accompanying consolidated financial statements.

9.	Other Assets:

Other assets as of December 31, 2004 and 2003, were $11.4 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness:

Mortgage Notes Payable – Mortgage notes payable and the Net Book Value (“NBV”) of the associated collateral as of December 31, 2004, consisted of the following at December 31 (in thousands):

	2004	2003	NBV
Five mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (3.70% at December 31, 2004), maturing October 2005	$110,445	$—	$229,244

Twenty-five mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.9% (4.35% weighted average interest rate at December 31, 2004), maturing from November 2006 to January 2010 (1)	276,166	81,463	508,381

Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 3.15% (4.85% weighted interest rate at December 31, 2004), maturing March 2007 and May 2007	43,920	23,520	109,116

Twenty-six fixed rate mortgages, interest only payments, bearing interest at rates ranging from 5.96% to 6.06%, (6.02% weighted average interest rate at December 31, 2004), maturing September 2010 through February 2011 (2)	167,145	92,500	355,145

Forty-seven fixed rate mortgages payable, principal and interest payments, bearing interest at rates ranging from 4.91% to 8.42% (6.25% weighted interest average rate at December 31, 2004), maturing July 2007 through November 2038 (3)	339,913	77,573	567,336

	$937,589	$275,056	$1,769,222

(1)	Three mortgages payable totaling $25.7 million at December 31, 2003, were repaid in full in January 2004.
(2)	Includes fourteen loans, each bearing interest at a current rate of 6.06% with rates increasing annually to a maximum of 7.16%.
(3)	The stated interest rate of 7.42% on one loan was greater than that available to the Company in the open capital market for comparable debt at the time of assumption. Consequently, the Company recognized $0.8 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, the Company recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Maturities for all mortgage notes payable at December 31, 2004 is as follows (in thousands):

2005	$118,160
2006	54,400
2007	75,226
2008	185,073
2009	229,726
Thereafter	275,004

$937,589

Bonds Payable – The Company has non-interest bearing life care bonds payable to certain residents of its two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the years ended December 31, 2004 and 2003, the Company issued new bonds to new residents of these retirement facilities totaling $12.1 million and $8.2 million, respectively, and used the proceeds from the new bonds to retire $7.7 million and $6.6 million, respectively, of the existing bonds. As of December 31, 2004, $94.5 million was outstanding in bonds payable.

Line of Credit – The Company has a revolving line of credit (the “Revolving LOC”) that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes, including the funding of distributions. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million until maturity in September 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets until maturity (4.84% at December 31, 2004), and is collateralized by Properties with a carrying value of approximately $121.6 million. The Revolving LOC has financial covenants, including maintaining a minimum net worth and minimum collateral value, and contains provisions that allow for a six month extension and for the facility to be increased to $125.0 million upon the Company pledging additional Properties as collateral. At December 31, 2004, $20.0 million was outstanding under the Revolving LOC.

Term Loan. – On December 30, 2004, the Company drew $60.0 million on a 14-day term loan to purchase Properties for which permanent financing was secured in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

Construction Loans Payable – Construction loans payable consisted of the following at December 31 (in thousands):

	Total Facility	2004	2003
Six construction loans payable, each bearing interest at 30-day LIBOR plus 1.75% to 2.75% basis points, (4.62% weighted average interest rate at December 31, 2004), with monthly interest only payments, maturing November 2006 and July 2009	$97,387	$49,169	$6,766

Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (7.5% at December 31, 2004), with monthly interest only payments, maturing December 2007	48,000	32,339	636

	$145,387	$81,508	$7,402

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Interest and loan cost amortization expense was $42.8 million, $9.6 million and $1.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, including $1.1 million of loan costs written off related to the early termination of debt for the year ended December 31, 2004. No loan cost amounts were written off for the years ended December 31, 2003 and 2002. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $0, respectively, was capitalized to construction in progress.

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.1 billion at December 31, 2004.

The Company was in compliance with all its financial covenants as of December 31, 2004.

11.	Intangible Lease Liability:

Intangible lease liability at December 31, 2004, was $3.7 million consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. For the year ended December 31, 2004, $0.7 million was accreted to rental income from operating leases in the accompanying consolidated financial statements. There was no intangible lease liability at December 31, 2003 and 2002.

12.	Commitments and Contingencies:

Commitments – The following table presents the Company’s commitments, contingencies and guarantees by expiration period as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties	78,003	3,152	—	—	81,155
Pending investments (3)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the uncollateralized promissory note had an outstanding balance of approximately $14.2 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and minimum annual rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and accordingly are not included in the table above.
(3)	As of December 31, 2004, the Company had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

12. Commitments and Contingencies – Continued:

Ground Leases – During the year ended December 31, 2004, the Company acquired 20 MOBs that are subject to ground leases. These ground leases, which were assumed by the Company, have termination dates ranging from 2045 to 2084, have predetermined rent increases based on the CPI index or a defined percentage and 16 of the ground leases contain renewal options for terms of 30 to 50 years. During the year ended December 31, 2004, the Company recognized ground lease expense of $0.2 million, including $13,000 of the straight-lining of ground lease expense which is included in MOB operating expenses in the accompanying financial statements. There was no ground lease expense for the years ended December 31, 2003 and 2002.

Future minimum lease payments due under ground leases at December 31, 2004, exclusive of renewal option periods, were as follows (in thousands):

2005	$320
2006	382
2007	383
2008	385
2009	386
Thereafter	19,225

$21,081

Legal Matters – From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

13.	Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company’s common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25% of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company’s outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2004, 2003 and 2002, 685,396 shares, 131,781 shares and 37,306 shares of common stock were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

14.	Distributions:

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2004, 2003 and 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company’s assets.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737
Asset management fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market, (“List” or “Listing”) the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders’ invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the advisory agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company’s offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, the Company incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder’s fee related to the acquisition of two Properties.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the years ended December 31, 2004 and 2003, the partnership distributed $0.2 million and $0.1 million to the Company, respectively.

On September 1, 2004, a company which is owned by the Company’s chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the “HRA Tenants”) to the remaining members of the limited liability company. The HRA Tenants contributed 30%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company’s chairman of the board is a director in a hospital that leases office space in seven of the Company’s MOBs that were acquired in August 2004. Additionally, one of the Company’s independent directors is a director in a health system that leases office space in one of the Company’s MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of the Company’s total revenues.

16.	Concentration of Credit Risk:

At December 31, 2004, the Company leased its Seniors’ Housing facilities to 21 tenants, one of which contributed 21% of the Company’s total revenues for the year ended December 31, 2004. The HRA Tenants contributed 30%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively. No other Seniors’ Housing tenant contributed more than 10% of total revenues. Several of the Company’s tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the Seniors’ Housing facilities to fund rent obligations under their leases. At December 31, 2004, the Company’s MOBs were leased to more than 500 tenants.

At December 31, 2004, 108 of the 170 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. (“Sunrise”), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of December 31, 2004, two Properties are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 26 Seniors’ Housing facilities and five additional operators manage the remaining 34 Seniors’ Housing facilities. At December 31, 2004, DASCO managed 30 of the Company’s 52 MOBs and the remaining 22 are managed by 9 third-party property managers.

To mitigate credit risk, certain Seniors’ Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of December 31, 2004, the Company held $26.3 million in security deposits and rental support related to certain Properties. The Company had limited guarantees from certain tenants and operators that aggregated $10.7 million as of December 31, 2004, related to 12 of its Properties. In connection with three and 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving specified performance thresholds.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

16.	Concentration of Credit Risk – Continued:

In connection with the purchase of five Seniors’ Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant’s rent obligations related to three additional Seniors’ Housing facilities for which construction was completed in 2004 until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of operations.

17.	Medical Office Building Acquisitions:

In April 2004, the Company acquired 22 MOBs for an aggregate purchase price of $272.0 million, including closing costs (the “MOP Acquisition”).

In August 2004, the Company acquired ownership interests in entities that own 28 MOBs and a 55% interest in DASCO for $212.6 million, including closing costs. In November 2004, the Company acquired an additional two MOBs for $19.4 million, including closing costs (collectively, the “DASCO Acquisition”). The DASCO Acquisition is expected to provide opportunities for the Company to participate in new medical office development and acquisition opportunities as well as to enter the business of managing MOBs.

Included in the DASCO Acquisition were certain limited partnerships with finite lives. Therefore, the minority interests in these partnerships meet the definition of mandatorily redeemable noncontrolling interests as specified in Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Company estimates that the settlement value of these mandatorily redeemable noncontrolling interests at December 31, 2004 was $5.1 million, based on the sale or disposition of all or substantially all of the assets of the partnerships and the repayments of outstanding liabilities as of that date.

In addition, certain partnerships that own MOBs provide for non-equity participation to various lessees or affiliates of lessees. Certain lessees in the MOBs are entitled to receive a percentage of the pro rata net cash flow, as defined, for the term of their lease, calculated as the percentage of each lease with respect to the total leasable square footage. Such amounts are paid periodically, such as monthly or quarterly. Certain lessees are also entitled to a percentage of their pro rata share of net capital proceeds, as defined, upon the occurrence of a capital transaction (including, but not limited to, the sale or refinancing of the property). Such pro rata share is calculated as the percentage of each lease with respect to the total leasable square footage.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

17.	Medical Office Building Acquisitions – Continued:

The fair value of assets acquired and liabilities assumed at the date of the MOP and DASCO Acquisitions are based on independent appraisals and valuation studies from independent third-party consultants. The aggregate value of the assets acquired, including closing costs, and liabilities assumed were as follows (in thousands):

Assets:
Real estate investment properties:
Accounted for using the operating method	$455,194
Intangible lease costs	47,372

502,566

Cash and cash equivalents	530
Restricted cash	2,485
Deferred costs, net	1,018
Other assets	1,698
Goodwill	5,791

Total assets acquired	514,088

Liabilities:
Mortgages payable	94,808
Construction loan payable	487
Accounts payable and other liabilities	8,117
Intangible lease liability	4,463
Security deposits	2,011

Total liabilities assumed	109,886

Minority interests	1,967

Net assets acquired	$402,235

The amortization periods of the intangible lease costs acquired range from less than one year to 15 years.

The following condensed pro forma (unaudited) information assumes that the MOP and DASCO Acquisitions had occurred on January 1, 2003.

	Years Ended December 31,
	2004	2003
Revenues	$298,164	$145,322
Expenses	178,495	92,623
Net income	118,396	51,903

Basic and diluted income per share	$0.56	$0.52

Weighted average number of common shares outstanding (basic and diluted)	210,343	99,815

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

18.	Selected Quarterly Financial Data (unaudited):

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2004 and 2003 (in thousands):

2004 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$50,830	$63,428	$70,831	$79,452	$264,541
Income from continuing operations	27,722	29,618	30,724	31,442	119,506

Discontinued Operations:
Revenues	112	109	109	95	425
Income (loss) from discontinued operations	79	73	(1,810)	70	(1,588)

Net income (loss) per share, basic and diluted:
Continuing operations	$0.16	$0.14	$0.13	$(0.14	$(0.57
Discontinued operations	$—	$—	$—	$(0.01)	$(0.01)
Net income	$0.16	$0.14	$0.13	$(0.13	$(0.56

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$12,091	$20,948	$25,070	$35,818	$93,927
Income from continuing operations	8,503	12,913	15,814	21,230	58,460

Discontinued Operations:
Revenues	—	—	—	41	41
Income from discontinued operations	—	—	—	25	25

Net income per share, basic and diluted:
Continuing operations	$0.16	$0.18	$0.16	$(0.16	$0.66
Discontinued operations	$—	$—	$—	$—	$—
Net income	$0.16	$0.18	$0.16	$(0.16	$0.66

19.	Subsequent Events:

Property Acquisitions – In January and February 2005, the Company acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or are being developed by DASCO. In February 2005, the Company also acquired a Seniors’ Housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which the Company intends to hold for sale. The Seniors’ Housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the Seniors’ Housing facility, the Company borrowed $30 million in new permanent financing. The Company used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

19.	Subsequent Events – Continued:

Permanent Financing – On January 6, 2005, the Company assumed a $7.1 million loan in connection with the acquisition of an MOB. The loan bears interest at 8.41% and requires principal and interest payments until maturity in June 2010. The stated interest rate of 8.41% was greater than that available to the Company in the open capital market for comparable debt. Consequently, the Company recognized $0.7 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 5.67%.

On January 13, 2005, the Company obtained a $100.0 million mortgage loan collateralized by 11 Properties owned by the Company. The loan has a term of five years, bears interest at LIBOR plus 1.25% and requires interest only payments through maturity in January 2010.

On February 28, 2005, the Company obtained a $30.0 million mortgage loan in connection with the acquisition of one Property. The loan requires interest only payments at a variable rate based on the 3- to 9-month Fannie Mae Discount MBS rate plus 0.9% and matures in October 2005. The loan contains provisions that allow for a term extension to October 2010.

On March 4, 2005, the Company obtained eight mortgage loans aggregating $39.0 million collateralized by 13 Properties. The loans require interest only payments at a fixed rate of 4.85% until September 2007, and principal and interest payments thereafter until maturity in March 2012.

Other– During the period January 1, 2005 through February 28, 2005, the Company received subscription proceeds for an additional 4.0 million shares ($40.5 million) of common stock.

On January 1, February 1 and March 1, 2005, the Company declared distributions to stockholders of record on those dates, totaling $14.2 million, $14.3 million and $14.4 million, respectively, or $0.0592 per share of common stock, payable by March 31, 2005.

CNL RETIRMENT PROPERTIES, INC.

Schedule II – Valuation and Qualifying Accounts

Years Ended December 31, 2004, 2003, and 2002

(dollars in thousands)

			Additions		Deductions
Year	Description	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deemed Uncollectible	Collected or Determined to be Collectible	Balance at End of Year
2002	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2003	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2004	Allowance for doubtful accounts (a)	$—	$3,900	$—	$—	$—	$3,900

(a)	Deducted from receivables on the balance sheet.

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Brighton Gardens of Orland Park, IL	$—	$2,162	$12,577	$—	$35	$2,162	$12,612	14,774	$2,062	1999	Apr-00
Broadway Plaza at Pecan Park – TX	3,600	1,344	9,425	—	—	1,344	9,425	10,769	960	2000	Nov-01
Homewood Residence at Boca Raton, FL	4,400	1,144	8,734	—	—	1,144	8,734	9,878	887	2000	Nov-01
Holley Court Terrace, IL	—	2,144	16,850	—	—	2,144	16,850	18,994	1,366	1992	Feb-02
Homewood Residence at Coconut Creek, FL	2,602	1,683	8,193	—	—	1,683	8,193	9,876	779	2000	Feb-02
Heritage Club at Greenwood Village, CO	10,618	1,965	18,025	—	180	1,965	18,205	20,170	1,562	1999	Mar-02
Mapleridge of Dartmouth, MA	3,243	920	8,799	—	23	920	8,822	9,742	646	1999	May-02
Mapleridge of Laguna Creek, CA	3,796	812	7,407	—	—	812	7,407	8,219	553	1999	May-02
Brighton Gardens of Towson, MD	5,781	990	14,109	(27)	103	963	14,212	15,175	1,043	1999	May-02
Brighton Gardens of Camarillo, CA	7,477	2,487	16,676	(1)	41	2,486	16,717	19,203	1,267	1999	May-02
Mapleridge of Clayton, OH	3,222	813	7,483	—	12	813	7,495	8,308	557	1999	May-02
Vero Beach, FL	32,339	1,839	—	(91)	39,907	1,748	39,907	41,655	—	(3)	Aug-02
Homewood Residence at Brookmont Terr., TN	1,931	464	8,652	—	—	464	8,652	9,116	618	2000	Nov-02
Mapleridge of Hemet, CA	3,163	1,176	3,087	—	28	1,176	3,115	4,291	250	1998	Dec-02
Brighton Gardens of Tulsa, OK	3,605	1,538	3,310	13	46	1,551	3,356	4,907	298	1999	Dec-02
Pleasant Hills, AR	8,188	523	10,427	102	151	625	10,578	11,203	634	1984	Dec-02
Brighton Gardens of Hoffman Estates, IL	5,806	1,724	6,064	—	18	1,724	6,082	7,806	435	1999	Dec-02
Mapleridge of Willoughby, OH	3,794	1,091	4,032	66	11	1,157	4,043	5,200	294	1998	Dec-02
Mapleridge of Plymouth, MA	3,525	1,090	3,667	4	6	1,094	3,673	4,767	283	2000	Dec-02
Hearthside of Lynwood, WA	3,250	1,530	5,068	10	42	1,540	5,110	6,650	293	1989	Dec-02
Hearthside of Snohomish, WA	4,437	645	8,364	—	16	645	8,380	9,025	456	1993	Dec-02
Brighton Gardens of Vinings, GA	3,805	1,773	5,830	5	12	1,778	5,842	7,620	406	1999	Dec-02
Brighton Gardens of Oklahoma City, OK	1,881	784	3,000	7	50	791	3,050	3,841	267	1999	Dec-02
Brighton Gardens of Bellevue, WA	5,263	2,165	8,506	—	7	2,165	8,513	10,678	556	1999	Dec-02
Brighton Gardens of Santa Rosa, CA	8,641	2,161	15,044	982	(2,544)	3,143	12,500	15,643	791	2000	Dec-02
Brighton Gardens of Denver, CO	11,123	1,084	17,245	—	—	1,084	17,245	18,329	861	1996	Mar-03
Brighton Gardens of Colorado Springs, CO	10,258	1,073	15,829	—	—	1,073	15,829	16,902	777	1999	Mar-03
Brighton Gardens of Lakewood, CO	11,708	1,073	18,221	—	—	1,073	18,221	19,294	889	1999	Mar-03
Brighton Gardens of Rancho Mirage, CA	7,137	1,716	12,482	5	77	1,721	12,559	14,280	758	2000	Mar-03
The Fairfax, VA	52,332	17,641	60,643	—	2,882	17,641	63,525	81,166	3,185	1989	Mar-03
The Quadrangle, PA	42,119	23,148	90,769	(37)	676	23,111	91,445	114,556	4,698	1987	Mar-03
Brighton Gardens of Yorba Linda, CA	10,377	2,397	11,410	—	47	2,397	11,457	13,854	608	2000	Mar-03
Brighton Gardens of Salt Lake City, UT	11,566	392	15,013	—	20	392	15,033	15,425	827	1999	Mar-03
Brighton Gardens of Northridge, CA	7,603	3,485	11,634	(1)	9	3,484	11,643	15,127	732	2001	Mar-03
Sunrise of Palm Springs, CA	1,369	884	1,873	—	5	884	1,878	2,762	158	1999	Mar-03
Brighton Gardens of Edgewood, KY	1,370	886	1,876	6	14	892	1,890	2,782	190	2000	Mar-03
Brighton Gardens of Greenville, SC	2,132	352	3,938	4	31	356	3,969	4,325	315	1998	Mar-03
Brighton Gardens of Saddle River, NJ	7,867	2,155	10,968	—	—	2,155	10,968	13,123	599	1998	Mar-03
Balmoral of Palm Harbor, FL	—	1,002	11,493	—	279	1,002	11,772	12,774	522	1996	Jul-03

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum - brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Somerby at University Park	34,522	2,633	49,166	—	—	2,633	49,166	51,799	1,992	1999	Aug-03
Somerby at Jones Farm	14,698	719	23,136	—	—	719	23,136	23,855	1,013	1999	Nov-03
Brighton Gardens of Tampa, FL	—	1,670	—	—	—	1,670	—	1,670	—	1998	Aug-03
Greentree at Ft. Benjamin Harrison	—	469	4,761	—	—	469	4,761	5,230	167	1999	Sep-03
Greentree at Mt. Vernon, IL	—	225	7,244	—	1,830	225	9,074	9,299	289	2000	Sep-03
Greentree at Post, IN	—	287	4,934	—	—	287	4,934	5,221	164	1999	Sep-03
Greentree at West Lafayette, IN	—	319	5,264	—	936	319	6,200	6,519	191	1999	Sep-03
Sunrise of Arlington, VA	3,543	765	6,463	—	52	765	6,515	7,280	274	1988	Sep-03
Sunrise of Bluemont Park, VA	14,021	2,359	26,196	24	82	2,383	26,278	28,661	1,012	1989	Sep-03
Sunrise of Countryside	7,335	2,288	12,583	—	89	2,288	12,672	14,960	527	1945/88	Sep-03
Sunrise of Falls Church, VA	4,341	1,221	7,631	—	25	1,221	7,656	8,877	334	1993	Sep-03
Sunrise of Farmington Hills, MI	4,690	1,212	8,414	8	3	1,220	8,417	9,637	390	1999	Sep-03
Sunrise of Frederrick, MD	3,443	118	6,971	—	26	118	6,997	7,115	269	1991	Sep-03
Sunrise of Leesburg, VA	1,048	399	1,701	—	7	399	1,708	2,107	80	1850/1989	Sep-03
Sunrise of Mercer Island, WA	3,892	744	7,225	—	2	744	7,227	7,971	287	1990	Sep-03
Sunrise of Mills Basin, NY	12,075	2,596	22,134	24	12	2,620	22,146	24,766	912	2002	Sep-03
Sunrise of Poland, OH	4,291	742	8,044	—	—	742	8,044	8,786	304	1998	Sep-03
Sunrise of Raleigh, NC	3,143	457	5,935	—	11	457	5,946	6,403	276	1996	Sep-03
Sunrise of Sheepshead Bay, NY	12,823	3,856	22,395	24	12	3,880	22,407	26,287	851	2000	Sep-03
Sunrise of Beverly Hills, CA	10,441	3,950	4,165	—	11,567	3,950	15,732	19,682	—	(3)	Sep-03
Sunrise of Cresskill, NJ	8,748	4,632	5,569	—	8,014	4,632	13,583	18,215	—	(3)	Sep-03
Sunrise of Edmonds, WA	9,214	968	2,541	—	10,144	968	12,685	13,653	51	2004	Sep-03
Sunrise at Five Forks, GA	8,105	1,001	9,022	(4)	2,245	997	11,267	12,264	337	2004	Sep-03
Sunrise of Madison	10,639	1,608	2,846	—	12,228	1,608	15,074	16,682	100	2004	Sep-03
Dogwood Forest of Dunwoody, GA	—	836	4,952	—	135	836	5,087	5,923	163	2000	Nov-03
EdenGardens of Gainesville, FL	—	436	7,789	10	27	446	7,816	8,262	255	2000	Nov-03
EdenBrook of Jacksonville, FL	—	1,114	6,112	—	230	1,114	6,342	7,456	256	1999	Nov-03
EdenBrook of Tallahassee, FL	—	670	11,664	—	35	670	11,699	12,369	376	1999	Nov-03
EdenGardens of Aiken, SC	4,992	369	7,139	—	7	369	7,146	7,515	239	1995	Nov-03
EdenBrook of Alpharetta, GA	4,493	718	6,330	—	12	718	6,342	7,060	214	2000	Nov-03
EdenGardens of Arlington, TX	—	350	8,538	—	—	350	8,538	8,888	268	2000	Nov-03
EdenTerrace of Arlington, TX	—	668	7,616	—	11	668	7,627	8,295	250	2000	Nov-03
EdenBrook of Buckhead, GA	4,493	782	6,971	—	5	782	6,976	7,758	247	2000	Nov-03
EdenBrook of Champions, TX	—	530	11,581	—	39	530	11,620	12,150	376	2000	Nov-03
EdenBrook of Charleston, SC	4,992	422	8,827	—	7	422	8,834	9,256	294	2000	Nov-03
EdenGardens of Columbia	—	300	4,043	—	23	300	4,066	4,366	136	1996	Nov-03
EdenGardens of Concord, NC	2,432	393	3,548	—	—	393	3,548	3,941	121	1998	Nov-03

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company(2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Closeof Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Edenbrook of Dunwoody, GA	4,657	368	4,559	—	61	368	4,620	4,988	184	1998	Nov-03
EdenGardens of Greenwood, SC	—	299	4,239	—	43	299	4,282	4,581	144	1997	Nov-03
Somerby at Jones Farm, AL	—	605	8,900	—	14	605	8,914	9,519	303	2001	Nov-03
EdenGardens of Kingwood, TX	—	467	8,418	—	12	467	8,430	8,897	291	2001	Nov-03
EdenTerrace of Kingwood, TX	—	572	10,527	—	6	572	10,533	11,105	357	2001	Nov-03
EdenBrook of Louisville, KY	6,663	623	10,144	—	3	623	10,147	10,770	339	2001	Nov-03
EdenTerrace of Louisville, KY	7,915	886	11,897	—	11	886	11,908	12,794	394	2001	Nov-03
EdenGardens of Marietta, GA	—	571	4,397	—	28	571	4,425	4,996	150	1998	Nov-03
EdenBrook of Plano, TX	6,390	464	12,004	—	18	464	12,022	12,486	386	2000	Nov-03
EdenGardens of Rock Hill, SC	—	277	6,783	—	49	277	6,832	7,109	237	1995	Nov-03
EdenGardens of Roswell, GA	—	440	2,007	—	21	440	2,028	2,468	93	1998	Nov-03
EdenBrook of The Woodlands, TX	4,992	395	13,490	—	24	395	13,514	13,909	434	2000	Nov-03
Summit at Park Hills, OH	—	149	6,230	—	—	149	6,230	6,379	89	2001	Jun-04
Brighton Gardens of Carlsbad, CA	—	5,530	9,007	—	—	5,530	9,007	14,537	36	1999	Nov-04
Brighton Gardens of San Dimas, CA	—	3,390	19,788	—	—	3,390	19,788	23,178	70	1999	Nov-04
Brighton Gardens of Carmel Valley, CA	—	3,729	22,081	—	—	3,729	22,081	25,810	79	1999	Nov-04
Brighton Gardens of San Juan Capistrano, CA	—	3,009	5,144	—	—	3,009	5,144	8,153	26	1999	Nov-04
Brighton Gardens of Woodbridge, CT	—	1,624	5,457	—	—	1,624	5,457	7,081	21	1998	Nov-04
Brighton Gardens of Pikesville, MD	—	1,118	8,264	—	—	1,118	8,264	9,382	32	1999	Nov-04
Brighton Gardens of North Shore, MA	—	1,815	25,311	—	—	1,815	25,311	27,126	86	1999	Nov-04
Brighton Gardens of Dedham, MA	—	1,806	18,682	—	—	1,806	18,682	20,488	68	1999	Nov-04
Brighton Gardens of Paramus, NJ	—	2,826	20,012	—	—	2,826	20,012	22,838	73	1999	Nov-04
Brighton Gardens of Arlington, VA	—	4,658	13,907	—	—	4,658	13,907	18,565	51	1999	Nov-04
Brighton Gardens of Richmond, VA	—	905	7,604	—	—	905	7,604	8,509	30	1999	Nov-04
Bickford Cottage of Davenport, IA	3,477	213	5,639	—	—	213	5,639	5,852	58	1999	Aug-04
Bickford Cottage of Marion, IA	2,847	224	5,711	—	—	224	5,711	5,935	58	1998	Aug-04
Bickford Cottage of Champaign, IL	—	54	2,501	—	—	54	2,501	2,555	27	2003	Aug-04
Bickford House of Bloomington, IL	—	514	6,866	—	—	514	6,866	7,380	72	2000	Aug-04
Bickford Cottage of Macomb, IL	—	54	4,315	—	—	54	4,315	4,369	45	2003	Aug-04
Bickford Cottage of Peoria, IL	—	375	7,659	—	—	375	7,659	8,034	79	2001	Aug-04
Courtyard Manor of Auburn Hills, MI	—	1,746	7,574	—	7	1,746	7,581	9,327	151	1999	Apr-04
Courtyard Manor at Sterling Heights, MI	—	1,076	7,834	—	4	1,076	7,838	8,914	155	1989	Apr-04
The Park at Olympia Fields, IL	19,000	3,303	38,891	—	—	3,303	38,891	42,194	892	1999	Feb-04
East Bay Manor, RI	8,235	686	12,752	—	—	686	12,752	13,438	304	1992	Feb-04
Greenwich Bay Manor, RI	7,250	180	11,401	—	—	180	11,401	11,581	267	1980	Feb-04
West Bay Manor, RI	10,000	1,900	15,481	—	—	1,900	15,481	17,381	358	1972	Feb-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Waterside Retirement Estates, FL	19,100	1,820	32,645	—	—	1,820	32,645	34,465	735	1980	Feb-04
Carrington Pointe, CA	12,400	1,636	27,753	—	—	1,636	27,753	29,389	617	1988	Feb-04
Cherry Hills Club, CA	6,250	1,428	23,814	—	—	1,428	23,814	25,242	550	1987	Feb-04
The Park at Golf Mills, IL	28,066	2,291	58,811	—	—	2,291	58,811	61,102	1,338	1989	Feb-04
The Heritage Palmeras, AZ	27,222	1,556	45,622	—	—	1,556	45,622	47,178	1,037	1996	Feb-04
The Pointe at Newport Place, FL	3,080	900	6,453	—	—	900	6,453	7,353	175	2000	Feb-04
Newport Place, FL	18,918	5,265	41,850	—	—	5,265	41,850	47,115	961	1993	Feb-04
Prosperity Oaks, FL	33,159	5,415	59,690	—	—	5,415	59,690	65,105	1,352	1988	Feb-04
Pinecrest Place Retirement Community, FL	32,530	893	60,674	—	—	893	60,674	61,567	1,384	1988	Feb-04
North Bay Manor, RI	12,742	464	19,402	—	—	464	19,402	19,866	454	1989	Feb-04
South Bay Manor, RI	12,490	654	16,606	—	—	654	16,606	17,260	383	1988	Feb-04
Emerald Bay Manor, RI	10,400	1,382	18,237	—	—	1,382	18,237	19,619	432	1999	Feb-04
Treemont Retirement Community, TX	12,750	3,211	17,096	—	—	3,211	17,096	20,307	407	1974	Feb-04
The Park at Riverchase, AL	—	1,159	6,246	—	—	1,159	6,246	7,405	174	1997	Feb-04
Heron’s Run, FL	—	446	1,798	—	—	446	1,798	2,244	42	1993	Feb-04
Sakonnet Bay Manor, RI	—	4,383	21,963	—	—	4,383	21,963	26,346	217	1998	Aug-04
Terrace at Memorial City, TX	19,000	4,336	33,496	—	—	4,336	33,496	37,832	39	1992	Dec-04
Spring Shadows Place, TX	6,419	2,943	6,288	—	—	2,943	6,288	9,231	7	1973	Dec-04
Terrace at West University, TX	17,281	3,650	24,976	—	—	3,650	24,976	28,626	31	1998	Dec-04
Terrace at Willowbrook, TX	17,800	2,243	23,551	—	—	2,243	23,551	25,794	27	1996	Dec-04
Terrace at Clear Lake, TX	11,750	2,068	22,769	—	—	2,068	22,769	24,837	28	2000	Dec-04
Terrace at First Colony, TX	17,750	2,160	22,871	—	—	2,160	22,871	25,031	28	2000	Dec-04
Sunrise of Des Peres, MO	—	4,129	17,773	—	—	4,129	17,773	21,902	161	2004	Mar-04
Sunrise of Clayton, MO	—	3,565	15,945	—	—	3,565	15,945	19,510	279	2004	Mar-04
Sunrise of Wilmette, IL	—	2,640	7,053	—	—	2,640	7,053	9,693	70	2004	Mar-04
Boardwalk Medical Office, TX	7,685	1,665	11,367	—	—	1,665	11,367	13,032	293	1997	Apr-04
Las Colinas Medical Plaza II, TX	6,953	1,763	8,801	—	—	1,763	8,801	10,564	276	2001	Apr-04
Independence Park-4204, NC	3,421	1,768	8,160	—	440	1,768	8,600	10,368	224	1994	Apr-04
Independence Park-4228, NC	1,085	888	2,483	—	—	888	2,483	3,371	101	1997	Apr-04
Independence Park-4233, NC	1,280	1,880	2,075	—	—	1,880	2,075	3,955	169	1996	Apr-04
Independence Park-4323, NC	1,168	694	2,647	—	—	694	2,647	3,341	81	1997	Apr-04
Tampa Medical Tower, FL	6,150	2,648	7,243	—	105	2,648	7,348	9,996	541	1984	Apr-04
Yorktown 50, VA	14,917	2,089	22,618	—	24	2,089	22,642	24,731	642	1974	Apr-04
Sherman Oaks Medical Center, CA	9,669	9,024	5,272	—	64	9,024	5,336	14,360	465	1953	Apr-04
Valencia Medical Center, CA	5,183	1,312	5,336	—	63	1,312	5,399	6,711	234	1983	Apr-04
Encino Medical Plaza, CA	7,522	6,904	9,253	—	135	6,904	9,388	16,292	458	1973	Apr-04
Rocky Mountain Cancer Center, CO	4,680	1,069	7,801	—	—	1,069	7,801	8,870	193	1993	Apr-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Aurora Medical Center II, CO	4,699	134	9,218	—	2	134	9,220	9,354	363	1994	Apr-04
Aurora Medical Center I, CO	5,264	123	8,485	—	19	123	8,504	8,627	380	1981	Apr-04
Dorsey Hall Medical Center, MD	3,913	1,324	4,020	—	9	1,324	4,029	5,353	207	1988	Apr-04
Chesapeake Medical Center, VA	—	2,087	7,520	—	—	2,087	7,520	9,607	329	1988	Apr-04
Randolph Medical Center, MD	—	2,575	6,453	—	421	2,575	6,874	9,449	261	1975	Apr-04
Plano Medical Center, TX	—	2,519	12,190	—	4	2,519	12,194	14,713	465	1984	Apr-04
Medical Place I, TX	—	876	23,889	—	116	876	24,005	24,881	1,043	1984	Apr-04
Northwest Regional Medical Center, TX	—	599	6,646	—	—	599	6,646	7,245	197	1999	Apr-04
The Diagnostic Clinic, FL	—	2,569	26,918	—	58	2,569	26,976	29,545	700	1972	Apr-04
BayCare Health Headquarters, FL	—	3,019	6,713	—	—	3,019	6,713	9,732	291	1988	Apr-04
Southwest General Birth Place, TX	—	990	12,308	—	—	990	12,308	13,298	153	1994	Aug-04
Baytown Plaza I & II, TX	—	337	1,096	—	6	337	1,102	1,439	78	1972	Aug-04
South Seminole Medical Office Building II, FL	—	709	4,063	—	4	709	4,067	4,776	157	1987	Aug-04
South Seminole Medical Office Building III, FL	—	769	1,768	—	—	769	1,768	2,537	98	1993	Aug-04
Orlando Professional Center I, FL	—	384	788	—	—	384	788	1,172	58	1969	Aug-04
Orlando Professional Center II, FL	—	1,258	1,704	322	—	1,580	1,704	3,284	81	1963	Aug-04
Oviedo Medical Center, FL	—	1,712	6,484	—	223	1,712	6,707	8,419	302	1997	Aug-04
MedPlex B at Sand Lake Commons, FL	—	2,679	3,235	—	1	2,679	3,236	5,915	89	1988	Aug-04
Eagle Creek Medical Plaza, KY	—	14	3,411	—	—	14	3,411	3,425	152	1982	Aug-04
Sand Lake Physicians Office Building, FL	—	23	1,748	—	—	23	1,748	1,771	67	1985	Aug-04
North Alvernon Medical, AZ	—	2,969	9,197	—	32	2,969	9,229	12,198	257	1986	Aug-04
St. Joseph’s Medical Plaza, AZ	—	511	7,736	—	—	511	7,736	8,247	208	1985	Aug-04
Mercy Medical Office Building	—	—	3,049	—	4	—	3,053	3,053	102	1986	Aug-04
Elgin Medical Office Building I, IL	—	—	6,291	—	—	—	6,291	6,291	238	1991	Aug-04
Elgin Medical Office Building II, IL	—	—	6,861	—	1	—	6,862	6,862	241	2001	Aug-04
Santa Rosa Medical Office Building, GA	—	13	8,111	—	6	13	8,117	8,130	106	2003	Aug-04
Fannin Medical Office Building, GA	—	9	2,397	—	118	9	2,515	2,524	35	2002	Aug-04
Physicians East and West, TX	—	3	4,276	—	—	3	4,276	4,279	127	1991	Aug-04
Brentwood Medical Center, CA	—	739	15,501	—	5,421	739	20,922	21,661	—	(3)	Aug-04
Heartland Regional Medical Office Building, IL	—	99	9,788	—	301	99	10,089	10,188	216	2002	Aug-04
Saint Joseph East Office Park, KY	—	17	9,896	—	21	17	9,917	9,934	140	2003	Aug-04
Central Mississippi Medical Center Building, MS	—	34	8,409	—	154	34	8,563	8,597	118	2002	Aug-04
River Oaks Medical Building, MS	—	19	7,127	—	286	19	7,413	7,432	106	2003	Aug-04
Parker Adventist Professional Building, CO	—	16	14,586	—	588	16	15,174	15,190	230	2004	Aug-04
NASA Parkway Medical Office Building, TX	—	460	7,478	—	—	460	7,478	7,938	124	2002	Aug-04
Lake Granbury Medical Plaza, TX	—	63	6,197	—	2,272	63	8,469	8,532	90	2001	Aug-04
Durant Medical Center, OK	—	1,133	7,914	—	—	1,133	7,914	9,047	127	1998	Aug-04
Jackson Central II, MS	—	—	485	—	867	—	1,352	1,352	—	(3)	Aug-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
McDowell Mountain Medical Plaza, AZ	11,268	6,219	9,066	—	112	6,219	9,178	15,397	89	1999	Nov-04
Lakeside Healthpark Medical Office Building, NE	2,021	—	1,928	—	1,474	—	3,402	3,402	—	(3)	Nov-04
Other	—	—	—	19	583	19	583	602	44	n/a	n/a

	$1,001,153	$311,277	$2,253,037	$1,474	$104,235	$312,751	$2,357,272	$2,670,023	$74,510

(1)	Excludes encumbrances of $112.4 million that are carried on properties accounted for using the direct financing method.
(2)	Includes Properties under construction.
(3)	Property was under construction at December 31, 2004.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2004

(dollars in thousands)

(a)	Transactions in real estate and accumulated depreciation during 2002, 2003 and 2004 are summarized as follows:

	Cost (b) (d)	Accumulated Depreciation
Properties the Company has invested in under operating leases:

Balance, December 31, 2001	$36,060	$827
Acquisitions	213,820	—
Depreciation expense (c)	—	3,076

Balance, December 31, 2002	249,880	3,903
Acquisitions	850,430	—
Depreciation expense (c)	—	16,345

Balance, December 31, 2003	1,100,310	20,248
Acquisitions	1,573,078	—
Impairment provisions	(1,883)	—
Real estate held for sale	(1,482)	(102)
Depreciation expense (c)	—	54,364

Balance, December 31, 2004	$2,670,023	$74,510

(b)	As of December 31, 2004, 2003, and 2002, the aggregate cost of the Properties owned by the Company for federal income tax purposes, including Properties accounted for using the operating method and those accounted for using the direct financing method, was $3.0 billion, $1.3 billion and $258.3 million, respectively. Certain leases accounted for under the direct financing method are treated as operating leases for federal income tax purposes.

(c)	Depreciation expense is computed for buildings and equipment based upon estimated lives of 39-40 years, and 3 to 7 years, respectively.

(d)	Acquisition fees and miscellaneous closing costs of $78.3 million, $60.1 million and $13.1 million are included in land, buildings, equipment and intangible lease costs at December 31, 2004, 2003 and 2002, respectively.

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. (“Sunrise”) managing and operating the majority of the Properties owned by the Company as of February 28, 2005. The summarized financial information presented for Sunrise as of December 31, 2004 and December 31, 2003, and for each of the three years ended December 31, 2004, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2004.

Sunrise Assisted Living, Inc.:

Selected Financial Data for the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001	F-46

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company acquiring 20 related Properties from affiliates of WHSLH Realty, L.L.C. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see “Business — Property Acquisitions.”

Horizon Bay Senior Communities Twenty Communities

(Includes the Hoover, Sun City (Arizona), Fresno, Sun City (California), Niles, Olympia Fields, Cumberland, East Providence, Greenwich, Smithfield, South Kingston, Tiverton, Warwick, Dallas, Largo, Palm Beach Gardens, Sarasota and West Palm Beach Properties and the two Boynton Beach Properties)

F-47

The following financial information is filed as part of this report as a result of the Company acquiring 22 related medial office buildings from affiliates of Medical Office Properties, Inc. For information on the Properties and the leases which the Company has entered into, see “Business — Property Acquisitions.”

Medical Office Portfolio One Properties

(Includes the Aurora-I, Aurora-II, Chesapeake, Clearwater, Columbia, Corpus Christi, Denver, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Encino, Fairfax, Houston Irving-Boardwalk, Irving-Las Colinas, Largo, Plano, Rockville, Sherman Oaks, Tampa and Valencia Properties)

F-62

Sunrise Senior Living, Inc.

Selected Financial Data

(in Thousands, except per share data)

Consolidated Balance Sheet Data:
	September 30, 2004	December 31, 2003	December 31, 2002
Current assets	$271,836	$235,895	$254,386
Noncurrent assets	803,156	773,903	861,765
Current liabilities	183,050	164,772	114,747
Noncurrent liabilities	388,788	353,147	533,725
Minority interests	1,501	1,603	1,861
Stockholders’ equity	501,653	490,276	465,818

Consolidated Statements of Income Data:

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001
Revenues	$1,082,341	$1,188,301	$505,912	$428,219

Costs and expenses	1,047,521	1,074,633	394,164	322,779

Net income	$37,975	$62,178	$54,661	$49,101

Basic net income per share	$1.87	$2.92	$2.44	$2.25

Diluted net income per share	$1.67	$2.63	$2.23	$2.08

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES

Combined Financial Statements

Year ended December 31, 2003

With Report of Independent Certified Public Accountants

Report of Independent Certified Public Accountants

To the Boards of Directors, Members and Partners of

Horizon Bay Senior Communities Twenty Communities

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Horizon Bay Senior Communities Twenty Communities (the “Communities”), as defined in Note 1, at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets in 2002.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 3, 2004

Horizon Bay Senior Communities Twenty Communities

Combined Balance Sheets

December 31, 2003, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$4,287,002	$3,071,653
Accounts receivable, net	2,126,811	1,284,394
Prepaid expenses and other current assets	1,821,864	527,206
Assets held for sale	403,433,510	—

Total current assets	411,669,187	4,883,253

Restricted assets
Life care contract minimum liquid reserve fund	1,132,112	2,001,731
Tenant security deposits, restricted cash	1,260,515	1,561,440
Debt reserve fund and other deposits	—	6,700,998

Total restricted assets	2,392,627	10,264,169

Property, plant and equipment, net	—	393,817,130
Deferred financing fees, net	—	2,648,679

Total assets	$414,061,814	$411,613,231

Liabilities and Equity
Current liabilities
Accounts payable	$1,895,596	$5,064,788
Accrued wages and payroll expenses	1,817,092	1,856,495
Other accrued expenses and prepaid rent	3,121,576	2,560,696
Accrued real estate and property taxes	1,797,100	2,262,474
Reserve for workers’ compensation	865,870	500,000
Reserve for general and professional liability	2,500,000	2,000,000
Current portion of long-term debt	—	8,303,880
Debt associated with assets held for sale	293,291,314	—

Total current liabilities	305,288,548	22,548,333

Long-term debt, net of current portion	—	272,019,095
Refundable security deposits	920,570	1,382,515
Refundable deposits	1,841,770	2,732,054
Unearned entrance fees	1,788,032	1,863,068

Total liabilities	309,838,920	300,545,065

Commitments and contingencies

Equity	104,222,894	111,068,166

	$414,061,814	$411,613,231

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities

Combined Statements of Operations

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Revenues
Monthly service and earned entrance fees	$104,322,111	$101,652,757	$93,839,612
Other	1,375,765	1,536,213	2,286,721

Total revenues	105,697,876	103,188,970	96,126,333

Expenses
Community operations	62,251,131	59,153,208	57,324,633
Management fees	5,004,114	4,905,488	4,590,377
Real estate taxes	4,206,169	4,270,261	3,766,789
Depreciation and amortization	11,902,147	11,826,181	11,393,367
Impairment of operating properties	—	6,000,000	307,643

Total expenses	83,363,561	86,155,138	77,382,809

Operating income	22,334,315	17,033,832	18,743,524

Other income (expense)
Interest income	31,716	86,124	198,662
Interest expense	(15,356,095)	(18,168,101)	(20,920,014)

Total other income (expense)	(15,324,379)	(18,081,977)	(20,721,352)

Net income (loss)	$7,009,936	$(1,048,145)	$(1,977,828)

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities

Combined Statements of Changes in Equity

Years Ended December 31, 2003, 2002 and 2001

Balance at January 1, 2001	$116,256,263

Reclassification of amounts receivable from parent	(14,532,822)
Net loss	(1,977,828)

Balance at December 31, 2001	99,745,613

Reclassification of amounts payable to parent	12,370,698
Net loss	(1,048,145)

Balance at December 31, 2002	111,068,166

Reclassification of amounts receivable from parent	(13,855,208)
Net income	7,009,936

Balance at December 31, 2003	$104,222,894

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities

Combined Statements of Cash Flows

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Cash flows from operating activities
Net income (loss)	$7,009,936	$(1,048,145)	$(1,977,828)
Adjustments and other changes to reconcile net income (loss) to net cash provided by operating activities - increase (decrease) in cash
Depreciation and amortization	11,902,147	11,826,181	11,393,367
Amortization of deferred financing fees	1,852,611	1,546,332	1,439,803
Impairment of value on operating properties	—	6,000,000	307,643
Accounts receivable, net	(842,417)	53,752	(115,659)
Prepaids and other current assets	(1,294,658)	2,227,380	(1,436,627)
Unearned entrance fees	(75,036)	(400,465)	(480,683)
Accounts payable and other current liabilities	(3,113,089)	3,561,170	(225,348)
Reserve for workers’ compensation	365,870	—	(162,282)
Reserve for general and professional liability	500,000	—	2,000,000
Refundable security deposits and entrance fees	(1,352,229)	(909,998)	(816,480)

Net cash provided by operating activities	14,953,135	22,856,207	9,925,906

Cash flows from investing activities
Purchase of property and equipment	(14,921,761)	(28,580,797)	(4,062,904)
Increase (decrease) in restricted assets	4,821,872	(2,289,100)	1,091,362

Net cash used in investing activities	(10,099,889)	(30,869,897)	(2,971,542)

Cash flows from financing activities
Member (distributions) contributions, net	(13,855,208)	12,370,698	(14,532,822)
Proceeds from notes payable and long-term debt	135,975,000	—	12,000,000
Repayment of notes payable and long-term debt	(123,006,661)	(3,133,909)	(4,494,097)
Deferred financing fees	(2,751,028)	(268,124)	(447,820)

Net cash (used in) provided by financing activities	(3,637,897)	8,968,665	(7,474,739)

Increase (decrease) in cash and cash equivalents	1,215,349	954,975	(520,375)

Cash and cash equivalents
Beginning of period	3,071,653	2,116,678	2,637,053

End of period	$4,287,002	$3,071,653	$2,116,678

Supplemental disclosures of cash flow information
Cash paid for interest	$15,889,304	$16,088,560	$19,469,265

The accompanying notes are an integral part of these financial statements.

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Finacial Statements

Years Ended December 31, 2003, 2002 and 2001

1. Organization and Nature of Business

The Horizon Bay Senior Communities Twenty Communities (the “Communities”) consists of nineteen primarily independent living communities owned by WHSLC Realty, L.L.C. (WHSLC) and one community owned by WHSLC and WHSLH Realty, L.L.C. (WHSLH) (affiliated with Whitehall Street Real Estate Limited Partnerships and Goldman, Sachs & Co.).

WHSLC was formed July 31, 1997 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Members of WHSLC are WHSLH and Senior Lifestyle Contribution Company, L.L.C. WHSLC was established to acquire and hold, directly or indirectly through one or more subsidiaries, equity interests in congregate, assisted living and nursing home properties.

The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party. The twenty communities each represent a separate legal entity in either the limited liability company or limited partnership form and are as follows: Carrington Point, Cherry Hills Club, East Bay Manor, Emerald Bay Manor, Greenwich Bay Manor, Heritage Palmeras, Heron’s Run, Newport Place, North Bay Manor, Pinecrest Place, Prosperity Oaks, Sakonnet Bay Manor, South Bay Manor, The Park at Golf Mill, The Park at Olympia Fields, The Park at Riverchase, The Pointe at Newport Place, Treemont Retirement Community, Waterside Retirement Estates, and West Bay Manor.

WHSLC entered into an agreement in December 2003, which was subsequently amended in 2004, to sell the communities to CNL Retirement Corp. (CNL) for approximately $562,000,000 (Note 8). The amendments extended certain dates within the due diligence period and clarified certain terms of the agreement regarding environmental remediation.

2. Significant Accounting Policies

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission’s rules and regulations regarding businesses acquired and to be acquired. The Communities will be operated under leasing structures between CNL and WHSLC and/or affiliates. The combined financial statements reflect the combined net assets and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from estimates, and such differences could be material.

Horizon Bay Senior Communities Twenty Communities

Notes Combined Financial Statements

December 31, 2003, 2002

Cash and Cash Equivalents

Cash and cash equivalents consist of bank demand deposits, overnight repurchase/sweep accounts, which are typically invested in Euro-based instruments, and highly liquid debt instruments with maturities of three months or less when purchased.

Allowance for Doubtful Accounts

Credit losses are provided for in the financial statements based on management’s best estimate of collectibility.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value is determined by utilizing the discounted cash flow method.

Construction in progress includes direct costs related to acquisition, development and construction of facilities.

Deferred Financing Costs

Costs incurred in connection with obtaining financing for Communities-owned facilities have been deferred and amortized on a straight-line basis over the term of the new financing. These costs include loan origination fees, legal fees, rate cap fees and other costs directly related to obtaining the financing. The amortization of these costs is included in interest expense.

Restricted Assets

Restricted assets include debt service reserve funds under loan agreements, state statutes, tenant security deposits, escrow for real estate taxes, and cash collateralized for issued letters of credit.

Obligation to Provide Future Services

One of the facilities included in the Communities annually calculates the present value of the net cost of future services and use of facilities to be provided to current residents and compares that amount with the balance of deferred revenue from unearned entrance fees. If the present value of the net cost of future services and use of facilities exceeds the deferred revenue from entrance fees, a liability is recorded (obligation to provide future services and use of facilities) with a corresponding charge to income. The present value of the net cost of future services and uses of facilities did not exceed the revenue anticipated, and therefore, no future service obligation was recorded at December 31, 2003 or 2002.

Revenue Recognition

Operating revenue consists of monthly services, which includes rent, assistance and other related services. Monthly services are recorded at the time such services are provided to tenants. Other revenue consists primarily of resident community fees recognized as income when received. Agreements with residents are generally for a term of one year and are cancelable by residents with thirty days notice.

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003, 2002

The Communities have one facility that offers life care contracts whereby the residents pay an entrance fee upon move-in, as well as a monthly rental payment. Earned entrance fees are one-time nonrecurring fees collected from tenants upon signing of the agreement and are amortized over the residents’ life expectancy.

Advertising

All costs associated with advertising and promoting the property are expensed in the year incurred. Advertising expense was approximately $1,275,000, $1,300,000 and $1,300,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since it is reported by the members or partners on their respective income tax returns.

Disclosures about Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, refundable security deposits and accrued expenses approximate fair value because of the short-term maturity of these instruments.

The carrying amounts of refundable deposits may not approximate fair value since these liabilities are not short-term in nature. However, since these liabilities do not have specified maturity dates, management believes it is not practicable to determine their fair value.

Based on the borrowing rates currently available to the Communities’ debt with similar terms, management believes that the carrying value of notes payable and long-term debt approximates the fair value of the debt. Additionally, a significant portion of the Communities’ debt bears interest at variable rates.

Reclassifications

Certain reclassifications of prior year amounts have been made to conform to current year presentation.

New Accounting Pronouncements

On January 1, 2002, the Communities adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting for the impairment or disposal of long-lived assets, primarily property and equipment.

Management believes there are no other new accounting pronouncements for which adoption will have a material impact on the Communities’ financial statements.

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003, 2002

3. Property and Equipment, Including Assets Held for Sale

Property and equipment at December 31, 2003, which is reflected as held for sale, and 2002 consists of the following:

	2003	2002
Land and improvements	$35,049,633	$34,653,913
Buildings and improvements	407,848,014	369,605,904
Equipment	16,603,936	15,593,975
Construction in progress	1,135,777	25,858,000

	460,637,360	445,711,792
Less: accumulated depreciation	(63,800,616)	(51,894,662)

	396,836,744	393,817,130
Less: assets held for sale	(396,836,744)	—

	$—	$393,817,130

In 2002 and 2001, the Communities recognized impairments on two of its properties. To recognize the impairments, the Communities reduced the carrying value of buildings by a total of $6,307,643 at December 31, 2003 and 2002.

There were no impairments recorded on the Communities’ properties in 2003.

Disposition of Assets

In December 2003, WHSLC committed to a formalized plan and initiated actions under this plan to sell to CNL its interest in all of the real and personal property, debt reserve funds, and the related mortgage debt related to the Communities. The Communities’ assets and liabilities that were part of this formalized plan have been classified as held for sale on the balance sheet at December 31, 2003. Completion of the sale of WHSLC’s interest in the Communities is anticipated to occur in 2004 (Note 8). There were no adjustments recorded during 2003 to the carrying value for these assets and liabilities for impairment.

The major components of assets and liabilities held for sale at December 31, 2003 are as follows:

Assets
Debt reserve fund and other deposits	$3,049,670
Deferred financing fees, net	$3,547,096
Property, plant and equipment	$396,836,744

Liabilities
Long-term debt	$293,291,314

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003, 2002 and 2001

4. Long-Term Debt

Long-term debt at December 31, 2003 relates to assets held for sale. Amounts outstanding at the end of 2003 and 2002 are as follows:

	2003	2002
DMBS plus 90 basis points (approximately 2.2% and 2.2% at December 31, 2003 and 2002, respectively) master credit facility payable to a mortgage corporation and subject to $163,000,000 revolving credit facility. Due in October 2005. Collateralized by the real estate of the underlying facilities. Cross-defaulted with the Communities’ other loans in the master credit facility.	$110,445,500	$112,287,000

LIBOR plus 2.50%, at a minimum of 7.45% (7.45% at December 31, 2002) mortgage notes payable to bank. Final payment made in 2003. Collateralized by the real estate of the underlying facilities and partially guaranteed by the Communities. Cross-defaulted with the Communities’ other loans with the same bank.	—	54,883,627

LIBOR plus 4%, at a minimum of 8% at December 31, 2002; master credit facility payable to a mortgage corporation and subject to $55,000,000 non-revolving construction and mini-perm facility; refinanced in 2003. Collateralized by the real estate of the underlying facilities and cross-defaulted with the Communities’ other obligations with the same mortgage corporation	—	22,590,545

8.17% mortgage note payable in monthly installments of $283,042 including interest; final payment due April 15, 2005. The mortgage is collateralized by the real estate of one facility. The note is guaranteed by WHSLC up to $10 million.	33,187,586	33,786,550

LIBOR plus 2.35% (approximately 3.77% at December 31, 2002), mortgage note payable to bank; final payment made on September 30, 2003. The mortgage was collateralized by the real estate of two facilities.	—	6,977,154

7.875% mortgage note, payable in monthly installments of $95,900 including interest; final payment due in December 2038. The mortgage is collateralized by the real estate of one facility.	13,683,228	13,753,981

8% mortgage note, payable in monthly installments of $75,094 including interest; final payment made in 2003. The mortgage was collateralized by the real estate of one facility.	—	10,415,470

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003, 2002 and 2001

	2003	2002
8% mortgage note, payable in monthly installments of $64,605 including interest; final payment made in 2003. The mortgage was collateralized by the real estate of one facility.	$—	$7,143,620

10.125% mortgage note, payable in monthly installments of $58,600 including interest; final payment made in 2003 The mortgage was collateralized by the real estate of one facility.	—	6,615,028

LIBOR plus 4%, at a minimum of 7.5% (7.5% at December 31, 2002) promissory note payable to a bank in monthly installments of $10,000, final payment made in 2003. The note was collateralized by real estate, fixed assets, and accounts receivable at one facility.	—	11,870,000

DMBS plus 104 basis points (approximately 2.2% at December 31, 2003) master credit facility payable to a mortgage corporation and subject to a $82,235,000 revolving credit facility. The note is due May 2008 and is collateralized by the real estate of the underlying facilities.	82,235,000	—

LIBOR plus 370 basis points at a minimum of 5.95% (5.95% at December 31, 2003) master credit facility payable to a mortgage corporation and subject to a $56,900,000 credit facility. The note is due May 2008 and is collateralized by the real estate of the underlying facilities.	48,740,000	—

6.5% mortgage note payable due November 2004. The mortgage is collateralized by the real estate of one facility. The note is guaranteed by WHSLC.	5,000,000	—

	293,291,314	280,322,975
Less: amounts related to assets held for sale	(293,291,314)	—
Less: current portion of long-term debt	—	(8,303,880)

	$—	$272,019,095

The credit facilities and significant mortgages contain debt covenant compliance requirements. Certain debt requires a debt service coverage ratio before actual management fees of 1.0 to 1.0 in the aggregate with an aggregate debt service coverage ratio, after assumed management fees, of 1.25 to 1.0. Coverage ratios for individual properties after assumed management fees of 1.10 to 1.0 is required for the individual affected properties. Certain occupancy ratios are required to be maintained. In addition, certain loan to value ratios are required.

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003, 2002 and 2001

As of December 31, 2002, the Communities were not in compliance with a debt covenant related to the net operating income and occupancy requirements at one of its properties. This loan had a scheduled maturity of September 30, 2003 and was refinanced in 2003. At December 31, 2002, the balance was classified as a current liability.

Scheduled principal payments on long-term debt, which relate to assets held for sale, over the next five years, as of December 31, 2003, are as follows:

Year ending
2004	$1,206,031
2005	117,186,622
2006	1,867,013
2007	2,002,238
2008	158,201,340
Subsequent to 2008	12,828,070

$293,291,314

5. Related Party Transactions

Pursuant to various management agreements, the Communities pay management fees to Horizon Bay Management, L.L.C. (“Horizon Bay”) which is owned 100% by WHSLH. The amounts incurred for management fees were $5,004,114, $4,905,488, and $4,590,377 for the years ended December 31, 2003, 2002 and 2001, respectively. Management fees range from 4% to 5.5% of net revenue of the operating entities.

The Communities routinely borrow and repay amounts to WHSLC on an uncollateralized and non-interest bearing basis. Such amounts relate to operational activities, property and equipment expenditures and the facilitation of cash management. The Communities were due a net amount of $13,855,208 and $14,532,822 at December 31, 2003 and 2001, respectively, and owed a net amount of $12,370,698 as of December 31, 2002. In conjunction with the aforementioned transaction between CNL and WHSLC, such amounts outstanding at the end of 2003, 2002 and 2001 have been reclassified to equity in the accompanying financial statements.

6. Commitments and Contingencies

Renovations

As of December 31, 2003, the Communities had substantially completed the renovation of several facilities. These renovation costs have been included in construction in progress and are approximately $1,136,000 and $25,739,000 at December 31, 2003 and 2002, respectively. There were no material commitments related to these projects at December 31, 2003.

Condominium Interests and Shared Service Agreements

Two of the Communities’ facilities are members of condominium associations and they each own an interest in their respective condominiums and share expenses with the other association members. These expenses may be contractual in nature. The two Communities own and operate the assisted living and congregate care portions of their respective buildings, and the other owners own and operate the skilled nursing portions of the facilities.

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003 and 2002

Asserted and Unasserted Claims

The Communities are involved in various claims and legal proceedings as part of their ongoing operations. Claims have been assessed against the Communities by various claimants. The claims are in various stages of processing and some may ultimately be brought to trial. There are no known incidents occurring through December 31, 2003 that may result in the assertion of additional claims not provided for in the accompanying financial statements, however, other claims may be asserted in the future arising from services provided to residents and patients in the past. While it is possible that settlement of asserted claims and claims which may be assessed in the future could result in liabilities in excess of amounts, management believes that the excess liability, if any, will not materially affect the Communities’ financial position, results of operations, or cash flows.

Debt Guarantee

In connection with the Communities’ acquisition of a portfolio of properties, the Communities are a guarantor of bank debt on two properties that the Communities do not own. The owner of these properties has defaulted under the terms of the loan agreements and is currently in the process of refinancing these loans. In the event that the bank would demand immediate repayment of the outstanding loan balance, the Communities have the ultimate obligation to repay the outstanding loan of approximately $3,500,000 in its entirety. However, management has obtained what it believes to be reasonable evidence that the value of the underlying loan collateral (for the two properties which are both completed and operational) is equal to or greater than the outstanding loan balance. Therefore, management has not accrued a liability for the guaranteed loan amount at December 31, 2003.

Letters of Credit

The Communities are contingently liable to insurance carriers under general and professional and workers’ compensation programs and have provided cash collateralized letters of credit aggregating $312,901 and $1,137,000 as of December 31, 2003 and 2002, respectively.

7. Insurance

The Communities carry various insurance coverages from commercial carriers. Some of the policies provide for a deductible amount. Losses related to deductible amounts are accrued based upon the Communities’ estimates of the aggregate liability for claims incurred using certain actuarial assumptions and based on prior Communities’ experience. The Communities’ insurance programs consist of the following:

Workers’ Compensation Insurance Program

The Communities have a pre-funded, incurred retrospective program which does not include any self-insurance provisions. A prior self-funded program has continued to process and pay outstanding claims relative to incidents which occurred prior to December 1, 2000. The Communities have an accrual for known and potential claims related to the self-funded program of approximately $866,000 and $500,000 as of December 31, 2003 and 2002, respectively.

General Liability and Professional Malpractice Insurance

Effective January 1, 2001, the Communities’ general and professional liability insurance coverages were converted from a guaranty cost with no deductible to a claims-made policy. All valid claims incurred prior to January 1, 2001 will be the responsibility of the insurance company and the Communities will not have any exposure. Under the Communities’ claims-made policy, valid

Horizon Bay Senior Communities Twenty Communities

Notes to Combined Financial Statements

December 31, 2003 and 2002

claims at each location are limited to $1,000,000 per occurrence with a $3,000,000 limit per location and a $15,000,000 aggregate policy limit. The Communities’ deductible for valid claims under the claims-made policy range from $100,000 to $5,000,000 per occurrence. The Communities have recorded an accrual for known and estimated incurred but not reported claims of approximately $2,500,000 and $2,000,000 as of December 31, 2003 and 2002, respectively.

Employee Health Benefits Program

The Communities have a fully-insured health and welfare plan to provide benefits to eligible employees.

8. Subsequent Event

In February 2004 WHSLC sold 19 of the 20 properties to CNL Retirement Properties, Inc. (CNL) for approximately $257.7 million in cash plus debt assumption of approximately $279.6 million, for a total purchase price of $537.3 million. Horizon Bay simultaneously entered into a 15 year contract with CNL to manage the properties. Horizon Bay also entered into separate fifteen year lease agreements for each of the sold properties. The lease agreements obligate Horizon Bay to pay base annual rent of $37.4 million for the balance of 2004. Horizon Bay will pay $45.9 million, $50.0 million, $52.9 million and $54.4 million in years 2005, 2006, 2007 and 2008, respectively. Subsequent to the closing of the sale in February 2004, WHSLC will still own one property out of the 20 included in these financial statements, which is encumbered with $13.7 million of mortgage debt. WHSLC has entered into a sale agreement for this property, which is expected to close in 2004. The negotiated sales price for this property is $25.3 million. WHSLC will enter into a sale and lease back of this one remaining property with CNL; this sale and leaseback will become effective upon closing.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003

With Report of Independent Registered Public Accounting Firm

Contents

Report of Independent Registered Public Accounting Firm	F-63

Combined Statement of Certain Revenues and Certain Expenses for the three months ended March 31, 2004 (unaudited)	F-64

Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003	F-65

Notes to Combined Statement of Certain Revenues and Certain Expenses	F-66

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS

MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties’ revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

March 2, 2004, except for Note 5, as to

which the date is April 30, 2004

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

COMBINED STATEMENT OF CERTAIN REVENUES

AND CERTAIN EXPENSES

Three Months Ended March 31, 2004 (unaudited)
CERTAIN REVENUES:
Minimum rent	$6,948,074
Recoveries from tenants	1,098,104
Other property revenues	260,927

Total certain revenues	8,307,105

CERTAIN EXPENSES:
Operating Expenses
Maintenance	887,041
Taxes	765,841
Utilities	563,917
Insurance	165,438
Administrative	151,199
Other operating	59,143

Total Operating Expenses	2,592,579

EXCESS OF CERTAIN REVENUES OVER CERTAIN EXPENSES	$5,714,526

See accompanying notes

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

COMBINED STATEMENT OF CERTAIN REVENUES

AND CERTAIN EXPENSES

Year Ended December 31, 2003
CERTAIN REVENUES:
Minimum rent	$26,034,959
Recoveries from tenants	3,145,737
Other property revenues	1,068,013

Total certain revenues	30,248,709

CERTAIN EXPENSES:
Operating Expenses
Maintenance	3,574,837
Taxes	2,888,446
Utilities	2,268,661
Insurance	614,748
Administrative	692,389
Other operating	178,299

Total Operating Expenses	10,217,380

EXCESS OF CERTAIN REVENUES OVER CERTAIN EXPENSES	$20,031,329

See accompanying notes

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES

AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the “Properties”).

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

Property	Location
4204 Tech Drive	Durham, NC
4228 Tech Drive	Durham, NC
4223 Tech Drive	Durham, NC
4323 Ben Franklin	Durham, NC
AMC I	Aurora, CO
AMC II	Aurora, CO
BayCare	Pinellas County, FL
Boardwalk	Irving, TX
Chesapeake	Chesapeake, VA
Corpus Christi	Corpus Christi, TX
Dorsey	Ellicott City, MD
Encino	Encino, CA
Largo	Largo, FL
Las Colinas	Irving, TX
Medplace	Houston, TX
Plano	Plano, TX
Randolph	Rockville, MD
Rocky Mountain	Denver, CO
Sherman Oaks	Sherman Oaks, CA
Tampa Medical	Tampa, FL
Valencia	Santa Clarita, CA
Yorktown	Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES

AND CERTAIN EXPENSES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004. Interim results are not indicative of fiscal year performance.

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,

2004	$24,084,000
2005	21,131,000
2006	19,073,000
2007	16,890,000
2008	14,143,000
Thereafter	35,988,000

$131,309,000

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,

2004	$119,000
2005	119,000
2006	118,000
2007	115,000
2008	115,000
Thereafter	5,131,000

$5,717,000

5. SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL Retirement Properties, Inc. for $256,500,000.

APPENDIX A

FORM OF

REINVESTMENT PLAN

FORM OF

REINVESTMENT PLAN

CNL RETIREMENT PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. Bank of New York, the agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:

(a) The Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per Share.

(b) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(c) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(d) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(e) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(f) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Suitability.

(a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. (“CSC”), will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

(b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

(c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant’s participation in the Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

(d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement.

(e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s Prospectus.

7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event the proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay acquisition fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company may also pay approximately 0.64%, 0.01% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 4.90% of the proceeds of reinvested Distributions.

9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11. Termination.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX B

PRIOR PERFORMANCE TABLES

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of our principals and their Affiliates (collectively, the “Sponsor”) which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), to invest in hotel properties. No Prior Public Programs sponsored by our Affiliates have invested in retirement properties leased on a triple-net basis.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from us upon request, without charge. In addition, upon request to us, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring our shares, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2004. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2003. Information through December 31, 2004, will be provided in a Post-Effective Amendment to the Registration statement once this information is available.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II -Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2003, in connection with one of the Prior Public Programs which had offerings that became fully subscribed between January 2002 and December 2004. Information through December 31, 2004, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program on a cumulative basis commencing with inception and ending December 31, 2003. Information through December 31, 2004, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2004, of one of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2004, and a summary of operating results for the period from inception through December 31, 2003, for the remaining Prior Public Program, the offerings of which became fully subscribed between January 2000 and December 2004. Information through December 31, 2004, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposal of Properties

Table V provides information regarding the sale or disposal of properties owned by all but one of the Prior Public Programs between January 2002 and December 2004. Information regarding the sale or disposal of properties owned by the remaining Prior Public Program between January 2002 and December 2004, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Subsequent Events

Please note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Hotels & Resorts, Inc.
(Notes 1 and 2)
Dollar amount offered	$1,340,000,000

Dollar amount raised	100.0%

Less offering expenses:

Selling commissions and discounts	(7.5)
Organizational expenses	(3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)

(11.0)

Reserve for operations	—

Percent available for investment	89.0%

Acquisition costs:

Cash down payment	84.5%
Acquisition fees paid to affiliates	4.5
Acquisition expenses	—

Total acquisition costs	89.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	48.4%
Date offering began	7/09/97,6/17/99, 9/15/00 and 4/23/02

Length of offering (in months)	23, 15, 20 and 9, respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22 and 12, respectively

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for the sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common stock (the “2003 Offering”). As of December 31, 2003, the Hotels & Resorts REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2:	The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	Other Programs
	(Notes 2 and 3)	(Note 1)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03
Dollar amount raised	$2,437,349,502	(Note 1)

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	182,801,213
Real estate commissions	—
Acquisition fees	109,680,728
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	12,186,748

Total amount paid to sponsor	304,668,689	(Note 1)

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	(Note 8)	87,088,059
2003 (Note 6)	127,948,000	160,501,239
2002 (Note 6)	84,484,672	167,271,966
2001 (Note 6)	62,826,759	101,478,002
2000	45,528,919	NA
1999	13,348,795	NA
1998	2,985,455	NA
1997	29,358	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	(Note 8)	4,871,988
2003	15,061,000	5,507,367
2002	7,824,672	7,333,973
2001	4,418,759	8,241,644
2000	1,878,358	NA
1999	458,634	NA
1998	208,490	NA
1997	6,889	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	919,908,431
Notes	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3 and 4)	74,900,983	4,480,309

Note 1:	Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the “Restaurant Properties REIT”), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2
(Continued):	reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common stock (the “2003 Offering”). As of December 31, 2003, the Hotels & Resorts REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2,611,989, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4:	During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in “Other Programs”) incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:	In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants (“Soliciting Dealer Warrants”) to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:	In September 1999, the Restaurant Properties REIT (included in “Other Programs”) acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 8:	This information is not yet available.

Past performance is not necessarily indicative of future performance.

TABLE III

Operating Results of Prior Programs

CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)

Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 3)
Continuing Operations:
Gross revenue (Note 24)	$29,560,219	$57,979,792	$82,322,385	$102,633,624	$90,729,744	$80,814,216	$75,231,590
Equity in earnings of unconsolidated joint venture	16,018	97,307	97,559	98,561	100,493	107,702	105,034
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
Sale of real estate (Notes 23 and 24)	—	—	—	128,479,972	209,497,908	—	—
Interest income	8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
Less: Operating expenses (Notes 5, 23 and 26)	(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
Transaction costs	—	(6,798,803)	(10,315,116)	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
Interest expense (Notes 23 and 26)	—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
Cost of real estate sold (Notes 23 and 24)	—	—	—	(118,372,146)	(193,178,891)	—	—
Depreciation and amortization (Notes 23 and 26)	(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
Loss on termination of cash flow hedge accounting	—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
Advisor acquisition expense (Note 16)	—	(76,333,516)	—	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—	11,578,657	28,329,974	42,949,989
Income tax benefit	—	—	—	—	—	6,345,551	(10,936,893)
Cumulative effect of accounting change	—	—	—	(3,840,902)	—	—	—

Net income (loss) – GAAP basis	32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

Taxable income
- from operations (Note 8)	33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)

Cash generated from (used in) operations (Notes 4 and 5)	39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
Cash generated from sales (Notes 7, 15, 18 and 21)	2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
Cash generated from refinancing	—	—	—	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
- from sale of properties	—	—	—	—	—	—	—
- from cash flow from prior period	(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
- from return of capital (Note 10)	(67,821)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	385,523,966	210,736	—	3,691,600	9,750,000	—	—
Sale of common stock to CNL Fund Advisors, Inc.	—	—	—	—	—	—	—
Retirement of shares of common stock (Note 13)	(639,528)	(50,891)	—	—	(4,709)	—	—
Contributions from minority interest of consolidated joint venture	—	740,621	39,922	—	—	—	—
Distributions to minority interest	(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
Payment of stock issuance costs (Note 20)	(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
Acquisition of land and buildings on operating leases (Note 4)	(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
Investment in direct financing leases (Note 4)	(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
Proceeds from sales of equipment direct financing leases	—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)
	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	1,187,238	—	—	—	—
Proceeds from sale of securities	—	—	7,720,997	982,050	—	—	11,194,836
Proceeds from borrowing from affiliate (Note 22)	—	—	—	8,708,400	11,750,000	18,709,603	10,900,000
Investment in joint venture	(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
Increase in restricted cash	—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
Purchase of other investments (Note 4)	(16,083,055)	—	(2,831,779)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
Collections on mortgage, equipment and other notes receivable (Note 4)	1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
Redemption of (investment in) certificates of deposit	—	2,000,000	—	—	—	—	—
Proceeds from the issuance of bonds	—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
Payment on bonds	—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)
Proceeds from borrowing on credit facility, note payable and subordinated note payable
Payment on credit facility and note payable	7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
Decrease (increase) in intangibles and other assets	(4,574,925)	(1,492,310)	—	—	—	—	—
Proceeds from borrowings on mortgage warehouse facilities	(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
Payments on mortgage warehouse facilities	—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
Payments of loan and bond issuance costs	—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
Other	—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
Cash generated (deficiency) after cash distributions and special items	(95,101)	—	—	—	—	19,064	—

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)	75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	63	73	30	15	—	30	23

- from recapture	—	—	—	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	60	—	3	—	40	47	46
- from capital gain	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—
- from return of capital (Note 10)	14	76	73	76	36	28	31

Total distributions on GAAP basis (Note 11):	74	76	76	76	76	75	77

Source (on cash basis):
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations (Note 4)	73	76	—	55	76	75	43
- from cash flow from prior period	1	—	76	21	—	—	34
- from return of capital (Note 10)	—	—	—	—	—	—	—

Total distributions on cash basis (Note 11)	74	76	76	76	76	75	77

Total cash distributions as a percentage of original $1,000 investment (Note 6)	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
Total cumulative cash distributions per $1,000 investment from inception	246	322	398	474	550	625	702
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the “Restaurant Properties REIT”) registered for sale $165,000,000 of shares of common stock (the “Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the “1997 Offering”), including $25,000,000 available only to stockholders participating in the company’s reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the “1998 Offering”). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company’s reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney’s properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT’s redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders’ investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:	During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million, respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB #144”). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statem\ent also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:	As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III

Operating Results of Prior Programs

CNL HOTELS & RESORTS, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004

Less: Operating expenses	—	(22,386	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit from Income Taxes	—	—	—	—
Income from Continuing Operations	—	—	—	—

Net income - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
• from operations (Note 6)	—	46,071	609,304	7,613,284

• from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
• from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
• from sale of properties	—	—	—	—
• from cash flow from prior period	—	—	—	—
• from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate Of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Decrease (increase) in intangibles and Other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
• from operations (Note 6	—	7	25	48

• from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)
Gross revenue	$26,681,838	$79,728,000	217,742,000	$550,174,000
Dividend income (Note 10)	2,780,063	—	—	—
Interest and other income	6,637,318	9,289,000	7,784,000	6,966,000

Less: Operating expenses	(3,311,988)	(22,514,000)	(130,886,000)	(392,582,000)
Interest expense	(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)
Depreciation and amortization	(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	(386,627)	(7,968,000)	(17,256,000)	(23,970,000)
Minority interest	(1,516,237)	(1,291,000)	(639,000)	778,000
Benefit from Income Taxes	—	—	—	1,321,000
Income from Continuing Operations	—	—	—	1,222,000

Net income - GAAP basis	20,670,462	19,328,000	15,810,000	5,993,000

Taxable income
• from operations (Note 6)	14,507,032	16,938,386	24,804,256	24,674,829

• from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	43,650,561	58,408,000	76,660,000	112,887,000
Less: Cash distributions to investors (Note 7)
• from operating cash flow	(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)
• from sale of properties	—	—	—	—
• from cash flow from prior period	—	—	—	—
• from return of capital (Note 8)	—	—	—	(17,074,000)

Cash generated (deficiency) after cash distributions	15,568,286	9,998,000	2,443,000	(17,074,000)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	203,684,044	286,069,000	489,111,000	1,169,496,000
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	—	—	—	—
Proceeds from mortgage loans and other notes payable	102,081,950	137,990,000	118,720,000	866,912,000
Contribution from minority interest	—	—	—	—
Distributions to holders of minority interest	(10,217,828)	(2,896,000)	(530,000)	(380,000)
Stock issuance costs	(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)
Acquisition of land, buildings and equipment	(310,711,912)	(351,621,000)	(446,520,000)	(1,224,313,000)
Acquisition of RFS	—	—	—	(450,350,000)
Investment in unconsolidated subsidiary	(10,174,209)	(30,804,000)	(53,099,000)	(727,000)
Deposit on property and other investments	—	—	(10,300,000)	(24,985,000)
Acquisition of additional interest CNL Hotel Investors, Inc.	(17,872,573)	—	—	—
Redemption of (investment in) certificate Of deposit	5,000,000	—	—	—
Increase in restricted cash	(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)
Proceeds of borrowing on line of credit	—	7,500,000	16,579,000	(6,000)
Payment on mortgage loans and line of credit	—	(1,184,000)	(1,931,000)	(4,730,000)
Payment of other notes	—	—	(26,607,000)	(2,533,000)
Payment of loan costs	(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)
Decrease (increase) in intangibles and Other assets	2,510,090	(11,611,000)	(29,643,000)	(81,996,000)
Retirement of shares of common stock	(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)
Due from related parties - offering expenses	—	(1,411,000)	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(51,774,587)	(6,044,000)	(10,628,000)	70,520,000

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
• from operations (Note 6)	38	26	25	14

• from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. (continued)

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
• from investment income	—	3	40	47
• from capital gain	—	—	—	—
• from investment income from prior period	—	—	—	—
• from return of capital (Note 8)	—	1	9	21

Total distributions on GAAP basis (Note 9)	—	4	49	68

Source (on cash basis)
• from sales	—	—	—	—
• from refinancing	—	—	—	—
• from operations	—	3	49	68
• from cash flow from prior period	—	—	—	—
• from return of capital (Note 8)	—	1	—	—

Total distributions on cash basis (Note 9)	—	4	49	68

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original totalacquisition cost of all properties in program)	N/A	N/A	100%	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). As of December 31, 2002, the Hotels & Resorts REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Past performance is not necessarily indicative of future performance.

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
• from investment income	53	30	16	3
• from capital gain	—	—	—	—
• from investment income from prior period	—	—	—
• from return of capital (Note 8)	20	45	60	72

Total distributions on GAAP basis (Note 9)	73	75	76	75

Source (on cash basis)
• from sales	—	—	—	—
• from refinancing	—	—	—	—
• from operations	73	75	76	65
• from cash flow from prior period	—	—	—	—
• from return of capital (Note 8)	—	—	—	10

Total distributions on cash basis (Note 9)	73	75	76	75

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	7.38%	7.688%	7.75%	7.75%
Total cumulative cash distributions per $1,000 investment from inception	194	269	345	420
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original totalacquisition cost of all properties in program)	100%	100%	100%	100%

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund, Ltd.:
Wendy’s - Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King - Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan - Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s - Oklahoma City, OK (2)	08/20/86	02/19/04	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd.:
Burger King - San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s - Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s - Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral - Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral - Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King - Holland, MI (39)	04/29/88	06/11/04	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA (41)	12/08/94	09/10/04	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund III, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King - Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral - Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse - Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s - Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IV, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s - Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe - Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread - Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s - Oak Ridge, TN (2)	12/22/88	04/30/04	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI (39)	04/29/88	06/11/04	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd.:
Denny’s - Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery - West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell - Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King - Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
KFC - Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s - Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust - Marietta, GA	02/24/97	03/31/04	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	06/18/90	08/05/04	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/89	08/13/04	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund VII, Ltd.:
Burger King - Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd.:
Burger King - Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King - Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961
Denny’s - Tiffin, OH	03/22/91	03/30/04	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	02/16/91	09/28/04	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,749,971

CNL Income Fund IX, Ltd.:
Hardee’s - Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Burger King - Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s - Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IX, Ltd. (Continued):
Hardee’s - Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s - Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies - Wildwood, FL	08/01/91	02/20/04	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/09/91	05/06/04	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd.:
Jack in the Box - San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins - Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s - Romulus, MI	02/11/92	07/16/04	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd.:
Burger King - Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King - Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King - East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s - Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895
Sagebrush - Lynchburg, VA	09/30/92	01/20/04	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	09/30/92	02/11/04	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	09/28/92	03/09/04	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XI, Ltd. (Continued):
Jack in the Box - Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King - Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club - Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s - Toccoa, GA	12/28/92	03/03/04	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	04/01/93	03/17/04	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	04/23/93	03/26/04	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	01/04/93	10/04/04	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	06/03/93	12/30/04	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078

CNL Income Fund XIII, Ltd.:
Burger King - Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice - Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561
Hardee’s - Blytheville, AR	07/30/93	05/20/04	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.:
Razzleberries - Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s - Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral - Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s - Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328
Denny’s - Bullhead City, AZ	09/28/93	02/06/04	1,420,634	—	—	—	1,420,634	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/93	03/01/04	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	09/28/93	03/26/04	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XIV, Ltd. (Continued):
Denny’s - Topeka, KS	01/23/94	05/24/04	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/93	12/30/04	865,616	—	—	—	865,616	—	722,986	722,986	855,582

CNL Income Fund XV, Ltd.:
Jack in the Box - Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s - Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s - Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s - Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s - Huntsville, TX	11/23/94	03/12/04	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	04/28/94	03/23/04	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	04/28/94	04/02/04	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	04/28/94	08/03/04	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA (42)	05/27/94	09/10/04	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA (43)	05/27/94	09/10/04	310,000	—	—	—	310,000	—	376,146	376,146	432,864

CNL Income Fund XVI, Ltd.:
Denny’s - Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box - Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s - Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XVI, Ltd. (Continued):
Denny’s - Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral - Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral - Ft. Collins, CO	03/13/95	03/26/04	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd.:
Denny’s - Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461
Wendy’s - Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square - Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
On the Border - San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market - San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market - Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral - Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717
NI’s International Buffet - Stow, OH (2)	04/02/97	08/30/04	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP:
Big Boy - Guadalupe, AZ	04/16/97	03/23/01	883,685	—	—	—	883,685	—	1,706,768	1,706,768	140,439
Tumbleweed’s - Nashville, TN	08/01/97	04/20/01	525,050	—	—	—	525,050	—	1,308,411	1,308,411	362,588
Boston Market - Vacaville, CA	05/06/97	05/08/01	1,064,430	—	—	—	1,064,430	—	1,437,474	1,437,474	358,396
Big Boy - Independence, MO	01/19/99	05/22/01	524,513	—	—	—	524,513	—	1,253,699	1,253,699	65,156

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP Continued):
Big Boy - Belleville, IL (9)	02/26/99	06/13/01	375,000	—	—	—	375,000	—	761,074	761,074	(17,597)
Tumbleweeds - Clarksville, TN	02/10/98	06/15/01	803,050	—	—	—	803,050	—	1,440,247	1,440,247	229,692
Big Boy - Grandview, MO	02/26/99	06/29/01	516,235	—	—	—	516,235	—	962,290	962,290	36,150
Pizza Hut - Toledo, OH	12/05/96	06/29/01	148,528	—	—	—	148,528	—	328,381	328,381	(21,742)
Shoney’s - Indian Harbor Beach, FL	01/24/97	08/13/01	457,016	—	—	—	457,016	—	693,304	693,304	68,946
Black-eyed Pea - Wichita, KS	10/01/97	08/15/01	300,000	—	—	—	300,000	—	660,748	660,748	305,701
Tumbleweed Southwest Mesquite Grill & Bar - Hermitage, TN	02/10/98	09/24/01	871,496	—	—	—	871,496	—	1,410,719	1,410,719	191,005
Tumbleweed Southwest Mesquite Grill & Bar - Cookeville, TN	08/01/97	09/26/01	844,905	—	—	—	844,905	—	1,471,963	1,471,963	386,178
Big Boy - Granite City, IL	01/19/99	09/28/01	595,148	—	—	—	595,148	—	1,037,579	1,037,579	10,800
Big Boy - Taylor, MI	08/19/99	10/16/01	887,731	—	—	—	887,731	—	1,227,132	1,227,132	61,898
Boston Market - Cedar Park, TX	04/02/97	10/31/01	875,000	—	—	—	875,000	—	827,223	827,223	71,386
Shoney’s - Phoenix, AZ	03/24/98	11/26/01	399,285	—	—	—	399,285	—	482,368	482,368	(91,021)
Burger King - Atlanta, GA	06/09/98	12/21/01	418,050	—	—	—	418,050	—	926,261	926,261	227,653
Barbwires Steakhouse - Lawrence, KS	08/01/97	12/28/01	718,000	—	—	—	718,000	—	1,448,598	1,448,598	179,747
Boston Market - Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea - Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday’s - El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055
Big Boy - Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy - Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)
Burger King - Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Burger King - Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King - Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King - Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395
Burger King - Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea - McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea - Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King - Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King - Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King - Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King - Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee’s - Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King - Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King - John’s Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP - Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee’s - Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical - Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816
Burger King - St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse - Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea - Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea - Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Black-eyed Pea Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box - Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246
Black-eyed Pea Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box - Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea - Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy - St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box - Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box - Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby’s - Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl’s - Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea - Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP - Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea - Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby’s - Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea - Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179
Hardee’s - Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee’s - Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee’s - Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box - Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (Continued):
Bennigan’s - Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney’s - Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical - Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258
Hardee’s - Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea - Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea - Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea - Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee’s - Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny’s McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea - Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby’s Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Pizza-Hut - Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut - Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King - Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy - O’Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral - Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379
Jack in the Box - Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee’s Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral - Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl’s - Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (Continued):
Jack in the Box - Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee’s - Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday’s - Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755
Pollo Tropical - Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral - Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl’s - Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl’s - Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box - Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl’s - Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl’s - Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia’s House of Pancakes - Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy - Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee’s - Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken - Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea - Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral - Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny’s - Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney’s - Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee’s - Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill - Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (Continued):
Darryl’s - Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl’s - Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral - Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market - Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy’s Steak and Seafood - Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral - Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee’s - Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral - Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral - Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral - Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral - Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill - Columbus, OH Darryl’s -	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Winston -Salem, NC	06/11/97	01/16/04	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Piont, MS	03/16/99	03/06/04	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	08/18/95	02/11/04	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re-development) Raleigh, NC	06/11/97	03/01/04	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	01/19/99	03/03/04	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s - Mobile, AL	03/16/99	03/18/04	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	06/11/97	03/30/04	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	04/22/99	04/21/04	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL APF Partners, LP (Continued):
Burger King - Portland, OR	09/20/01	04/29/04	492,248	—	—	—	492,248	—	500,000	500,000	158,888
Pizza Hut - Bowling Green, OH	12/05/96	05/14/04	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	02/08/02	06/15/04	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/2899	06/18/04	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	02/11/97	06/25/04	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	01/28/99	09/27/04	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	01/28/99	09/30/04	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/04/99	12/20/04	824,917	—	—	—	824,917	—	1,244,420	1,244,420	220,430
Steak & Ale - Birmingham, AL	06/16/98	12/23/04	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	06/16/98	12/30/04	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP:
Steak & Ale - Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant - Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny’s - Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554
Roadhouse Grill - Pensacola, FL	07/24/98	01/15/04	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	04/12/99	03/26/04	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	04/12/99	04/07/04	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	04/12/99	05/28/04	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/97	12/16/04	637,583	—	—	—	637,583	—	772,727	772,727	513,109

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Net Lease Funding 2001, LP:
Chevy’s Fresh Mex - Independence, MO	04/29/99	04/30/04	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Maple & Main Orlando, LLC (18):
Exxon - Punta Gorda, FL	11/0203	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker’s - Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T - Virginia Beach, VA	05/25/04	06/21/04	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	03/29/04	09/08/04	936,551	—	—	—	936,551	—	796,812	796,812	18,881
Jiffy Lube - Fredericksburg, VA	10/24/03	10/25/04	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	03/29/04	12/16/04	112,072	—	—	—	112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (18):
Denny’s - Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny’s - Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny’s - Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny’s - Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes - Albuquerque, NM	03/10/04	05/14/04	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) - Raleigh, NC	03/01/04	07/14/04	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill - Roanoke, VA	09/15/03	12/16/04	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	03/31/04	12/29/04	1,768,007	—	—	—	1,768,007	—	882,014	882,014	(20,298)

South Street Investments, Inc. (18):
Denny’s - Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs			Excess (deficiency) of property operating cash receipts over cash expenditures (19)
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total
CNL Restaurant Investors Properties, LLC (18):
Arby’s - Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby’s - Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby’s - Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby’s - Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby’s - St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby’s - Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby’s - Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby’s - Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby’s - Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby’s - Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby’s - Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860
Arby’s - East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby’s - Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628
Arby’s - Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby’s - Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby’s - Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby’s - Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby’s - Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby’s - Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby’s - Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby’s - Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby’s - Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby’s - Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby’s - Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby’s - Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby’s - Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby’s - Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby’s - Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby’s - Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby’s - Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505
Arby’s - Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby’s - Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby’s - Hutchinson, MN	10/17/03	02/20/04	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/03	02/24/04	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/02/03	03/23/04	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	06/30/03	04/08/04	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	08/08/03	04/23/04	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Zainesville, OH	09/30/03	04/23/04	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/08/03	05/17/04	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	09/22/03	06/25/04	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby’s - Champin, MN	08/11/03	08/31/04	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	03/05/04	10/08/04	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	03/05/04	10/14/04	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/03	10/22/04	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	05/25/04	11/30/04	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	03/04/04	12/30/04	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766
Taco Cabana - Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square - Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP - Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP - McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut - Dania, FL	10/06/00	02/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box - Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP - Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box - Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn - Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box - San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal - Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn - Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box - Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP - Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653
IHOP - Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box - Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box - Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box - Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497
IHOP - Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP - San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square - Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP - Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet - Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC - Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes - Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet - Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet - Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn - Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square - Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut - Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box - Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP - Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box - Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539
Village Inn - Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet - Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet - Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box - Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830
IHOP - Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP - Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo - Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square - Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday - University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut - Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut - N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square - Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square - Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet - Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP - Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP - Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana - Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet - Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet - Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)
Jack in the Box - Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday - Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square - Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP - Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753
IHOP - Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana - San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana - Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana - Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana - San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana - Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana - Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana - San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana - Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana - Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana - Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana - Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana - Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036
Taco Cabana - Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square - Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147
IHOP - Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet - Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet - Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet - Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)
IHOP - Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB - Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet - Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet - Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut - El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square - Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet - Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut - Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP - Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box - Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet - Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB - Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet - Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut - Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP - Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971
IHOP - Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box - Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box - Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box - Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750
Pizza Hut - Waco, TX ( Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box - Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square - Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square - Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet - Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box - Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC - Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP - Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet - Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet - Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP - Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square - Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse - Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box - Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut - Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914
Ruby Tuesday - Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals - Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets - Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)
IHOP - Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP - Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins - Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins - Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday - Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut - Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals - Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut - Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box - Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF - Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut – 19th Street - Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box - San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box - Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D’s - Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D’s - Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D’s - Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D’s - Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC - Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box - Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D’s - Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D’s - Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box - Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box - Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D’s - Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box - Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round - Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D’s - Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D’s - Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D’s - Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D’s - Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D’s - Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D’s - Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D’s - Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box - Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box - Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box - San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby’s - Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby’s - Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby’s - Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D’s - Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D’s - Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse - Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse - Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box - Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D’s - Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D’s - Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D’s - Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday - Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King - Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box - Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D’s - Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box - Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box - Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole - Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D’s - Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus - Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D’s - Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D’s - Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D’s - Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box - Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn - Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D’s - Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D’s - Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box - Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box - Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn - Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy’s - Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy’s - Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker’s Square - St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker’s Square - Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker’s Square - Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker’s Square - Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn - St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino’s - Houston, TX	01/21/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy’s - Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O’Charley’s - Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino’s - Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box - Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s - Cincinnati (Union Township), OH	09/24/03	01/09/04	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	06/13/03	01/14/04	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/03	01/16/04	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	06/25/00	01/29/04	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	08/04/03	02/13/04	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/03	02/18/04	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/03	03/03/04	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/03	03/04/04	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	06/16/03	03/08/04	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Cincinnati, OH	11/07/03	03/12/04	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s - Burlington, NC	10/17/03	03/31/04	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	01/13/04	03/31/04	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/03	04/08/04	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	02/09/01	04/15/04	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/03	04/29/04	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/03	05/03/04	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s - Auburn Hills, MI	05/05/03	05/04/04	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s - Mobile, AL	10/17/03	05/12/04	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/03	05/21/04	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/03	06/08/04	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/03	06/18/04	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/03	06/22/04	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	01/07/04	06/25/04	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/03	06/28/04	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/03	06/30/04	180,735	180,735	—	—	361,470	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/07/03	06/30/04	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/07/03	06/30/04	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	01/07/04	06/30/04	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/03	07/13/04	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Casa Ole - Sulphur, LA	01/07/04	08/10/04	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	08/29/03	08/17/04	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	08/29/03	08/17/04	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/03	08/23/04	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/03	08/30/04	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/03	09/02/04	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/03	09/13/04	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s - Johnson City, TN	12/30/03	09/17/04	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s - Bristol, VA	10/17/03	09/28/04	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/03	09/28/04	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/03	09/29/04	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	06/16/03	09/30/04	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	01/07/04	09/30/04	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/03	10/14/04	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/03	11/09/04	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole - Silsbee, TX	01/07/04	11/16/04	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	01/07/04	12/16/04	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/03	12/21/04	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2002-A, LP (18):
Black Angus - Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus - Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box - Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box - Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box - Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans - Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785
CNL Net Lease Investors, LP (18):
JIB - Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King - Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—
CNL Net Lease Investors, LP (18) (Continued):
IHOP - Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby’s-Lee’s - Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme - Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market - Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny’s - Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB - Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box - Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP - Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP - Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby’s - Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
JIB - Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP - Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB - Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP - Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP - Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny’s - Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB - Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB - Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP - Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB - Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319
Stone Grill - Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB - Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny’s - Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill - Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby’s - Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP - Las Vegas, NV - 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP - Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB - Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB - Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS - Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box - Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP - Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP - Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box - Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny’s - Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP - Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny’s - Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC - Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers - Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP - Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749
IHOP - Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny’s - Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill - Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito - Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP - Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB - Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB - Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box - Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB - Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby’s - Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny’s - Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box - New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP - Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral - Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP - Coeur D’Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP - Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardees - Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby’s - Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box - Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232
Denny’s - Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers - Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy’s - Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral - Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box - Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box - Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral - Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP - Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express - Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny’s - McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess0 (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Denny’s - Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral - Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box - Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box - Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny’s - Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box - Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers - Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill - Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral - Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral - Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153
Golden Corral - Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral - Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box - Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box - Mojave, CA	09/25/02	01/08/04	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	09/25/02	01/16/04	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	09/25/02	01/29/04	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	09/25/02	02/04/04	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	09/25/02	03/25/04	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	09/25/02	03/30/04	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	09/25/02	03/31/04	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Augusta, GA	09/25/02	03/31/04	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	09/25/02	04/02/04	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	09/25/02	04/27/04	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	09/25/02	08/20/04	200,500	1,,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	09/25/02	09/21/04	171,942	840,790	—	—	1,1012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	09/25/02	09/27/04	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	09/25/02	09/28/04	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny’s - Corpus Christi, TX	09/25/02	09/30/04	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
CNL Net Lease Funding, LLC (18):
Sweet Tomatoes - Atlanta, GA	03/10/04	06/03/04	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes - Westminister, CO	03/10/04	06/09/04	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	03/10/04	06/09/04	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes - Raleigh, NC	03/10/04	06/17/04	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	03/10/04	06/18/04	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	03/10/04	06/30/04	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	03/10/04	06/30/04	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	03/10/04	07/07/04	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	06/30/04	07/29/04	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	06/30/04	08/12/04	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	05/25/04	08/17/04	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding, LLC (18):
Jack in the Box - Riverside, CA	06/30/04	08/17/04	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	06/30/04	08/18/04	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	03/10/04	08/19/04	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	06/30/04	08/20/04	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011
Golden Corral - Snellville, GA	05/25/04	08/30/04	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	03/10/04	08/30/04	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	05/25/04	09/02/04	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	06/30/04	09/08/04	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	03/10/04	09/09/04	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	06/30/04	09/10/04	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box - Santa Ana, CA	06/30/04	09/17/04	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes - Fort Myers, FL	03/10/04	09/17/04	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	03/10/04	09/22/04	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	06/30/04	09/24/04	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	06/30/04	09/28/04	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	06/30/04	09/28/04	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	06/30/04	09/28/04	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	06/30/04	09/29/04	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	06/28/04	09/30/04	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	06/30/04	09/30/04	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box - Campbell, CA	06/30/04	10/05/04	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box - Castro Valley, CA	06/30/04	10/22/04	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	06/30/04	10/27/04	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	06/30/04	10/29/04	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	05/25/04	11/04/04	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	05/25/04	11/04/04	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	06/30/04	11/08/04	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	07/22/04	11/08/04	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	06/30/04	11/10/04	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - |Hillsboro, TX	07/22/04	11/18/04	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - |Dallas, TX	09/30/04	11/24/04	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	05/25/04	11/29/04	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	06/30/04	12/10/04	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956
Applebee’s - Gaffney, SC	06/28/04	12/15/04	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	03/10/04	12/17/04	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	05/25/04	12/22/04	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	09/30/04	12/30/04	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Capital, LP (24):
Applebee’s - Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli’s - Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli’s - Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—
CFD Holdings, LLC:
Denny’s - Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny’s - Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny’s - Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823
CFD Holdings II, LLC:
Fazoli’s - Oregon, OH (25)	05/08/03	06/24/04	383,988	—	—	—	383,988	—	740,459	740,459	27,852
CNL Funding 2001-4, LP:
Burger King - Boynton Beach, FL (25)	07/21/03	03/12/04	999,217	—	—	—	999,217	—	709,380.	709,380	28,932
Burger King - West Palm Beach, FL (25)	07/21/03	06/23/04	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL (25)	05/05/03	08/31/04	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3)	Reserved for future use.
(4)	Reserved for future use.
(5)	Cash received net of closing costs includes $147,750 of lease termination income.
(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale
(9)	This property was being constructed and as sold prior to completion of construction.

Past performance is not necessarily indicative of future performance.

(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.
(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.
(12)	Reserved for future use.
(13)	Reserved for future use.
(14)	Reserved for future use.
(15)	Reserved for future use.
(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.
(17)	Reserved for future use.
(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.
(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20)	Reserved for future use.
(21)	Reserved for future use.
(22)	Reserved for future use.
(23)	Reserved for future use.
(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.
(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.
(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.
(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.
(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.
(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.
(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.
(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.
(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.
(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.
(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

Past performance is not necessarily indicative of future performance.

(38)	Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.
(39)	CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.
(40)	CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.
(41)	The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.
(42)	The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.
(43)	The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.

APPENDIX C

SUBSCRIPTION AGREEMENT

Subscription Agreement

CNL RETIREMENT PROPERTIES, INC.

1.	INVESTMENT

This is an (check one):	☐ Initial Investment	☐Additional Investment in this offering

Make Investment Check Payable to: SouthTrust Bank, Escrow Agent

The minimum initial subscription is 500 Shares ($5,000). This subscription is in the amount of (select one):

$ ($10.00 per Share) for the purchase of Shares -OR-
(See the Prospectus for Shares sold subject to volume discounts/Acquisition Fee discounts)
$ (for Shares sold net of commissions and marketing support fees) for the purchase of Shares.

2.	FORM OF OWNERSHIP

(Select only one)

☐ IRA

☐ TRADITIONAL	☐ INDIVIDUAL ☐ INDIVIDUAL WITH TOD

☐ SEP/IRA	☐ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)

☐ ROTH IRA	☐ HUSBAND AND WIFE AS COMMUNITY PROPERTY

☐ KEOGH (H.R. 10)	(two signatures required)

☐ PENSION OR PROFIT SHARING PLAN	☐ A MARRIED PERSON SEPARATE PROPERTY (one signature required)

☐ TRUST	☐ TENANTS IN COMMON (all parties must sign)

☐ TAXABLE

☐ TAX EXEMPT	☐ CUSTODIAN FOR

☐ CHARITABLE REMAINDER TRUST	Under the ☐ UGMA of the State of

☐ NON-PROFIT ORGANIZATION	☐ UTMA of the State of

☐ CORPORATION

☐ PARTNERSHIP

3.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Tax ID Numbers. Complete the Investor Mailing Address to receive informational mailings.

1st Registration Name -OR- Custodian, If IRA / qualified plan	Social Security Number –OR– Tax ID Number

2nd Registration Name -OR- Investor, If IRA / qualified plan	Social Security Number

Address -OR- Custodian’s Address, If IRA / qualified plan	Custodian Account Number

City/State/Zip	Custodian Phone Number

Investor Mailing Address	Investor E-mail Address

City/State/Zip	Investor Daytime Phone Number

☐	Check this box if you are subject to backup withholding

Non U.S. citizen investors should contact CNL Client Services at (866) 650 - 0650 prior to submitting this Subscription Agreement.

4.	DISTRIBUTIONS

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.

a.	☐ SEND DISTRIBUTIONS TO THE ADDRESS SHOWN IN SECTION 3
b.	☐ REINVESTMENT PLAN (see Prospectus for more details)
c.	☐ DIRECT DEPOSIT (Non-Custodian Investors Only)

I authorize CNL Investment Company or its Agent (collectively, “CNL”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution
Address
City/State/Zip

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings	☐ Brokerage or other

Account Number		ABA Routing Number

5.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct Tax ID Number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified it that it is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received, read and understand the Prospectus for CNL Retirement Properties, Inc.
		Initials	Initials
(b)	I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards and How to Subscribe.”
		Initials	Initials

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6.	BROKER/INVESTMENT ADVISER INFORMATION

The Financial Advisor (“FA”), Registered Representative or Registered Investment Adviser (“RIA”) must sign below for investment to be accepted. FA, Registered Representative or RIA hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Participating Broker/Dealer (“B/D”) or RIA Firm Name

☐ Check if employed by new B/D or RIA since last sale of CNL Shares.

FA, Registered Representative or RIA Name

Advisor Mailing Address	☐ Check if updated address

City/State/Zip

Advisor Number	Telephone Number

E-mail Address	Fax Number

☐         Telephonic Subscription (Please refer to the Prospectus for details. Note, some states do not allow telephonic subscriptions.)

☐         Check if above investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

☐         RIA: All sales of securities must be made through a B/D. Attach an NOC affirmation letter, completed and signed by the B/D that states that the RIA is associated with the B/D signing the NOC affirmation letter, the RIA has a current advisory agreement with the investor identified on this subscription agreement, the RIA has advised the investor to purchase these Shares and the investor is permitted to invest NOC.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

I understand this Subscription Agreement is for CNL Retirement Properties, Inc.

X			X
	Financial Advisor Signature -OR-, if “RIA Box” is checked above, signature of the RIA	Date		Branch Manager Signature (If required by B/D) -OR-, if “RIA Box” is checked above, signature of B/D Authorized Representative	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the Prospectus in its entirety for a complete explanation of an investment in the Company. Each subscription will be accepted or rejected by CNL Retirement Properties, Inc. within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus.

Return to: CNL Investor Administration ■ PO Box 1033 ■ Orlando, FL ■ 32802-1033

Overnight Delivery: CNL Investor Administration ■ 450 South Orange Avenue ■ Orlando, FL ■ 32801

CNL Client Services: tel (407) 650-1000 ■ toll-free (866) 650-0650 ■ fax (407) 650-1231

For Office Use Only*****
Sub.#	Admit Date	Amount Paid
Check #	Investment Amount		Rev. 03/05

APPENDIX D

STATEMENT OF ESTIMATED

TAXABLE OPERATING RESULTS

BEFORE DIVIDENDS PAID DEDUCTION

CNL RETIREMENT PROPERTIES, INC.

STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS

BEFORE DIVIDENDS PAID DEDUCTION

OF PROPERTIES ACQUIRED FROM INCEPTION

THROUGH FEBRUARY 28, 2005

For the Year Ended December 31, 2004 (Unaudited)

The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had acquired as of February 28, 2005. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2004 and (ii) and been operational during the period January 1, 2004 through December 31, 2004. The schedule should be read in light of the accompanying footnotes.

These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

Medical Office Portfolio One Properties (1) (2)
Estimated Taxable Operating Results Before Dividends Paid Deduction:
Rental Income	$26,952,000
Expense Recoveries (3)	4,590,000
Other Property Revenues	524,000
Property Operating Expenses	(13,783,000)
Real Estate Taxes	(3,047,000)
Asset Management Fees (4)	(1,539,000)
Interest Expense (5) (6) (7) (8) (9)	(1,746,000)
General and Administrative Expenses	(1,026,000)

Estimated Cash Available from Operations	10,925,000
Depreciation and Amortization Expense (10) (11)	(6,850,000)

Estimated Taxable Operating Results Before Dividends Paid Deduction	$4,075,000

See Footnotes

FOOTNOTES:

(1)	The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as “Medical Office Portfolio One Properties.”
(2)	The majority of the medical office buildings are leased on a “gross” basis for five to ten years. Under a “gross” lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 330 tenants and the buildings are managed by nine regional third-party property managers.

D-1

(3)	Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.
(4)	The Properties are managed pursuant to an advisory agreement between the Company and the Advisor, pursuant to which the Advisor receives monthly asset management fees in an amount equal to .05% of the Company’s Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See “Management Compensation.”
(5)	In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed $10.0 million in existing debt, comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. The Company has incurred $48,000 in loan costs which are amortized using the effective interest method over the term of the loans.
(6)	In connection with the purchase of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt, comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, require interest only payments through August 2004 and thereafter require principal and interest payments through maturity. The remaining five loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. The Company has incurred $350,000 in loan costs which are amortized using the effective interest method over the term of the loans.
(7)	In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. The Company has incurred $42,000 in loan costs which are amortized using the effective interest method over the term of the loan.
(8)	In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.87% and requires principal and interest payments until maturity on January 1, 2013. The Company has incurred $85,000 in loan costs which are amortized using the effective interest method over the term of the loan.
(9)	In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. The Company has incurred $53,000 in loan costs which are amortized using the effective interest method over the term of the loan.
(10)	The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $193,472,000 for buildings, $26,102,000 for tenant improvements and $4,768,000 for site improvements. Buildings and tenant improvements are depreciated using the straight-line method over 39 years and site improvements are depreciated using the straight-line method over 15 years.
(11)	Customer relationships totaling $6,257,000 are amortized under the straight-line method over the remaining weighted average lease term.

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements are included in this Prospectus Supplement dated December 14, 2005.

(1)	Pro Forma Consolidated Balance Sheet as of September 30, 2005

(2)	Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2005

(3)	Pro Forma Consolidated Statement of Income for the year ended December 31, 2004

(4)	Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2005 and the year ended December 31, 2004

(5)	Unaudited Condensed Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004

(6)	Unaudited Condensed Consolidated Statements of Income for the quarters and nine months ended September 30, 2005 and 2004

(7)	Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2005 and the year ended December 31, 2004

(8)	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2004

(9)	Notes to Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 2005 and 2004

(10)	Report of Independent Registered Certified Public Accounting Firm for CNL Retirement Properties, Inc.

(11)	Management’s Report on Internal Control Over Financial Reporting

(12)	Consolidated Balance Sheets as of December 31, 2004 and 2003

(13)	Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002

(14)	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2004, 2003 and 2002

(15)	Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

(16)	Notes to Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002

(17)	Schedule II - Valuation and Qualifying Accounts for the years ended December 31, 2004, 2003 and 2002

(18)	Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

(19)	Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

Other Financial Statements:

The following other financial information is included in this Prospectus Supplement.

Sunrise Senior Living, Inc.

(20)	Summarized financial information presented for Sunrise Senior Living, Inc. as of September 30, 2005, December 31, 2004 and December 31, 2003, and the nine months ended September 30, 2005, and the years ended December 31, 2004, December 31, 2003 and December 31, 2002

The following financial statements are included in the Prospectus.

(21)	Pro Forma Consolidated Balance Sheet as of December 31, 2004

(22)	Pro Forma Consolidated Statement of Income for the year ended December 31, 2004

(23)	Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2004

(24)	Report of Independent Registered Certified Public Accounting Firm for CNL Retirement Properties, Inc.

(25)	Management’s Report on Internal Control Over Financial Reporting

(26)	Consolidated Balance Sheets as of December 31, 2004 and 2003

(27)	Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002

(28)	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2004, 2003 and 2002

(29)	Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

(30)	Notes to Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002

(31)	Schedule II - Valuation and Qualifying Accounts for the years ended December 31, 2004, 2003 and 2002

(32)	Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

(33)	Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2004

Other Financial Statements:

The following other financial information is included in the Prospectus.

Sunrise Senior Living, Inc.

(34)	Summarized financial information presented for Sunrise Senior Living, Inc. as of September 30, 2004, December 31, 2003 and 2002, and the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001

The following other financial statements are included in the Prospectus.

Horizon Bay Senior Communities Twenty Communities

(35)	Report of Independent Certified Public Accountants

(36)	Combined Balance Sheets as of December 31, 2003 and 2002

(37)	Combined Statements of Operations for the year ended December 31, 2003, 2002 and 2001

(38)	Combined Statements of Changes in Equity for the year ended December 31, 2003, 2002 and 2001

(39)	Combined Statements of Cash Flows for the year ended December 31, 2003, 2002 and 2001

(40)	Notes to Combined Financial Statements

Medical Office Properties Twenty-Two Properties

(41)	Report of Independent Registered Public Accounting Firm

(42)	Combined Statement of Certain Revenues and Certain Expenses for the three months ended March 31, 2004 (unaudited)

(43)	Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003

(44)	Notes to Combined Statement of Certain Revenues and Certain Expenses

All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits:

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

3.1	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

3.2	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.4	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

3.5	Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004 (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

3.6	Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.1	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

4.2	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.4	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.5	Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004 (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

4.6	Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.7	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.2	Advisory Agreement (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

10.3	Renewal Agreement dated as of May 2, 2005 between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Report on Form 8-K filed May 6, 2005 and incorporated herein by reference.)

10.4	First Amendment to Renewal Agreement dated as of July 13, 2005, between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.3 to the Registrant’s Report on Form 8-K filed July 15, 2005 and incorporated herein by reference.)

10.5	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.9	Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.10	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.11	Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated July 15, 2002, and Marcel Verbaas dated April 19, 2004. (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.12	Indemnification Agreement between CNL Retirement Properties, Inc. and Clark Hettinga effective as of December 31, 2004. Lynn Gutierrez has signed a substantially similar agreement effective as of May 13, 2005. (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed June 14, 2005 and incorporated herein by reference.)

10.13	Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.14	Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.15	Amended and Restated Credit Agreement dated as of August 23, 2005 among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation as Co-Syndication Agents, Wachovia Bank, National Association and Key Bank National Association, as Co- Documentation Agents and the other lenders party hereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (Previously filed as Exhibit 10.2 to the Registrant’s Report on Form 8-K filed August 29, 2005 and incorporated herein by reference.)

10.16	Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.17	First Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated

Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.18	Second Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.19	Third Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.65 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.20	Fourth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.21	Fifth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.22	Sixth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.23	Seventh Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.24	Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.70 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.25	First Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.71 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.26	Second Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.72 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.27	Third Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.73 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.28	Fourth Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.74 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.29	Purchase and Sale Agreement by and between CNL Retirement Properties, Inc., as Purchaser, Medical Office Properties, Inc., as parent of the Sellers, and the Property Owners of the Medical Office Properties, Inc. Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004 (Previously filed as Exhibit 10.75 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Previously filed as Exhibit 21 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinion previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004, and in its opinion previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on From S-11 filed March 14, 2005 and incorporated herein by reference.)

23.3	Consent of Ernst & Young LLP, Independent Auditors, dated December 13, 2005 (Filed herewith.)

23.4	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005 (Filed herewith.)

24	Power of Attorney (Filed herewith.)

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by our Affiliates through December 31, 2004. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	CNL Income Fund, Ltd.	CNL Income Fund II, Ltd.	CNL Income Fund III, Ltd.	CNL Income Fund IV, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, AZ, CA, FL, GA, LA, MD, OK, PA, TX, VA, WA	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	22 units 80,314 s/f	50 units 190,753 s/f	40 units 170,944 s/f	47 units 166,494 s/f
Dates of purchase	2/18/86 - 12/31/97	2/11/87 - 11/18/99	2/11/87 -10/25/99	10/30/87 -1/19/99
Cash down payment (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526
Contract purchase price plus acquisition fee	$13,361,435	$27,266,696	$24,891,350	$28,541,500
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	73,702	150,416	108,681	102,026

Total acquisition cost (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526

Note 1:	This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hotels & Resorts, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties. With respect to CNL Income Properties, Inc., this amount represents total cash paid for its investment in unconsolidated entities.

Note 2:	The partnership owns interests in one or more joint ventures or tenants-in-common with affiliates, that own restaurant properties. The dollar amounts included in the table reflect the partnership’s percentage ownership in the joint ventures or tenants-in-common.

Note 3:	The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 4:	As of December 31, 2004, the 132 operating hotels owned by CNL Hotels & Resorts, Inc. and its unconsolidated subsidiaries had approximately 32,000 rooms.

Note 5:	CNL Income Properties, Inc. formed an operating partnership to acquire and hold its interests in properties and unconsolidated entities. CNL Income Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership. As of December 31, 2004, CNL Income Properties, Inc. had invested in unconsolidated entities that own destination retail properties at seven resort villages.

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund V, Ltd.	CNL Income Fund VI, Ltd.	CNL Income Fund VII, Ltd.	CNL Income Fund VIII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	AZ, CO, FL, IL, IN, LA, MI, MN, NC, NY, OH, OR, TN, TX, VA, WI
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	36 units 149,519 s/f	67 units 272,158 s/f	59 units 235,628 s/f	55 units 244,702 s/f
Dates of purchase	2/6/89 - 12/14/99	5/1/87 - 11/7/03	1/5/90 - 9/25/02	4/30/90 - 9/25/02
Cash down payment (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720
Contract purchase price plus acquisition fee	$26,077,897	$49,674,318	$36,488,276	$41,206,994
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	381,872	520,509	666,682	532,726

Total acquisition cost (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund IX, Ltd.	CNL Income Fund X, Ltd.	CNL Income Fund XI, Ltd.	CNL Income Fund XII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, CA, CO, FL, GA, IL, IN, LA, MD, MI, MN, MS, NC, NH, NY, OH, SC, TN, TX	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	55 units 242,175 s/f	60 units 259,222 s/f	50 units 214,924 s/f	58 units 244,910 s/f
Dates of purchase	8/31/90 – 9/25/02	11/5/91 – 11/7/03	5/18/92 – 12/23/03	10/16/92 – 9/25/02
Cash down payment (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814
Contract purchase price plus acquisition fee	$40,776,871	$43,381,008	$43,314,331	$49,044,383
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	742,361	702,498	595,445	497,431

Total acquisition cost (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund XIII, Ltd.	CNL Income Fund XIV, Ltd.	CNL Income Fund XV, Ltd.	CNL Income Fund XVI, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	54 units 190,534 s/f	72 units 233,819 s/f	63 units 222,926 s/f	56 units 221,917 s/f
Dates of purchase	5/18/93 – 11/7/03	9/27/93 – 11/7/03	4/28/94 – 11/7/03	10/21/94 –12/23/03
Cash down payment (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424
Contract purchase price plus acquisition fee	$38,924,854	$49,486,052	$44,809,998	$48,695,961
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	368,126	426,381	390,290	389,463

Total acquisition cost (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Restaurant Properties, Inc.	CNL Income Fund XVII, Ltd.	CNL Income Fund XVIII, Ltd.	CNL Hotels & Resorts, Inc.
	(Note 3)	(Note 2)	(Note 2)	(Note 3)
Locations	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA
Type of property	Restaurants	Restaurants	Restaurants	Hotels & Resorts
Gross leasable space (sq. ft.) or number of units and total square feet of units	1,366 units 6,047,663 s/f	39 units 165,544 s/f	30 units 152,527 s/f	Note 4
Dates of purchase	6/30/95 – 12/31/04	12/20/95 – 9/25/02	12/27/96 – 6/26/02	7/31/98 – 12/31/04
Cash down payment (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,566,078,000
Contract purchase price plus acquisition fee	$1,465,249,177	$34,635,251	$35,270,361	$6,704,072,000
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	2,148,165	66,464	106,987	98,043,000

Total acquisition cost (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,802,115,000

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

CNL Income Properties, Inc.
(Note 5)

Locations	CA, CO, FL, VT, WV, CANADA

Type of property	Destination Retail

Gross leasable space (sq. ft.) or number of units and total square feet of units	199 tenant units 407,862 s/f

Dates of purchase	12/03/04 –12/16/04

Cash down payment (Note 1)	$41,920,301

Contract purchase price plus acquisition fee	$37,451,403

Other cash expenditures expensed	—

Other cash expenditures capitalized	$4,468,898

Total acquisition cost (Note 1)	$41,920,301

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Seven to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 13, 2005.

CNL RETIREMENT PROPERTIES, INC. (Registrant)

By:	/s/ Stuart J. Beebe
Stuart J. Beebe
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Seven to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	December 13, 2005

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board and Treasurer	December 13, 2005

/s/ Stuart J. Beebe Stuart J. Beebe	Chief Executive Officer and President (Principal Executive Officer)	December 13, 2005

/s/ Clark Hettinga Clark Hettinga	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	December 13, 2005

/s/ David W. Dunbar David W. Dunbar	Independent Director	December 13, 2005

/s/ James W. Duncan, Jr. James W. Duncan, Jr.	Independent Director	December 13, 2005

/s/ Edward A. Moses Edward A. Moses	Independent Director	December 13, 2005

EXHIBIT INDEX

Exhibit		Page

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

3.1	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

3.2	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

3.4	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

3.5	Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004 (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

3.6	Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.1	Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

4.2	CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit 3.2 to the Registrant’s Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3	Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

4.4	Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

4.5	Articles of Amendment of CNL Retirement Properties, Inc. dated July 19, 2004 (Previously filed as Exhibit 3.5 to the Registrant’s Form 10-Q filed August 6, 2004 and incorporated herein by reference.)

4.6	Amendment No. 3 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed April 22, 2005 and incorporated herein by reference.)

4.7	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

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8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.2	Advisory Agreement (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

10.3	Renewal Agreement dated as of May 2, 2005 between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Report on Form 8-K filed May 6, 2005 and incorporated herein by reference.)

10.4	First Amendment to Renewal Agreement dated as of July 13, 2005, between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.3 to the Registrant’s Report on Form 8-K filed July 15, 2005 and incorporated herein by reference.)

10.5	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.8	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.9	Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.10	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.11	Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated July 15, 2002, and Marcel Verbaas dated April 19, 2004. (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.12	Indemnification Agreement between CNL Retirement Properties, Inc. and Clark Hettinga effective as of December 31, 2004. Lynn Gutierrez has signed a substantially similar agreement effective as of May 13, 2005. (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed June 14, 2005 and incorporated herein by reference.)

10.13	Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

10.14	Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.15	Amended and Restated Credit Agreement dated as of August 23, 2005 among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation as Co-Syndication Agents, Wachovia Bank, National Association and Key Bank National Association, as Co- Documentation Agents and the other lenders party hereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (Previously filed as Exhibit 10.2 to the Registrant’s Report on Form 8-K filed August 29, 2005 and incorporated herein by reference.)

10.16	Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.17	First Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.18	Second Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.19	Third Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.65 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.20	Fourth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership,

Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.21	Fifth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.22	Sixth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.23	Seventh Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.24	Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.70 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.25	First Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.71 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.26	Second Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.72 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.27	Third Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.73 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.28	Fourth Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.74 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.29	Purchase and Sale Agreement by and between CNL Retirement Properties, Inc., as Purchaser, Medical Office Properties, Inc., as parent of the Sellers, and the Property Owners of the Medical Office Properties, Inc. Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004 (Previously filed as Exhibit 10.75 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 14, 2004 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Previously filed as Exhibit 21 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinion previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed March 23, 2004, and in its opinion previously filed as Exhibit 8 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 14, 2005 and incorporated herein by reference.)

23.3	Consent of Ernst & Young LLP, Independent Auditors, dated December 13, 2005 (Filed herewith.)

23.4	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated December 13, 2005 (Filed herewith.)

24	Power of Attorney (Filed herewith.)

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